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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RITE AID CORPORATION
(Name of Registrant as Specified In Its Charter)
N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Common stock, par value $1.00 per share, of Rite Aid Corporation ("Common Stock").
	(2)	Aggregate number of securities to which transaction applies: 1,096,139,520 shares of Common Stock as of November 19, 2015, which consists of:

(A) 1,046,467,182 shares of Common Stock outstanding; (B) 39,759,499 shares of Common Stock issuable upon the exercise of options granted pursuant to the 2004 omnibus equity plan, 2006 omnibus equity plan, 2010 omnibus equity plan, 2012 omnibus equity plan and 2014 omnibus equity plan, as well as any other plans or agreements to which Rite Aid has granted equity awards; (C) 5,178,792 shares of restricted Common Stock subject to vesting conditions granted pursuant to the above Rite Aid plans; (D) 4,633,930 shares of restricted Common Stock issuable upon vesting and settlements of performance-vesting restricted units granted pursuant to the above Rite Aid plans; and (E) 100,117 time-vesting restricted stock units granted pursuant to the above Rite Aid plans.
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
Solely for the purposes of calculating the filing fee, the maximum aggregate value was determined based upon the sum of:

(A) 1,046,467,182 shares of Common Stock outstanding, multiplied by $9.00 per share, (B) 39,759,499 shares of Common Stock issuable upon the exercise of options granted pursuant to the 2004 omnibus equity plan, 2006 omnibus equity plan, 2010 omnibus equity plan, 2012 omnibus equity plan and 2014 omnibus equity plan, as well as any other plans or agreements to which Rite Aid has granted equity awards, multiplied by $6.297, which is the excess of $9.00 over $2.703, which is the weighted average exercise price of such options, (C) 5,178,792 shares of restricted Common Stock subject to vesting conditions granted pursuant to the above Rite Aid plans, multiplied by $9.00 per share, (D) 4,633,930 shares of restricted Common Stock issuable upon vesting and settlements of performance-vesting restricted units granted pursuant to the above Rite Aid plans, multiplied by $9.00 per share and (E) 100,117 time-vesting restricted stock units granted pursuant to the above Rite Aid plans, multiplied by $9.00 per share. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying the sum (9,757,785,754.20) calculated in the preceding sentence by 0.0001007.
	(4)	Proposed maximum aggregate value of transaction: $9,757,785,754.20
	(5)	Total fee paid: $982,609.03
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED NOVEMBER 23, 2015

[    •    ], 2015

Dear Stockholder:

        You are cordially invited to attend a special meeting of stockholders of Rite Aid Corporation, which we refer to as Rite Aid, to be held on [    •    ], 201[    •    ], at [    •    ], at [    •    ], [    •    ] time.

        At the special meeting, you will be asked to consider and vote upon a proposal to adopt the Agreement and Plan of Merger, dated as of October 27, 2015, which we refer to as the merger agreement, among Walgreens Boots Alliance, Inc., which we refer to as WBA, Victoria Merger Sub, Inc., which we refer to as Merger Sub and which is a wholly owned direct subsidiary of WBA, and Rite Aid. Pursuant to the terms of the merger agreement, Merger Sub will merge with and into Rite Aid, with Rite Aid surviving the merger as a wholly owned direct subsidiary of WBA. You also will be asked to consider and vote on a non-binding advisory proposal to approve compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger and a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

        If the merger is completed, you will be entitled to receive $9.00 in cash, without interest, for each share of our common stock you own (unless you have properly exercised your appraisal rights with respect to such shares), which represents a premium of (i) approximately 48% to Rite Aid's closing stock price on October 26, 2015, the last trading day prior to the date on which public announcement of the execution of the merger agreement was made, and (ii) approximately 44% to the volume weighted average share price of our common stock during the thirty (30) days ended October 26, 2015.

        Rite Aid's Board of Directors, after considering the reasons more fully described in this proxy statement, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Rite Aid and its stockholders, and adopted, approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board of Directors recommends that you vote (i) "FOR" the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

        The enclosed proxy statement provides detailed information about the special meeting, the merger agreement and the merger. A copy of the merger agreement is attached as Annex A to the proxy statement. The proxy statement also describes the actions and determinations of our Board of Directors in connection with its evaluation of the merger agreement and the merger. We encourage you to read the proxy statement and its annexes, including the merger agreement, carefully and in their entirety. You may also obtain more information about Rite Aid from documents we file with the Securities and Exchange Commission from time to time.

        Whether or not you plan to attend the special meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or grant your proxy electronically over the Internet or by telephone. If you attend the special meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in "street name," you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you will receive from your broker, bank or other nominee.

        Your vote is very important, regardless of the number of shares that you own. We cannot complete the merger unless the proposal to adopt the merger agreement is approved by the affirmative vote of the holders of a majority of the outstanding shares of our common stock. The failure of any stockholder to vote in person by ballot at the special meeting, to submit a signed proxy card or to grant a proxy electronically over the Internet or by telephone will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

        If you have any questions or need assistance voting your shares of our common stock, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling (877) 717-3929 toll-free.

        On behalf of our Board of Directors, I thank you for your support and appreciate your consideration of this matter.

Sincerely,

John T. Standley Chief Executive Officer and Chairman of the Board of Directors

        Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

        The accompanying proxy statement is dated [    •    ], 2015 and, together with the enclosed form of proxy card, is first being mailed to stockholders of Rite Aid on or about [    •    ], 2015.

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED NOVEMBER 23, 2015

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
YOUR VOTE IS VERY IMPORTANT. PLEASE VOTE YOUR SHARES PROMPTLY.

        Notice is hereby given that a special meeting of stockholders of Rite Aid Corporation, a Delaware corporation, which we refer to as Rite Aid, will be held on [    •    ], 201[    •    ], at [    •    ], at [    •    ], [    •    ] time for the following purposes:

          1.     To consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of October 27, 2015, which we refer to as the merger agreement, among Walgreens Boots Alliance, Inc., which we refer to as WBA, Victoria Merger Sub, Inc., which we refer to as Merger Sub and which is a wholly owned direct subsidiary of WBA, and Rite Aid, as it may be amended from time to time (a copy of the merger agreement is attached as Annex A to the proxy statement accompanying this notice);

          2.     To consider and vote on the proposal to approve, by means of a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger contemplated by the merger agreement;

          3.     To consider and vote on the proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting; and

          4.     To transact any other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required to approve the proposal to adopt the merger agreement. The affirmative vote of a majority of the shares of Rite Aid common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon is required to approve the proposal to approve one or more adjournments of the special meeting. The affirmative vote of a majority of the shares of Rite Aid common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon is required to approve the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger. The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, but will not have any effect on the adjournment proposal or the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, but will not have any effect on the adjournment proposal or the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable to Rite Aid's named executive officers in connection with the merger. Abstentions will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement, the adjournment proposal and the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger.

        Only stockholders of record as of the close of business on [    •    ], 2015 are entitled to notice of the special meeting and to vote at the special meeting or at any adjournment or postponement thereof.

A list of stockholders entitled to vote at the special meeting will be available in our offices located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011 during regular business hours for a period of at least ten (10) days before the special meeting and at the place of the special meeting during the meeting.

        Stockholders who do not vote in favor of the proposal to adopt the merger agreement will have the right to seek appraisal of the fair value of their shares of Rite Aid common stock if they deliver a demand for appraisal before the vote is taken on the merger agreement and comply with all applicable requirements under Delaware law, which are summarized herein and reproduced in their entirety in Annex C to the accompanying proxy statement.

        The Board of Directors recommends that you vote (i) "FOR" the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

By Order of the Board of Directors,

James J. Comitale Secretary

Dated: [    •    ], 2015

YOUR VOTE IS IMPORTANT

        WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING IN PERSON, WE ENCOURAGE YOU TO SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE (1) BY TELEPHONE, (2) THROUGH THE INTERNET OR (3) BY MARKING, SIGNING AND DATING THE ENCLOSED PROXY CARD AND RETURNING IT IN THE POSTAGE-PAID ENVELOPE PROVIDED. You may revoke your proxy or change your vote at any time before the special meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction card furnished to you by such broker, bank or other nominee, which is considered the stockholder of record, in order to vote. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee cannot vote on any of the proposals, including the proposal to adopt the merger agreement, without your instructions.

        If you fail to return your proxy card, to grant your proxy electronically over the Internet or by telephone, or to vote by ballot in person at the special meeting, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. If you are a stockholder of record, voting in person by ballot at the special meeting will revoke any proxy that you previously submitted. If you hold your shares through a broker, bank or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote in person at the special meeting.

        We encourage you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and annexes to the accompanying proxy statement, carefully and in their entirety. If you have any questions concerning the merger, the special meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Toll Free: (877) 717-3929
Banks & Brokers may call collect: (212) 750-5833

i

ii

SUMMARY

        This summary highlights selected information from this proxy statement related to the merger of Merger Sub with and into Rite Aid with Rite Aid surviving as a wholly owned direct subsidiary of WBA, which transaction we refer to as the merger. This summary may not contain all of the information that is important to you. To understand the merger more fully and for a more complete description of the legal terms of the merger, you should read carefully this entire proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents incorporated by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 114. The merger agreement is attached as Annex A to this proxy statement.

        Except as otherwise specifically noted in this proxy statement or as the context otherwise requires, "Rite Aid," or "we," "our," "us" and similar words in this proxy statement refer to Rite Aid Corporation including, in certain cases, its subsidiaries. Throughout this proxy statement we refer to Walgreens Boots Alliance, Inc. as WBA and to Victoria Merger Sub, Inc. as Merger Sub. In addition, throughout this proxy statement we refer to the Agreement and Plan of Merger, dated as of October 27, 2015, as it may be amended from time to time, among WBA, Merger Sub and Rite Aid, as the merger agreement.

Parties Involved in the Merger (page 30)

Rite Aid Corporation

        Rite Aid is a leading retail drugstore chain in the United States. As of October 24, 2015, Rite Aid operated 4,561 stores in 31 states across the country and in the District of Columbia.

        Rite Aid sells prescription drugs and a wide assortment of other merchandise, which Rite Aid calls "front-end" products. Front-end products include over-the-counter medications, health and beauty aids, personal care items, cosmetics, household items, food and beverages, greeting cards, seasonal merchandise and numerous other everyday and convenience products.

        On June 24, 2015, we completed our acquisition of Envision Topco Holdings, LLC which we refer to as EnvisionRx, pursuant to the terms of that certain Agreement and Plan of Merger, dated as of February 10, 2015, by and among Rite Aid, Eagle Merger Sub 1 LLC, Eagle Merger Sub 2 LLC, TPG VI Envision BL, LLC, Envision Topco Holdings, LLC and Shareholder Representative Services LLC, in its capacity as sellers' representative, which we refer to as the EnvisionRx Agreement. EnvisionRx is a full-service pharmacy services provider. EnvisionRx provides both transparent and traditional pharmacy benefit manager options through its EnvisionRx and MedTrak pharmacy benefit managers, respectively. EnvisionRx also offers fully integrated mail-order and specialty pharmacy services through Orchard Pharmaceutical Services; access to a leading cash pay infertility discount drug program via Design Rx; an innovative claims adjudication software platform in Laker Software; and a national Medicare Part D prescription drug plan through Envision Insurance Company's EnvisionRx Plus Silver product for the low income auto-assign market and its Clear Choice product for the chooser market. EnvisionRx operates as our 100 percent owned subsidiary.

        Rite Aid was incorporated in Delaware on April 15, 1968. Rite Aid's common stock is currently listed on the New York Stock Exchange, which we refer to as the NYSE, under the symbol "RAD."

Walgreens Boots Alliance, Inc.

        WBA is the first global, pharmacy-led health and wellbeing enterprise with net sales of $103.4 billion in the fiscal year ended August 31, 2015. Together with its equity method investments, WBA employs more than 370,000 people and has over 13,100 stores in 11 countries and a pharmaceutical wholesale and a distribution network that includes over 350 distribution centers delivering to more than 200,000 pharmacies, doctors, health centers and hospitals each year.

        WBA's portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, such as No7, Botanics, Liz Earle and Soap & Glory.

        WBA was created through the combination of Walgreen Co. and Alliance Boots GmbH in December 2014. WBA was incorporated in Delaware in 2014 and is the successor of Walgreen Co., an Illinois corporation, which was formed in 1909 as a successor to a business founded in 1901. Its principal executive offices are located at 108 Wilmot Road, Deerfield, Illinois 60015. WBA's common stock trades on the NASDAQ Stock Market under the symbol "WBA."

Victoria Merger Sub, Inc.

        Merger Sub is a Delaware corporation and a wholly owned subsidiary of WBA, formed on October 23, 2015 for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist.

Certain Effects of the Merger on Rite Aid (page 31)

        Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Rite Aid, with Rite Aid continuing as the Surviving Corporation and a wholly owned direct subsidiary of WBA. Throughout this proxy statement, we use the term Surviving Corporation to refer to Rite Aid as the surviving corporation following the merger. If the merger is completed, you will not own any shares of the capital stock of the Surviving Corporation, and instead will only be entitled to receive the merger consideration, as described under "Proposal 1: Adoption of the Merger Agreement—Merger Consideration" beginning on page 86.

Effect on Rite Aid if the Merger is Not Completed (page 31)

        If the merger agreement is not adopted by Rite Aid stockholders or if the merger is not completed for any other reason, Rite Aid stockholders will not receive any payment for their shares of common stock. Instead, Rite Aid will remain a public company, Rite Aid's common stock will continue to be listed and traded on the NYSE and registered under the Securities Exchange Act of 1934, which we refer to as the Exchange Act, and Rite Aid will continue to file periodic reports with the SEC.

        Under certain specified circumstances, Rite Aid will be required to reimburse certain of WBA's expenses incurred in respect of the transactions contemplated by the merger agreement, will be required to pay WBA a termination fee upon the termination of the merger agreement or will be entitled to receive a termination fee from WBA, as described under "Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—Termination Fees" beginning on page 106 and "Proposal 1: Adoption of the Merger Agreement—Expense Reimbursement" beginning on page 107.

Merger Consideration (page 32)

        At the time at which the merger will become effective, which we refer to as the effective time of the merger, each share of Rite Aid common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned by (i) WBA, Merger Sub or Rite Aid (which will be cancelled), (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law, or (iii) any direct or indirect wholly owned subsidiary of Rite Aid or WBA; collectively we refer to all such shares in this proxy statement as excluded shares) will be converted into the right to receive $9.00 per share in cash, without interest and less any applicable withholding taxes, which we refer to as the per share merger consideration, and will cease to be outstanding, will automatically be cancelled and will cease to exist, and each certificate that immediately prior to the effective time of the merger represented any of the shares of Rite Aid common stock (other than the excluded shares) or non-certificated shares held in book-entry form representing any such Rite Aid common stock will thereafter represent only the right to receive the per share merger consideration. As described under "Proposal 1: Adoption of the Merger Agreement—Exchange Procedures" beginning on page 87, at or prior to the effective time of the merger, WBA will deposit, or cause to be deposited, with a designated paying agent, a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary to pay the aggregate per share merger consideration.

        After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you no longer will have any rights as a Rite Aid stockholder as a result of the merger (except for the right to receive the per share merger consideration and except that stockholders who properly exercise and perfect their demand for right of appraisal will instead have the right to receive a payment for the "fair value" of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described under "The Merger—Appraisal Rights" beginning on page 75).

The Special Meeting (page 25)

Date, Time and Place

        The special meeting of our stockholders will be held on [    •    ], 201[    •    ] at the [    •    ] at [    •    ].

Purpose

        At the special meeting, we will ask our stockholders of record as of the close of business on [    •    ], 2015, which we refer to as the record date, to vote on proposals (i) to adopt the merger agreement, (ii) to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger, and (iii) to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote

        You are entitled to vote at the special meeting if you owned shares of our common stock on the record date. You will have one vote at the special meeting for each share of our common stock you owned at the close of business on the record date.

Quorum

        As of the record date, there were approximately [    •    ] shares of Rite Aid common stock outstanding and entitled to be voted at the special meeting. A quorum of stockholders is necessary to hold a special meeting. The holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, either present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, [    •    ] shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum.

Required Vote

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required to adopt the merger agreement. Approval of the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger requires the affirmative vote of a majority of the shares of Rite Aid common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon. Approval of the proposal to approve one or more adjournments of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of Rite Aid common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon.

Share Ownership of Rite Aid Directors and Executive Officers

        At the close of business on [    •    ], 2015, the record date, Rite Aid directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [    •    ] shares of Rite Aid common stock (excluding any shares of Rite Aid common stock that would be delivered upon exercise or conversion of stock options or other equity-based awards), which represented approximately [    •    ]% of the outstanding shares of Rite Aid common stock on that date. Our directors and executive officers have informed us that they currently intend to vote all of their shares of Rite Aid common stock (i) "FOR" the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.

Voting of Proxies

        Any Rite Aid stockholder of record entitled to vote at the special meeting may submit a proxy by returning a signed proxy card by mail or voting electronically over the Internet or by telephone, or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Rite Aid common stock in "street name" through a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of Rite Aid common stock using the instructions provided by your broker, bank or other nominee. Under applicable stock exchange rules, if you fail to instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee only has discretion to vote your shares on routine matters. Proposals 1, 2 and 3 in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you cast your vote or instruct your broker, bank or other nominee on how you wish to vote your shares.

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy, signing another proxy card with a later date and returning it to us prior to the special meeting or attending the special meeting and voting in person. If you hold your shares of common stock in "street name," you should contact your broker, bank or other nominee for instructions regarding how to change your vote.

Recommendation of Our Board of Directors and Reasons for the Merger (page 50)

        The Board of Directors, after considering various factors described herein, unanimously among directors present (with one director absent due to medical reasons) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Rite Aid and its stockholders, and approved, adopted and declared advisable the merger agreement and the transactions contemplated by the merger agreement.

        The Board of Directors unanimously among those directors that were present (with one director absent due to medical reasons) recommends that you vote (i) "FOR" the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger and

(iii) "FOR" the proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.

Opinion of Rite Aid's Financial Advisor (page 55)

        In connection with the merger, Rite Aid's financial advisor, Citigroup Global Markets Inc., which we refer to as Citi, delivered a written opinion, dated October 27, 2015, to the Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of Rite Aid common stock pursuant to the merger agreement. The full text of Citi's written opinion, dated October 27, 2015, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The description of Citi's opinion set forth below is qualified in its entirety by reference to the full text of Citi's opinion. Citi's opinion was provided for the information of the Board of Directors (in its capacity as such) in connection with its evaluation of the merger consideration from a financial point of view and did not address any other aspects or implications of the merger. Citi expressed no view as to, and its opinion does not address, the underlying business decision of Rite Aid to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Rite Aid or the effect of any other transaction in which Rite Aid might engage or consider. Citi's opinion is not intended to be and does not constitute a recommendation as to how any stockholder should vote or act on any matters relating to the merger or otherwise.

Financing of the Merger (page 74)

        WBA's obligation to complete the merger is not subject to the receipt of financing. Concurrently with the signing of the merger agreement, WBA entered into a bridge facility commitment letter, which we refer to as the Commitment Letter, dated October 27, 2015 and amended and restated as of November 19, 2015, with UBS Securities LLC, which we refer to as UBS Securities, and UBS AG, Stamford Branch, providing for a $12.8 billion fully-committed senior unsecured bridge loan facility (which may be increased by up to $2.0 billion at WBA's option at any time prior to the closing date of the merger, and which may be reduced as further described under "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger" beginning on page 50), which we refer to as the Facility, which Commitment Letter and the commitments contemplated thereby will terminate upon the first to occur of (a) the consummation of the merger with or without funding of the Facility, (b) the termination of the merger agreement in accordance with its terms, (c) the execution of a credit agreement documenting the Facility and (d) the date which is one (1) year following the date of the merger agreement (coinciding with the termination date with respect to the merger agreement), subject to an automatic three (3) month extension of the Commitment Letter and the commitments contemplated thereby in the event that the termination date with respect to the merger agreement is so extended in accordance with its terms. WBA currently expects (a) to finance the merger consideration and/or the refinancing of a portion of the indebtedness of Rite Aid and (b) to pay related fees and expenses with a combination of (i) the issuance of new debt securities, (ii) new term loans and (iii) existing cash on WBA's balance sheet. If WBA is unable to issue and sell such debt securities, WBA expects it will instead use borrowings under the Facility.

        Borrowings under the Facility will bear interest at a fluctuating rate equal to, at WBA's option, LIBOR or the applicable base rate plus a margin. WBA will also pay certain customary fees. The Facility, if funded, will mature three hundred and sixty four (364) days after the initial borrowings; provided that WBA can extend up to $3.0 billion of the Facility for an additional ninety (90) day period if desired. The closing of the Facility and the availability of the loans thereunder are subject to the satisfaction of certain customary conditions. The definitive loan documentation for the Facility will contain certain customary representations and warranties, affirmative, negative and financial covenants and events of default and will be substantially consistent with the terms set forth in WBA's existing revolving credit agreement, dated as of November 10, 2014, unless otherwise mutually and reasonably agreed.

Treatment of Equity and Equity-Based Awards (page 86)

        The merger agreement provides that Rite Aid's equity awards that are outstanding immediately prior to the effective time of the merger will be subject to the following treatment at the effective time of the merger:

Treatment of Options

        Upon completion of the merger, each vested option to purchase Rite Aid common stock (including any option subject to accelerated vesting upon completion of the merger) with a per share exercise price less than $9.00 that is outstanding immediately prior to the completion of the merger, which we refer to as a cash-out option, will be cancelled and converted into the right to receive, without interest, an amount in cash equal to the product of (x) the total number of shares of Rite Aid common stock subject to such cash-out option and (y) the excess, if any, of $9.00 over the per share exercise price of such cash-out option, less applicable withholding taxes.

        Upon completion of the merger, each unvested option to purchase Rite Aid common stock, and each vested option to purchase Rite Aid common stock with a per share exercise price equal to or greater than $9.00, that is outstanding immediately prior to the completion of the merger, which we refer to as a rollover option, will be converted into an option to acquire, on the same terms and conditions as were applicable immediately prior to the completion of the merger, a number of shares of WBA common stock equal to the product of (x) the number of shares of Rite Aid common stock subject to such rollover option and (y) a fraction, the numerator of which is $9.00 and the denominator of which is the volume weighted average trading price of WBA common stock on the five (5) consecutive trading days immediately preceding the closing date of the merger, which fraction we refer to as the conversion ratio, with any fractional shares rounded down to the next lower whole number of shares after aggregating each individual holder's option with the same exercise price. The exercise price of each converted rollover option will be equitably adjusted to be equal to the quotient (rounded up to the nearest whole cent) of (x) the exercise price per share of Rite Aid common stock subject to such rollover option and (y) the conversion ratio (rounded up to the nearest whole cent).

Treatment of Restricted Stock and Performance Stock Units

        Upon completion of the merger, each share of Rite Aid restricted stock and each Rite Aid performance stock unit that is outstanding immediately prior to the completion of the merger, which we refer to as a rollover stock award, will be converted into a WBA restricted share award or a WBA performance stock unit, as applicable, relating to the number of shares of WBA common stock equal to the product of (x) the number of shares of Rite Aid common stock relating to such rollover stock award (which, in the case of performance stock units for which the applicable performance period has not completed, will be the target number of shares) and (y) the conversion ratio, with any fractional shares rounded down to the next lower whole number of shares (with such rounding applied on an aggregate basis to each individual holder), and with each such converted rollover stock award generally subject to the same terms and conditions as were applicable immediately prior to the completion of the merger. With respect to each rollover stock award that is a performance stock unit, following the completion of the merger: (i) the performance goals or conditions will not apply with respect to a pro-rata portion of such award (with such portion based on the number of days elapsed in the performance period through the completion of the merger), and such portion of the rollover stock award will continue to be subject to service-based vesting on the same schedule as applied prior to the completion of the merger, and (ii) the remaining portion of the performance stock unit will continue to be subject to performance-based vesting (based on the achievement of adjusted performance goals) and service-based vesting on the same schedule as applied prior to the completion of the merger.

Treatment of Restricted Stock Units

        Upon completion of the merger, each Rite Aid restricted stock unit outstanding immediately prior to the completion of the merger, whether or not vested, will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the total number of shares of Rite Aid common stock subject to such restricted stock unit and (y) $9.00, less applicable withholding taxes.

Treatment Under Rite Aid Stock Plans

        Pursuant to the terms of Rite Aid's stock plans, the vesting of each rollover option and rollover stock award outstanding as of the date of the merger agreement, including the rollover options and rollover stock awards then held by any executive officer, will accelerate and vest (with any performance conditions deemed achieved at target levels) upon the occurrence of both (i) a change in control and (ii) a qualifying termination during the two (2) year period following a change in control, which we refer to as "double-trigger" vesting. The merger will be treated as a change in control for purposes of Rite Aid's stock plans with respect to any rollover options and rollover stock awards that are granted prior to the date of the merger agreement, but will not be treated as a change in control for purposes with respect to any rollover options and rollover stock awards that are granted following the date of the merger agreement and prior to completion of the merger (which will be subject to the vesting provisions of the executive officer's employment agreement, as described below).

Interests of the Directors and Executive Officers of Rite Aid in the Merger (page 63)

        When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be different from, or in addition to, your interests as a stockholder. The Board of Directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Rite Aid. These interests may include the following:

  •
  Continued indemnification and directors' and officers' liability insurance to be provided by the Surviving Corporation.

  •
  The treatment of outstanding equity awards described above under "Summary—Treatment of Equity and Equity-Based Awards" beginning on page 6.

  •
  The entitlement of Rite Aid's executive officers to receive payments and benefits upon certain terminations of employment under their respective employment agreements with Rite Aid, as follows:

  •
  Triggering Events.    During the term of the employment agreements, the employment agreements provide that each executive officer will be entitled to receive a severance benefit under his or her employment agreement if (i) the officer is terminated other than for cause or (ii) the officer resigns with good reason (as such terms are defined in the employment agreements), which we refer to as a qualifying termination.

  •
  Reimbursement of Certain Taxes.    Contingent on the closing, the employment agreement with Mr. Standley provides for the reimbursement of taxes incurred as a result of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code.

    •
    Benefits.    In the circumstances described above under "Summary—Interests of the Directors and Executive Officers of Rite Aid in the Merger—Triggering Events" beginning on page 7, except as described below, each named executive officer and each other executive officer who is party to an employment agreement will receive:

    •
    Cash Severance.    Cash severance equal to two times the executive's annual base salary and target annual bonus for each of Messrs. Standley, Martindale, Vitrano, Karst and Donley, and cash severance equal to two times the executive's annual base salary for each of Messrs. Strassler, Robert I. Thompson, Montini, Abelman, Everett and Ms. Castle and Ms. Konrad.

    •
    Pro-Rata Bonus.    Under the employment agreements with Messrs. Standley, Martindale, Vitrano, Karst, Strassler and Donley, a pro rata target annual bonus to the extent that such targets have been achieved or exceeded for the fiscal year (based on the number of days in the fiscal year prior to termination).

    •
    Health Benefit Continuation.    Two (2) years of continued coverage under the surviving company's health and medical plans for the executive and his or her qualifying dependents.

    •
    Accelerated Vesting of Certain Outstanding Equity Awards.

    •
    The employment agreement with Mr. Standley provides for the accelerated vesting of then-outstanding unvested options upon the occurrence of a change in control. The merger is expected to constitute a change in control for the purposes of Mr. Standley's employment agreement. Mr. Standley's employment agreement further provides that, upon a qualifying termination, all outstanding restrictions with respect to any restricted stock awards will lapse to the extent the restrictions would have lapsed had Mr. Standley remained employed by Rite Aid for a period of three (3) years following the date of such termination.

    •
    Except with respect to the initial restricted stock award granted to one executive officer in connection with her employment, which will vest upon the occurrence of a change in control, the employment agreements with each of the other executive officers provides that, upon a qualifying termination, all restrictions with respect to any restricted stock awards will lapse to the extent the restrictions would have lapsed had the executives remained employed by Rite Aid for a period of two (2) years following the date of such termination.

  •
  The entitlement of Rite Aid's executive officers to accelerated vesting of the unvested portion of their individual account balances under Rite Aid's supplemental executive retirement plan upon a termination without cause within twelve (12) months of the completion of the merger;

  •
  The possible adoption of a retention and severance program, the participants of which may include certain of Rite Aid's executive officers, although as of the date of this proxy statement such program is under consideration but has not been adopted.

        If the proposal to adopt the merger agreement is approved by our stockholders and the merger closes, under the terms of the merger agreement, any shares of common stock held by our directors and executive officers, including such shares held following the vesting or settlement of equity and equity-based awards, will be treated in the same manner as outstanding shares of common stock held by all other stockholders of Rite Aid entitled to receive the per share merger consideration.

Appraisal Rights (page 75)

        If the merger agreement is adopted by Rite Aid stockholders, stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the General Corporation Law of the State of Delaware, which we refer to as the DGCL. This means that holders of Rite Aid common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Rite Aid common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

        To exercise your appraisal rights, you must submit a written demand for appraisal to Rite Aid before the vote is taken on the proposal to adopt the merger agreement, you must not submit a blank proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of Rite Aid common stock of record through the effective time of the merger. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of Rite Aid common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.

U.S. Federal Income Tax Consequences of the Merger (page 80)

        The receipt of cash for shares of Rite Aid common stock pursuant to the merger generally will be a taxable transaction for U.S. federal income tax purposes. The receipt of cash by a U.S. Holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 80) in exchange for such U.S. Holder's shares of Rite Aid common stock in the merger generally will result in the recognition of gain or loss in an amount measured by the difference between the cash such U.S. Holder receives in the merger and such U.S. Holder's adjusted tax basis in the shares of Rite Aid common stock surrendered in the merger. A Non-U.S. Holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 80) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States. Stockholders should refer to the discussion under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 80 and consult their tax advisors concerning the U.S. federal income tax consequences relating to the merger in light of their particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Regulatory Approvals (page 82)

General

        Rite Aid and WBA have agreed to use their reasonable best efforts to take, and to assist and cooperate with each other in taking, all actions and to use their reasonable best efforts to do all things reasonably necessary, proper or advisable, to consummate the merger and the other transactions contemplated by the merger agreement, subject to certain specified limitations under the merger agreement. These approvals include approval under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, which we refer to as the HSR Act. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the closing of the merger not being satisfied.

HSR Act and U.S. Antitrust Matters

        Under the merger agreement, the merger cannot be completed until the applicable waiting periods under the HSR Act have expired or been terminated. Rite Aid and WBA filed their respective HSR Act notifications on November 10, 2015, resulting in an initial waiting period ending on December 10, 2015, unless the parties decide that WBA should voluntarily pull and refile WBA's HSR Act notification, which would initiate a new initial thirty (30) calendar day waiting period beginning on the day that WBA refiled its HSR Act notification. If the Federal Trade Commission, which we refer to as the FTC, or the Antitrust Division of the United States Department of Justice, which we refer to as the DOJ, issues a Request for Additional Information and Documentary Material, which we refer to as a second request, prior to the expiration of the initial waiting period, the parties must observe a second thirty (30) calendar day waiting period or such additional time as the parties may agree, which would begin to run only after both parties have substantially complied with the second request, unless such waiting period is terminated earlier.

Other Regulatory Approvals

        Approval (or non-objection, grant of exemption or, in certain circumstances, alternative resolution, as the case may be) will be sought from (i) the state insurance regulator in the State of Ohio for the change of control of Envision Insurance Company, (ii) the Department of Managed Health Care of the State of California with respect to the change of control of Envision Insurance Company as a Knox-Keene licensed health care service plan, (iii) the Board of Pharmacy of the State of California with respect to a change in ownership of Orchard Pharmaceutical Services, LLC, (iv) the Insurance Department of the State of Texas with respect to the change of control of Rite Aid's subsidiary licensed as a third-party administrator in Texas, and (v) the state insurance regulator in the State of Utah with respect to the change of ownership of Rite Aid's subsidiary licensed as a health discount program operator. In addition, a response letter from the Department of Insurance of the State of Missouri will be sought confirming that the merger falls below the threshold requirements for filing a Form E (pre-acquisition notification form regarding the potential competitive impact of a proposed merger) in Missouri. To obtain these approvals, WBA, or the applicable Rite Aid subsidiary, as the case may be, has filed or will file, acquisition of control and material modification or similar statements, notices or applications (or requests for grants of exemption relating thereto), as required by the insurance and health care laws and regulations of each applicable state or jurisdiction. In addition, either prior to or following the completion of the merger, WBA or Rite Aid will be required to make change of control notification filings with various state regulators pursuant to applicable insurance and health care laws and regulations (none of which notification filings are conditions to the completion of the merger).

Legal Proceedings Regarding the Merger (page 83)

        As of November 20, 2015, Rite Aid is aware of eight (8) putative class action lawsuits, filed by purported Rite Aid stockholders against Rite Aid, the directors of Rite Aid, WBA and Merger Sub,

challenging the transactions contemplated by the merger agreement. For a more detailed description of the litigation, see "The Merger—Legal Proceedings Regarding the Merger" beginning on page 83.

No Solicitation (page 93)

        Except as otherwise provided in the merger agreement, Rite Aid will not, and will cause its subsidiaries and its and its subsidiaries' directors, officers and employees not to, and will instruct its and its subsidiaries' representatives not to, directly or indirectly:

  •
  initiate, solicit, knowingly encourage, knowingly induce or knowingly facilitate the making of any acquisition proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an acquisition proposal;

  •
  engage or otherwise participate in any negotiations or discussions (other than, in response to a bona fide acquisition proposal or other inquiry, offer or proposal after the date of the merger agreement that was not initiated, solicited, encouraged or facilitated in, and did not otherwise result from a, material violation of the merger agreement, contacting such person and its advisors for the purpose of clarifying the material terms of any such acquisition proposal or inquiry, offer or proposal and the likelihood and timing of consummation thereof) concerning, or provide access to its properties, books and records or any confidential or nonpublic information or data to, any person in connection with, relating to or for the purpose of encouraging or facilitating an acquisition proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an acquisition proposal;

  •
  approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any acquisition proposal; or

  •
  execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or similar written or oral agreement relating to any acquisition proposal or superior proposal.

        At any time before obtaining the stockholder approval for the proposal to adopt the merger agreement, in the event that Rite Aid receives a bona fide acquisition proposal from any third party in circumstances not otherwise involving a breach of the merger agreement by Rite Aid and that the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal Rite Aid may:

  •
  furnish information with respect to Rite Aid to the party making such acquisition proposal pursuant to an acceptable confidentiality agreement; and

  •
  engage in discussions or negotiations with such party regarding such acquisition proposal.

Change of Recommendation (page 95)

        The Board of Directors has made the recommendation that the holders of Rite Aid shares vote "FOR" the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger.

        The merger agreement provides that the Board of Directors may generally not effect a change of recommendation unless, prior to obtaining the stockholder approval, a bona fide acquisition proposal is made after the date of the merger agreement and the Board of Directors determines in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal and determines in good faith, after consultation with its outside legal counsel, that the failure to effect a change of recommendation would be reasonably likely to be inconsistent with the Board of Directors' fiduciary duties under applicable law (provided that the acquisition proposal was not initiated, solicited, encouraged or facilitated in, and did not otherwise result from a, material violation of the merger agreement by Rite Aid).

        If the Board of Directors effects a change of recommendation under the merger agreement, WBA may terminate the merger agreement and receive a termination fee from Rite Aid as further described under "Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—Termination Fees" beginning on page 106.

Conditions to the Closing of the Merger (page 103)

        The following are some of the conditions that must be satisfied or, where permitted by law, waived before the merger may be consummated:

  •
  the approval of the proposal to adopt the merger agreement by the requisite affirmative vote of Rite Aid's stockholders;

  •
  the expiration or termination of the applicable waiting periods under the HSR Act (see "The Merger—Regulatory Approvals for the Merger" beginning on page 82);

  •
  the consummation of the merger not being restrained, enjoined, rendered illegal or otherwise prevented or prohibited by any law or order of any governmental authority;

  •
  the accuracy of the representations and warranties of Rite Aid, WBA and Merger Sub in the merger agreement, subject in some instances to materiality or "material adverse effect" qualifiers, as of the date of the merger agreement and the closing date of the merger;

  •
  the performance in all material respects (or, with respect to Rite Aid's specified obligations relating to incurring indebtedness, in all respects) by Rite Aid, on the one hand, and WBA and Merger Sub, on the other hand, of their respective obligations under the merger agreement at or prior to the closing;

  •
  since the date of the merger agreement, there not having occurred any event, development, circumstance, change, effect, condition or occurrence that, individually or in the aggregate, has had, or would reasonably be expected to have, a "material adverse effect" with respect to Rite Aid, including any event, development, circumstance, change, effect, condition or occurrence that results in, at closing, Rite Aid's last twelve (12) months Adjusted EBITDA (as such term is defined in the merger agreement), being less than $1.075 billion determined as of the end of the last fiscal month ended prior to closing for which internal financial statements of Rite Aid are available; and

  •
  the receipt by Rite Aid and WBA of a certificate of the Chief Executive Officer or the Chief Financial Officer of the other party, certifying that the respective conditions relating to such party set forth in the preceding bullet points have been satisfied.

Termination of the Merger Agreement (page 104)

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:

  •
  by the mutual written consent of WBA and Rite Aid;

  •
  by either WBA or Rite Aid:

  •
  if any court of competent jurisdiction or other governmental entity has issued a legal restraint which prevents, makes illegal, prohibits, restrains or enjoins the consummation of the merger and such legal restraint is or becomes final and nonappealable, except this termination right will not be available to a party whose breach of the merger agreement was the primary cause of, or primarily resulted in, the issuance of such legal restraint;

    •
    if the effective time of the merger has not occurred on or before October 27, 2016, except that this termination right will not be available to a party whose breach of the merger agreement was the primary cause of, or primarily resulted in, the failure of the effective time of the merger to occur before October 27, 2016; provided that either party may extend such end date to January 27, 2017 if on October 27, 2016 all of the conditions set forth in the merger agreement have been satisfied (or, with respect to the conditions that by their terms must be satisfied at the closing, would have been so satisfied if the closing had occurred) or remain capable of being satisfied except for certain closing conditions relating to the absence of legal restraints imposed by governmental entities and antitrust consents; or

    •
    if Rite Aid's stockholders do not adopt the merger agreement and the transactions contemplated thereby at the stockholders meeting or at any adjournment or postponement of the stockholders meeting at which a vote on the adoption of the merger agreement was taken.

  •
  by Rite Aid:

  •
  if there has been a breach of any representation, warranty, covenant or agreement by WBA or Merger Sub, or if any such representation or warranty has become inaccurate, such that the closing conditions relating to the accuracy of the representations and warranties of WBA and Merger Sub and performance of the obligations of WBA and Merger Sub would not be satisfied, and such breach or inaccuracy has not been cured within thirty (30) days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being cured within such period; or

  •
  prior to obtaining the Rite Aid stockholder approval, if (i) the Board of Directors has, after complying with its non-solicitation obligations, entered into a definitive agreement in connection with a superior proposal concurrently with such termination and (ii) Rite Aid pays to WBA the termination fee under the merger agreement of $325 million.

  •
  by WBA:

  •
  if there has been a breach of any representation, warranty, covenant or agreement by Rite Aid, or if any such representation or warranty has become inaccurate, such that the closing conditions relating to the accuracy of the representations and warranties of Rite Aid and performance of the obligations of Rite Aid would not be satisfied, and such breach or inaccuracy has not been cured within thirty (30) days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being cured within such period; or

  •
  if prior to obtaining stockholder approval of the merger agreement and the transactions contemplated thereby, the Board of Directors effects a change of recommendation.

Termination Fees (page 106)

        Under the merger agreement, Rite Aid will be required to pay to WBA a termination fee of $325 million (less WBA expenses of up to $45 million, to the extent previously paid by Rite Aid) if the merger agreement is terminated under specified circumstances. Under the merger agreement, WBA will be required to pay Rite Aid a termination fee of $325 million if the merger agreement is terminated under specified circumstances, which will be increased to $650 million under specified circumstances.

        In no event will Rite Aid or WBA be required to pay the termination fees described above on more than one occasion.

Expense Reimbursement (page 107)

        If the merger agreement is terminated by either party because Rite Aid's stockholders do not approve the merger agreement and the transactions contemplated thereby, Rite Aid would be required to reimburse WBA for up to $45 million in documented out-of-pocket expenses incurred by WBA and Merger Sub in connection with or related to the merger agreement and the transactions contemplated thereby. The amount of any termination fee payable by Rite Aid to WBA would be reduced by any such expense reimbursement amount paid.

Expenses (page 107)

        Except for the provision described above under "Summary—Expense Reimbursement," or as specified in the merger agreement, each party will bear its own expenses in connection with the merger agreement and the transactions contemplated thereby.

Specific Performance (page 107)

        The parties are entitled to injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which they are entitled at law or equity.

Market Prices and Dividend Data (page 110)

        Rite Aid's common stock is listed on the NYSE under the symbol "RAD." On October 26, 2015, the last trading day prior to the date on which the public announcement of the execution of the merger agreement was made, the closing price of our common stock was $6.08 per share. On [    •    ], 2015, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the NYSE was $[    •    ] per share.

        Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, we may not declare or pay quarterly cash dividends on our common stock without WBA's written consent. Under our current dividend policy, we have never declared or paid any cash dividends on our capital stock and have retained any future earnings to support operations and to finance the growth and development of our business.

        Neither the SEC nor any state securities regulatory agency has approved or disapproved of the transactions described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

QUESTIONS AND ANSWERS

        The following questions and answers are intended to address some commonly asked questions regarding the merger, the merger agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a Rite Aid stockholder. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference in this proxy statement without charge by following the instructions under "Where You Can Find More Information" beginning on page 114. The merger agreement is attached as Annex A to this proxy statement.

Q:
Why am I receiving these materials?

A:
The Board of Directors is furnishing this proxy statement and form of proxy card to the holders of Rite Aid common stock in connection with the solicitation of proxies to be voted at a special meeting of stockholders or at any adjournments or postponements of the special meeting.

Q:
When and where is the special meeting?

A:
The special meeting will take place on [    •    ], 201[    •    ], at the [    •    ], at [    •    ] [    •    ].m., [    •    ] time.

Q:
Who is entitled to vote at the special meeting?

A:
Only Rite Aid stockholders of record as of the close of business on [    •    ], 201[    •    ] are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. Each holder of Rite Aid common stock is entitled to cast one vote on each matter properly brought before the special meeting for each share of Rite Aid common stock that such holder owned as of the record date.

Q:
May I attend the special meeting and vote in person?

A:
Yes. All stockholders as of the record date may attend the special meeting and vote in person. Seating will be limited. Stockholders will need to present proof of ownership of Rite Aid common stock, such as a recent bank or brokerage account statement, and a form of personal identification to be admitted to the special meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the special meeting. Even if you plan to attend the special meeting in person, we encourage you to complete, sign, date and return the enclosed proxy card or vote electronically over the Internet or via telephone to ensure that your shares will be represented at the special meeting. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you hold your shares in "street name," because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q:
What am I being asked to vote on at the special meeting?

A:
You are being asked to consider and vote on the following proposals:

•
To adopt the merger agreement, pursuant to which Merger Sub will merge with and into Rite Aid, and Rite Aid will become a wholly owned direct subsidiary of WBA;

•
To approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger; and

  •
  To approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Q:
What is the proposed merger and what effects will it have on Rite Aid?

A:
The proposed merger is the acquisition of Rite Aid by WBA pursuant to the merger agreement. If the proposal to adopt the merger agreement is approved by the requisite number of holders of Rite Aid common stock and the other closing conditions under the merger agreement have been satisfied or waived, Merger Sub will merge with and into Rite Aid, with Rite Aid continuing as the Surviving Corporation. As a result of the merger, Rite Aid will become a wholly owned direct subsidiary of WBA. Rite Aid expects to de-list its common stock from the NYSE and de-register its common stock under the Exchange Act as soon as reasonably practicable following the effective time of the merger. Thereafter, Rite Aid would no longer be a publicly traded company. However, Rite Aid may continue to voluntarily file periodic reports with the SEC to the extent it is required to do so pursuant to any of its indentures that remain effective after the closing of the merger. WBA may take actions to modify these continued reporting obligations, and pursuant to the merger agreement, Rite Aid is obligated to assist with any of these actions. If the merger is completed, you will not own any shares of the capital stock of the Surviving Corporation, and instead will only be entitled to receive the per share merger consideration.

Q:
What will I receive if the merger is completed?

A:
Upon completion of the merger, you will be entitled to receive the per share merger consideration of $9.00 in cash, without interest and less any applicable withholding taxes, for each share of common stock that you own, unless you have properly exercised and perfected and not withdrawn your demand for appraisal rights under the DGCL with respect to such shares. For example, if you own 100 shares of common stock, you will receive $900.00 in cash in exchange for your shares of common stock, less any applicable withholding taxes. In no case will you own shares in the Surviving Corporation.

Q:
How does the per share merger consideration compare to the market price of Rite Aid common stock prior to the date on which public announcement of the merger agreement was made?

A:
The per share merger consideration represents a premium of (i) approximately 48% to Rite Aid's closing stock price on October 26, 2015, the last trading day prior to the date on which public announcement of the execution of the merger agreement was made, and (ii) approximately 44% to the volume weighted average share price of the common stock during the thirty (30) days ended October 26, 2015.

Q:
What do I need to do now?

A:
We encourage you to read this proxy statement, the annexes to this proxy statement, including the merger agreement, and the documents we refer to in this proxy statement carefully and consider how the merger affects you. Then complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying reply envelope or grant your proxy electronically over the Internet or by telephone, so that your shares can be voted at the special meeting. If you hold your shares in "street name," please refer to the voting instruction forms provided by your broker, bank or other nominee to vote your shares.

Q:
Should I send in my stock certificates now?

A:
No. After the merger is completed, under the terms of the merger agreement, you will receive shortly thereafter the letter of transmittal instructing you to send your stock certificates to the paying agent in order to receive the cash payment of the per share merger consideration for each share of your common stock represented by the stock certificates. You should use the letter of transmittal to exchange your stock certificates for the cash payment to which you are entitled upon completion of the merger. Please do not send in your stock certificates now.

Q:
What happens if I sell or otherwise transfer my shares of Rite Aid common stock after the record date but before the special meeting?

A:
The record date for the special meeting is earlier than the date of the special meeting and the date the merger is expected to be completed. If you sell or transfer your shares of your common stock after the record date but before the special meeting, unless special arrangements (such as the provision of a proxy) are made between you and the person to whom you sell or otherwise transfer your shares and each of you notifies Rite Aid in writing of such special arrangements, you will transfer the right to receive the per share merger consideration, if the merger is completed, to the person to whom you sell or transfer your shares of our common stock, but you will retain your right to vote these shares at the special meeting. Even if you sell or otherwise transfer your shares of common stock after the record date, we encourage you to complete, date, sign and return the enclosed proxy card or vote via the Internet or telephone.

Q:
How does Rite Aid's Board of Directors recommend that I vote?

A:
The Board of Directors, after considering the various factors described under "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger" beginning on page 50, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Rite Aid and its stockholders, and adopted, approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board of Directors' determination was unanimous among the directors present, with one director absent due to medical reasons.

  The Board of Directors recommends that you vote (i) "FOR" the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.

Q:
What happens if the merger is not completed?

A:
If the merger agreement is not adopted by Rite Aid stockholders or if the merger is not completed for any other reason, Rite Aid stockholders will not receive any payment for their shares of common stock. Instead, Rite Aid will remain an independent public company, your common stock in Rite Aid will continue to be listed and traded on the NYSE and registered under the Exchange Act and Rite Aid will continue to file periodic reports with the SEC.

  Under specified circumstances, Rite Aid will be required to reimburse certain of WBA's expenses incurred in respect of the transactions contemplated by the merger agreement, will be required to pay WBA a termination fee upon the termination of the merger agreement or will be entitled to receive a termination fee from WBA, as described under "Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—Termination Fees" beginning on page 106 and "Proposal 1: Adoption of the Merger Agreement—Expense Reimbursement" beginning on page 107.

Q:
Do any of Rite Aid's directors or officers have interests in the merger that may differ from those of Rite Aid stockholders generally?

A:
In considering the recommendation of the Board of Directors with respect to the proposal to adopt the merger agreement, you should be aware that our directors and executive officers may have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally. The Board of Directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Rite Aid. For a description of the interests of our directors and executive officers in the merger, see "The Merger—Interests of the Directors and Executive Officers of Rite Aid in the Merger" beginning on page 63.

Q:
What vote is required to adopt the merger agreement?

A:
The affirmative vote of the holders of a majority of the outstanding shares of our common stock is required to approve the proposal to adopt the merger agreement.

  The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement. An abstention will also have the same effect as a vote "AGAINST" the proposal to adopt the merger agreement.

  As of [    •    ], 201[    •    ], the record date for determining who is entitled to vote at the special meeting, there were approximately [    •    ] shares of Rite Aid common stock issued and outstanding. Each holder of Rite Aid common stock is entitled to one vote per share of stock owned by such holder as of the record date.

Q:
What vote is required to approve the proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies and the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger?

A:
Approval of the proposal to approve one or more adjournments of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon. Approval of the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger requires the affirmative vote of a majority of the shares of our common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon.

  The failure of any stockholder of record to submit a signed proxy card, grant a proxy electronically over the Internet or by telephone or to vote in person by ballot at the special meeting will not have any effect on the adjournment proposal or the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger. If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will not have any effect on the adjournment proposal or the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger. An abstention will have the same effect as a vote "AGAINST" the adjournment proposal and the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger.

Q:
What happens if the non-binding advisory proposal to approve compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger is not approved?

A:
Approval, on a non-binding, advisory basis, of compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger is not a condition to completion of the merger. The vote is an advisory vote and is not binding. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed, Rite Aid may still pay such compensation to its named executive officers in accordance with the terms and conditions applicable to such compensation.

Q:
What constitutes a quorum?

A:
As of the record date, there were [    •    ] shares of our common stock outstanding and entitled to be vote at the special meeting. The presence, either in person or represented by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting will constitute a quorum at the special meeting. As a result, in order to have a quorum at the special meeting, at least [    •    ] shares of our common stock must be represented by stockholders present in person or by proxy at the special meeting. Abstentions (which are described below) will count for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Broker non-votes are shares held by a broker, bank or other nominee that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals, if a beneficial owner of shares of Rite Aid common stock held in "street name" does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy at the special meeting. If there are any broker non-votes, then such broker non-votes will count for the purpose of determining the presence of a quorum for the transaction of business at the special meeting.

Q:
What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:
If your shares are registered directly in your name with our transfer agent, Broadridge Financial Solutions, Inc., you are considered, with respect to those shares, to be the "stockholder of record." In this case, this proxy statement and your proxy card have been sent directly to you by Rite Aid.

  If your shares are held through a broker, bank or other nominee, you are considered the "beneficial owner" of the shares of Rite Aid common stock held in "street name." In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, to be the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares by following their instructions for voting. You are also invited to attend the special meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the special meeting unless you request and obtain a valid proxy from your broker, bank or other nominee.

Q:
How may I vote?

A:
If you are a stockholder of record, there are four ways to vote:

•
By attending the special meeting and voting in person by ballot;

•
By visiting the Internet at the address on your proxy card;

•
By calling toll-free (within the U.S. or Canada) at the phone number on your proxy card; or

•
By completing, dating, signing and returning the enclosed proxy card in the accompanying prepaid reply envelope.

  A control number, located on your proxy card, is designed to verify your identity and allow you to vote your shares of common stock, and to confirm that your voting instructions have been properly recorded when voting electronically over the Internet or by telephone. Please be aware that, although there is no charge for voting your shares, if you vote electronically over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.

  Even if you plan to attend the special meeting in person, you are strongly encouraged to vote your shares of common stock by proxy. If you are a stockholder of record or if you obtain a valid proxy to vote shares which you beneficially own, you may still vote your shares of common stock in person at the special meeting even if you have previously voted by proxy. If you are present at the special meeting and vote in person, your previous vote by proxy will not be counted.

  If your shares are held in "street name" through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or electronically over the Internet or by telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or via telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee.

Q:
If my broker holds my shares in "street name," will my broker vote my shares for me?

A:
Not without your direction. Your broker, bank or other nominee will only be permitted to vote your shares on any proposal only if you instruct your broker, bank or other nominee on how to vote. Broker non-votes are shares held by a broker, bank or other nominee that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals, if a beneficial owner of shares of Rite Aid common stock held in "street name" does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy at the special meeting. If there are any broker non-votes, then such broker non-votes will be counted as a vote "AGAINST" the proposal to adopt the merger agreement, but will have no effect on the proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares.

Q:
May I change my vote after I have mailed my signed proxy card or otherwise submitted my vote by proxy?

A:
Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

•
Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

•
Delivering a written notice of revocation to our Secretary;

•
Signing another proxy card with a later date and returning it to us prior to the special meeting; or

•
Attending the special meeting and voting in person.

  If you hold your shares of common stock in "street name," you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee.

Q:
What is a proxy?

A:
A proxy is your legal designation of another person, referred to as a "proxy," to vote your shares of Rite Aid common stock. The written document describing the matters to be considered and voted on at the special meeting is called a "proxy statement." The document used to designate a proxy to vote your shares of Rite Aid common stock is called a "proxy card." The Board of Directors has designated John T. Standley and James J. Comitale, and each of them with full power of substitution, as proxies for the special meeting.

Q:
If a stockholder gives a proxy, how are the shares voted?

A:
Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted "FOR" or "AGAINST" or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

  If you properly sign and return your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted as recommended by the Board of Directors with respect to each proposal.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, date, sign and return (or vote via the Internet or telephone with respect to) each proxy card and voting instruction card that you receive.

Q:
Who will count the votes?

A:
All votes will be counted by the independent inspector of election appointed for the special meeting.

Q:
Where can I find the voting results of the special meeting?

A:
Rite Aid intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC within four (4) business days following the special meeting. All reports that Rite Aid files with the SEC are publicly available when filed. See "Where You Can Find More Information" beginning on page 114 of this proxy statement.

Q:
Will I be subject to U.S. federal income tax upon the exchange of Rite Aid common stock for cash pursuant to the merger?

A:
If you are a U.S. Holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 80), the exchange of Rite Aid common stock for cash pursuant to the merger generally will require you to recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash you received pursuant to the merger and your adjusted tax basis in the shares of our common stock surrendered in exchange therefor. A Non-U.S. Holder (as defined under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 80) generally will not be subject to U.S. federal income tax with respect to the exchange of our common stock for cash in the merger unless such Non-U.S. Holder has certain connections to the United States. Because particular circumstances may differ, we recommend that you consult your tax advisor to determine the U.S. federal income tax consequences relating to the merger in light of your own particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction. A more complete description of the U.S. federal income tax consequences of the merger is provided under "The Merger—U.S. Federal Income Tax Consequences of the Merger" beginning on page 80 of this proxy statement.

Q:
What will the holders of outstanding Rite Aid equity awards receive in the merger?

A:
Upon completion of the merger, each cash-out option will be converted into the right to receive, without interest, an amount in cash equal to the product of (x) the total number of shares of Rite Aid common stock subject to such cash-out option and (y) the excess, if any, of $9.00 over the per share exercise price of such cash-out option, less applicable withholding taxes.

  Upon completion of the merger, each rollover option will be converted into an option to acquire, on the same terms and conditions as were applicable immediately prior to the completion of the merger, a number of shares of WBA common stock equal to the product of (x) the number of shares of Rite Aid common stock subject to such rollover option and (y) the conversion ratio, with any fractional shares rounded down to the next lower whole number of shares after aggregating each individual holder's option with the same exercise price. The exercise price of each rollover option will be equitably adjusted to be equal to the quotient (rounded up to the nearest whole cent) of (x) the exercise price per share of Rite Aid common stock subject to such rollover option and (y) the conversion ratio (rounded up to the nearest whole cent).

  Upon completion of the merger, each rollover stock award will be converted into a WBA restricted share award or a WBA performance stock unit, as applicable, relating to the number of shares of WBA common stock equal to the product of (x) the number of shares of Rite Aid common stock relating to such rollover stock award (in the case of performance stock units for which the applicable performance period has not completed, the target number of shares) and

  (y) the conversion ratio, with any fractional shares rounded down to the next lower whole number of shares (with such rounding applied on an aggregate basis to each individual holder), and with each such converted rollover stock award generally subject to the same terms and conditions as were applicable immediately prior to the completion of the merger. With respect to each rollover stock award that is a performance stock unit, following the completion of the merger (i) the performance goals or conditions will not apply with respect to a pro-rata portion of such award (with such portion based on the number of days elapsed in the performance period through the completion of the merger), and such portion of the rollover stock award will continue to be subject to service-based vesting on the same schedule as applied prior to the completion of the merger, and (ii) the remaining portion of the performance stock unit will continue to be subject to performance-based vesting (based on the achievement of adjusted performance goals) and service-based vesting on the same schedule as applied prior to the completion of the merger.

  Upon completion of the merger, each Rite Aid restricted stock unit outstanding immediately prior to the completion of the merger will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the total number of shares of Rite Aid common stock subject to such restricted stock unit and (y) $9.00, less applicable withholding taxes.

Q:
When do you expect the merger to be completed?

A:
We are working toward completing the merger as quickly as possible and currently expect to complete the merger in the second half of calendar year 2016. However, the exact timing of completion of the merger cannot be predicted because the completion of the merger is subject to conditions, including adoption of the merger agreement by our stockholders and the receipt of regulatory approvals.

Q:
Am I entitled to appraisal rights under the DGCL?

A:
If the merger is adopted by Rite Aid's stockholders, stockholders who do not vote (whether in person or by proxy) in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of Rite Aid common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Rite Aid common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement.

Q:
Who can help answer my questions?

A:
If you have any questions concerning the merger, the special meeting or this proxy statement, would like additional copies of this proxy statement or need help voting your shares of common stock, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Toll Free: (877) 717-3929
Banks & Brokers may call collect: (212) 750-5833

FORWARD-LOOKING STATEMENTS

        This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us or on our behalf, contain "forward-looking statements" that do not directly or exclusively relate to historical facts. You can typically identify forward-looking statements by the use of forward-looking words, such as "may," "could," "should," "estimate," "project," "forecast," "intend," "expect," "anticipate," "believe," "target," "plan," "providing guidance" and similar expressions that are intended to identify information that is not historical in nature. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including in our most recent filing on Form 10-K and subsequent periodic and interim reports, factors and matters described or incorporated by reference in this proxy statement, and the following factors:

  •
  the inability to consummate the merger due to the failure to obtain stockholder approval to adopt the merger agreement or failure to satisfy the other conditions to the completion of the merger, including receipt of required regulatory approvals;

  •
  the risk that the merger agreement may be terminated in certain circumstances that require us to pay WBA a termination fee of $325 million and/or reimburse WBA's expenses of $45 million, which reimbursement would be deducted from any termination fee owed to WBA;

  •
  risks that the proposed merger disrupts our current plans and operations or affects our ability to retain or recruit key employees;

  •
  the effect of the announcement of the merger on Rite Aid's business relationships (including, without limitation, customers and suppliers), operating results and business generally;

  •
  the amount of the costs, fees, expenses and charges related to the merger agreement or the merger;

  •
  risks related to diverting management's or employees' attention from ongoing business operations;

  •
  risks associated with the financing of the transaction;

  •
  risk that our stock price may decline significantly if the merger is not completed;

  •
  risks related to obtaining the requisite consents to the merger, including, without limitation, the timing (including possible delays) and expiration or termination of the applicable waiting periods under the HSR Act and other applicable antitrust laws, and the risk that such consents might not be received;

  •
  the risk that the merger may not be consummated in a timely manner, if at all;

  •
  risks related to other business effects, including the effects of industry, market, economic, political or regulatory conditions, future exchange or interest rates or credit ratings, changes in tax laws, regulations, rates and policies or competitive development;

  •
  the nature, cost and outcome of pending and future litigation and other legal proceedings, including any such proceedings related to the merger and instituted against us and others; and

  •
  the fact that Rite Aid's stockholders would forgo the opportunity to realize the potential long-term value of the successful execution of Rite Aid's current strategy as an independent company.

        No assurance can be given that these are all of the factors that could cause actual results to vary materially from those described in the forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement.

        All of the forward-looking statements we make in this proxy statement are qualified by the information contained or incorporated by reference herein, including, but not limited to, (a) the information contained under this heading and (b) the information contained under the headings "Risk Factors" and information in our consolidated financial statements and notes thereto included in our most recent filing on Form 10-K and subsequent periodic and interim report filings (see "Where You Can Find More Information" beginning on page 114).

        Except as required by applicable law, we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. Rite Aid stockholders are advised, however, to consult any future disclosures we make on related subjects as may be detailed in our other filings made from time to time with the SEC.

THE SPECIAL MEETING

        The enclosed proxy is solicited on behalf of the Board of Directors for use at the special meeting of stockholders or at any adjournments or postponements thereof.

Date, Time and Place

        We will hold the special meeting on [    •    ], 201[    •    ] at the [    •    ] at [    •    ].

Purpose of the Special Meeting

        At the special meeting, we will ask our stockholders of record as of the record date to vote on proposals (i) to adopt the merger agreement, (ii) to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger, and (iii) to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

Record Date; Shares Entitled to Vote; Quorum

        Only stockholders of record as of the close of business on [    •    ] are entitled to notice of the special meeting and to vote at the special meeting or at any adjournments or postponements thereof. A list of stockholders entitled to vote at the special meeting will be available in our offices located at 30 Hunter Lane, Camp Hill, Pennsylvania 17011, during regular business hours for a period of at least ten (10) days before the special meeting and at the place of the special meeting during the special meeting.

        As of the record date, there were approximately [    •    ] shares of Rite Aid common stock outstanding and entitled to be voted at the special meeting.

        A quorum of stockholders is necessary to hold a special meeting. The holders of a majority of the outstanding shares of our common stock entitled to vote at the special meeting, either present in person or represented by proxy, will constitute a quorum at the special meeting. As a result, [    •    ] shares must be represented by proxy or by stockholders present and entitled to vote at the special meeting to have a quorum.

        In the event that a quorum is not present at the special meeting, it is expected that the meeting would be adjourned or postponed to a later date to solicit additional proxies.

Vote Required; Abstentions and Broker Non-Votes

        The affirmative vote of the holders of a majority of the outstanding shares of our common stock entitled to vote thereon is required to approve the proposal to adopt the merger agreement. Adoption of the merger agreement by our stockholders is a condition to the closing of the merger.

        Approval of the proposal to approve one or more adjournments of the special meeting, whether or not a quorum is present, requires the affirmative vote of a majority of the shares of Rite Aid common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon. Approval of the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger requires the affirmative vote of a majority of the shares of Rite Aid common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon.

        If a Rite Aid stockholder abstains from voting, the abstention will have the same effect as if the stockholder voted "AGAINST" the proposal to adopt the merger agreement, the adjournment proposal and the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger.

        If you hold your shares in "street name," the failure to instruct your broker, bank or other nominee on how to vote your shares will count as a vote "AGAINST" the proposal to adopt the merger agreement, but will have no effect on the proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger.

        Broker non-votes are shares held by a broker, bank or other nominee that are present in person or represented by proxy at the special meeting, but with respect to which the broker, bank or other nominee is not instructed by the beneficial owner of such shares on how to vote on a particular proposal and the broker does not have discretionary voting power on such proposal. Because brokers, banks and other nominee holders of record do not have discretionary voting authority with respect to any of the three proposals, if a beneficial owner of shares of Rite Aid common stock held in "street name" does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present in person or represented by proxy at the special meeting. If there are any broker non-votes, then such broker non-votes will be counted as a vote "AGAINST" the proposal to adopt the merger agreement, but will have no effect on the proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting and the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger.

Shares Held by Rite Aid's Directors and Executive Officers

        As of the record date, Rite Aid directors and executive officers beneficially owned and were entitled to vote, in the aggregate, [    •    ] shares of Rite Aid common stock (excluding any shares of Rite Aid common stock that would be delivered upon exercise or conversion of stock options or other equity-based awards), which represented approximately [    •    ]% of the outstanding shares of Rite Aid common stock on that date. The directors and executive officers of Rite Aid have informed Rite Aid that they currently intend to vote all of their shares of Rite Aid common stock (i) "FOR" the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.

Voting of Proxies

        If your shares are registered in your name with our transfer agent, Broadridge Financial Solutions, Inc., you may cause your shares to be voted by returning a signed proxy card, or you may vote in person at the special meeting. Additionally, you may submit electronically over the Internet or by phone a proxy authorizing the voting of your shares by following the instructions on your proxy card. You must have the enclosed proxy card available, and follow the instructions on the proxy card, in order to submit a proxy electronically over the Internet or by telephone. Based on your proxy cards or Internet and telephone proxies, the proxy holders will vote your shares according to your directions.

        If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the meeting. If your shares are registered in your name, you are encouraged to vote by proxy even if you plan to attend the special meeting in person. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted.

        Voting instructions are included on your proxy card. All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in accordance with the instructions of the stockholder. Properly executed proxies that do not contain voting instructions will be voted (i) "FOR" the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement. No proxy that is specifically marked against the proposal to adopt the merger agreement will be voted in favor of the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger, unless it is specifically marked "FOR" the approval of such proposal.

        If your shares are held in "street name" through a broker, bank or other nominee, you may vote through your broker, bank or other nominee by completing and returning the voting form provided by your broker, bank or other nominee, or by the Internet or telephone through your broker, bank or other nominee if such a service is provided. To vote via the Internet or telephone through your broker, bank or other nominee, you should follow the instructions on the voting form provided by your broker, bank or other nominee. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. Proposals 1, 2 and 3 in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. If you do not return your broker's, bank's or other nominee's voting form, do not vote via the Internet or telephone through your broker, bank or other nominee, if applicable, or do not attend the special meeting and vote in person with a proxy from your broker, bank or other nominee, such actions will have the same effect as if you voted "AGAINST" the proposal to adopt the merger agreement but will not have any effect on the adjournment proposal or the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger.

Revocability of Proxies

        If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

  •
  Submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;

  •
  Delivering a written notice of revocation to our Secretary;

  •
  Signing another proxy card with a later date and returning it to us prior to the special meeting; or

  •
  Attending the special meeting and voting in person.

        Please note that to be effective, your new proxy card, internet or telephonic voting instructions or written notice of revocation must be received by our Secretary prior to the special meeting and, in the case of Internet or telephonic voting instructions, must be received before 11:59 p.m., Eastern time on [    •    ], 2015. If you have submitted a proxy, your appearance at the special meeting, in the absence of voting in person or submitting an additional proxy or revocation, will not have the effect of revoking your prior proxy.

        If you hold your shares of common stock in "street name," you should contact your broker, bank or other nominee for instructions regarding how to change your vote. You may also vote in person at the special meeting if you obtain a valid proxy from your broker, bank or other nominee. Any adjournment of the special meeting for the purpose of soliciting additional proxies will allow Rite Aid stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting, as adjourned.

Board of Directors' Recommendation

        The Board of Directors, after considering various factors described under "The Merger—Recommendation of Our Board of Directors and Reasons for the Merger" beginning on page 50, unanimously among directors present (with one director absent due to medical reasons) determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Rite Aid and its stockholders, and adopted, approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement.

        The Board of Directors unanimously among those directors that were present (with one director absent due to medical reasons) recommends that you vote (i) "FOR" the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger, (ii) "FOR" the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger and (iii) "FOR" the proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.

Solicitation of Proxies

        The expense of soliciting proxies in the enclosed form will be borne by Rite Aid. We have retained Innisfree M&A Incorporated, a proxy solicitation firm, to solicit proxies in connection with the special meeting at a cost of approximately $20,000 plus expenses. In addition, we may reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of shares for their expenses in forwarding soliciting materials to such beneficial owners. Proxies may also be solicited by some of our directors, officers and employees, personally or by telephone, facsimile or other means of communication. No additional compensation will be paid for such services.

Anticipated Date of Completion of the Merger

        Assuming timely satisfaction of necessary closing conditions, including the approval by our stockholders of the proposal to adopt the merger agreement, we anticipate that the merger will be consummated in the second half of calendar year 2016.

Rights of Stockholders Who Seek Appraisal

        If the merger is adopted by Rite Aid stockholders, stockholders who do not vote in favor of the adoption of the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL. This means that holders of Rite Aid common stock are entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Rite Aid common stock, exclusive of any elements of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court. Stockholders who wish to seek appraisal of their shares are in any case encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights due to the complexity of the appraisal process.

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares.

        To exercise your appraisal rights, you must submit a written demand for appraisal to Rite Aid before the vote is taken on the adoption of the merger agreement, you must not submit a proxy or otherwise vote in favor of the proposal to adopt the merger agreement and you must continue to hold the shares of Rite Aid common stock of record through the effective time of the merger. Your failure to follow the procedures specified under the DGCL will result in the loss of your appraisal rights. The DGCL requirements for exercising appraisal rights are described in further detail in this proxy statement, and the relevant section of the DGCL regarding appraisal rights is reproduced and attached as Annex C to this proxy statement. If you hold your shares of Rite Aid common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.

Other Matters

        At this time, we know of no other matters to be submitted at the special meeting.

Householding of Special Meeting Materials

        We may send a single copy of this proxy statement to any household at which two or more stockholders reside in accordance with SEC rules, unless we have received contrary instructions. Each stockholder in the household will continue to receive a separate proxy card. This process, known as "householding," reduces the volume of duplicate information received at your household and helps to reduce our expenses.

        If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement, please notify your broker or direct your written request to Rite Aid Corporation, Attention: Byron Purcell, Senior Director, Treasury Services & Investor Relations,

30 Hunter Lane, Camp Hill, PA 17011, or by telephone at (717) 975-5809. We will promptly deliver upon written or oral request a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the proxy statement was delivered. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their broker.

THE MERGER

        This discussion of the merger is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. You should read the entire merger agreement carefully as it is the legal document that governs the merger.

Parties Involved in the Merger

Rite Aid Corporation

  30 Hunter Lane

  Camp Hill, PA 17011

  Phone: (717) 761-2633

        Rite Aid is a leading retail drugstore chain in the United States. As of October 24, 2015, Rite Aid operated 4,561 stores in 31 states across the country and in the District of Columbia.

        Rite Aid sells prescription drugs and a wide assortment of other merchandise, which Rite Aid calls "front-end" products. Front-end products include over-the-counter medications, health and beauty aids, personal care items, cosmetics, household items, food and beverages, greeting cards, seasonal merchandise and numerous other everyday and convenience products.

        On June 24, 2015, we completed our acquisition of EnvisionRx, pursuant to the terms of the EnvisionRx Agreement. EnvisionRx is a full-service pharmacy services provider. EnvisionRx provides both transparent and traditional pharmacy benefit manager options through its EnvisionRx and MedTrak pharmacy benefit managers, respectively. EnvisionRx also offers fully integrated mail-order and specialty pharmacy services through Orchard Pharmaceutical Services; access to a leading cash pay infertility discount drug program via Design Rx; an innovative claims adjudication software platform in Laker Software; and a national Medicare Part D prescription drug plan through Envision Insurance Company's EnvisionRx Plus Silver product for the low income auto-assign market and its Clear Choice product for the chooser market. EnvisionRx operates as our 100 percent owned subsidiary.

        Rite Aid was incorporated in Delaware on April 15, 1968. Rite Aid's common stock is currently listed on the NYSE under the symbol "RAD."

Walgreens Boots Alliance, Inc.

  108 Wilmot Road

  Deerfield, IL 60015

  Phone: (847) 315-2500

        WBA is the first global, pharmacy-led health and wellbeing enterprise with net sales of $103.4 billion in the fiscal year ended August 31, 2015. Together with its equity method investments, WBA employs more than 370,000 people and has over 13,100 stores in 11 countries and a pharmaceutical wholesale and a distribution network that includes over 350 distribution centers delivering to more than 200,000 pharmacies, doctors, health centers and hospitals each year.

        WBA's portfolio of retail and business brands includes Walgreens, Duane Reade, Boots and Alliance Healthcare, as well as increasingly global health and beauty product brands, such as No7, Botanics, Liz Earle and Soap & Glory.

        WBA was created through the combination of Walgreen Co. and Alliance Boots GmbH in December 2014. WBA was incorporated in Delaware in 2014 and is the successor of Walgreen Co., an Illinois corporation, which was formed in 1909 as a successor to a business founded in 1901. Its principal executive offices are located at 108 Wilmot Road, Deerfield, Illinois 60015. WBA's common stock trades on the NASDAQ Stock Market under the symbol "WBA."

Victoria Merger Sub, Inc.

        Merger Sub is a Delaware corporation and a wholly owned subsidiary of WBA, formed on October 23, 2015 for the purpose of entering into the merger agreement and completing the transactions contemplated by the merger agreement. Upon completion of the merger, Merger Sub will cease to exist.

Certain Effects of the Merger on Rite Aid

        Upon the terms and subject to the conditions of the merger agreement, Merger Sub will merge with and into Rite Aid, with Rite Aid continuing as the Surviving Corporation and a wholly owned direct subsidiary of WBA. Rite Aid expects to de-list its common stock from the NYSE and de-register its common stock under the Exchange Act as soon as reasonably practicable following the effective time of the merger. Thereafter, Rite Aid would no longer be a publicly traded company. However, Rite Aid may continue to voluntarily file periodic reports with the SEC to the extent it is required to do so pursuant to any of its indentures that remain effective after the closing of the merger. WBA may take actions to modify these continued reporting obligations, and pursuant to the merger agreement, Rite Aid is obligated to assist with any of these actions. If the merger is completed, you will not own any shares of the capital stock of the Surviving Corporation, and instead will only be entitled to receive the merger consideration, as described under "Proposal 1: Adoption of the Merger Agreement—Merger Consideration" beginning on page 86.

        The effective time of the merger will occur upon the filing of a certificate of merger with the Secretary of State of the State of Delaware (or at such later time as Rite Aid and WBA may agree and specify in the certificate of merger).

Effect on Rite Aid if the Merger is Not Completed

        If the merger agreement is not adopted by Rite Aid stockholders or if the merger is not completed for any other reason, Rite Aid stockholders will not receive any payment for their shares of common stock. Instead, Rite Aid will remain a public company, Rite Aid's common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and Rite Aid will continue to file periodic reports with the SEC.

        Furthermore, if the merger is not consummated, and depending on the circumstances that would have caused the merger not to be consummated, it is likely that the price of Rite Aid's common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Rite Aid's common stock would return to the price at which it trades as of the date of this proxy statement.

        Accordingly, if the merger is not consummated, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Rite Aid common stock. If the merger is not consummated, the Board of Directors will continue to evaluate and review Rite Aid's business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to enhance stockholder value. If the merger agreement is not adopted by Rite Aid's stockholders or if the merger is not consummated for any other reason, there can be no assurance that any other transaction acceptable to Rite Aid will be offered or that Rite Aid's business, prospects or results of operation will not be adversely impacted.

        In addition, under certain specified circumstances, Rite Aid will be required to reimburse certain of WBA's expenses incurred in respect of the transactions contemplated by the merger agreement, will be required to pay WBA a termination fee upon the termination of the merger agreement or will be entitled to receive a termination fee from WBA, as described under "Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—Termination Fees" beginning on page 106 and "Proposal 1: Adoption of the Merger Agreement—Expense Reimbursement" beginning on page 107.

Merger Consideration

        At the effective time of the merger, each share of Rite Aid common stock issued and outstanding immediately prior to the effective time of the merger (other than excluded shares) will be converted into the right to receive the per share merger consideration, and will cease to be outstanding, will automatically be cancelled and will cease to exist, and each certificate that immediately prior to the effective time of the merger represented any of the shares of Rite Aid common stock (other than the excluded shares) or non-certificated shares held in book-entry form representing any such Rite Aid common stock will thereafter represent only the right to receive the per share merger consideration. As described under "Proposal 1: Adoption of the Merger Agreement—Exchange Procedures" beginning on page 87, at or prior to the effective time of the merger, WBA will deposit, or cause to be deposited, with a designated paying agent, a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary to pay the aggregate per share merger consideration. After the effective time of the merger, once a stockholder has provided the paying agent with his or her stock certificates or book-entry shares, as applicable, and the other items specified by the paying agent, the paying agent will promptly pay the stockholder the per share merger consideration.

        After the merger is completed, under the terms of the merger agreement, you will have the right to receive the per share merger consideration, but you no longer will have any rights as a Rite Aid stockholder as a result of the merger (except for the right to receive the merger consideration and except that stockholders who properly exercise and perfect their demand for right of appraisal will instead have the right to receive a payment for the "fair value" of their shares as determined pursuant to an appraisal proceeding as contemplated by Delaware law, as described under "The Merger—Appraisal Rights" beginning on page 75).

Background of the Merger

        The Board of Directors regularly reviews and assesses Rite Aid's performance, risks, opportunities and strategy at board meetings. Additionally, the Board of Directors and Rite Aid management regularly review and evaluate the possibility of pursuing various strategic alternatives and relationships as part of Rite Aid's ongoing efforts to strengthen its businesses and maximize value for its stockholders, taking into account economic, regulatory, competitive and other conditions. From time to time, at Rite Aid's request, Citi, a financial advisor to Rite Aid, has assisted Rite Aid management and the Board of Directors in evaluating various potential strategic alternatives available to Rite Aid.

        Throughout 2012, 2013 and the first half of 2014, the Board of Directors met from time to time to discuss any approaches directed to Rite Aid, as well as outreaches made by Rite Aid, concerning potential strategic transactions, in each case with a number of third parties, which included, among others, discussions with retailers, including retailers that operate pharmacies, and pharmacy benefit management companies, which we refer to as PBMs, and companies that operate PBMs relating to an acquisition of, or business combination involving, Rite Aid. During this period, Rite Aid management kept the Board of Directors apprised of the status of discussions with any third parties regarding a potential business combination transaction.

        On August 27, 2012, at the request of Rite Aid, Mr. John Standley, Chief Executive Officer of Rite Aid, and other members of Rite Aid management, together with a representative from Citi, met with representatives of Party A and discussed, among other things, a potential business combination transaction between Rite Aid and Party A. During this meeting, Party A informed Rite Aid that it was not interested in exploring such a transaction with Rite Aid.

        In early 2013, representatives of a financial advisor to Party B approached Rite Aid to explore a potential business combination transaction between Rite Aid and Party B. After several meetings among representatives of Party B, Rite Aid and their respective advisors during the first half of 2013, Party B informed Rite Aid that it was not interested in continuing with discussions regarding a potential business combination transaction with Rite Aid.

        In the summer of 2013, Rite Aid management contacted Party C to discuss a possible business combination transaction. On July 29, 2013, Rite Aid and Party C executed a confidentiality agreement to protect confidential information of Rite Aid. Following Party C's due diligence review through the fall of 2013, representatives of Party C advised Rite Aid that Party C was not interested in a potential business combination transaction with Rite Aid and would only consider acquiring certain assets of Rite Aid. Rite Aid determined that it was not in Rite Aid's interests to proceed with an asset sale transaction with Party C at that time.

        In the first half of 2014 through the summer of 2014, Mr. Standley, together with representatives of Citi, had discussions with representatives of Party D regarding a potential business combination transaction between Rite Aid and Party D.

        On August 15, 2014, Rite Aid and Party D executed a confidentiality agreement obligating Rite Aid to protect confidential information of Party D. Subsequently, Rite Aid began conducting a due diligence review of Party D.

        With the Board of Directors generally apprised of Rite Aid management's ongoing exploration of third-party interest in pursuing a business combination transaction, over the course of a series of discussions during the month of August 2014, Mr. Standley discussed various strategic alternatives with a senior executive of Party E. During these discussions, Mr. Standley concluded that Party E was not interested in exploring a potential business combination transaction with Rite Aid.

        On September 30, 2014, the Board of Directors met in-person at a regular meeting, which was attended by members of Rite Aid management and representatives of Citi. Rite Aid management and Citi provided their respective views on the current state of, and prospects for, the retail drugstore sector, as well as Rite Aid in particular, and potential strategic alternatives available to Rite Aid, including remaining an independent company as well as potential business combinations and sale and acquisition transactions, including, among others, the potential acquisition of EnvisionRx and potential business combination transactions with Party D and Party F, including potential synergy opportunities. At this meeting, Citi informed the Board of Directors as to the nature of Citi's existing and previous relationship with Party D. Following this discussion, the Board of Directors directed Rite Aid management to continue exploratory discussions with Party D and to continue engaging with other parties that may be potentially interested in pursuing a strategic transaction, including EnvisionRx and Party F.

        Shortly thereafter, Mr. Standley called a senior executive of Party F to explore a potential strategic transaction with Party F. Party F declined to consider exploration of a potential strategic transaction between Party F and Rite Aid.

        As directed by the Board of Directors at the September 30, 2014 meeting, Mr. Standley also continued discussions with representatives of Party D regarding a potential strategic transaction with Party D.

        On October 9, 2014, Rite Aid submitted a letter of interest to Party D setting forth certain preliminary terms for exploring a possible business combination transaction, including, among other terms, Rite Aid stockholders owning proportionate interests in the combined company, adjusted to provide for a control premium for Rite Aid stockholders and with the combined company's board composition reflecting such proportionate ownership.

        Also on October 9, 2014, as a continuation of ongoing discussions regarding a strategic partnership with EnvisionRx, Mr. Standley and other representatives of Rite Aid met in-person with representatives of EnvisionRx to discuss a potential strategic partnership with EnvisionRx. During this meeting, the companies discussed a potential sale of EnvisionRx to Rite Aid.

        On October 14, 2014, Rite Aid and Party D executed a confidentiality agreement, in addition to one previously executed on August 15, 2014, obligating Party D to protect the confidential information of Rite Aid.

        Beginning on October 22, 2014, representatives of Jones Day, antitrust counsel to Rite Aid, together with antitrust counsel to Party D and third-party economic experts, began their review and discussions regarding possible regulatory issues relating to a potential business combination transaction between Rite Aid and Party D.

        In the third week of October 2014, in response to inquiries from Rite Aid management, a representative of EnvisionRx contacted Mr. Standley and communicated that EnvisionRx would consider a proposal from Rite Aid regarding a potential acquisition of EnvisionRx by Rite Aid.

        On October 23, 2014, representatives of Rite Aid and Party D and their respective advisors had a telephonic meeting to discuss organizational matters relating to a potential business combination transaction between Rite Aid and Party D.

        On October 29, 2014, with the Board of Directors generally apprised of the development of discussions between Rite Aid management and EnvisionRx, Rite Aid submitted a non-binding preliminary indication of interest to EnvisionRx, subject to various conditions, including Rite Aid conducting a due diligence review of EnvisionRx.

        On November 5, 2014, Mr. Standley and other members of Rite Aid management met in-person with the Chief Executive Officer and another representative of Party G to discuss, among other things, strategic alternatives involving Rite Aid and Party G. During this meeting, Rite Aid and Party G agreed to continue their exploration of a potential business combination transaction after further internal analysis and review with their respective boards of directors.

        Throughout the summer and fall of 2014, Rite Aid management kept the Board of Directors generally apprised of Rite Aid management's ongoing exploration of third-party interest in pursuing a potential business combination transaction.

        At a special telephonic meeting of the Board of Directors on December 5, 2014, which was attended by members of Rite Aid management and representatives of Citi, Mr. Standley informed the Board of Directors that Party D had not formally responded to Rite Aid's letter of interest submitted on October 9, 2014. Mr. Standley also reviewed with the Board of Directors his preliminary discussions with representatives of Party G regarding exploring a potential acquisition of or business combination transaction with Rite Aid. Mr. Standley also updated the Board of Directors on the status of communications with EnvisionRx regarding a potential acquisition transaction. At the request of Mr. Standley, Citi discussed with the Board of Directors preliminary financial matters related to a potential acquisition of EnvisionRx. After discussion, the Board of Directors authorized Rite Aid management to communicate Rite Aid's continued interest in acquiring EnvisionRx for $2 billion, subject to the remaining terms indicated in Rite Aid's October 29, 2014 preliminary indication of interest.

        During the first week of January 2015, representatives of Party D approached Mr. Standley to express Party D's interest in re-engaging in discussions to explore a potential business combination transaction with Rite Aid. In response, Mr. Standley communicated that Rite Aid was in the process of considering another transaction (which was the acquisition of EnvisionRx) but that he would review Party D's proposal with the Board of Directors.

        In early 2015, with the Board of Directors generally apprised of Rite Aid management's ongoing exploration of third-party interest in pursuing a potential business combination transaction, Mr. Standley contacted Mr. Stefano Pessina, WBA's Executive Vice Chairman and Acting Chief Executive Officer at that time, to request a meeting with WBA's management to discuss a potential business combination transaction between Rite Aid and WBA.

        On January 9, 2015, the Board of Directors held a special telephonic meeting which was attended by members of Rite Aid management and representatives of Citi, Skadden, Arps, Slate, Meagher & Flom LLP, legal counsel to Rite Aid, which we refer to as Skadden, and Moelis & Company LLC, which we refer to as Moelis, which had been retained by Rite Aid in light of Party D's expression of interest in re-engaging in discussions, Citi's ongoing relationship with Party D and Rite Aid management's view that the Board of Directors should consider, given the status of discussions with each party at that time, whether to suspend discussions with EnvisionRx to further explore a potential combination transaction with Party D. Mr. Standley updated the Board of Directors regarding Party D's renewed interest in exploring a possible business combination transaction with Rite Aid. Citi and Moelis each discussed with the Board of Directors preliminary financial matters relating to a potential transaction with Party D and Rite Aid management's business and strategic rationale for a potential transaction with Party D as compared to an acquisition of EnvisionRx. The representatives of Skadden then discussed in detail with the directors their fiduciary duties in considering alternative transactions, including evaluating the benefits and risks to Rite Aid and its stockholders of each transaction and the merits of each transaction as compared to other potential strategic alternatives for Rite Aid. The Board of Directors, Rite Aid management and advisors engaged in a discussion about potential transactions with Party D and EnvisionRx, including, among other things, the business, strategic and potential value creation rationales for each transaction, the regulatory issues associated with each transaction, the assessment of the potential interest of third parties in acquiring Rite Aid and the potentially transformative nature of a transaction with Party D. After discussion, the Board of Directors directed Rite Aid management to re-engage in discussions with Party D to explore further the potential for a transaction with Party D and, at that time, suspend its consideration of the EnvisionRx transaction. The Board of Directors also directed Rite Aid management to continue to explore other potential strategic alternatives, including a possible transaction with WBA.

        On January 12, 2015, during an in-person meeting, Mr. Standley and Mr. Pessina discussed a potential business combination transaction between Rite Aid and WBA. During this meeting, Mr. Pessina agreed to continue discussing a potential transaction between the two companies in the following weeks, and communicated that WBA would require an agreement from Rite Aid to negotiate exclusively with WBA as a condition to continuing discussions.

        Between January 12 and January 16, 2015, representatives of Rite Aid and Party D and their respective advisors held several telephonic meetings to discuss further the potential synergies that might be realized in a business combination transaction between Party D and Rite Aid.

        On January 15, 2015, representatives of Rite Aid and Party D and their respective advisors held an in-person meeting to discuss the strategic rationale, risks and opportunities in a potential merger of Party D and Rite Aid, including, among other things, costs and revenue synergies of the potential combined company. During this meeting, representatives of Party D indicated that Party D was reconsidering its interest at that time in continuing with discussions regarding a potential business combination transaction between the parties.

        On January 17, 2015, Party D's representatives informed Rite Aid that Party D would not be in a position to pursue a transaction with Rite Aid at that time and would not be able to re-engage in discussions with Rite Aid regarding a potential business combination transaction for at least several months.

        On January 19, 2015, the Board of Directors held a special telephonic meeting which was attended by members of Rite Aid management and representatives of Citi, Moelis and Skadden to discuss Party D's decision not to pursue a transaction with Rite Aid. Mr. Standley reported to the Board of Directors on his meeting with Mr. Pessina on January 12, 2015 regarding a potential business combination transaction with WBA, including that WBA would require an agreement from Rite Aid to negotiate exclusively with WBA as a condition to continuing discussions. The Board of Directors discussed at length potential strategic alternatives, including, among others, a potential transaction with WBA. Moelis and Citi discussed certain financial matters, including Rite Aid management's financial and strategic rationales, regarding a transaction with EnvisionRx, as well as the status of, and Rite Aid management's financial and strategic rationales regarding, a transaction with Party D. In addition, the Board of Directors discussed the relative merits and benefits and risks for Rite Aid and its stockholders of potential transactions with Party D, Party G and WBA and of remaining independent. Mr. Standley advised the Board of Directors of a proposed telephonic meeting scheduled the next day with Party G's Chief Executive Officer, at the request of the Chief Executive Officer of Party G, to follow-up on their discussions on November 5, 2014. The Board of Directors also discussed whether to re-engage with EnvisionRx with respect to a potential strategic transaction and the impact that an acquisition of EnvisionRx could have on a potential transaction with Party D, Party G, WBA or another potential acquiror of Rite Aid. The Board of Directors determined that it would be in the best interests of Rite Aid stockholders to pursue a transaction with EnvisionRx and authorized Rite Aid management to re-engage in discussions with EnvisionRx regarding a potential transaction with EnvisionRx, which discussions continued during the remainder of January and early February 2015.

        Also on January 19, 2015, representatives of Jones Day, antitrust counsel to Party D and third-party economic experts were instructed to cease their review on a preliminary basis of possible regulatory issues related to a potential business combination transaction between Party D and Rite Aid.

        On January 20, 2015, Mr. Standley had a telephonic meeting with Party G's Chief Executive Officer. During this meeting, the Chief Executive Officer of Party G indicated Party G was not interested in pursuing a business combination transaction with Rite Aid.

        On January 21, 2015, as authorized by the Board of Directors during the January 19, 2015 meeting, Mr. Standley had a telephonic meeting with a representative of EnvisionRx to inform EnvisionRx of Rite Aid's continued interest in acquiring EnvisionRx.

        On February 9, 2015, the Board of Directors held a special telephonic meeting to discuss potential transactions with EnvisionRx and WBA. Members of Rite Aid management and representatives of Citi and Skadden also attended. During this meeting, Mr. Standley reviewed with the Board of Directors his previous discussions with WBA regarding a potential acquisition of Rite Aid by WBA, including the impact that an acquisition of EnvisionRx could have on a potential transaction with WBA or another possible acquiror of Rite Aid. Among other matters, representatives of Skadden discussed in detail with the directors their fiduciary duties in considering alternative transactions, including with EnvisionRx and WBA. The Board of Directors further discussed having a thorough review process to assess the benefits and risks to Rite Aid and its stockholders of any potential transactions, the merits of the transactions as compared to other potential strategic alternatives for Rite Aid, including a potential sale of control or merger transaction, the level of potential interest of third parties in a sale or business combination transaction with Rite Aid, and the impact of pursuing an acquisition of EnvisionRx on such a potential sale or business combination transaction.

        The Board of Directors, Rite Aid management and advisors discussed the significant cost and revenue synergies for Rite Aid and potential value for its stockholders that could result from a transaction with EnvisionRx and that, based on Rite Aid's previous discussions with other parties, there was no certainty that Rite Aid could enter into an alternative strategic transaction with WBA or another party. After further consideration, the Board of Directors unanimously agreed that Rite Aid should proceed with negotiating the final terms of a merger agreement with EnvisionRx.

        After further negotiations and final authorization by the Board of Directors, Rite Aid and EnvisionRx entered into a merger agreement on February 10, 2015 pursuant to which Rite Aid would acquire EnvisionRx.

        Following Mr. Standley and Mr. Pessina's discussion on January 12, 2015 and continuing through February 2015, representatives of Rite Aid and WBA had several discussions to explore further a potential business combination transaction between Rite Aid and WBA, including among other things, discussions regarding the form of consideration and transaction structure.

        On March 3, 2015, Rite Aid and WBA entered into a mutual confidentiality agreement to allow the parties to begin due diligence and continue discussions.

        On March 5, 2015, at WBA's request, members of Rite Aid's and WBA's respective management met in-person in Palm Beach, Florida. During this meeting, representatives of WBA expressed WBA's interest in exploring a potential business combination transaction with Rite Aid.

        In the weeks following the meeting on March 5, 2015, representatives of Rite Aid and WBA continued with discussions regarding a potential business combination transaction, including, among other things, discussions relating to the permitted scope of WBA's due diligence of Rite Aid to complete its synergies analysis. During those discussions, Mr. Pessina proposed a two-step transaction to complete WBA's acquisition of Rite Aid, with the sale of a subset of Rite Aid stores to WBA as the first step followed by WBA's acquisition of Rite Aid's outstanding stock for an all or primarily cash price. Mr. Standley communicated that he would review WBA's proposal with the Board of Directors.

        From mid-April 2015 through June 2015, WBA and its advisors continued with its due diligence review to complete its synergies analysis. Prior to this, Rite Aid management had kept the Board of Directors generally apprised of developments with WBA since preliminary discussions first began in early 2015.

        On May 8, 2015, Rite Aid received a non-binding, preliminary indication of interest from WBA, which we refer to as the WBA Initial Proposal. The WBA Initial Proposal included a purchase price for all of Rite Aid's outstanding shares of $9.00 per share in all or primarily cash with the remainder in WBA's stock (representing a premium of approximately 14.5% to Rite Aid's closing stock price on May 7, 2015), subject to, among other things, confirmatory due diligence on, among other things, Rite Aid's capital structure, Rite Aid's meeting or exceeding analyst projections for financial results, the expected synergy potential from the transaction and validation of the potential value of net operating losses, which we refer to as NOLs. In the WBA Initial Proposal, WBA proposed a two-step transaction, as had been proposed in previous discussions between the parties, with the sale of a subset of Rite Aid stores to WBA as the first step. WBA also requested a 60-day period in which Rite Aid would be required to negotiate exclusively with WBA, and requested that Rite Aid terminate any ongoing discussions with any other parties and inform WBA of any unsolicited approaches Rite Aid might receive during the exclusivity period.

        On May 9, 2015, Mr. Pessina called Mr. Standley to indicate that certain factors, including WBA's due diligence of Rite Aid, the takeover speculation in Rite Aid's stock price and the market pressures in the retail drugstore industry, affected the purchase price and limited the premium that WBA would pay for Rite Aid. Also on May 9, 2015, a member of Rite Aid management expressed Rite Aid's disappointment with the WBA Initial Proposal to a representative of WBA, but informed the WBA representative that Rite Aid management would review the WBA Initial Proposal with the Board of Directors.

        On May 11, 2015, the Board of Directors held a special telephonic meeting which was attended by members of Rite Aid management and representatives of Citi and Skadden to discuss the WBA Initial Proposal and discuss and authorize the Board of Directors' proposed response to the WBA Initial Proposal. As previously reviewed with the Board of Directors, representatives of Skadden then discussed in detail with the directors their fiduciary duties in considering a transaction with WBA and the consequences of agreeing to exclusive negotiations with WBA, including, among other things, impacting Rite Aid's ability to solicit or consider transaction proposals from other bidders. After discussion of the WBA Initial Proposal with Rite Aid management and advisors, the Board of Directors determined that Rite Aid management should negotiate for a higher price. The Board of Directors also reviewed a draft of Rite Aid's response to such proposal, agreed on other responses to the WBA Initial Proposal and approved the form of the proposed response to the WBA Initial Proposal. The Board of Directors authorized Rite Aid management to proceed with discussions with WBA on the terms discussed at the meeting, but instructed Rite Aid management not to grant exclusivity.

        The following day, on May 12, 2015, Rite Aid provided a written response to WBA, which we refer to as the Initial Rite Aid Response to WBA, seeking a higher purchase price than was proposed in the WBA Initial Proposal. The response also outlined Rite Aid's position on key points regarding the WBA Initial Proposal, including, among other things, that Rite Aid was willing to continue to evaluate a two-step transaction structure to determine if it was a viable alternative, that Rite Aid was not in a position to enter into exclusive negotiations with WBA, that Rite Aid could not provide WBA the right to purchase stores from Rite Aid if the second step of the transaction was not consummated and that any transaction would need to be structured to address regulatory risk for Rite Aid stockholders.

        Shortly after receipt of the Initial Rite Aid Response to WBA, a representative of WBA contacted a member of Rite Aid management to reiterate WBA's request for a 60-day period in which Rite Aid would be required to negotiate exclusively with WBA, during which WBA and Rite Aid would seek to complete due diligence and negotiate a definitive merger agreement.

        On May 14, 2015, the Board of Directors held a special telephonic meeting with members of Rite Aid management and representatives of Citi, Skadden and Jones Day to discuss the potential WBA transaction. Mr. Standley again reviewed with the Board of Directors the WBA Initial Proposal and the Initial Rite Aid Response to WBA, including WBA's request for exclusivity. Citi discussed with the Board of Directors preliminary financial and related matters regarding a potential transaction with WBA, including, among other things, Rite Aid management's internal financial projections and initial perspectives regarding potential synergies in a transaction with WBA, Rite Aid's share price trading history, research analyst ratings and estimates, and certain transaction metrics. The Board of Directors also discussed a potential response to WBA's proposed purchase price of $9.00 per share. Rite Aid management and Citi suggested that Rite Aid continue to seek a higher purchase price from WBA, but also expressed their view that they did not expect that WBA would be willing to increase its current proposed price significantly. As previously had been reviewed with the Board of Directors, representatives of Skadden then discussed in detail with the directors their fiduciary duties in reviewing a transaction with WBA and the considerations in deciding whether to agree to exclusive negotiations. The Board of Directors, Rite Aid management and advisors further discussed synergy estimates, their views as to the seriousness of WBA's interest in pursuing a transaction with Rite Aid, Rite Aid management's and Citi's views, based on discussions to date, that none of the other parties with which Rite Aid had discussions previously regarding a potential business combination transaction would likely be a viable acquiror of Rite Aid at that time, and the benefits and risks of soliciting potential interest of other parties in a possible business combination transaction with Rite Aid in terms of maximizing stockholder value. After further discussion, the Board of Directors authorized Rite Aid management to continue to negotiate with WBA the terms of a potential sale transaction as reviewed with the Board of Directors and to further evaluate whether to conduct a "pre-market" check to determine whether any other parties might be interested in pursuing a transaction with Rite Aid as discussions with WBA progressed.

        During the week of May 17, 2015, Mr. Standley and Mr. Pessina continued their discussions about possible terms of a transaction and, as directed by the Board of Directors in the May 14, 2015 meeting, Mr. Standley expressed Rite Aid's request that, among other things, WBA increase its proposed per share price to a $11.00 to $12.00 per share range, and view that any definitive agreement would need to provide for a high degree of certainty in terms of WBA's obligation to obtain antitrust approvals. Mr. Standley informed Mr. Pessina that the Board of Directors had determined that it was not prepared to agree to exclusive negotiations but might consider some form of commitment at a later stage of discussions if and when appropriate and that Rite Aid management and advisors believed the two-step transaction structure proposed by WBA was not viable. Throughout these discussions, an agreement on purchase price remained unresolved.

        On May 21, 2015, a member of WBA management requested that members of Rite Aid's and WBA's respective management meet in-person to further discuss the two-step transaction structure proposed by WBA. In response, the Rite Aid management representative informed the WBA management representative that Rite Aid believed the two-step transaction structure proposed by WBA was not viable and that WBA's proposed purchase price remained too low.

        On May 26, 2015, members of Rite Aid management and WBA management had a telephonic meeting, during which a Rite Aid representative reiterated to WBA management that Rite Aid believed the two-step transaction structure was not viable.

        On June 15, 2015, the Board of Directors held a special telephonic meeting with members of Rite Aid management and representatives of Citi and Skadden and, among other things, further discussed WBA's proposal to structure a two-step transaction. The Board of Directors instructed Mr. Standley to ask Mr. Pessina for WBA's best price for a one-step transaction. Through the remainder of June 2015 and continuing into July 2015, WBA and its advisors continued a due diligence review to complete WBA's synergies analysis.

        On June 17, 2015, Mr. Standley contacted Mr. Pessina to inform him that Rite Aid would not consider the two-step transaction structure proposed by WBA and that WBA should propose its best price for a one-step transaction.

        On July 8, 2015, a representative of Party D contacted Mr. Standley to inform him of Party D's interest in potentially re-engaging with Rite Aid in discussions regarding a potential business combination transaction involving Party D and Rite Aid.

        As a result of the discussion on July 8, 2015, with the Board of Directors generally apprised of the developments regarding Party D's potential interest in re-engaging with Rite Aid, during the period between July 9 and July 15, 2015, representatives of Rite Aid, Citi and Party D resumed discussions regarding a potential business combination transaction, with negotiations focused on the relative pro forma ownership of the stockholders of Rite Aid and Party D (and the implied exchange ratio premium for Rite Aid stockholders) in the combined company.

        On July 15, 2015, representatives of Party D met with members of Rite Aid management and a representative of Citi and communicated a preliminary indication of interest to Rite Aid, which we refer to as the Party D Proposal. The Party D Proposal included, among other things, a range of pro forma ownership of each party's stockholders in the combined company and a requirement for a sizeable equity issuance by the combined company.

        Over the several following days, representatives of Rite Aid and Party D held meetings to discuss the Party D Proposal. During these meetings, the representatives of Rite Aid and Party D discussed, among other things, the potential pro forma ownership of each party's stockholders in the combined company and governance matters, including with respect to ensuring that the stockholders of Party D would not be able to exercise control over the combined company.

        On July 17, 2015, at the requests of Rite Aid and Party D, Citi and Party D's financial advisor commenced a review of potential synergies, the pro forma capital structure, the feasibility and impact of a proposed equity issuance by Party D on the combined company, and the potential utilization of Rite Aid's NOLs by the combined company in connection with a potential business combination transaction involving Rite Aid and Party D. This review continued from July 21 through early August 2015.

        On July 30, 2015, Mr. Standley and a senior executive of Party H had a telephonic meeting to discuss, among other things, potential strategic alternatives between Rite Aid and Party H. During this meeting, the senior executive of Party H informed Mr. Standley that Party H was not interested in exploring a potential business combination transaction with Rite Aid.

        Also on July 30, 2015, at WBA's request, and with the Board of Directors generally apprised of the developments regarding WBA's continued interest in exploring a potential business combination transaction, members of Rite Aid's and WBA's respective management met in-person in Jackson Hole, Wyoming. During this meeting, WBA communicated an increased proposed purchase price of $9.90 per share, all or primarily in cash, for shares of Rite Aid stock. As previously directed by the Board of Directors during its meeting on June 15, 2015, Rite Aid management expressed Rite Aid's willingness to consider a price of $10.25 per share, all or primarily in cash (which represented a premium of approximately 14.5% to Rite Aid's closing stock price on July 16, 2015), subject to there being a high degree of certainty of closing the transaction. Rite Aid and WBA discussed other key transaction terms, including, among others, the amount of Rite Aid's termination fee if Rite Aid were to terminate the transaction to accept a superior acquisition proposal, WBA's request for an exclusive negotiation period, WBA's requisite level of efforts to obtain antitrust approvals, including the number of store divestitures WBA would be required to accept in order to obtain such approvals, and the reverse termination fee WBA would be required to pay if it did not obtain antitrust approvals. In addition, WBA indicated in this meeting that it would no longer continue to pursue a two-step transaction structure.

        On August 2, 2015, the Board of Directors held a special telephonic meeting to discuss with members of Rite Aid management and representatives from Citi and Skadden, among other things, the status of discussions with Party D and WBA, other potential strategic alternatives, other parties that might potentially be interested in an acquisition of or business combination transaction with Rite Aid, previous discussions with such parties that had declined to pursue a transaction with Rite Aid, the strategic, business and potential value creation rationale for and terms of the Party D and WBA transactions and relative benefits and risks for Rite Aid and its stockholders, and Citi's preliminary financial perspectives concerning these transactions. Citi again discussed with the Board of Directors the nature of its relationship with Party D, including its existing and previous roles on matters involving Party D, and in light of Citi's changed relationship with Party D since January 2015, the Board of Directors did not believe there was a need to retain a second financial advisor at this time. The representatives of Skadden then reviewed with the Board of Directors legal issues with respect to the current proposals including, among other things, the directors' fiduciary duties, consideration of WBA's request for a period of exclusive negotiations and the amount and triggers for the payment to WBA of a termination fee in the event Rite Aid accepted a superior acquisition proposal and terminated the definitive merger agreement. A discussion then followed regarding the possibility of discussions with other potentially interested parties, including Party A, Party C, Party G and another potential party, Party I, with Rite Aid management and Citi expressing their view that such parties were not likely to be viable acquirors of Rite Aid at that time, noting that Party C was currently engaged in a publicly announced transformative transaction. The Board of Directors determined that Rite Aid should continue discussions with Party D and WBA, renew contacts with Party A and Party G and approach Party I to determine its possible interest in pursuing an acquisition of or business combination with Rite Aid.

        On August 3, 2015, Rite Aid received a revised non-binding preliminary indication of interest from WBA, which we refer to as the WBA Revised Proposal, and a draft exclusivity agreement from WBA's outside counsel, Simpson Thacher & Bartlett LLP, which we refer to as Simpson Thacher. The terms of the WBA Revised Proposal included, among others, WBA's conditioning its proposal on Rite Aid's meeting or exceeding analyst projections for financial results, WBA's validation of potential synergies to be realized in the transaction and the value of Rite Aid's NOLs, the absence of material undisclosed liabilities or change-in-control payments, a proposal regarding the provisions limiting Rite Aid's ability to solicit and consider competing acquisition transactions in the definitive merger agreement, and providing for Rite Aid to pay a termination fee in the event a superior acquisition proposal were accepted, and a WBA reverse termination fee in the event WBA did not obtain required antitrust approvals. WBA's proposed purchase price was not specified in this proposal. WBA's draft exclusivity agreement proposed that Rite Aid would negotiate exclusively with WBA for a period of 60 days, with an option for WBA to extend such period for 30 additional days, to conduct due diligence and negotiate a definitive acquisition agreement with Rite Aid.

        Also on August 3, 2015, Jones Day and Weil, Gotshal & Manges LLP, antitrust counsel to WBA, discussed potential regulatory matters.

        Rite Aid provided WBA with its comments to the WBA Revised Proposal on August 6, 2015, which we refer to as the Rite Aid Response to the WBA Revised Proposal, consistent with guidance previously provided by the Board of Directors. Proposed changes included, among others, declining to commit to an exclusive negotiation period and counterproposals regarding regulatory approval and deal protection terms. Rite Aid also provided WBA with preliminary financial information regarding Rite Aid's capital structure at that time.

        On August 7, 2015, representatives of Rite Aid management and WBA management discussed the Rite Aid Response to the WBA Revised Proposal. WBA management advised that while WBA was prepared to work to complete due diligence and negotiations within 30 days, WBA would require, in lieu of an exclusive negotiations agreement, as a condition to continuing discussions, that Rite Aid enter into a notification agreement, which we refer to as the Notification Agreement, requiring Rite Aid to advise WBA of any alternative acquisition and other alternative transaction proposals or discussions concerning such a transaction that it engaged in, initiated or received during the term of the Notification Agreement. A representative of Rite Aid management responded that Rite Aid management would need to discuss the concept of such a Notification Agreement with the Board of Directors and informed WBA that their respective counsel would need to discuss as well.

        On August 7, 2015, Simpson Thacher provided Skadden with a draft of the Notification Agreement, and Skadden and Simpson Thacher discussed the draft agreement.

        On August 8, 2015, members of WBA management called members of Rite Aid management to advise Rite Aid again that WBA would not pursue further discussions with Rite Aid unless Rite Aid entered into the Notification Agreement. Members of Rite Aid management responded that the Board of Directors would consider the Notification Agreement at its meeting scheduled for August 11, 2015.

        Also on August 8, 2015, consistent with the direction provided by the Board of Directors, a representative of Citi contacted a representative of Party I to inquire if Party I might have interest in a potential acquisition of or business combination transaction with Rite Aid. The representative of Party I responded that Party I would provide a response regarding whether Party I might have any interest in such a transaction within the following few days.

        On August 10, 2015, at the direction of the Board of Directors, a representative of Citi contacted a representative of Party A to inquire if Party A had interest in a potential acquisition of or business combination with Rite Aid. The Party A representative responded that Party A was likely not interested in such a transaction with Rite Aid and would confirm that position with other members of Party A management.

        Also on August 10, 2015, Party D communicated to Citi a revised preliminary, non-binding indication of interest regarding a possible business combination with Rite Aid. The terms included, among others, a revised proposal by Party D on the pro forma ownership of the combined company by Rite Aid stockholders.

        On August 11, 2015, the Board of Directors held a special telephonic meeting, at which members of Rite Aid management and representatives of Citi and Skadden were present. At this meeting, the Board of Directors was updated on the status of discussions with WBA, Party A, Party D, Party G and Party I, the strategic, business and potential value creation rationales for potential transactions with Party D and WBA (the only two parties with which Rite Aid was actively involved in discussions at such time) and potential legal, fiduciary and regulatory issues with respect to the potential transactions with Party D and WBA, including potential fiduciary issues relating to whether Rite Aid should enter the Notification Agreement with WBA in light of Rite Aid's discussions with Party D and other parties about potential acquisition and business combination transactions. Citi discussed certain financial matters, including the revised terms of each of the potential transactions with Party D and WBA, and also provided an update on discussions with two other potential transaction partners, Party A and Party I. The Citi representatives and Mr. Standley noted that Party A had communicated that it would likely have no interest and would confirm its position, that Rite Aid was still awaiting Party I's response and that Mr. Standley was scheduled to speak with the Chief Executive Officer of Party G the next day. The Board of Directors, Rite Aid management and advisors discussed considerations relating to the proposed Notification Agreement in the context of a potential sale of Rite Aid to various potential acquirors or other counterparties to a business combination transaction, a comparison of key transaction terms, benefits and transaction consummation and other risks, certain regulatory and governance considerations relating to the proposed transactions, the potential pro forma impact of a transaction with WBA or Party D, and the difficulties in seeking to pursue both transactions at the same time. After further discussion, the Board of Directors determined that, based on discussions then to date, an all or primarily in cash offer from WBA to acquire Rite Aid at an acceptable price together with a commitment from WBA to divest up to 1,000 Rite Aid or WBA stores if required to obtain antitrust approvals and subject to satisfactory resolution of other terms would represent a more attractive transaction for Rite Aid stockholders than Party D's then-current proposal. The Board of Directors believed, with a number of threshold issues remaining unresolved, Party D's then-current proposal had greater uncertainty with respect to closing than WBA's proposal and offered Rite Aid stockholders a likely lower value than a $10.00 per share price all or primarily in cash from WBA given, among other things, the uncertainty in determining the value for Rite Aid stockholders of Party D's then-current proposal and the long-term business and execution risks associated with the proposed business combination with Party D. The Board of Directors instructed Rite Aid management to negotiate the remaining threshold terms with WBA as discussed, including seeking a purchase price in the range of $10.00 to $10.25 per share and a commitment from WBA to divest up to 1,000 Rite Aid or WBA stores if required to obtain antitrust approvals, before responding to Party D's proposal. The Board of Directors also instructed Rite Aid management to await the outcome of Rite Aid's communications with other potential acquirors, Party A, Party G and Party I, and if no such other party indicated interest in pursuing a transaction with Rite Aid, to negotiate the terms of the Notification Agreement with WBA, as reviewed with the Board of Directors.

        Following the board meeting, Mr. Standley called the Chief Executive Officer of Party G to determine whether Party G might have any interest in a potential acquisition of or business combination with Rite Aid. The Chief Executive Officer of Party G responded that he would discuss this with Party G's lead director and then advise Mr. Standley of Party G's position.

        Also on August 11, 2015, Party I emailed a representative of Citi to request that Rite Aid sign a confidentiality agreement to explore a potential business combination transaction.

        Later that day, as directed by the Board of Directors at the August 11, 2015 meeting, Mr. Standley called Mr. Pessina and communicated updated proposed terms to the Rite Aid Response to the WBA Revised Proposal. Rite Aid's revised terms included, among others, an all or primarily in cash purchase price of $10.25 per share of Rite Aid stock, WBA's agreement to divest up to 1,000 Rite Aid or WBA stores if required to obtain antitrust approvals, and completion of due diligence and negotiation of a merger agreement within 30 days after commencing diligence. Mr. Pessina responded with a counterproposal, providing for an all or primarily in cash purchase price of $10.00 per share of Rite Aid stock, WBA's commitment to divest up to 750 stores if required to obtain antitrust approvals, and an agreement that Rite Aid would agree to exclusive negotiations for a short period in the event that following the initial 30-day negotiation period the parties were close to reaching agreement on a definitive acquisition agreement. Mr. Standley responded that the Board of Directors might be willing to consider a purchase price of $10.10 per share provided WBA committed to divesting up to 1,000 Rite Aid or WBA stores if required to obtain antitrust approvals and subject to satisfactory resolution of other terms. Mr. Standley and Mr. Pessina agreed to discuss the revised proposals with members of their respective boards of directors.

        Following discussions among members of Rite Aid management and representatives of Skadden and Citi regarding the likely level of Party I's interest based on discussions to date in pursuing a business combination transaction with Rite Aid, at Rite Aid's direction, a representative of Citi contacted a representative of Party I to inform Party I that it should rely on public information in its initial evaluation of whether it might have any interest in a potential business combination with Rite Aid.

        From August 11, 2015 to August 16, 2015, Mr. Standley and Mr. Pessina held multiple telephonic meetings to negotiate the terms of a potential transaction. During these discussions, Mr. Pessina indicated that WBA would be willing to proceed with negotiating a transaction on the basis of an all or primarily in cash price of $10.00 per share of Rite Aid stock, a 1,000 store divestiture limitation if required in connection with obtaining antitrust approvals, a termination fee payable by Rite Aid in the event Rite Aid accepted an alternative acquisition proposal and a reverse termination fee payable by WBA if WBA did not obtain antitrust approvals for the transaction, each equal to 3% of Rite Aid's transaction equity value, and the execution by the parties of the Notification Agreement in its negotiated form. Mr. Standley advised Mr. Pessina that, among other things, the amount of the termination fees would need to remain subject to further negotiation after taking into consideration other relevant transaction, deal protection and regulatory terms in the definitive acquisition agreement. Mr. Standley further indicated that he was not authorized by the Board of Directors to enter into the Notification Agreement or to agree to any subsequent period of exclusive negotiations, but that he would discuss such matters as appropriate with the Board of Directors. During this week, at Rite Aid's direction, representatives of Citi also had telephonic meetings with representatives of WBA regarding the proposed terms of the transaction.

        On August 12, 2015, Skadden sent comments to the draft Notification Agreement to Simpson Thacher.

        Also on August 12, 2015, at Rite Aid's direction, a representative of Citi informed a representative of Party D on behalf of the Board of Directors that Rite Aid was in the process of considering another transaction and would provide an update to Party D during the week of August 17, 2015 regarding whether Rite Aid remained interested in proceeding with the negotiation of a possible transaction with Party D.

        On August 13, 2015, a representative of Party A informed a representative of Citi that Party A was not interested in exploring a transaction with Rite Aid. Later that day, a representative of Party I also informed a representative of Citi that Party I was not interested in exploring a transaction with Rite Aid.

        On August 13 and 14, 2015, Simpson Thacher and Skadden exchanged comments on the Notification Agreement.

        On August 15, 2015, Party G's Chief Executive Officer informed Mr. Standley that Party G was not interested in a transaction with Rite Aid.

        On August 16, 2015, the Board of Directors held a special telephonic meeting, at which members of Rite Aid management and representatives of Citi and Skadden were present. Mr. Standley and representatives of Citi updated the Board of Directors on the status of discussions with Party A, Party D, Party G, Party I and WBA, noting that each of Party A, Party G and Party I had communicated that it was not interested in pursuing a transaction with Rite Aid. In connection with the Board of Directors' evaluation if there were any other potential transactional parties potentially interested in a transaction with Rite Aid, as previously discussed, Citi noted that Party C, another potential acquiror, was currently engaged in a publicly announced transformative transaction and that an acquisition of Rite Aid by Party C was therefore viewed as likely not viable at that time. Rite Aid management and Citi further provided their respective views to the Board of Directors that Party A, Party D, Party G and Party I were believed to be the most logical parties that would be in a position to acquire Rite Aid. Citi also indicated that it believed that private equity firms would likely not be as competitive in acquiring Rite Aid as a strategic buyer. Representatives of Citi and Rite Aid management discussed with the Board of Directors Rite Aid's current stock price, which had closed at $9.08 per share on August 14, 2015. Citi provided the Board of Directors its view that Rite Aid's then current stock price likely reflected in part the impact of takeover speculation resulting from published research reports identifying Rite Aid as an acquisition target. The representatives of Skadden reviewed with the Board of Directors the legal and fiduciary issues relating to both transactions, including determining whether or not to enter into the Notification Agreement with WBA. After further discussion regarding WBA's willingness to proceed on the basis of an all or primarily in cash offer of $10.00 per share together with a commitment from WBA to divest up to 1,000 Rite Aid or WBA stores if required to obtain antitrust approvals and subject to satisfactory resolution of other terms, the Board of Directors directed Rite Aid management to enter into the Notification Agreement with WBA on the terms reviewed with the Board of Directors and with any amendments or modifications that were advisable before execution thereof and expressed consensus that Rite Aid management and advisors should proceed with diligence and negotiation of a potential transaction with WBA and to suspend discussions with Party D during the term of the Notification Agreement.

        After the board meeting, as directed by the Board of Directors, a representative of Citi informed a representative of Party D that Rite Aid was in the process of considering an alternative transaction and would provide an update to Party D at a later date as to whether Rite Aid was interested in exploring a possible business combination transaction with Party D.

        After further negotiations on August 18, 2015, WBA and Rite Aid entered into the Notification Agreement.

        On August 18, 2015, at Rite Aid's direction, a representative of Citi informed a representative of Party D that Rite Aid would be proceeding with negotiations involving another party.

        On August 20, 2015, Rite Aid provided WBA and its advisors with access to a virtual data site established by Rite Aid, and WBA began conducting a due diligence review of materials provided by Rite Aid in the virtual data site. On September 2, 2015, Skadden received an initial draft of the merger agreement from Simpson Thacher.

        On September 11, 2015, Skadden sent comments on the draft merger agreement to Simpson Thacher. Among other things, the comments focused on WBA's required effort to obtain antitrust approvals, WBA's commitment to obtain debt financing and deal protection terms.

        On September 12, 2015, Mr. Standley called Mr. Pessina to discuss the antitrust approvals and other key provisions in the merger agreement. Mr. Pessina communicated to Mr. Standley that WBA's current analysis of the acquisition, which was still ongoing, had reaffirmed WBA's view that a portion of the merger consideration might need to be in the form of WBA stock.

        On September 17, 2015, the notification period under the Notification Agreement expired and WBA did not thereafter pursue renegotiation of the term of such agreement. On September 18, 2015, Skadden received a revised draft of the merger agreement from Simpson Thacher.

        On September 21, 2015, members of Rite Aid's and WBA's respective management, Skadden and Simpson Thacher, negotiated the open issues in the draft merger agreement. On September 22, 2015, Simpson Thacher informed Skadden that it did not have the authority to further negotiate the merger agreement on WBA's behalf since the parties had reached an impasse in the negotiation of certain key terms and that Simpson Thacher had been instructed to request that Skadden prepare a revised draft of the merger agreement to reflect Rite Aid's current positions. As a result of this discussion, later that same day, a representative of Rite Aid management contacted a representative of WBA management to inform WBA that Rite Aid did not believe it would be productive for Skadden to prepare a revised draft of the merger agreement without further discussing WBA's positions with Simpson Thacher and that WBA should contact Rite Aid when it was prepared to proceed with further discussions regarding the merger agreement.

        During the third week of September 2015, given Rite Aid management's concern that it was possible WBA may no longer be prepared to pursue a transaction with Rite Aid on acceptable terms, at Rite Aid's direction, a representative of Citi contacted a representative of Party D regarding the possibility of exploring a potential business combination transaction. In response, Party D indicated that it was pursuing an alternative strategic direction and would not be in a position to discuss a potential transaction with Rite Aid until after completion of its alternative plan.

        On September 24, 2015, the Board of Directors held a special telephonic meeting at which members of Rite Aid management and representatives of Citi, Skadden and Jones Day were present. Mr. Standley discussed with the Board of Directors Rite Aid's stock price, which had declined by approximately 19% since Rite Aid's second quarter earnings announcement on September 17, 2015 and approximately 25% since reaching its 52-week closing day high on August 5, 2015. Rite Aid management and Citi expressed their respective views that Rite Aid's stock price decline in part may have been a result of Rite Aid's updated fiscal year 2016 guidance, announced on September 17, 2015, to reflect more recent sales trends. Rite Aid management and Citi also noted the overall recent decline in equity markets, in particular in the health care sector, and the magnified impact that this decline and Rite Aid's updated guidance may have had on Rite Aid's stock price given Rite Aid's leverage position relative to its peers. Mr. Standley also updated the Board of Directors on the status of negotiations with WBA, including the exchange of drafts of the merger agreement as well as the subsequent telephonic meetings among principals and legal counsel to negotiate terms, WBA's progress in obtaining financing for the transaction and Mr. Standley's view that WBA may seek to renegotiate its proposed purchase price in light of the recent decline in Rite Aid's stock price. Representatives of Skadden then described to the Board of Directors the impasse reached between the parties on certain key issues in WBA's draft merger agreement. Mr. Standley and Citi also provided an update on potential strategic alternatives for Rite Aid, including Citi's recent discussion with a representative of Party D. The Board of Directors provided Rite Aid management and advisors with guidance on the basis on which certain of the open issues might be resolved.

        Between September 25 and September 28, 2015, Skadden and Simpson Thacher resumed negotiations regarding the draft merger agreement.

        On October 6 and October 7, 2015, representatives from Rite Aid, WBA, Skadden and Simpson Thacher met in New York to discuss the outstanding issues in the merger agreement. During these meetings, representatives of WBA communicated WBA's need for flexibility in the rapidly changing retail drugstore and health care industry to potentially pursue other transactions during the period between entering into a transaction with Rite Aid and closing such transaction, with the understanding that WBA would agree not to acquire any retail pharmacies that would reasonably be expected to result in a material delay in obtaining, or materially increase the risk of not obtaining, antitrust approvals of the WBA/Rite Aid transaction being negotiated. In response, representatives of Rite Aid indicated that this proposal exposed Rite Aid to deal uncertainty and timing risk and that Rite Aid would need adequate protections against a material delay or risk regarding the receipt of requisite regulatory approvals. Representatives of WBA also proposed a limitation on Rite Aid's ability to incur indebtedness under its existing credit facilities, and communicated WBA's need for additional protections against a deterioration in Rite Aid's earnings between signing of the merger agreement and closing. The representatives of Rite Aid expressed their concern that such ability of WBA to pursue other transactions and limitations on the incurrence of debt and any additional protections for earnings deterioration might adversely impact the certainty of closing the transaction with Rite Aid and that Rite Aid would need adequate protections against material delays or risks in the receipt of requisite regulatory approvals. At the end of the two-day meeting, after further discussing the parties' positions on these and other open issues (other than price, which was not discussed during these meetings), the WBA team communicated that it believed the parties were at an impasse. The parties agreed to suspend their discussions with multiple business issues outstanding. On the evening of October 7, 2015, Rite Aid suspended WBA's access to the virtual data site.

        On October 8, 2015, Mr. Standley called Mr. Pessina to discuss the open business issues, including certain actions WBA would have to agree to undertake in order to obtain antitrust approvals, and the limitation on WBA's right to pursue other transactions that could delay or jeopardize obtaining antitrust approvals before the closing. Over the following days, representatives of Rite Aid and WBA management had subsequent discussions regarding WBA's need for additional protections against a deterioration in Rite Aid's earnings between signing of the merger agreement and closing, including a potential limitation on the reduction in Rite Aid's earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA (and with adjustments to be determined), and other open business issues.

        On October 12, 2015, in response to the concerns that representatives of WBA had raised the prior week and Mr. Pessina had raised during his discussion with Mr. Standley on October 8, 2015, Rite Aid provided WBA with a preliminary proposal regarding the terms under which WBA would have the flexibility to pursue other transactions.

        On October 13, 2015, representatives of WBA communicated to representatives of Rite Aid that Rite Aid's preliminary proposal did not provide WBA with sufficient flexibility to pursue other transactions. The parties' representatives then discussed other potential ways to resolve this issue.

        On October 14, 2015, the board of directors of WBA held a meeting to discuss, among other things, the potential acquisition of Rite Aid by WBA. After the meeting, Mr. Barry Rosenstein, a director of WBA, called a representative of Citi and communicated that WBA's board was confident that WBA and Rite Aid could reach agreement on the contemplated merger agreement terms but that, based on the decline in Rite Aid's stock price (which had closed at $6.13 on October 13, 2015 compared to a closing day high of $9.32 per share on August 5, 2015), WBA would only be willing to acquire Rite Aid for a price in the range of $8.00 to $9.00 per share of Rite Aid stock, all or primarily in cash, with the final price ultimately dependent on whether other outstanding key merger agreement issues were resolved on terms favorable to WBA.

        On October 15, 2015, Mr. Pessina called Mr. Standley to reiterate that, based on WBA's due diligence review of Rite Aid, the significant decline in Rite Aid's stock price, the general decline in the trading multiples of firm value to EBITDA of companies comparable to Rite Aid and changes in the market trends in the retail drugstore industry, WBA could not justify paying the premium represented by its $10.00 per share proposal and would need to revise its purchase price proposal to a range of $8.00 to $9.00 per share of Rite Aid stock, all or primarily in cash, which would represent a premium of approximately 32% to 49% to Rite Aid's closing stock price on October 14, 2015, as compared to a premium of approximately 65% if the purchase price proposal remained at $10.00 per share. In response, Mr. Standley informed Mr. Pessina that he did not believe the Board of Directors would be willing to proceed with a transaction within such range. Mr. Pessina proposed that the management and advisors of each company meet in London, England during the following week in an effort to reach agreement on the transaction terms.

        The Board of Directors held a special telephonic meeting on October 17, 2015, which was also attended by members of Rite Aid management and representatives of Citi, Skadden and Jones Day. Mr. Standley and representatives of Skadden reviewed the status of discussions with WBA since the last board meeting, including the suspension of formal discussions with WBA on October 7, 2015 and subsequent telephonic meetings between members of Rite Aid management and WBA management.

        A discussion then followed regarding the outstanding threshold issues in the merger agreement, including WBA's lower proposed purchase price in light of the decline in Rite Aid's stock price, WBA's concerns about agreeing to undertake certain actions to obtain required antitrust approvals, WBA's stated need to be able to pursue other transactions between signing of the merger agreement and closing, WBA's proposals to limit Rite Aid's ability to incur indebtedness under existing credit facilities and the potential reduction in Rite Aid's EBITDA between signing of the merger agreement and closing, and a number of employee benefit matters including, among others, Rite Aid's adoption of a retention and severance program following the announcement of a business combination transaction.

        At Mr. Standley's request, Citi discussed preliminary updated financial and market perspectives relating to Rite Aid and financial aspects of the transaction, including, among other things, the volatility and decrease in Rite Aid's stock price, the decrease in the EBITDA trading multiples of selected publicly traded companies and the median EBITDA multiple implied by Rite Aid's historical EBITDA trading multiples, the potential impact of these aspects on Rite Aid's value and the transaction, and implied multiples of selected precedent retail drugstore transactions.

        Following this discussion, a representative of Jones Day reviewed with the Board of Directors the remaining unresolved antitrust issues in the negotiations and the process for obtaining antitrust approvals.

        Following these discussions, the Board of Directors directed Rite Aid management to attempt to resolve the issues remaining in the merger agreement with WBA at the proposed meeting in London, on the basis reviewed with the Board of Directors. In making such determination, the Board of Directors considered in consultation with Rite Aid management and advisors, among other things, changes in the market trends in the retail drugstore industry since the time that WBA had made its initial $10.00 per share proposal, including the approximate 32% decline in Rite Aid's stock price since its closing day high on August 5, 2015, the EBITDA multiples implied by WBA's current proposal range as compared to relevant precedent retail drugstore transactions, Rite Aid's business, strategic and value creation prospects if it continued to operate on a standalone basis, the current challenges within the retail drugstore industry, including, among others, the fact that reimbursement rates continue to be driven down, Rite Aid's ability to participate in Medicare Part D and other commercial networks, other risks to Rite Aid's future performance, and potential compromise positions on outstanding issues that would preserve an acceptable level of certainty for Rite Aid and its stockholders that the transaction, if entered into, would close.

        From October 19, 2015 until the afternoon of October 21, 2015, representatives from Rite Aid, Citi, Skadden, WBA and Simpson Thacher met in London to discuss the open key terms in the merger agreement. At the end of the meeting, WBA and Rite Aid agreed in principle, subject to approval by the companies' respective boards of directors, that WBA would be able to engage in certain permitted transactions, other than with a retail pharmacy, after the seven-month anniversary of the agreement and prior to the closing of the transaction, provided that the termination fee payable by WBA to Rite Aid would double in amount if such a permitted transaction was consummated between the seven (7) month anniversary of the agreement and the twelve (12) month anniversary of the agreement and that Rite Aid would not be deemed to be in breach of its representations or interim operating covenants or to have failed to satisfy a closing condition to the extent such breach was a result of, or attributable to, such permitted transaction. The companies also agreed in principle, subject to approval of their respective boards of directors, that there would be a limit on Rite Aid's permitted borrowings under its existing credit facilities and a limit on any reduction in Rite Aid's EBITDA at the closing of the transaction. The companies also agreed to specific actions that WBA would be required to undertake in connection with obtaining antitrust approvals. Also at the meeting, WBA informed Rite Aid that it was prepared to pay a purchase price of $9.00 per share all-cash (which represented a premium of approximately 42% to Rite Aid's closing stock price on October 20, 2015), subject to finalization of due diligence and agreement on the remaining terms of the merger agreement, as well as approval by each party's board of directors.

        On October 21, 2015, Rite Aid granted WBA and its advisors renewed access to the virtual data site.

        Between October 21 and October 25, 2015, representatives of Skadden and Simpson Thacher exchanged drafts of the merger agreement and continued to discuss open issues and WBA continued its due diligence review.

        The Board of Directors held a special telephonic meeting on October 25, 2015, with members of Rite Aid management and representatives of Citi, the Board of Directors' independent consultant on compensation matters, Skadden and Jones Day present. At this meeting, Mr. Standley and the representatives of Skadden and Jones Day reviewed the status of discussions with WBA, the efforts of Rite Aid management and advisors to resolve outstanding issues in the merger agreement since the last board meeting on the basis previously reviewed with the Board of Directors. The representatives of Skadden described those provisions that were still being negotiated and indicated that Skadden would provide an update on further negotiations at the Board of Directors' next meeting scheduled for October 27, 2015.

        A discussion then continued regarding the resolution of remaining open issues as of the last board meeting, including the purchase price and form of consideration, provisions relating to WBA's obligation to obtain required antitrust approvals and consequences of its inability to do so, and the limitations on Rite Aid's ability to incur debt and reduction in Rite Aid's EBITDA between signing of the merger agreement and closing. With respect to the limitation on Rite Aid's indebtedness and reduction in Rite Aid's EBITDA between signing of the merger agreement and closing, Rite Aid management advised the Board of Directors that it was comfortable with the limitations subject to certain adjustments to the definition of EBITDA.

        Representatives of Skadden then discussed in detail with the directors their fiduciary duties in considering a transaction with WBA, as previously reviewed with the Board of Directors.

        Representatives of Skadden, the Board of Directors' independent consultant on compensation matters and the compensation committee of the Board of Directors, which we refer to as the Compensation Committee, then reviewed with the Board of Directors certain proposed compensation arrangements, including entering into, amending and authorizing such compensation arrangements for certain executives, which had been reviewed and discussed by the Compensation Committee of the

Board of Directors with representatives of Skadden and the Board of Directors' independent consultant on compensation matters at a prior meeting of the Compensation Committee and recommended to the Board of Directors such compensation arrangements for approval and authorization. After discussion, the independent directors of the Board of Directors present unanimously adopted resolutions to enter into, amend and authorize such compensation arrangements. The compensation arrangements authorized and approved by the Board of the Directors during this meeting are described below under "The Merger—Interests of the Directors and Executive Officers of Rite Aid in the Merger" beginning on page 63.

        At the request of the Board of Directors, Citi indicated that, assuming no material changes in the information considered, it believed it would be in a position to render an opinion to the Board of Directors regarding the proposed merger consideration from a financial point of view if asked to do so at the upcoming October 27, 2015 board meeting based on terms and discussions at that time. Representatives of Skadden also reviewed and discussed with the Board of Directors in detail the proposed terms of the merger agreement and the material terms of WBA's financing commitment.

        Mr. Standley then reviewed with the Board of Directors, management's business, strategic, financial and stockholder value creation rationale for the transaction, including, among other things, the current environment in the retail drugstore industry, including the trend of consolidation in the healthcare industry and increased competition, Rite Aid's ability to participate in Medicare Part D and other commercial networks, the all-cash merger consideration that would provide certainty of value and liquidity to Rite Aid stockholders while eliminating long-term business and execution risk, and Rite Aid's leveraged balance sheet limiting its ability to compete effectively with other retail drugstore companies with greater financial resources to invest in the expansion of their businesses.

        Between October 25 and October 27, 2015, representatives of Skadden and Simpson Thacher exchanged several drafts of the merger agreement and continued to negotiate remaining open issues and WBA completed its due diligence.

        On October 27, 2015, the Board of Directors held a regular meeting at Rite Aid's headquarters in Camp Hill, Pennsylvania that was also attended by members of Rite Aid management and representatives of Citi, Skadden and Jones Day. At the meeting, representatives of Skadden reviewed in detail with the Board of Directors its fiduciary duties in considering the transaction.

        Citi then reviewed its financial analysis of the merger consideration with the Board of Directors and rendered its oral opinion, confirmed by delivery of a written opinion dated October 27, 2015, to the Board of Directors to the effect that, as of that date and based upon and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Citi as set forth in its written opinion, the merger consideration of $9.00 per share in cash to be received by the holders of Rite Aid stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

        Mr. Standley and the representatives of Skadden and Jones Day then reviewed with the Board of Directors the final terms of the transaction and discussed the proposed resolutions of the final issues in the merger agreement, including, among others, the obligations of WBA to obtain regulatory approvals and consequences if it were unable to obtain such approvals. Representatives of Skadden also reviewed with the Board of Directors the possible amendment of Rite Aid's bylaws to adopt a forum selection bylaw provision.

        Following this review, Mr. Standley again reviewed with the Board of Directors management's business, strategic, financial and stockholder value creation rationale for the transaction, including, among other things, the all-cash merger consideration which would provide certainty of value and liquidity to Rite Aid stockholders, enabling them to realize the value that had been created at Rite Aid in recent years, while eliminating long-term business and execution risk, Rite Aid's historical stock prices and the fact that the last twelve (12) months Adjusted EBITDA (as reported by Rite Aid in its public filings and defined under "The Merger—Financial Forecasts—Forecasts" beginning on page 61) multiple implied by WBA's purchase price would be one of the highest among relevant precedent retail drugstore transactions, the current environment in the retail drugstore industry, including the trend of consolidation in the healthcare industry and increased competition, Rite Aid's ability to participate in Medicare Part D and other commercial networks, the challenges and risks of continuing as a stand-alone company, Rite Aid's efforts to seek other potential buyers for Rite Aid and the fact that no party other than WBA was prepared to pursue an acquisition of Rite Aid at that time and the belief that no other alternative transactions would create greater value for Rite Aid stockholders than the transaction with WBA.

        Following an executive session of the independent directors, the Board of Directors unanimously (with one director absent due to medical reasons) determined that the merger agreement and the transactions contemplated by the merger agreement were advisable, fair to, and in the best interests of Rite Aid and its stockholders, approved, adopted and declared advisable the merger agreement and the transactions contemplated thereby, and resolved, subject to the terms of the merger agreement, to recommend that Rite Aid stockholders approve the merger agreement and the transactions contemplated thereby. In addition, the Board of Directors unanimously (with one director absent due to medical reasons) adopted resolutions to amend the Amended and Restated By-laws of Rite Aid to add an exclusive forum provision.

        Following the meeting, in the late afternoon of October 27, 2015, Rite Aid and WBA executed the merger agreement. That same afternoon, Rite Aid and WBA issued a joint press release publicly announcing the entry into the merger agreement.

Recommendation of Our Board of Directors and Reasons for the Merger

Recommendation of Our Board of Directors to Approve the Merger Agreement and the Transactions Contemplated Thereby

        The Board of Directors, after considering various factors described below, determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Rite Aid and its stockholders, and adopted, approved and declared advisable the merger agreement and the transactions contemplated by the merger agreement. The Board of Directors' determination was unanimous among the directors present, with one director absent due to medical reasons.

        The Board of Directors recommends that you vote "FOR" the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger.

Reasons for the Merger

        In evaluating the merger agreement and the transactions contemplated thereby, the Board of Directors consulted with Rite Aid's management and legal and financial advisors and, in reaching its determinations, the Board of Directors considered a variety of factors with respect to the merger and the other transactions contemplated by the merger agreement, including the factors listed below (not necessarily in order of relative importance).

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  Rite Aid's business and operations, strategy, its current and historical financial condition and results of operations, and business plan and projected performance.

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  The current environment in the retail drugstore industry, including the trend of consolidation in the healthcare industry, increased competition, and the downward trend in third-party reimbursement levels for prescription drugs and reducing Rite Aid's margins, and the likely effect of these factors on Rite Aid in the absence of the merger.

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  Rite Aid's leveraged balance sheet limiting its ability to compete effectively with retail drugstore companies with greater financial resources to invest in the expansion of their businesses.

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  The risk that Rite Aid's ability to participate in Medicare Part D and other commercial networks would be limited.

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  The perceived challenges and risks of continuing as a standalone public company; and the assessment that no other internally developed alternatives were reasonably likely in the near term to create greater value for Rite Aid's stockholders than the merger, taking into account business, competitive, industry and market risks.

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  The long-term and recent historical trading prices with respect to shares of Rite Aid common stock and the potential trading range of the common stock absent announcement of the merger agreement and the fact that the last twelve (12) months Adjusted EBITDA (as reported by Rite Aid in its public filings and defined under "The Merger—Financial Forecasts—Forecasts" beginning on page 61), multiple implied by WBA's purchase price would be one of the highest among relevant precedent retail drugstore transactions.

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  The relationship of the $9.00 all-cash per share merger consideration to the trading price of Rite Aid common stock, including that the per share merger consideration constituted a premium of:

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  48% to Rite Aid's closing price as of October 26, 2015, the last trading day prior to the date on which public announcement of the execution of the merger agreement was made; and

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  44% to Rite Aid's thirty (30) calendar day volume weighted average price as of October 26, 2015.

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  The fact that the $9.00 all-cash per share merger consideration will provide certainty of value and liquidity to Rite Aid stockholders, enabling them to realize value that had been created at Rite Aid in recent years, while eliminating long-term business and execution risk.

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  The financial presentation and opinion of Citi, dated October 27, 2015, to the Board of Directors as to the fairness, from a financial point of view and as of the date of the opinion, of the per share merger consideration to be received by holders of Rite Aid common stock pursuant to the merger agreement, which opinion was based on and subject to the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as more fully described under "The Merger—Opinion of Rite Aid's Financial Advisor" beginning on page 55.

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  The Board of Directors' belief that it engaged in a thorough review of a potential sale, including that:

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  the Board of Directors reviewed potential strategic alternatives available to Rite Aid, including instructing Rite Aid management to engage with potential strategic partners and acquirors over the course of several years preceding management's negotiation of the transaction with WBA and, prior to entering into the merger agreement, to contact selected third parties to gauge such parties' potential interest in a business combination transaction involving Rite Aid;

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  Rite Aid management, with the assistance of Citi, acting at the Board of Directors' direction, periodically had engaged in discussions and considered potential business combination transactions with multiple potential strategic partners in an effort by Rite Aid to maximize stockholder value and the fact that no party other than WBA was prepared to pursue an acquisition of Rite Aid at that time; and

    •
    based on its review and the process conducted, the Board of Directors believed the $9.00 all-cash per share merger consideration was the best price reasonably attainable for Rite Aid's stockholders and no other alternative transactions would create greater value for Rite Aid's stockholders than the transaction with WBA.

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  The Board of Directors' belief that the merger and related transactions with WBA would be completed successfully, based on, among other things, the Board of Directors' taking into account its knowledge of WBA's financial condition and ability to fund the aggregate per share merger consideration, the repayment of all amounts owed under Rite Aid's existing credit agreements, all amounts payable in connection with any change of control offers required to be made and all other payments required in connection with the transaction, including associated fees and expenses, and the level of commitment by WBA to obtaining applicable consents and approvals under antitrust and similar laws and assuming the risks related to certain conditions and requirements that may be imposed by regulators in connection with securing such approvals up to a specified threshold, including the commitment to sell up to 1,000 stores of Rite Aid or WBA and take certain other limited actions, in each case, in order to avoid or vacate any order that would prevent or materially delay the merger.

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  While WBA is still making final decisions as to how to treat Rite Aid's outstanding notes, WBA has received a debt financing commitment from UBS Securities and UBS AG, Stamford Branch, in the amount of $12.8 billion that when combined with other sources of available cash (including $3.6 billion of excess cash on WBA's balance sheet and other amounts in excess of such $3.6 billion, including proceeds from divestitures (if any), drawings under working capital facilities, the issuance of commercial paper or externally generated cash flow, which other amounts, along with any permanent debt financing commitments and proceeds from equity issuances, may be used to reduce the debt financing commitment) and the intended assumption of approximately $2.2 billion of indebtedness, provides for funding of the aggregate per share merger consideration, all amounts owed under Rite Aid's existing credit agreements, all amounts payable in connection with any change of control offers required to be made and all other payments required in connection with the transaction, including associated fees and expenses.

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  The fact that the merger agreement was the product of arm's-length negotiations and contained terms and conditions that were, in the Board of Directors' view, favorable to Rite Aid and its stockholders.

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  The fact that the merger agreement was unanimously approved by all members of the Board of Directors present (with one director absent due to medical reasons), which is comprised of a majority of independent directors who are not affiliated with WBA and are not employees of Rite Aid or any of its subsidiaries, and which retained and received advice from Rite Aid's senior management and outside legal counsel and financial advisor in evaluating and negotiating the terms of the merger agreement.

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  The fact that Rite Aid stockholders who do not vote to adopt the merger agreement and approve the merger and who follow certain prescribed procedures are entitled to appraisal rights under Delaware law.

        The Board of Directors also specifically considered the terms of the merger agreement, including the following:

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  The Board of Directors' view that the terms of the merger agreement, including Rite Aid's obligation to pay a termination fee of $325 million, which is approximately 3.4% of the aggregate equity value of the transaction, if the merger agreement is terminated under certain circumstances, as well as the right of WBA to match any competing acquisition proposal that the

    Board of Directors determines in good faith constitutes a superior proposal, are reasonable and would not deter interested third parties from making a superior proposal.

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  Rite Aid's ability, under circumstances described in the merger agreement, to provide information to and engage in discussions or negotiations with a third party that makes an unsolicited bona fide acquisition proposal if the Board of Directors, prior to taking any such actions, determines in good faith that such acquisition proposal either constitutes a superior proposal or is reasonably likely to constitute a superior proposal.

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  That if Rite Aid were to receive an acquisition proposal from a third party that provided superior value to Rite Aid and its stockholders, so long as it followed certain procedures, Rite Aid and its Board of Directors would be able to consider such superior value and the Board of Directors may change its recommendation that Rite Aid stockholders vote in favor of the merger proposal and/or terminate the merger agreement, provided that Rite Aid concurrently pays a $325 million termination fee to WBA.

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  The ability of the Board of Directors, subject to certain conditions, to change its recommendation supporting the merger in response to an intervening event, if the Board of Directors determines that failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties.

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  The termination fee payable by WBA if the transaction is terminated because the "end date" is reached and all conditions to the closing of the merger other than antitrust approval are satisfied, or if there is a legal restraint from an antitrust authority prohibiting the transaction's consummation, and the fact that such termination fee would be doubled if WBA enters into certain types of transactions after the seven (7) month anniversary and before the twelve (12) month anniversary of signing the agreement.

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  The lack of a financing contingency to WBA's obligation to complete the merger.

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  Rite Aid's ability to specifically enforce WBA's obligations under the merger agreement, including WBA's obligations to consummate the merger, and Rite Aid's ability to seek damages upon any breach by WBA of the merger agreement.

        The Board of Directors weighed the foregoing against a number of potentially negative factors, including:

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  The significant costs involved in connection with entering into and completing the merger and the substantial time and effort of management required to complete the merger, which may disrupt Rite Aid's business operations.

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  The risk that the pendency of the merger could adversely affect Rite Aid's relationships with its customers, regulators, employees, suppliers and agents or Rite Aid's other commercial relationships.

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  The restrictions on Rite Aid's conduct of business prior to completion of the merger under the standard covenants in the merger agreement, which could prevent Rite Aid from undertaking business opportunities that may arise or taking other actions with respect to its operations during the pendency of the merger.

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  The fact that, pursuant to its obligations under the merger agreement, Rite Aid's borrowings under its revolving credit facilities cannot exceed $3 billion in the aggregate immediately prior to the closing.

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  The fact that, pursuant to the merger agreement and subject to certain conditions, Rite Aid is prohibited from soliciting other acquisition proposals.

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  The fact that, upon termination of the merger agreement under certain circumstances, Rite Aid will be required to pay to WBA a termination fee of $325 million in cash.

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  The fact that the receipt of the $9.00 per share all-cash merger consideration would be taxable to Rite Aid's stockholders that are treated as U.S. holders for U.S. federal income tax purposes.

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  The fact that Rite Aid's stockholders would forego the opportunity to realize the potential long-term value of the successful execution of Rite Aid's current strategy as an independent company and, given the all-cash consideration, the merger will not allow Rite Aid stockholders to benefit from any potential future appreciation in the value of the Rite Aid business once combined with WBA after the merger.

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  The challenge in absorbing the effect of any failure to complete the merger, including stockholder and market reactions, as well as the diversion of management's attention from ongoing business concerns during the pendency of the merger.

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  The fact that the completion of the merger would require expiration or termination of the applicable waiting periods under the HSR Act and the amount of time that might be required to obtain such expiration or termination, and the risk that other regulatory agencies may not approve the merger.

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  The fact that, while Rite Aid expects the merger to be consummated if the proposal to adopt the merger agreement is approved by Rite Aid's stockholders, there can be no assurance that all conditions to the parties' obligations to consummate the merger will be satisfied.

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  The risk that the merger could be delayed or not completed.

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  The risk that an event or development results in, at closing, a last twelve (12) months Adjusted EBITDA (as such term is defined in the merger agreement) of Rite Aid of less than $1.075 billion, which would constitute a material adverse effect pursuant to the merger agreement and thereby result in a failure to satisfy a condition to WBA's obligation to consummate the merger.

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  The fact that WBA is not required to accept divestiture and other remedies imposed by governmental authorities (i) that would result in the divestiture of more than 1,000 WBA and Rite Aid stores or (ii) other than (a) certain specified remedies or (b) remedies that would not result in an impact exceeding $100 million in the aggregate as a result of such remedies.

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  The fact that directors and officers of Rite Aid may have interests different from and in addition to Rite Aid stockholders.

        The Board of Directors believed that, overall, the potential benefits of the merger to Rite Aid's stockholders outweighed the risks and uncertainties of the merger.

        The foregoing discussion of factors considered by the Board of Directors is not intended to be exhaustive, but the Board of Directors believes that it includes the material factors considered by the Board of Directors. These factors are not listed in any particular order of priority. In light of the variety of factors considered in connection with its evaluation of the merger, the Board of Directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Board of Directors present applied his or her own personal business judgment to the process and may have given different weight to different factors. The Board of Directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Board of Directors based its recommendation on the totality of the information presented.

Opinion of Rite Aid's Financial Advisor

        Rite Aid has engaged Citi as its financial advisor in connection with the merger. In connection with this engagement, Rite Aid requested that Citi evaluate the fairness, from a financial point of view, of the merger consideration to be received by holders of Rite Aid common stock pursuant to the merger agreement. On October 27, 2015, at a meeting of the Board of Directors held to evaluate the merger, Citi rendered an oral opinion, confirmed by delivery of a written opinion dated October 27, 2015, to the Board of Directors to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications described in its opinion, the merger consideration to be received by holders of Rite Aid common stock was fair, from a financial point of view, to such holders.

        The full text of Citi's written opinion, dated October 27, 2015, which describes the assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken, is attached as Annex B to this proxy statement and is incorporated herein by reference. The description of Citi's opinion set forth below is qualified in its entirety by reference to the full text of Citi's opinion. Citi's opinion was provided for the information of the Board of Directors (in its capacity as such) in connection with its evaluation of the merger consideration from a financial point of view and did not address any other aspects or implications of the merger. Citi expressed no view as to, and its opinion does not address, the underlying business decision of Rite Aid to effect the merger, the relative merits of the merger as compared to any alternative business strategies that might exist for Rite Aid or the effect of any other transaction in which Rite Aid might engage or consider. Citi's opinion is not intended to be and does not constitute a recommendation as to how any stockholder should vote or act on any matters relating to the merger or otherwise.

        In arriving at its opinion, Citi:

  •
  reviewed an execution version of the merger agreement;

  •
  held discussions with certain of Rite Aid's senior officers, directors and other representatives and advisors and certain senior officers and other representatives and advisors of WBA concerning the business, operations and prospects of Rite Aid;

  •
  reviewed certain publicly available and other business and financial information relating to Rite Aid, including certain internal financial forecasts and other information and data relating to Rite Aid provided to or discussed with Citi by Rite Aid management;

  •
  reviewed the financial terms of the merger as set forth in the merger agreement in relation to, among other things, current and historical market prices of Rite Aid common stock, historical and projected earnings and other operating data of Rite Aid, and the capitalization and financial condition of Rite Aid;

  •
  analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations Citi considered relevant in evaluating those of Rite Aid;

  •
  considered, to the extent publicly available, the financial terms of certain other transactions which Citi considered relevant in evaluating the merger; and

  •
  conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as Citi deemed appropriate in arriving at its opinion.

        In rendering its opinion, Citi assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with Citi and upon the assurances of Rite Aid management that it was not aware of any relevant information that was omitted or that remained undisclosed to Citi. With respect to the financial forecasts and other information and data relating to Rite Aid (including, without limitation, information relating to NOLs expected by Rite Aid management to be utilized by Rite Aid on a standalone basis) that Citi was directed to utilize in its analyses, Citi was advised by Rite Aid management and assumed, with Rite Aid's consent, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of Rite Aid management as to the future financial performance of Rite Aid and the other matters covered thereby. Citi also relied, at Rite Aid's direction, upon the assessments of Rite Aid management as to, among other things, (i) the potential impact on Rite Aid of certain market, competitive and other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the retail drugstore and pharmacy services industries and (ii) Rite Aid's existing and future contractual and other commercial arrangements and relationships with third-party payors and partners. Citi assumed, with Rite Aid's consent, that there would be no developments with respect to any such matters that would have an adverse effect on Rite Aid or the merger or that otherwise would be meaningful in any respect to Citi's analyses or opinion.

        Citi did not make, and it was not provided with, an independent evaluation or appraisal of the assets or liabilities (contingent, off-balance sheet or otherwise) of Rite Aid or any other entity and Citi did not make any physical inspection of the properties or assets of Rite Aid or any other entity. Citi assumed, with Rite Aid's consent, that the merger would be consummated in accordance with the terms of the merger agreement and in compliance with all applicable laws, relevant documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, releases, waivers and agreements for the merger, no delay, limitation, restriction or condition, including any divestiture requirements, amendments or modifications, would be imposed or exist that would have an adverse effect on Rite Aid or the merger or that otherwise would be meaningful in any respect to Citi's analyses or opinion. Citi did not express any view or opinion as to the prices at which Rite Aid common stock (or any other securities of or relating to Rite Aid) may trade or otherwise be transferable at any time. Citi also did not express any opinion with respect to tax, accounting, regulatory, legal or similar matters and relied, with Rite Aid's consent, upon the assessments of representatives of Rite Aid as to such matters. In connection with its engagement, Citi was not requested to, and it did not, undertake a formal third-party solicitation process on behalf of Rite Aid; however, at Rite Aid's direction, Citi held preliminary discussions with selected third parties regarding their potential interest in a possible acquisition or other strategic transaction involving Rite Aid. Rite Aid's description of these discussions is included above under "The Merger—Background of the Merger." Representatives of Rite Aid advised Citi, and Citi also assumed, that the final terms of the merger agreement would not vary materially from those set forth in the execution version of the merger agreement that Citi reviewed.

        Citi's opinion addressed only the fairness, from a financial point of view and as of the date of such opinion, of the merger consideration (to the extent expressly specified in the opinion) to the holders of Rite Aid common stock and did not address any other terms, aspects or implications of the merger, including, without limitation, the form or structure of the merger, any offer to purchase, redeem or exchange, or consent solicitation undertaken with respect to, outstanding debt securities of Rite Aid or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the merger or otherwise. Citi expressed no view as to, and its opinion did not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other payments to any officers, directors or employees of any parties to the merger, or any class of such persons, relative to the merger consideration or otherwise. Citi's opinion was necessarily based on information available to Citi, and financial, stock market and other conditions and circumstances existing and disclosed to Citi, as of the date of its opinion. Although subsequent developments may affect its opinion, Citi is not obligated to update, revise or reaffirm its opinion. The issuance of Citi's opinion was authorized by Citi's fairness opinion committee.

        In preparing its opinion, Citi performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below is not a complete description of Citi's opinion or the analyses underlying, and factors considered in connection with, Citi's opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to summary description. Citi arrived at its ultimate opinion based on the results of all analyses and factors assessed as a whole, and it did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Citi believes that the analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying such analyses and its opinion.

        In its analyses, Citi considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Rite Aid. No company, business or transaction reviewed is identical or directly comparable to Rite Aid or the merger and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, business segments or transactions reviewed.

        The estimates contained in Citi's analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by such analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the results derived from, Citi's analyses are inherently subject to substantial uncertainty.

        Citi was not requested to, and it did not, recommend or determine the specific consideration payable in the merger. The type and amount of consideration payable in the merger were determined through negotiations between Rite Aid and WBA and the decision to enter into the merger agreement was solely that of the Board of Directors. Citi's opinion was only one of many factors considered by the Board of Directors in its evaluation of the merger and should not be viewed as determinative of the views of the Board of Directors or Rite Aid management with respect to the merger or the consideration payable in the merger.

        The following is a summary of the material financial analyses presented to the Board of Directors in connection with Citi's opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Citi's financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of such analyses. For purposes of the analyses described below, (i) the high-end of the approximate implied per share equity value reference ranges for Rite Aid derived from such analyses include the estimated present value (as of August 29, 2015) of the NOLs that Rite Aid management expects to be utilized by Rite Aid on a standalone basis (assuming a 35% tax rate for Rite Aid as directed by Rite Aid management and utilizing a discount rate of 7.17%, which estimated present value was calculated to be approximately $0.84 per share of Rite Aid common stock) and (ii) with respect to Rite Aid, the term "Adjusted EBITDA" means, as defined by Rite Aid in its public filings, net income excluding the impact of income taxes (and any corresponding adjustments to tax indemnification assets), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, debt retirements, and other items (including stock-based compensation expense, sale of assets and investments, and revenue deferrals related to our customer loyalty program).

        Selected Public Companies Analysis.    Citi reviewed publicly available financial and stock market information of Rite Aid and the following four selected companies that Citi in its professional judgment considered generally relevant, consisting of two selected publicly traded companies with operations in the retail drugstore industry, which we refer to as the selected retail drugstore companies, and two selected publicly traded companies with operations in the discount retail industry, which we refer to as the selected discount retail companies, and, together with the selected retail drugstore companies, which we refer to collectively as the selected companies:

Selected Retail Drugstore Companies	Selected Discount Retail Companies
• Walgreens Boots Alliance, Inc.	• Dollar Tree, Inc.
• CVS Health Corporation	• Dollar General Corporation

        Citi reviewed, among other information, enterprise values, calculated as fully-diluted equity values based on closing stock prices on October 26, 2015, plus total debt and minority interests (as applicable) and less cash and cash equivalents and investments in unconsolidated affiliates (as applicable), as a multiple of calendar year 2015 and calendar year 2016 estimated EBITDA. The calendar year 2015 and calendar year 2016 estimated EBITDA multiples observed for Rite Aid, based on publicly available Wall Street research analysts' consensus estimates, and the overall low to high calendar year 2015 and calendar year 2016 estimated EBITDA multiples observed for the selected companies were as follows:

  •
  Rite Aid: calendar year 2015 estimated EBITDA of 9.9x and calendar year 2016 estimated EBITDA of 9.1x (or 9.3x and 8.5x, respectively, after taking into account the estimated present value (as of August 29, 2015) of Rite Aid's standalone net operating carryforwards);

  •
  selected retail drugstore companies: calendar year 2015 estimated EBITDA of 11.6x to 13.9x (with a median of 11.6x including Rite Aid) and calendar year 2016 estimated EBITDA of 10.7x to 11.7x (with a median of 10.7x including Rite Aid); and

  •
  selected discount retail companies: calendar year 2015 estimated EBITDA of 9.7x to 10.9x (with a median of 10.3x) and calendar year 2016 estimated EBITDA of 8.8x to 9.3x (with a median of 9.1x).

        Citi then applied selected ranges of calendar year 2015 and calendar year 2016 estimated EBITDA multiples derived from the selected companies of 10.3x to 11.6x and 9.1x to 10.7x, respectively, to Rite Aid's calendar year 2015 and calendar year 2016 estimated Adjusted EBITDA, respectively, based on internal forecasts and other estimates of Rite Aid management. Financial data of the selected companies were based on publicly available Wall Street research analysts' consensus estimates, public filings and other publicly available information. Except as noted above, financial data of Rite Aid was based on internal forecasts and estimates of Rite Aid management, calendarized for comparative purposes and pro forma for the full-year EBITDA contribution in calendar year 2015 of EnvisionRx, which was acquired by Rite Aid in June 2015. This analysis indicated the following approximate implied per share equity value reference ranges for Rite Aid, as compared to the per share merger consideration:

Approximate Implied Per Share Equity Value Reference Ranges Based on:		Per Share Merger Consideration
CY 2015E EBITDA	CY 2016E EBITDA
$7.22 - $9.84	$6.39 - $9.54	$9.00

        Selected Precedent Transactions Analysis.    Using publicly available information, Citi reviewed financial data relating to the following seven selected transactions that Citi in its professional judgment considered generally relevant involving target companies with operations in the retail drugstore industry, which we refer to collectively as the selected transactions:

Announcement Date	Acquiror	Target
August 2014	• Walgreen Co.	• Alliance Boots GmbH (55% interest)
June 2012	• Walgreen Co.	• Alliance Boots GmbH (45% interest)
February 2010	• Walgreen Co.	• Duane Reade Inc.
August 2008	• CVS Health Corporation	• Longs Drug Stores Corporation
August 2006	• Rite Aid Corporation	• Eckerd and Brooks retail drugstores (The Jean Coutu Group)
January 2006	• CVS Health Corporation	• Sav-on and Osco drugstores (Albertson's, Inc.)
December 2003	• Oak Hill Capital Partners, L.P.	• Duane Reade Inc.

        Citi reviewed, among other information, transaction values of the selected transactions, calculated as the purchase prices paid for the target companies, plus total debt and minority interests (as applicable) and less cash and cash equivalents and investments in unconsolidated affiliates (as applicable), as a multiple of such target companies' latest twelve (12) months EBITDA as of the announcement date of the relevant transaction. The overall low to high latest twelve (12) months EBITDA multiples observed for the selected transactions were 9.2x to 10.9x (or, at the high-end, 13.1x when taking into account stock price appreciation between the first and second steps of the August 2014 Walgreen Co./Alliance Boots GmbH transaction, which was a multi-step transaction). Citi then applied a selected range of latest twelve (12) months EBITDA multiples derived from the selected transactions of 9.2x to 10.9x to Rite Aid's latest twelve (12) months (as of August 29, 2015) Adjusted EBITDA. Financial data of the selected transactions were based on publicly available information. Financial data of Rite Aid was based on public filings and internal forecasts and estimates of Rite Aid management and was pro forma for the EBITDA contribution of EnvisionRx through August 29, 2015. This analysis indicated the following approximate implied per share equity value reference range for Rite Aid, as compared to the per share merger consideration:

Approximate Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$5.60 - $8.63	$9.00

        Discounted Cash Flow Analysis.    Citi performed a discounted cash flow analysis of Rite Aid by calculating the estimated present value of the unlevered, after-tax free cash flows that Rite Aid was forecasted to generate during the second half of its fiscal year ending February 27, 2016 through its full fiscal year ending February 28, 2020 based on internal forecasts and estimates of Rite Aid management, pro forma for EnvisionRx and normalized to reflect capital expenditures equal to depreciation and amortization in the terminal year. Citi calculated terminal values for Rite Aid by applying to Rite Aid's fiscal year 2020 estimated Adjusted EBITDA a selected range of EBITDA multiples of 8.5x to 9.5x derived based on Citi's professional judgment and taking into account, among other things, historical EBITDA trading multiples for Rite Aid and the selected companies. The present values (as of August 29, 2015) of the cash flows and terminal values were then calculated using selected discount rates ranging from 7.00% to 7.35% derived from a weighted average cost of capital calculation. This analysis indicated the following approximate implied per share equity value reference range for Rite Aid, as compared to the per share merger consideration:

Approximate Implied Per Share Equity Value Reference Range	Per Share Merger Consideration
$7.17 - $9.55	$9.00

        Other Information.    Citi observed certain additional information that was not considered part of its financial analyses for its opinion but was noted for informational purposes, including the following:

  •
  historical trading prices of Rite Aid common stock during the 52-week period ended October 26, 2015, which indicated low to high closing prices for Rite Aid common stock during such period of approximately $4.76 to $9.32 per share;

  •
  one (1) year forward stock price targets for Rite Aid common stock as reflected in selected publicly available Wall Street research analysts' reports, which indicated a target stock price range (discounted to present value (as of August 29, 2015) utilizing a discount rate at Rite Aid's cost of equity of 10.5%) for Rite Aid of approximately $6.34 to $9.96 per share (with a median of $9.05 per share);

  •
  utilizing publicly available information, the implied premiums paid in fifteen (15) selected precedent transactions, including seven (7) all-cash transactions, announced from September 1, 2015 to October 26, 2015 with transaction values of greater than $5.0 billion involving global public target companies, which indicated mean and median implied premiums in the selected all-cash transactions based on the closing stock prices of the target companies involved in such transactions one (1) trading day prior to announcement of such transactions (or such earlier date as applicable if a target company confirmed a sale process or merger discussions within six (6) months, or rumors surfaced within one (1) month, of announcement) of approximately 25.4% and 23.8%, respectively, and which, after applying a selected range of premiums of 20% to 30% to the closing price of Rite Aid common stock on October 26, 2015, indicated an approximate implied per share equity value reference range for Rite Aid of $7.30 to $7.90 per share; and

  •
  based on publicly available Wall Street research analysts' consensus estimates, the implied latest twelve (12) months EBITDA multiples of Rite Aid, which indicated a median latest twelve (12) months EBITDA multiple over the three (3) year period ended October 26, 2015 for Rite Aid of 9.0x (pro forma for EnvisionRx and after taking into account the estimated present value (as of August 29, 2015) of Rite Aid's standalone NOLs).

Miscellaneous

        Rite Aid has agreed to pay Citi for its services in connection with the merger an aggregate fee estimated to be approximately $40 million, of which a portion was payable upon delivery of Citi's opinion and approximately $37 million is payable contingent upon completion of the merger. In addition, Rite Aid has agreed to reimburse Citi for Citi's expenses, including fees and expenses of counsel, and to indemnify Citi and related parties against certain liabilities, including liabilities under federal securities laws, arising out of Citi's engagement.

        Citi and its affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other financial services to Rite Aid and its affiliates unrelated to the merger, for which services Citi and its affiliates received and expect to receive compensation, including, during the two (2) year period prior to the date of its opinion, having acted or acting as (i) a financial advisor to Rite Aid in connection with certain acquisition transactions, (ii) an administrative agent and/or co-lead or joint bookrunner for certain notes offerings and refinancings of Rite Aid and (iii) an administrative agent and/or co-lead arranger or joint bookrunner for, and as a lender under, certain credit facilities of Rite Aid. Although Citi and its affiliates had not provided investment banking, commercial banking and other financial services to WBA during the two (2) year period prior to the date of Citi's opinion for which Citi or its affiliates received or expect to receive compensation, Citi and its affiliates may provide such services to WBA and its affiliates in the future, for which services Citi and its affiliates would expect to receive compensation. In the ordinary course of business, Citi and its affiliates may actively trade or hold the securities of Rite Aid, WBA and their respective affiliates for their own account or for the account of their customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Rite Aid, WBA and their respective affiliates.

        Rite Aid selected Citi as its financial advisor in connection with the merger based on Citi's reputation, experience and familiarity with Rite Aid and its business. Citi is an internationally recognized investment banking firm that regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes.

Financial Forecast

        As part of its annual strategic planning process and as required by its bank group, Rite Aid management prepares a long range financial plan containing certain non-public unaudited prospective financial information, which it updates from time to time during the relevant fiscal year and which we refer to as the Forecast. Rite Aid provided the Board of Directors, and its advisors, including Citi, with the Forecast in connection with Rite Aid's evaluation and provided WBA with certain portions of the Forecast in connection with WBA's due diligence review of a possible transaction.

        In addition, at Party D's request, Rite Aid provided Party D with an alternative forecast that reflected higher growth assumptions in fiscal year 2017 and beyond, which we refer to as the Alternate Forecast. The growth assumptions in the Alternate Forecast resulted in minor adjustments that increased Rite Aid's Adjusted EBITDA for fiscal years 2017, 2018, 2019 and 2020 in the amounts of approximately $15 million, $32 million, $44 million and $58 million, respectively. The Alternative Forecast was reviewed by the Board of Directors, Rite Aid management and Citi at Board of Directors' meetings on August 2, 2015 and August 11, 2015, but neither the Alternate Forecast, nor any portion thereof, was subsequently relied on by the Board of Directors or Rite Aid management nor, upon Rite Aid's direction, by Citi as Rite Aid believed it was more appropriate to use and rely upon the Forecast. Accordingly, Rite Aid directed Citi to utilize and rely upon the Forecast in preparing its financial analyses and opinion summarized under "The Merger—Opinion of Rite Aid's Financial Advisor" beginning on page 55.

        The Forecast was not prepared with a view to public disclosure and is included in this proxy statement only because such information was made available as described above. The Forecast was not prepared with a view to compliance with generally accepted accounting principles as applied in the United States, which we refer to as GAAP, the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, Deloitte & Touche LLP, our independent auditor, has not examined, reviewed, compiled or otherwise applied procedures to the Forecast and, accordingly, assumes no responsibility for, and expresses no opinion on, the Forecast. The Forecast included in this proxy statement has been prepared by, and is the responsibility of, our management. The Forecast was prepared solely for internal use of Rite Aid and is subjective in many respects.

        Although a summary of the Forecast is presented with numerical specificity, it reflects numerous assumptions and estimates as to future events made by our management, including with respect to indebtedness and capital expenditure levels for the applicable periods, that our management believed were reasonable at the time the Forecast was prepared, taking into account the relevant information available to management at the time. However, this information is not fact and should not be relied upon as necessarily indicative of actual future results. Important factors that may affect actual results and cause the Forecast not to be achieved include general economic conditions, accuracy of certain accounting assumptions, changes in actual or projected cash flows, competitive pressures, changes in tax laws and other factors described or referenced under "Forward-Looking Statements" beginning on page 24.

        In addition, the Forecast does not take into account any circumstances or events occurring after the date that it was prepared and does not give effect to the merger. As a result, there can be no assurance that the Forecast will or would be realized, and actual results may be materially better or worse than those contained in the Forecast.

        The inclusion of this information should not be regarded as an indication that the Board of Directors, Rite Aid or any of its affiliates or their respective directors, officers, employees or advisors or any other recipient of this information considered, or now considers, the Forecast to be material information of Rite Aid or predictive of actual future results nor should it be construed as financial guidance, and it should not be relied upon as such. The summary of the Forecast is not included in this proxy statement in order to induce any stockholder to vote in favor of the proposal to adopt the merger agreement or any of the other proposals to be voted on at the special meeting or to influence any stockholder to make any investment decision with respect to the merger, including whether or not to seek appraisal rights with respect to shares of our common stock.

        The Forecast should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Rite Aid contained in our public filings with the SEC. Our management reviewed the Forecast with the Board of Directors, which considered the Forecast in connection with its evaluation and approval of the merger agreement and the merger. In preparing its financial analyses and opinion summarized under "The Merger—Opinion of Rite Aid's Financial Advisor" beginning on page 55, Citi relied on the accuracy and completeness of the information provided with respect to the Forecast and the assurances of our management that it was not aware of any facts or circumstances that would make such information inaccurate or misleading.

        The Forecast constitutes a forward-looking statement. For information on factors that may cause Rite Aid's future results to materially vary, see "Forward-Looking Statements" beginning on page 24.

        Except to the extent required by applicable federal securities laws, we do not intend, and expressly disclaim any responsibility, to update or otherwise revise the Forecast to reflect circumstances existing after the date when Rite Aid prepared the Forecast or to reflect the occurrence of future events or changes in general economic or industry conditions, even in the event that any of the assumptions underlying the Forecast are shown to be in error.

        In light of the foregoing factors and the uncertainties inherent in the Forecast, stockholders are cautioned not to rely on the Forecast.

        Certain of the measures included in the Forecast may be considered non-GAAP financial measures, as noted below. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by Rite Aid may not be comparable to similarly titled amounts used by other companies.

        The following table reflects selected metrics reflected on, or generated from, the Forecast:

Forecast

($ in millions, except per share data)	FY 2016E	FY 2017E	FY 2018E	FY 2019E	FY 2020E
Revenues	30,658	34,166	36,101	38,167	40,216
Adjusted EBITDA(1)	1,408	1,585	1,712	1,847	1,974
Unlevered Free Cash Flow(2)	510	622	627	620	728
Earnings Per Share	0.15	0.26	0.33	0.40	0.50
NOL Utilization(3)	95	165	206	252	312

(1)
Adjusted EBITDA is defined as net income excluding the impact of income taxes (and any corresponding adjustments to tax indemnification assets), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, debt retirements, and other items (including stock-based compensation expense, sale of assets and investments, and revenue deferrals related to our customer loyalty program). Adjusted EBITDA is a non-GAAP financial measure.

(2)
Based on the Forecast provided by Rite Aid management, calculated by Citi for purposes of its discounted cash flow analysis as cash flow from operations, less cash flow used in investing activities, adjusted to remove interest expense and to assume a cash tax burden based on statutory rates. Unlevered free cash flow is a non-GAAP financial measure.

(3)
Represents the NOLs expected by Rite Aid management to be utilized to offset tax expense in the second half of fiscal year 2016 and the full fiscal years 2017 through 2020, with an additional NOL amount of $57 million expected by Rite Aid management to be utilized to offset tax expense in fiscal year 2021.

Interests of the Directors and Executive Officers of Rite Aid in the Merger

        When considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the merger agreement, you should be aware that some of our directors and executive officers may have interests in the merger that may be different from, or in addition to, the interests of our stockholders generally, as more fully described below. The Board of Directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in evaluating and overseeing the negotiation of the merger agreement, in approving the merger agreement and the merger and in recommending that the merger agreement be adopted by the stockholders of Rite Aid. For the purpose of each of the Rite Aid plans and agreements described below, the consummation of the merger will constitute a "change in control," "change of control" or term of similar meaning with respect to Rite Aid.

Arrangements with WBA

        As of the date of this proxy statement, none of our executive officers has entered into any agreement with WBA or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates. Prior to or following the closing, however, some or all of our executive officers may discuss or enter into agreements with WBA or Merger Sub or any of their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the Surviving Corporation or one or more of its affiliates.

Insurance and Indemnification of Directors and Executive Officers

        For six (6) years from and after the effective time of the merger, the Surviving Corporation will indemnify and hold harmless each present and former director, officer and employee of Rite Aid or any of its subsidiaries (in each case, when acting or having acted in such capacity), determined as of the effective time of the merger, against any costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any proceeding arising out of matters existing or occurring at or prior to the effective time of the merger, to the fullest extent that Rite Aid would have been permitted under applicable law, the organizational documents of Rite Aid or its subsidiaries, as applicable, and any indemnification agreements with any directors, officers and employees of Rite Aid or any of its subsidiaries in effect on the date of the merger agreement to indemnify such person (and the Surviving Corporation will also advance expenses (including reasonable attorneys' fees and expenses) as incurred to the fullest extent permitted under applicable law; provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

        Prior to the effective time of the merger, Rite Aid will be permitted and, if Rite Aid fails to do so, WBA will cause the Surviving Corporation as of the effective time of the merger to, obtain and fully pay for "tail" insurance policies for the extension of the directors' and officers' liability coverage of Rite Aid's existing directors' and officers' insurance policies for a claims reporting or discovery period of at least six (6) years from and after the effective time of the merger, that will be from an insurance carrier with the same or better credit rating as Rite Aid's insurance carrier as of the date of the merger agreement with respect to directors' and officers' liability insurance with benefits and levels of coverage (including terms relating thereto) that are at least as favorable as Rite Aid's existing policies with respect to matters existing or occurring prior to the effective time of the merger (including in connection with the merger agreement, the merger or the transactions contemplated thereby). In no event will Rite Aid expend, or will WBA or the Surviving Corporation be required to expend, for such policies an aggregate premium amount in excess of three hundred percent (300%) of the annual premiums currently paid by Rite Aid for such insurance. If Rite Aid and the Surviving Corporation for any reason fail to obtain such "tail" insurance policies as of the effective time of the merger, (i) the Surviving Corporation will, and WBA will cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the effective time of the merger the directors and officers insurance in place as of the date of the merger agreement with benefits and levels of coverage (including terms relating thereto) that are at least as favorable as provided in Rite Aid's existing policies as of the date of the merger agreement, or (ii) the Surviving Corporation will, and WBA will cause the Surviving Corporation to, obtain directors and officers insurance for such six (6) year period with benefits and levels of coverage (including terms relating thereto) that are at least as favorable as Rite Aid's existing policies as of the date of the merger agreement. In no event will WBA or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of three hundred percent (300%) of the annual premiums currently paid by Rite Aid for such insurance. If the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation will obtain a policy with the best available coverage for a cost not exceeding such amount. The Surviving Corporation will maintain such policies in full force and effect, and continue to honor the obligations thereunder for a period of not less than six (6) years from and after the effective time of the merger.

Treatment of Equity and Equity-Based Awards

        Cash-Out Options.    Upon completion of the merger, each cash-out option will be cancelled and converted into the right to receive, without interest, an amount in cash equal to the product of (x) the total number of shares of Rite Aid common stock subject to such cash-out option and (y) the excess, if any, of $9.00 over the per share exercise price of such cash-out option, less applicable withholding taxes.

        Rollover Options.    Upon completion of the merger, each rollover option will be converted into an option to acquire, on the same terms and conditions as were applicable immediately prior to the completion of the merger, a number of shares of WBA common stock equal to the product of (x) the number of shares of Rite Aid common stock subject to such rollover option and (y) the conversion ratio, with any fractional shares rounded down to the next lower whole number of shares after aggregating each individual holder's option with the same exercise price. The exercise price of each converted rollover option will be equitably adjusted to be equal to the quotient (rounded up to the nearest whole cent) of (x) the exercise price per share of Rite Aid common stock subject to such rollover option and (y) the conversion ratio (rounded up to the nearest whole cent).

        Rollover Stock Awards.    Upon completion of the merger, each rollover stock award will be converted into a WBA restricted share award or a WBA performance stock unit, as applicable, relating to the number of shares of WBA common stock equal to the product of (x) the number of shares of Rite Aid common stock relating to such rollover stock award (which, in the case of performance stock units for which the applicable performance period has not completed, will be the target number of shares) and (y) the conversion ratio, with any fractional shares rounded down to the next lower whole number of shares (with such rounding applied on an aggregate basis to each individual holder), and with each such converted rollover stock award generally subject to the same terms and conditions as were applicable immediately prior to the completion of the merger. With respect to each converted rollover stock award that is a performance stock unit, following the completion of the merger (i) the performance goals or conditions will not apply with respect to a pro-rata portion of such award (with such portion based on the number of days elapsed in the performance period through the completion of the merger), and such portion of the rollover stock award will continue to be subject to service-based vesting on the same schedule as applied prior to the completion of the merger, and (ii) the remaining portion of the performance stock unit will continue to be subject to performance-based vesting (based on the achievement of adjusted performance goals) and service-based vesting on the same schedule as applied prior to the completion of the merger.

        Restricted Stock Units.    Upon completion of the merger, each Rite Aid restricted stock unit outstanding immediately prior to the completion of the merger, whether or not vested, will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the total number of shares of Rite Aid common stock subject to such restricted stock unit and (y) $9.00, less applicable withholding taxes.

Accelerated Vesting of Equity and Equity-Based Awards Upon Certain Terminations

        Pursuant to the terms of Rite Aid's stock plans, the vesting of each rollover option and rollover stock award outstanding as of the date of the merger agreement, including the rollover options and rollover stock awards then held by any executive officer, will accelerate and vest (with any performance conditions deemed achieved at target levels) upon the occurrence of both (i) a change in control and (ii) a qualifying termination during the two (2) year period following a change in control, which we refer to as "double-trigger" vesting. The merger will be treated as a change in control for purposes of Rite Aid's stock plans with respect to any rollover options and rollover stock awards that are granted prior to the date of the merger agreement, but will not be treated as a change in control for purposes with respect to any rollover options and rollover stock awards that are granted following the date of the merger agreement and prior to completion of the merger (which will be subject to the vesting provisions of the executive officer's employment agreement, as described below).

        The table below sets forth the estimated amounts that each director, named executive officer and other executive officers of Rite Aid would be eligible to receive (without subtraction of applicable withholding taxes) with regard to rollover options, rollover stock awards, and restricted stock units as of promptly following the completion of the merger or, in the case of the rollover options and rollover stock awards, assuming continued employment or service through the completion of the merger and a qualifying termination of employment or service immediately following the completion of the merger. Depending on when the merger is completed, certain outstanding equity shown in the table below may become vested in accordance with their terms without regard to the merger or, in the case of rollover options, may be exercised by the director or executive officer. Further information regarding the named executive officers may be found under "The Merger—Interests of the Directors and Executive Officers of Rite Aid in the Merger—Golden Parachutes" beginning on page 70.

  Merger-Related Payments

	Rollover Options		Rollover Stock Awards(1)
	Shares (#)	Value ($)	Restricted Stock (#)	Value of Restricted Stock ($)	Performance Stock Units (#)	Value of Performance Units ($)	RSUs (#)	Value of RSUs ($)	Total Value ($)
Directors
Mr. Anderson, Jr.	—	—	—	—	—	—	299,746	2,697,714	2,697,714
Mr. Bodaken	—	—	17,167	154,503	—	—	31,250	281,250	435,753
Mr. Jessick	—	—	17,167	154,503	—	—	299,746	2,697,714	2,852,217
Mr. Lofton	—	—	17,167	154,503	—	—	11,048	99,432	253,935
Ms. Potter	—	—	17,167	154,503	—	—	8,953	80,577	235,080
Mr. Regan	—	—	—	—	—	—	299,746	2,697,714	2,697,714
Mr. Savage	—	—	—	—	—	—	13,825	124,425	124,425
Ms. Syms	—	—	—	—	—	—	299,746	2,697,714	2,697,714
Named Executive Officers
Mr. Standley(2)	1,891,150	6,728,728	397,299	3,575,691	1,665,074	14,985,666	—	—	25,290,085
Mr. Martindale	895,900	3,009,648	361,099	3,249,891	1,097,256	9,875,304	—	—	16,134,843
Mr. Vitrano	776,250	3,017,648	157,933	1,421,397	188,300	1,694,700	—	—	6,133,745
Mr. Karst	312,250	450,583	293,794	2,644,146	149,700	1,347,300	—	—	4,442,029
Mr. Robert K. Thompson	282,600	1,064,288	97,499	877,491	67,200	604,800	—	—	2,546,579
Mr. Strassler	263,025	1,040,936	50,632	455,688	63,900	575,100	—	—	2,071,724
Other Executive Officers
Mr. Abelman	42,175	45,296	66,432	597,888	20,100	180,900	—	—	824,084
Ms. Castle	119,500	128,480	76,722	690,498	56,900	512,100	—	—	1,331,078
Mr. Donley	136,925	642,296	22,499	202,491	25,800	232,200	—	—	1,076,987
Mr. Everett	66,800	21,376	19,400	174,600	27,200	244,800	—	—	440,776
Ms. Konrad	31,750	120,232	56,066	504,594	7,400	66,600	—	—	691,426
Mr. Montini, Jr.	243,375	971,048	46,666	419,994	58,400	525,600	—	—	1,916,642
Mr. Robert I. Thompson	265,700	1,058,368	51,033	459,297	64,000	576,000	—	—	2,093,665

(1)
The amounts shown for "Rollover Stock Awards" do not include any new equity awards that may be granted prior to the completion of the merger, because, although Rite Aid may be permitted to make equity grants in the future subject to the terms of the merger agreement, the amounts and recipients of such awards are not presently determinable. Any performance conditions are deemed to be achieved at target performance levels. The amounts shown in the columns titled "Performance Stock Units" and "Value of Performance Stock Units" do not include cash-settled performance stock units granted on June 24, 2013. The cash-settled performance stock units will either vest, assuming achievement of the applicable performance metrics, or be forfeited on February 27, 2016 and prior to the anticipated consummation date of the merger.

(2)
All unvested options held by Mr. Standley, shown in this column, will become fully vested upon completion of the merger and, accordingly, will be treated as cash-out options.

Payments to Executives upon Termination Following Change-in-Control

Executive Officer Employment Agreements

        Each of Rite Aid's executive officers other than Robert K. Thompson is party to an employment agreement with Rite Aid, which we refer to collectively as the employment agreements. During the term of the employment agreements, the employment agreements provide that each executive officer will be entitled to receive a severance benefit under his or her employment agreement if (i) the officer is terminated other than for cause or (ii) the officer resigns with good reason, which we refer to as a qualifying termination. For the purpose of the employment agreements, "good reason" generally includes (x) the assignment of duties or responsibilities materially inconsistent with the executive's status or position or any material adverse alteration in title or reporting relationship, (y) any decrease in base salary to which the executive has not agreed to in writing, or (z) a material breach by Rite Aid of the employment agreement. Rite Aid entered into amendments to the employment agreements with each of Messrs. Strassler, Vitrano and Robert I. Thompson that provides each executive with a new title and role with Rite Aid. The amendments provide that such changes will not constitute "good reason" under each executive's employment agreement. The receipt of the severance benefits described below is conditioned upon the executive's execution of a binding separation agreement and general release of claims in favor of Rite Aid. Additional information regarding the treatment of equity and equity-based awards may be found under "The Merger—Interests of the Directors and Executive Officers of Rite Aid in the Merger—Treatment of Equity and Equity-Based Awards" beginning on page 64.

  John T. Standley

        Except as provided below, Mr. Standley's employment agreement provides for the following severance benefit upon a qualifying termination or upon the non-renewal of his employment agreement within six (6) months of a change in control: (i) a cash amount equal to two times the sum of his annual base salary and target annual bonus, payable in installments over the two (2) year period following the termination; (ii) if termination occurs following the start of Rite Aid's fiscal year and if the Surviving Corporation's board of directors determines that Rite Aid achieved or exceeded its annual performance targets for the fiscal year, an amount equal to the executive's target annual bonus, prorated to reflect the number of days in the fiscal year prior to termination; (iii) any accrued but unpaid salary and benefits, payable within ten (10) business days of the date of termination; and (iv) two (2) years' continued health and medical insurance coverage for Mr. Standley and his qualifying dependents.

        In the event Rite Aid does not renew Mr. Standley's employment agreement, and such non-renewal does not occur within six (6) months of a change in control, Mr. Standley would receive the following severance benefit: (i) a cash amount equal to one times the sum of his annual base salary and target annual bonus, such amount payable in installments over the one (1) year period following the termination; (ii) if termination occurs following the start of Rite Aid's fiscal year and if the Surviving Corporation's board of directors determines that Rite Aid achieved or exceeded its annual performance targets for the fiscal year, an amount equal to the executive's target annual bonus, prorated to reflect the number of days in the fiscal year prior to termination; (iii) any accrued but unpaid salary and benefits payable within ten (10) business days of the date of termination; and (iv) one (1) years' continued health and medical insurance coverage for Mr. Standley and his qualifying dependents.

        Mr. Standley's employment agreement provides that each then-outstanding stock option will vest upon the occurrence of a change in control. Mr. Standley's employment agreement further provides that he will receive an additional payment to reimburse him for any excise taxes imposed on "parachute payments" that may be incurred under Section 4999 of the Code and the taxes associated with such gross-up payment, as a result of Section 280G of the Code.

        As it would pertain to rollover stock awards granted following the date of the merger agreement, Mr. Standley's employment agreement provides that upon a qualifying termination, all outstanding restrictions with respect to any restricted stock awards will lapse to the extent the restrictions would have lapsed had Mr. Standley remained employed by Rite Aid for a period of three (3) years (or one (1) year in the event of non-renewal where the non-renewal does not occur within six (6) months of a change in control) following the date of such termination. The occurrence of the merger will constitute a change in control for the purposes of Mr. Standley's employment agreement.

  Kenneth A. Martindale, Frank G. Vitrano and Darren W. Karst

        The employment agreements with Messrs. Martindale, Vitrano and Karst provide for the following severance benefit upon a qualifying termination: (i) a cash amount equal to two times the sum of the executive's annual base salary and target annual bonus, payable in installments over the two (2) year period following the termination; (ii) if termination occurs following the start of Rite Aid's fiscal year and if the Surviving Corporation's board of directors determines that Rite Aid achieved or exceeded its annual performance targets for the fiscal year, an amount equal to the executive's target annual bonus, prorated to reflect the number of days in the fiscal year prior to termination; (iii) any accrued but unpaid salary and benefits, payable within ten (10) business days of the date of termination; and (iv) two (2) years' continued health and medical insurance coverage for the executive and his qualifying dependents. The amendments to the employment agreements with Messrs. Martindale, Vitrano and Karst further provide that any portion of any payment that is subject to any excise taxes imposed on "parachute payments" that may be incurred under Section 4999 of Code as a result of Section 280G of the Code will be reduced to the extent necessary so that the executive will retain a greater amount on an after-tax basis than if the excise tax had been imposed on the unreduced amount of the payments.

        As it would pertain to rollover options and rollover stock awards granted following the date of the merger agreement and prior to completion of the merger, the employment agreements with Messrs. Martindale, Vitrano and Karst provide that upon a qualifying termination, all outstanding option awards will immediately vest and become exercisable for a period of ninety (90) days, and the restrictions with respect to any restricted stock awards will lapse, in each case to the extent the options would have vested and the restrictions would have lapsed had the executives remained employed by Rite Aid for a period of two (2) years following the date of such termination.

  Marc A. Strassler

        Mr. Strassler's employment agreement provides for the following severance benefit upon a qualifying termination: (i) a cash amount equal to two times his annual base salary, payable in installments over the two (2) year period following the termination; (ii) if termination occurs following the start of Rite Aid's fiscal year and if the Board of Directors determines that Rite Aid achieved or exceeded its annual performance targets for the fiscal year, an amount equal to the executive's target annual bonus, prorated to reflect the number of days in the fiscal year prior to termination; (iii) any accrued but unpaid salary and benefits, payable within ten (10) business days of the date of termination; and (iv) two (2) years' continued health and medical insurance coverage for the executive and his qualifying dependents. Mr. Strassler's employment agreement further provides that any portion of any payment that is subject to any excise taxes imposed on "parachute payments" that may be incurred under Section 4999 of the Code as a result of Section 280G of the Code will be reduced to the extent necessary so that Mr. Strassler will retain a greater amount on an after-tax basis than if the excise tax had been imposed on the unreduced amount of the payments.

        As it would pertain to rollover options and rollover stock awards granted following the date of the merger agreement and prior to completion of the merger, Mr. Strassler's employment agreement provides that upon a qualifying termination, all outstanding option awards will immediately vest and become exercisable for a period of ninety (90) days, and the restrictions with respect to any restricted stock awards will lapse, in each case to the extent the options would have vested and the restrictions would have lapsed had Mr. Strassler remained employed by Rite Aid for a period of two (2) years following the date of such termination.

  David Abelman, Dedra N. Castle, Bryan Everett, Jocelyn Konrad, Enio A. Montini, Jr. and Robert I. Thompson

        The employment agreements with Ms. Castle and Ms. Konrad and Messrs. Abelman, Everett, Montini and Thompson provide for the following severance benefit upon a qualifying termination: (i) a cash amount equal to two times the executive's annual base salary, such amount payable in installments over the two (2) year period following the termination; (ii) any accrued but unpaid salary and benefits payable within ten (10) business days of the date of termination; and (iii) two (2) years' continued health and medical insurance coverage for the executive and her or his qualifying dependents. The employment agreements with Ms. Castle and Ms. Konrad and Messrs. Abelman, Everett, Montini and Thompson further provide that any portion of any payment that is subject to any excise taxes imposed on "parachute payments" that may be incurred under Section 4999 of the Code as a result of Section 280G of the Code will be reduced to the extent necessary so that the executive will retain a greater amount on an after-tax basis than if the excise tax had been imposed on the unreduced amount of the payments.

        The employment agreement with Ms. Castle provides that all outstanding restrictions with respect to the restricted stock award granted pursuant to Ms. Castle's employment agreement will lapse upon the occurrence of a change in control. The merger is expected to constitute a change in control for the purposes of Ms. Castle's employment agreement.

        The employment agreements with Ms. Castle and Ms. Konrad and Messrs. Abelman, Everett, Montini and Thompson provide that upon a qualifying termination, all outstanding option awards will immediately vest and become exercisable for a period of ninety (90) days, and the restrictions with respect to any restricted stock awards will lapse, in each case to the extent the options would have vested and the restrictions would have lapsed had the executives remained employed by Rite Aid for a period of two (2) years following the date of such termination.

  Douglas E. Donley

        Mr. Donley's employment agreement provides for the following severance benefit upon a qualifying termination: (i) a cash amount equal to two times the sum of his annual base salary and target annual bonus, payable in installments over the two (2) year period following the termination; (ii) if termination occurs following the start of Rite Aid's fiscal year and if the Board of Directors determines that Rite Aid achieved or exceeded its annual performance targets for the fiscal year, an amount equal to the executive's target annual bonus, prorated to reflect the number of days in the fiscal year prior to termination; (iii) any accrued but unpaid salary and benefits, payable within ten (10) business days of the date of termination; and (iv) two (2) years' continued health and medical insurance coverage for Mr. Donley and his qualifying dependents.

        As it would pertain to rollover options and rollover stock awards granted following the date of the merger agreement and prior to completion of the merger, Mr. Donley's employment agreement provides that upon a qualifying termination, all outstanding option awards will immediately vest and become exercisable for a period of ninety (90) days, to the extent the options would have vested had Mr. Donley remained employed by Rite Aid for a period of two (2) years following the date of such termination.

Supplemental Executive Retirement Plan

        Each of Rite Aid's named executive officers and each of Rite Aid's other executive officers is a participant in the Supplemental Executive Retirement Plan, which we refer to as the SERP. Under the terms of the SERP, the unvested portions of the individual account balances of each of the executive officers will vest if the executive officer is involuntarily terminated without cause within twelve (12) months of the completion of the merger.

Potential Change-in-Control Payments to Executive Officers Other than Named Executive Officers

        The following table shows the estimated amounts that each executive officer other than the named executive officers would receive upon a termination of employment without cause or through resignation for good reason assuming that such events occurred on the termination date of the merger agreement, October 27, 2016. The following table does not replicate information already disclosed in the "Merger-Related Payments" table above.

	Cash Severance(1)
	Salary ($)	Target Bonus ($)	Pro-Rata Bonus ($)	Pension/NQDC ($)(2)	Perquisites / Benefits ($)(3)	Total ($)
Other Executive Officers
Mr. Abelman	750,000	—	185,702	104,090	25,376	1,065,168
Ms. Castle	850,000	—	—	150,635	25,532	1,026,167
Mr. Donley	771,058	385,529	127,277	295,344	25,428	1,604,636
Mr. Everett	900,000	—	222,843	18,564	—	1,141,407
Ms. Konrad	700,000	—	173,322	118,932	25,272	1,017,526
Mr. Montini, Jr.	920,000	—	—	—	17,472	937,472
Mr. Robert I. Thompson	500,000	—	—	—	17,160	517,160

(1)
Represents the amounts provided under the executive officers' employment agreements with Rite Aid, as applicable. Additional information regarding the Cash Severance may be found under "The Merger—Interests of the Directors and Executive Officers of Rite Aid in the Merger—Payments to Executives upon Termination Following Change-in-Control" beginning on page 66. The amounts shown in these columns are based on the assumption that the compensation and benefit levels to be in effect on October 27, 2016, are the same as those in effect on the date of this proxy statement; therefore, if compensation and benefit levels are changed after the date of this proxy statement, actual payments to an executive officer may be different than those provided for above.

(2)
The amounts shown in this column represent the value of the unvested portion of the executive's individual Supplemental Executive Retirement Plan account balance which will vest on an accelerated basis upon a qualifying termination of employment that occurs in the twelve (12) month period following a change in control. Additional information regarding the Supplemental Executive Retirement Plan may be found under "The Merger—Interests of the Directors and Executive Officers of Rite Aid in the Merger—Payments to Executives upon Termination Following Change-in-Control" beginning on page 66.

(3)
The amounts shown in this column represent the estimated value of continued coverage under Rite Aid's health and medical benefit programs or policies for each of the executives and his or her qualifying dependents for a period of two (2) years following the date of such executive officer's qualifying termination.

Golden Parachutes

        The following tables show the estimated amounts of payments and benefits that each named executive officer of Rite Aid would receive in connection with the merger, assuming consummation of the merger occurred on the termination date set forth in the merger agreement, October 27, 2016, and the employment of the named executive officer was terminated without cause or the named executive officer resigned for good reason on such date.

        The first table below, entitled "Potential Change-in-Control Payments to Named Executive Officers," along with its footnotes, sets forth the information required by Item 402(t) of Regulation S-K regarding the compensation payable to Rite Aid's chief executive officer, chief financial officer, any executive officer who served as Rite Aid's chief executive officer during the prior fiscal year, any executive officer who served as Rite Aid's chief executive officer during the prior fiscal year and the three other most highly compensated executive officers, as determined for purposes of its most recent annual proxy statement, each of whom we refer to as a named executive officer. This compensation is subject to an advisory vote of Rite Aid's stockholders, as described below under "Proposal 2: Advisory Vote on Merger-Related Executive Compensation Arrangements" beginning on page 108.

        The calculations in the tables below do not include amounts the named executive officers were already entitled to receive or that were or would be vested as of October 27, 2016, or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all of the salaried employees of Rite Aid. In addition to the assumptions regarding the consummation date of the merger and termination of the employment of the named executive officers, these estimates are based on certain other assumptions that are described in the footnotes accompanying the tables below. Accordingly, the ultimate values to be received by a named executive officer in connection with the merger may differ from the amounts set forth below.

Potential Change-in-Control Payments to Named Executive Officers

Officer	Cash ($)(1)	Equity ($)(2),(3)	Pension/NQDC ($)(4)	Perquisites / Benefits ($)(5)	Tax Reimbursement ($)(6)	Total ($)(7)
Mr. Standley	8,418,630	18,830,286	835,917	27,664	0	28,112,497
Mr. Martindale	5,391,370	12,444,960	628,906	18,928	—	18,484,164
Mr. Vitrano	1,997,603	3,286,440	—	27,092	—	5,311,135
Mr. Karst	4,207,021	3,042,185	209,967	19,916	—	7,479,089
Mr. Robert K. Thompson	—	1,318,716	363,161	—	—	1,681,877
Mr. Strassler	659,425	1,071,672	—	2,028	—	1,733,125

(1)
The amounts shown in this column are based on assumptions of the compensation and benefit levels to be in effect on October 27, 2016, which are assumed to be the same as those in effect on the date of this proxy statement; therefore, if compensation and benefit levels are changed after the date of this proxy statement, actual payments to a named executive officer may be different than those provided for above. Cash severance for Messrs. Standley, Martindale, Vitrano, and Karst is equal to two times the sum of the executive's annual base salary plus target annual bonus as of the date of termination. Cash severance for Messrs. Thompson and Strassler is equal to two times the sum of the executive's annual base salary as of the date of termination. In addition, cash severance for Messrs. Standley, Martindale, Vitrano, Karst and Strassler includes a pro-rata bonus, as further described in the table below. The amounts shown in this column are "double-trigger" benefits that are only payable to the named executive officers if the named executive officer experiences a qualifying termination following the completion of the merger. The amounts shown in this column do not include any potential retention payments. See "The Merger—Interests of the

  Directors and Executive Officers of Rite Aid in the Merger—Retention and Severance Program" beginning on page 74.

Officer	Salary ($)	Target Bonus ($)	Pro-Rata Bonus ($)	Total ($)
Mr. Standley	2,300,000	4,600,000	1,518,630	8,418,630
Mr. Martindale	1,800,000	2,700,000	891,370	5,391,370
Mr. Vitrano	1,000,000	750,000	247,603	1,997,603
Mr. Karst	1,580,000	1,975,000	652,021	4,207,021
Mr. Thompson	—	—	—	—
Mr. Strassler	600,000	—	59,425	659,425

(2)
The amounts shown in this column represent the rollover options, and rollover stock awards (with the number of rollover stock awards subject to performance conditions determined by reference to the target number of shares awarded). The number and value of such rollover options and rollover stock awards are summarized in the table below. Additional information regarding the treatment of equity and equity-based awards may be found under "The Merger—Interests of the Directors and Executive Officers of Rite Aid in the Merger—Treatment of Equity and Equity-Based Awards" beginning on page 64. With the exception of Mr. Standley's outstanding options, which will vest upon the completion of the merger and are a "single-trigger" benefit, the amounts shown in this column are "double-trigger" benefits that are only payable to the named executive officers if the named executive officer experiences a qualifying termination within the two (2) year period following the completion of the merger.

Officer	Rollover Options (#)	Rollover Options ($)	Rollover Stock Awards (#)	Rollover Stock Awards ($)	Total ($)
Mr. Standley(a)	1,000,300	2,248,620	1,842,407	16,581,666	18,830,286
Mr. Martindale	488,150	1,004,856	1,271,123	11,440,104	12,444,960
Mr. Vitrano	396,025	1,005,840	253,400	2,280,600	3,286,440
Mr. Karst	221,200	304,559	304,181	2,737,626	3,042,185
Mr. Thompson	140,225	294,816	113,767	1,023,900	1,318,716
Mr. Strassler	127,450	297,972	85,967	773,700	1,071,672

(a)
All unvested options held by Mr. Standley, the number and value of which is shown in the columns entitled "Rollover Options (#)" and "Rollover Options ($)," respectively, will become fully vested upon completion of the merger and, accordingly, will be treated as cash-out options.

(3)
Between November 19, 2015 and October 27, 2016, each named executive officer would become vested in the following number of awards based on such awards' regularly scheduled vesting dates and assuming continued employment on such dates: Mr. Standley, 890,850 rollover options with a value of $4,480,108, and 219,966 rollover stock awards with a value of $1,979,691; Mr. Martindale, 407,750 rollover options with a value of $2,004,792, and 187,332 rollover stock awards with a value of $1,685,091; Mr. Vitrano, 380,225 rollover options with a value of $2,011,808, and 92,833 rollover stock awards with a value of $835,497; Mr. Karst, 91,050 rollover options with a value of $146,024, and 139,313 rollover stock awards with a value of $1,253,820; Mr. Thompson, 142,375 rollover options with a value of $769,472, and 50,932 rollover stock awards with a value of $458,391; and Mr. Strassler, 135,575 rollover options with a value of $742,964, and 28,565 rollover stock awards with a value of $257,088. The above calculations assume that the price of a share of our common stock is $9.00.

(4)
The amounts shown in this column represent the value of the unvested portion of the named executive officer's individual SERP account balance. The amounts shown in this column are a "double-trigger" benefit as these amounts will vest only upon termination without cause within twelve (12) months of the completion of the merger. Additional information regarding the SERP may be found under "The Merger—Interests of the Directors and Executive Officers of Rite Aid in the Merger—Payments to Executives upon Termination Following Change-in-Control" beginning on page 66.

(5)
The amounts shown in this column represent the estimated value of continued coverage under Rite Aid's health and medical benefit programs or policies for each of the executives and his or her qualifying dependents for a period of two (2) years following the date of such executive officer's qualifying termination. The amounts shown in this column are a "double-trigger" benefit as they will only be paid to the named executive officers upon a qualifying termination following the completion of the merger. Additional information regarding continued coverage under Rite Aid's health and medical benefit programs may be found under "The Merger—Interests of the Directors and Executive Officers of Rite Aid in the Merger—Payments to Executives upon Termination Following Change-in-Control" beginning on page 66.

(6)
Represents potential reimbursement of taxes to the extent incurred pursuant to Sections 280G and 4999 of the Code for Mr. Standley only. Additional information regarding the potential reimbursement of taxes to the extent incurred pursuant to Section 280G and 4999 of the Code may be found under "The Merger—Interests of the Directors and Executive Officers of Rite Aid in the Merger—Payments to Executives Following Change-in-Control" beginning on page 66.

(7)
The amounts in this column represent the total of all compensation in columns (1) through (5). As noted in the preceding footnotes to the "Potential Change-in-Control Payments to Named Executive Officers" table, the above payments are a mix of "single-trigger" in nature as they will become payable immediately upon the completion of the merger and "double-trigger" in nature as they will only be payable in the event of a qualifying termination following the completion of the merger and (x) in the case of the rollover options and rollover stock awards, before the second anniversary of the completion of the merger or (y) in the case of the amounts that would vest under the terms of the SERP, before the first anniversary of the completion of the merger. The "single-trigger" and "double-trigger" components of the aggregate total compensation amounts, respectively, for each named executive officer are as follows:

Officer	Single-Trigger Payments ($)	Double-Trigger Payments ($)
Mr. Standley	2,248,620	25,863,877
Mr. Martindale	—	18,484,164
Mr. Vitrano	—	5,311,135
Mr. Karst	—	7,479,089
Mr. Thompson	—	1,681,877
Mr. Strassler	—	1,733,125

Recent Adoption of Certain Compensation Arrangements

        As discussed above under "The Merger—Background of the Merger" beginning on page 32, at a special telephonic meeting of the Board of Directors held on October 25, 2015, the Board of Directors, upon the recommendation of the Compensation Committee, approved role changes and related amendments to the employment agreements with Mr. Frank Vitrano, who previously served as Rite Aid's Chief Administrative Officer and Senior Executive Vice President and now serves as Chief Strategic Business Development Officer, Mr. Marc Strassler, who previously served as Rite Aid's

Executive Vice President, General Counsel and Secretary and now serves as Corporate Counsel, and Mr. Robert I. Thompson, who previously served as Rite Aid's Executive Vice President, Pharmacy and now serves as Senior Vice President, Healthcare Business Integration. Pursuant to the amendments to the executive's employment agreements, in light of the executive's reduced roles, Mr. Vitrano's annual base salary was reduced to $500,000 and his target annual incentive opportunity was reduced to 75% of his annual base salary; Mr. Strassler's annual base salary was reduced to $300,000 and his target annual incentive opportunity was reduced to 30% of his annual base salary; and Mr. Thompson's annual base salary was reduced to $250,000 and his target annual incentive opportunity was reduced to 50% of his annual base salary. Also as described in the Form 8-K filed by Rite Aid on October 28, 2015, in connection with the changes in role for Messrs. Vitrano and Strassler, the Board of Directors approved the promotion of Mr. Karst to the additional position of Chief Administrative Officer with an increase in his target annual incentive opportunity to 125% of base salary, but no other increases in compensation. The need for continuing roles within Rite Aid for Messrs. Vitrano and Strassler, based on the executives' extensive experience and knowledge of the Company, as well as Rite Aid's need to fill the position of Chief Administrative Officer vacated my Mr. Vitrano and the position of General Counsel vacated by Mr. Strassler, had been reviewed in detail by the Compensation Committee at a special telephonic meeting on October 25, 2015 and previously at a special telephonic meeting of the Compensation Committee on September 17, 2015, each of which was attended by members of senior management, the Compensation Committee's independent compensation consultant and Skadden representatives, and had also been discussed at the regular meeting of the Compensation Committee on June 24, 2015, attended in person by members of senior management and the Compensation Committee's independent compensation consultant. The Board of Directors, upon the recommendation of the Compensation Committee, also authorized amendments to update the employment agreements with Messrs. Martindale and Montini as needed in order to reflect such executive officer's present titles, duties and compensation with Rite Aid. As a matter of good corporate governance, in connection with the employment agreement amendments approved for Messrs. Vitrano, Strassler, Thompson, Martindale and Montini, each executive relinquished his excise tax gross up provision, which was replaced with the requirement that any change in control payments that become payable will be reduced to the amount that is not subject to such taxes if doing so would result in a greater after-tax payment to the executive.

Retention and Severance Program

        The merger agreement contemplates the adoption of a retention and severance program, the participants of which may include certain of Rite Aid's executive officers. Such retention and severance program may be agreed upon between Rite Aid and WBA within forty five (45) days of the date of the merger agreement or, if no agreement is reached, Rite Aid may adopt such program so long as the aggregate cost does not exceed $100,000,000. As of the date of this proxy statement, no such program has been adopted.

Financing of the Merger

        WBA's obligation to complete the merger is not subject to the receipt of financing. Concurrently with the signing of the merger agreement, WBA entered into the Commitment Letter for the Facility, which Commitment Letter and the commitments contemplated thereby will terminate upon the first to occur of (a) the consummation of the merger with or without funding of the Facility, (b) the termination of the merger agreement in accordance with its terms, (c) the execution of a credit agreement documenting the Facility and (d) the date which is one (1) year following the date of the merger agreement (coinciding with the termination date with respect to the merger agreement), subject to an automatic three (3) month extension of the Commitment Letter and the commitments contemplated thereby in the event that the termination date with respect to the merger agreement is so extended in accordance with its terms. WBA currently expects (a) to finance the merger consideration and/or the refinancing of a portion of the indebtedness of Rite Aid and (b) to pay related fees and expenses with a combination of (i) the issuance of new debt securities, (ii) new term loans and (iii) existing cash on WBA's balance sheet. If WBA is unable to issue and sell such debt securities, WBA expects it will instead use borrowings under the Facility.

        Borrowings under the Facility will bear interest at a fluctuating rate equal to, at WBA's option, LIBOR or the applicable base rate plus a margin. WBA will also pay certain customary fees. The Facility, if funded, will mature three hundred and sixty four (364) days after the initial borrowings; provided that WBA can extend up to $3.0 billion of the Facility for an additional ninety (90) day period if desired. The closing of the Facility and the availability of the loans thereunder are subject to the satisfaction of certain customary conditions. The definitive loan documentation for the Facility will contain certain customary representations and warranties, affirmative, negative and financial covenants and events of default and will be substantially consistent with the terms set forth in WBA's existing revolving credit agreement, dated as of November 10, 2014, unless otherwise mutually and reasonably agreed.

Closing and Effective Time of the Merger

        Unless another date is agreed by the parties, the closing will take place no later than the third (3rd) business day following the satisfaction or waiver in accordance with the merger agreement of all of the conditions to closing (as described under "Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger" beginning on page 103), other than conditions that by their terms are to be satisfied at the closing, but subject to the satisfaction or waiver of such conditions. Concurrently with the closing, the parties will file a certificate of merger with the Secretary of State for the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by the parties and specified in the certificate of merger.

Appraisal Rights

        If the merger agreement is adopted by Rite Aid stockholders, stockholders who do not vote in favor of the proposal to adopt the merger agreement and who properly exercise and perfect their demand for appraisal of their shares will be entitled to appraisal rights in connection with the merger under Section 262 of the DGCL, which we refer to as Section 262.

        The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex C. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262. Only a holder of record of shares of Rite Aid common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A person having a beneficial interest in shares of common stock of Rite Aid held of record in the name of another person, such as a bank, broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights. If you hold your shares of Rite Aid common stock through a broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with your broker, bank or other nominee.

        Under Section 262, holders of shares of common stock of Rite Aid who do not vote in favor of the proposal to adopt the merger agreement, who continuously are the record holders of such shares through the effective time of the merger, and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the "fair value" of the shares of Rite Aid common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest to be paid upon the amount determined to be fair value, if any, as determined by the court.

        Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes Rite Aid's notice to its stockholders that appraisal rights are available in connection with the merger, and the full text of Section 262 is attached to this proxy statement as Annex C. In connection with the merger, any holder of common stock of Rite Aid who wishes to exercise appraisal rights, or who wishes to preserve such holder's right to do so, should review Annex C carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her or its appraisal rights will be entitled to receive the per share merger consideration described in the merger agreement. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, Rite Aid believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

        Stockholders wishing to exercise the right to seek an appraisal of their shares of Rite Aid common stock must do ALL of the following:

  •
  The stockholder must not vote in favor of the proposal to adopt the merger agreement. Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the merger agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the proposal to adopt the merger agreement, abstain or not vote its shares;

  •
  The stockholder must deliver to Rite Aid a written demand for appraisal before the vote on the proposal to adopt the merger agreement at the special meeting;

  •
  The stockholder must continuously hold the shares from the date of making the demand through the effective time of the merger. A stockholder will lose appraisal rights if the stockholder transfers the shares before the effective time of the merger; and

  •
  The stockholder or the surviving company must file a petition in the Delaware Court of Chancery requesting a determination of the fair value of the shares within one-hundred twenty (120) days after the effective time of the merger. The surviving company is under no obligation to file any petition and has no intention of doing so.

Filing Written Demand

        Any holder of shares of common stock of Rite Aid wishing to exercise appraisal rights must deliver to Rite Aid, before the vote on the adoption of the merger agreement at the special meeting at which the proposal to adopt the merger agreement will be submitted to the stockholders, a written demand for the appraisal of the stockholder's shares, and that stockholder must not submit a blank proxy or vote in favor of the proposal to adopt the merger agreement. A holder of shares of common stock of Rite Aid wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the merger. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the proposal to adopt the merger agreement, and it will constitute a waiver of the stockholder's right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the proposal to adopt the merger agreement or abstain from voting on the proposal to adopt the merger agreement. Neither voting against the proposal to adopt the merger agreement nor abstaining from voting or failing to vote on the proposal to adopt the merger agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the merger agreement. A proxy or vote against the proposal to adopt the merger agreement will not constitute a demand. A stockholder's failure to make the written demand prior to the taking of the vote on the proposal to adopt the merger agreement at the special meeting of Rite Aid's stockholders will constitute a waiver of appraisal rights.

        Only a holder of record of shares of Rite Aid common stock is entitled to demand appraisal rights for the shares registered in that holder's name. A demand for appraisal in respect of shares of common stock of Rite Aid should be executed by or on behalf of the holder of record, and must reasonably inform Rite Aid of the identity of the holder and state that the person intends thereby to demand appraisal of the holder's shares in connection with the merger. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners.

        STOCKHOLDERS WHO HOLD THEIR SHARES IN BROKERAGE OR BANK ACCOUNTS OR OTHER NOMINEE FORMS, AND WHO WISH TO EXERCISE APPRAISAL RIGHTS, SHOULD CONSULT WITH THEIR BROKERS, BANKS AND OTHER NOMINEES, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE HOLDER TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

        All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:

Rite Aid Corporation
30 Hunter Lane, Camp Hill, Pennsylvania 17011
Attention: Secretary

        Any holder of common stock of Rite Aid may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the merger agreement by delivering to Rite Aid a written withdrawal of the demand for appraisal within sixty (60) days after the effective date of the merger. However, any such attempt to withdraw the demand made more than sixty (60) days after the effective time of the merger will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just.

Notice by the Surviving Corporation

        If the merger is completed, within ten (10) days after the effective time of the merger, the Surviving Corporation will notify each holder of common stock of Rite Aid who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the proposal to adopt the merger agreement, that the merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

        Within one-hundred twenty (120) days after the effective time of the merger, but not thereafter, the Surviving Corporation or any holder of common stock of Rite Aid who has complied with Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by all stockholders entitled to appraisal. The Surviving Corporation is under no obligation to and has no present intention to file a petition, and holders should not assume that the

Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of shares of common stock of Rite Aid. Accordingly, any holders of common stock of Rite Aid who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of shares of common stock of Rite Aid within the time and in the manner prescribed in Section 262. The failure of a holder of common stock of Rite Aid to file such a petition within the period specified in Section 262 could nullify the stockholder's previous written demand for appraisal.

        Within one-hundred twenty (120) days after the effective time of the merger, any holder of common stock of Rite Aid who has complied with the requirements for exercise of appraisal rights will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares not voted in favor of the proposal to adopt the merger agreement and with respect to which Rite Aid has received demands for appraisal, and the aggregate number of holders of such shares. The Surviving Corporation must mail this statement to the requesting stockholder within ten (10) days after receipt of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of shares held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

        If a petition for an appraisal is duly filed by a holder of shares of common stock of Rite Aid and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within twenty (20) days to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their shares to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss such stockholder from the proceedings.

Determination of Fair Value

        After determining the holders of common stock of Rite Aid entitled to appraisal, the Delaware Court of Chancery will appraise the "fair value" of the shares of common stock of Rite Aid, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "[f]air price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court also stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a merger is not an opinion as to, and does not in any manner address, fair value under Section 262 of the DGCL. Although Rite Aid believes that the per share merger consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the per share merger consideration. Neither Rite Aid nor WBA anticipates offering more than the per share merger consideration to any stockholder of Rite Aid exercising appraisal rights, and each of Rite Aid and WBA reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the "fair value" of a share of common stock of Rite Aid is less than the per share merger consideration. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys' fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all the shares entitled to be appraised.

        If any stockholder who demands appraisal of shares of common stock of Rite Aid under Section 262 fails to perfect, or loses or successfully withdraws, such holder's right to appraisal, the stockholder's shares of common stock of Rite Aid will be deemed to have been converted at the effective time of the merger into the right to receive the per share merger consideration applicable to the shares, less applicable withholding taxes. A stockholder will fail to perfect, or effectively lose or withdraw, the holder's right to appraisal if no petition for appraisal is filed within one-hundred twenty (120) days after the effective time of the merger or if the stockholder delivers to the Surviving Corporation a written withdrawal of the holder's demand for appraisal and an acceptance of the per share merger consideration in accordance with Section 262.

        From and after the effective time of the merger, no stockholder who has demanded appraisal rights will be entitled to vote the common stock of Rite Aid for any purpose, or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder's shares of common stock of Rite Aid, if any, payable to stockholders of Rite Aid of record as of a time prior to the effective time of the merger; provided, however, that if no petition for an appraisal is filed, or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the merger, either within sixty (60) days after the effective time of the merger or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder of Rite Aid without the approval of the court.

        Failure to comply strictly with all of the procedures set forth in Section 262 may result in the loss of a stockholder's statutory appraisal rights. Consequently, any stockholder of Rite Aid wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Accounting Treatment

        The merger will be accounted for as an "acquisition" for financial accounting purposes.

U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of the U.S. federal income tax consequences of the merger that are generally applicable to holders of shares of Rite Aid common stock whose shares are converted into the right to receive Per Share Merger Consideration pursuant to the merger. This discussion is based upon the Internal Revenue Code of 1986, which, as amended, we refer to as the Code, Treasury Regulations promulgated under the Code, court decisions, published positions of the Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect on the date of this proxy statement and all of which are subject to change or differing interpretations, possibly with retroactive effect. This discussion is limited to holders who hold their shares of Rite Aid common stock as "capital assets" within the meaning of the Code (generally, property held for investment purposes). This summary does not describe any of the tax consequences arising under the laws of any state, local or foreign tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (for example, estate, gift or alternative minimum tax or the Medicare net investment income surtax). In addition, this summary does not address the U.S. federal income tax consequences to holders of shares who exercise appraisal rights under Delaware law. For purposes of this discussion, a "holder" means either a U.S. Holder or a Non-U.S. Holder (each as defined below) or both, as the context may require.

        This discussion is for general information only and does not address all of the tax consequences that may be relevant to holders in light of their particular circumstances, including:

  •
  Holders who may be subject to special treatment under U.S. federal income tax laws, such as: financial institutions, tax-exempt organizations, S corporations or any other entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes, insurance companies, mutual funds, dealers in stocks and securities, traders in securities that elect to use the mark-to-market method of accounting for their securities, regulated investment companies, real estate investment trusts, or certain expatriates or former long-term residents of the United States;

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  Holders holding the shares as part of a hedging transaction, constructive sale or conversion, straddle or other risk reducing transaction;

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  Holders that received their shares of Rite Aid common stock in a compensatory transaction;

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  Non-U.S. Holders that own or have at any time within the prior five (5) years owned, actually or constructively, more than 5% of the outstanding Rite Aid common stock;

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  Holders who own an equity interest, actually or constructively, in WBA or the Surviving Corporation; or

  •
  U.S. Holders whose "functional currency" is not the U.S. dollar.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of Rite Aid common stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the shares of Rite Aid common stock and partners therein should consult their tax advisors regarding the tax consequences of the merger to them.

        We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary. No assurance can be given that the IRS will agree with the views expressed in this summary, or that a court will not sustain any challenge by the IRS in the event of litigation.

        THIS DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. A HOLDER SHOULD CONSULT ITS TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES RELATING TO THE MERGER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCAL OR FOREIGN TAXING JURISDICTION.

U.S. Holders

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of Rite Aid common stock who or that is for U.S. federal income tax purposes:

  •
  An individual who is a citizen or resident of the United States;

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  A corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, or any state thereof or the District of Columbia;

  •
  An estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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  A trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

        The receipt of cash by a U.S. Holder in exchange for shares of Rite Aid common stock pursuant to the merger will be a taxable transaction for U.S. federal income tax purposes. In general, such U.S. Holder's gain or loss will be equal to the difference, if any, between the amount of cash received and the U.S. Holder's adjusted tax basis in the shares surrendered pursuant to the merger. A U.S. Holder's adjusted tax basis generally will equal the amount that such U.S. Holder paid for the shares. Such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if such U.S. Holder's holding period in such shares is more than one (1) year at the time of the completion of the merger. A reduced tax rate on capital gain generally will apply to long-term capital gain of a non-corporate U.S. Holder. There are limitations on the deductibility of capital losses.

Non-U.S. Holders

        For purposes of this discussion, the term "Non-U.S. Holder" means a beneficial owner of shares of Rite Aid common stock who is neither a U.S. Holder nor an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes.

        Any gain realized by a Non-U.S. Holder pursuant to the merger generally will not be subject to U.S. federal income tax unless:

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  The gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case such gain generally will be subject to U.S. federal income tax at rates generally applicable to U.S. persons, and, if the Non-U.S. Holder is a corporation (or any entity or arrangement treated as a corporation for U.S. federal income tax purposes), such gain may also be subject to the branch profits tax at a rate of 30% (or a lower rate under an applicable tax treaty); or

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  Such Non-U.S. Holder is an individual who is present in the United States for one-hundred and eighty-three (183) days or more in the taxable year of the merger, and certain other specified conditions are met, in which case such gain will be subject to U.S. federal income tax at a rate of 30% (or a lower rate under an applicable tax treaty).

Regulatory Approvals

General

        Rite Aid and WBA have agreed to use their reasonable best efforts to take, and to assist and cooperate with each other in taking, all actions and to use their reasonable best efforts to do all things reasonably necessary, proper or advisable, to consummate the merger and the other transactions contemplated by the merger agreement, subject to certain specified limitations under the merger agreement. These approvals include approval under the HSR Act. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be timely obtained or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, or require changes to the terms of the merger agreement. These conditions or changes could result in the conditions to the closing of the merger not being satisfied.

HSR Act and U.S. Antitrust Matters

        Under the merger agreement, the merger cannot be completed until the applicable waiting periods under the HSR Act have expired or been terminated. Rite Aid and WBA filed their respective HSR Act notifications on November 10, 2015, resulting in an initial waiting period ending on December 10, 2015, unless the parties decide that WBA should voluntarily pull and refile WBA's HSR Act notification, which would initiate a new initial thirty (30) calendar day waiting period beginning on the day that WBA refiled its HSR Act notification. If the FTC or the DOJ issues a second request prior to the expiration of the initial waiting period, the parties must observe a second thirty (30) calendar day waiting period or such additional time as the parties may agree, which would begin to run only after both parties have substantially complied with the second request, unless such waiting period is terminated earlier.

Other Regulatory Approvals

        Approval (or non-objection, grant of exemption or, in certain circumstances, alternative resolution, as the case may be) will be sought from (i) the state insurance regulator in the State of Ohio for the change of control of Envision Insurance Company, (ii) the Department of Managed Health Care of the State of California with respect to the change of control of Envision Insurance Company as a Knox-Keene licensed health care service plan, (iii) the Board of Pharmacy of the State of California with respect to a change in ownership of Orchard Pharmaceutical Services, LLC, (iv) the Insurance Department of the State of Texas with respect to the change of control of Rite Aid's subsidiary licensed as a third-party administrator in Texas, and (v) the state insurance regulator in the State of Utah with respect to the change of ownership of Rite Aid's subsidiary licensed as a health discount program operator. In addition, a response letter from the Department of Insurance of the State of Missouri will be sought confirming that the merger falls below the threshold requirements for filing a Form E (pre-acquisition notification form regarding the potential competitive impact of a proposed merger) in Missouri. To obtain these approvals, WBA, or the applicable Rite Aid subsidiary, as the case may be, has filed or will file, acquisition of control and material modification or similar statements, notices or applications (or requests for grants of exemption relating thereto), as required by the insurance and health care laws and regulations of each applicable state or jurisdiction. In addition, either prior to or following the completion of the merger, WBA or Rite Aid will be required to make change of control notification filings with various state regulators pursuant to applicable insurance and health care laws and regulations (none of which notification filings are conditions to the completion of the merger).

Legal Proceedings Regarding the Merger

        On November 3, 2015, Andrew Smukler, a purported Rite Aid stockholder, filed a Verified Class Action Complaint in the Delaware Court of Chancery, which we refer to as the Smukler Complaint, against John T. Standley, Joseph B. Anderson, Jr., Bruce G. Bodaken, David R. Jessick, Kevin E. Lofton, Myrtle S. Potter, Michael N. Regan, Frank A. Savage, Marcy Syms, whom we refer to as the Individual Defendants, Rite Aid, WBA and Merger Sub. The Smukler Complaint alleges that the Individual Defendants breached their fiduciary duties by, among other things, agreeing to an unfair and inadequate price, agreeing to deal protection devices that preclude other bidders from making successful competing offers for Rite Aid and securing significant personal benefits as a result of the merger. The Smukler Complaint further alleges that Rite Aid, Merger Sub and WBA aided and abetted the Individual Defendants' alleged breaches of fiduciary duties. The Smukler Complaint seeks to enjoin the closing of the merger as well as an award of money damages and attorneys' and experts' fees.

        On November 4, 2015, Archie Wilson III, a purported Rite Aid stockholder, filed a Verified Shareholder Class Action Complaint in the Pennsylvania Court of Common Pleas of Cumberland County, which we refer to as the Wilson Complaint, against the Individual Defendants, Rite Aid, WBA and Merger Sub. The Wilson Complaint alleges that the Individual Defendants breached their fiduciary duties by, among other things, failing to obtain the highest value available and agreeing to deal protection devices that preclude other bidders from making successful competing offers for Rite Aid. The Wilson Complaint further alleges that Rite Aid, Merger Sub and WBA aided and abetted the Individual Defendants' alleged breaches of fiduciary duty. The Wilson Complaint seeks to enjoin the closing of the merger as well as an award of money damages and attorneys' and experts' fees.

        On November 10, 2015, Brian R. Hirschler, a purported Rite Aid stockholder, filed a Verified Class Action Complaint in the Delaware Court of Chancery, which we refer to as the Hirschler Complaint, against the Individual Defendants, Rite Aid, WBA and Merger Sub. The Hirschler Complaint alleges that the Individual Defendants breached their fiduciary duties by, among other things, agreeing to an unfair and inadequate price, agreeing to deal protection devices that preclude other bidders from making successful competing offers for Rite Aid and failing to protect against certain alleged conflicts of interest in connection with the merger. The Hirschler Complaint further alleges that Rite Aid and WBA aided and abetted the Individual Defendants' alleged breaches of fiduciary duty. The Hirschler Complaint seeks to enjoin the closing of the merger as well as an award of money damages and attorneys' and experts' fees.

        On November 13, 2015, John Orr, a purported Rite Aid stockholder, filed a Verified Class Action Complaint in the Delaware Court of Chancery, which we refer to as the Orr Complaint, against the Individual Defendants, Rite Aid, WBA and Merger Sub. The Orr Complaint alleges that the Individual Defendants breached their fiduciary duties by, among other things, agreeing to an unfair and inadequate price and agreeing to deal protection devices that preclude other bidders from making successful competing offers for Rite Aid. The Orr Complaint further alleges that Rite Aid, WBA and Merger Sub aided and abetted the Individual Defendants' alleged breaches of fiduciary duty. The Orr Complaint seeks to enjoin the closing of the merger as well as an award of money damages and attorneys' and experts' fees.

        On November 13, 2015, Robert A. Catelli, a purported Rite Aid stockholder, filed a Verified Class Action Complaint in the Delaware Court of Chancery, which we refer to as the Catelli Complaint, against the Individual Defendants, Rite Aid, WBA and Merger Sub. The Catelli Complaint alleges that the Individual Defendants breached their fiduciary duties by, among other things, failing to maximize the value of Rite Aid and agreeing to deal protection devices that preclude other bidders from making successful competing offers for Rite Aid. The Catelli Complaint further alleges that Rite Aid, WBA and Merger Sub aided and abetted the Individual Defendants' alleged breaches of fiduciary duty. The Catelli Complaint seeks to enjoin the closing of the merger as well as an award of money damages and attorneys' and experts' fees.

        On November 17, 2015, Dean DePietro, a purported Rite Aid stockholder, filed a Verified Class Action Complaint for Breach of Fiduciary Duty in the Delaware Court of Chancery, which we refer to as the DePietro Complaint, against the Individual Defendants, WBA and Merger Sub. The DePietro Complaint alleges that the Individual Defendants breached their fiduciary duties by, among other things, agreeing to an unfair and inadequate price and agreeing to deal protection provisions that preclude other bidders from making successful competing offers for Rite Aid. The DePietro Complaint further alleges that WBA and Merger Sub aided and abetted the Individual Defendants' alleged breaches of fiduciary duty. The DePietro Complaint seeks to enjoin the closing of the merger as well as an award of money damages and attorneys' and experts' fees.

        On November 18, 2015, Simon Abadi, a purported Rite Aid stockholder, filed a Verified Class Action Complaint in the Delaware Court of Chancery, which we refer to as the Abadi Complaint, against the Individual Defendants, Rite Aid, WBA and Merger Sub. The Abadi Complaint alleges that the Individual Defendants breached their fiduciary duties by, among other things, agreeing to an unfair and inadequate price, agreeing to deal protection devices that prevent them from obtaining higher offers from other interested buyers for Rite Aid and failing to protect against certain alleged conflicts of interest in connection with the merger. The Abadi Complaint further alleges that Rite Aid, WBA and Merger Sub aided and abetted the Individual Defendants' alleged breaches of fiduciary duty. The Abadi Complaint seeks to enjoin the closing of the merger as well as an award of money damages and attorneys' and experts' fees.

        On November 19, 2015, Frederick Mortman, a purported Rite Aid stockholder, filed a Verified Class Action Complaint for Breach of Fiduciary Duty in the Delaware Court of Chancery, which we refer to as the Mortman Complaint, against the Individual Defendants, Rite Aid, WBA and Merger Sub. The Mortman Complaint alleges that the Individual Defendants breached their fiduciary duties by, among other things, agreeing to an unfair and inadequate price, agreeing to deal protection devices that preclude other bidders from making successful competing offers for Rite Aid and failing to protect against certain alleged conflicts of interest in connection with the merger. The Mortman Complaint further alleges that Rite Aid, WBA and Merger Sub aided and abetted the Individual Defendants' alleged breaches of fiduciary duty. The Mortman Complaint seeks to enjoin the closing of the merger as well as an award of money damages and attorneys' and experts' fees.

 PROPOSAL 1: ADOPTION OF THE MERGER AGREEMENT

        The following summary describes certain material provisions of the merger agreement. This summary is not complete and is qualified in its entirety by reference to the merger agreement, which is attached to this proxy statement as Annex A and incorporated into this proxy statement by reference. We encourage you to read the merger agreement carefully in its entirety because this summary may not contain all the information about the merger agreement that is important to you. The rights and obligations of the parties are governed by the express terms of the merger agreement and not by this summary or any other information contained in this proxy statement.

        The representations, warranties, covenants and agreements described below and included in the merger agreement were made only for purposes of the merger agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement except as expressly stated therein and may be subject to important qualifications, limitations and supplemental information agreed to by Rite Aid, WBA and Merger Sub in connection with negotiating the terms of the merger agreement, including certain qualifications, limitations and supplemental information disclosed in the confidential disclosure schedules to the merger agreement. In addition, the representations and warranties were included in the merger agreement for the purpose of allocating contractual risk between Rite Aid, WBA and Merger Sub rather than to establish matters as facts, and may be subject to standards of materiality applicable to such parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of Rite Aid, WBA and Merger Sub or any of their respective affiliates or businesses except as expressly stated in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement. In addition, you should not rely on the covenants in the merger agreement as actual limitations on the respective businesses of Rite Aid, WBA and Merger Sub because the parties to the merger agreement may take certain actions that are either expressly permitted in the confidential disclosure schedules to the merger agreement or as otherwise consented to by the appropriate party, which consent may be given without prior notice to the public. The merger agreement is described below, and attached as Annex A hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding Rite Aid or our business. Accordingly, the representations, warranties, covenants and other agreements in the merger agreement should not be read alone, and you should read the information provided elsewhere in this document and in our filings with the SEC regarding Rite Aid and our business. Please see "Where You Can Find More Information" beginning on page 114.

Structure of the Merger

        Upon the terms and subject to the conditions of the merger agreement and in accordance with the applicable provisions of the DGCL, at the effective time of the merger, Merger Sub will merge with and into Rite Aid, the separate corporate existence of Merger Sub will cease and Rite Aid will continue as the surviving corporation in the merger, which we sometimes refer to herein as the Surviving Corporation, and as a wholly owned direct subsidiary of WBA. From and after the effective time of the merger, all the properties, rights, privileges, immunities, powers and franchises of Rite Aid and Merger Sub will vest in Rite Aid as the Surviving Corporation and all claims, obligations, debts, liabilities and duties of Rite Aid and Merger Sub will become the claims, obligations, debts, liabilities and duties of Rite Aid as the Surviving Corporation.

Closing and the Effective Time of the Merger

        Unless another date is agreed by the parties, the closing for the merger will take place on the third (3rd) business day following the day on which all conditions to closing (described below under "Proposal 1: Adoption of the Merger Agreement—Conditions to the Closing of the Merger" beginning on page 103) (other than those conditions that by their nature are to be satisfied at the closing) are satisfied or, to the extent permitted by law, waived. Concurrently with the closing, the parties will file a certificate of merger with the Secretary of State of the State of Delaware as provided under the DGCL. The merger will become effective upon the filing of the certificate of merger, or at such later time as is agreed by Rite Aid and WBA and specified in the certificate of merger.

Directors and Officers; Certificate of Incorporation; Bylaws

        The directors of Merger Sub immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the directors of the Surviving Corporation until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and the bylaws of the Surviving Corporation. The officers of Rite Aid immediately prior to the effective time of the merger will, from and after the effective time of the merger, be the officers of the Surviving Corporation until their successors will have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

        At the effective time of the merger, the certificate of incorporation of Rite Aid will be amended and restated in its entirety to be in the form of Exhibit A to the merger agreement and, as so amended and restated, such certificate of incorporation will be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law. At the effective time of the merger, and without any further action on the part of Rite Aid and Merger Sub, the bylaws of Merger Sub in effect immediately prior to the effective time of the merger will be the bylaws of the Surviving Corporation until thereafter amended as provided therein or by applicable law, except that such bylaws will be amended by WBA as of the effective time of the merger to change the name of the Surviving Corporation as used therein to "Rite Aid Corporation" and to contain such provisions as are necessary to give full effect to the provisions described under "Proposal 1: Adoption of the Merger Agreement—Directors' and Officers' Indemnification and Insurance" beginning on page 101.

Merger Consideration

Common Stock

        At the effective time of the merger, each share of Rite Aid common stock issued and outstanding immediately prior to such time, other than (i) shares owned, directly or indirectly, by WBA, Rite Aid or Merger Sub (including shares owned by Rite Aid as treasury stock), (ii) shares owned by stockholders who are entitled to and who have exercised and perfected and not withdrawn a demand for appraisal rights pursuant to Section 262 of the DGCL and (iii) shares owned by any direct or indirect wholly owned subsidiary of Rite Aid or WBA, will be converted into the right to receive the per share merger consideration. All shares converted into the right to receive the per share merger consideration will automatically be cancelled at the effective time of the merger.

Treatment of Equity and Equity-Based Awards

        Cash-out Options.    Upon completion of the merger, each cash-out option will be converted into the right to receive, without interest, an amount in cash equal to the product of (x) the total number of shares of Rite Aid common stock subject to such cash-out option and (y) the excess, if any, of $9.00 over the per share exercise price of such cash-out option, less applicable withholding taxes.

        Rollover Options.    Upon completion of the merger, each rollover option will be converted into an option to acquire, on the same terms and conditions as were applicable immediately prior to the completion of the merger, a number of shares of WBA common stock equal to the product of (x) the number of shares of Rite Aid common stock subject to such rollover option and (y) the conversion ratio, with any fractional shares rounded down to the next lower whole number of shares after aggregating each individual holder's option with the same exercise price. The exercise price of each converted rollover option will be equitably adjusted to be equal to the quotient (rounded up to the nearest whole cent) of (x) the exercise price per share of Rite Aid common stock subject to such rollover option and (y) the conversion ratio (rounded up to the nearest whole cent).

        Rollover Stock Awards.    Upon completion of the merger, each rollover stock award will be converted into a WBA restricted share award or a WBA performance stock unit, as applicable, relating to the number of shares of WBA common stock equal to the product of (x) the number of shares of Rite Aid common stock relating to such rollover stock award (which, in the case of performance stock units for which the applicable performance period has not completed, will be the target number of shares) and (y) the conversion ratio, with any fractional shares rounded down to the next lower whole number of shares (with such rounding applied on an aggregate basis to each individual holder), and with each such converted rollover stock award generally subject to the same terms and conditions as were applicable immediately prior to the completion of the merger. With respect to each converted rollover stock award that is a performance stock unit, following the completion of the merger (i) the performance goals or conditions will not apply with respect to a pro-rata portion of such award (with such portion based on the number of days elapsed in the performance period through the completion of the merger), and such portion of the rollover stock award will continue to be subject to service-based vesting on the same schedule as applied prior to the completion of the merger, and (ii) the remaining portion of the performance stock unit will continue to be subject to performance-based vesting (based on the achievement of adjusted performance goals) and service-based vesting on the same schedule as applied prior to the completion of the merger.

        Restricted Stock Units.    Upon completion of the merger, each restricted stock unit outstanding immediately prior to the completion of the merger will automatically be cancelled and converted into the right to receive an amount in cash equal to the product of (x) the total number of shares of Rite Aid common stock subject to such restricted stock unit and (y) $9.00, less applicable withholding taxes.

Exchange Procedures

        Prior to the closing, WBA will enter into an agreement with a paying agent selected by WBA and reasonably acceptable to Rite Aid, which we refer to as the paying agent, to make payments of the per share merger consideration to stockholders. At or prior to the effective time of the merger, WBA will deposit or cause to be deposited with the paying agent a cash amount sufficient to pay the aggregate per share merger consideration to stockholders.

        As soon as reasonably practicable after the effective time of the merger (and in no event more than four (4) business days following the effective time of the merger), WBA will cause the paying agent to mail, or otherwise provide in the case of book-entry shares, to each holder of record of Rite Aid shares (other than excluded shares):

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  transmittal materials, including a letter of transmittal; and

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  instructions for effecting the surrender of the book-entry shares or certificates to the paying agent in exchange for payment of the per share merger consideration.

        Upon surrender of a certificate (or an affidavit of loss in lieu thereof) to the paying agent in accordance with the terms of such transmittal materials and instructions, the holder of such certificate will be entitled to receive in exchange therefor a cash amount in immediately available funds (after giving effect to any required tax withholdings) equal to the product of (i) the number of Rite Aid shares previously represented by such certificate multiplied by (ii) the per share merger consideration. No interest will be paid or accrued on any amount payable upon due surrender of the certificates.

        Any holder of book-entry shares will not be required to deliver a certificate or an executed letter of transmittal to the paying agent to receive the aggregate per share merger consideration that such holder is entitled to receive as a result of the merger. Instead, each holder of record of one or more book-entry shares (other than excluded shares) will be entitled to receive, upon receipt by the paying agent of an "agent's message" in customary form, a cash amount in immediately available funds (after giving effect to any required tax withholdings) equal to the product of (i) the number of Rite Aid shares previously represented by such book-entry shares multiplied by (ii) the per share merger consideration. No interest will be paid or accrued on any amount payable upon due surrender of the book-entry shares.

        WBA or the Surviving Corporation will pay all charges and expenses, including those of the paying agent, in connection with the foregoing exchange procedures.

        Any cash deposited with the paying agent that is not claimed within nine (9) months after the effective time of the merger will be delivered to the Surviving Corporation or its designees, and any holders of Rite Aid common stock who have not complied with the exchange procedures in the merger agreement will thereafter look only to the Surviving Corporation (subject to applicable abandoned property, escheat or similar laws) for payment of the per share merger consideration.

Withholding Rights

        Each of WBA, the Surviving Corporation and the paying agent will be entitled to deduct and withhold from the consideration payable pursuant to the merger agreement to any holder of Rite Aid shares, cash-out options or restricted stock units such amounts as it is required to deduct and withhold with respect to the making of such payment (and, with respect to the restricted stock units, the vesting of such restricted stock units) under U.S. federal tax law or any other applicable state, local or foreign tax law.

Appraisal Rights

        Any Rite Aid shares that are issued and outstanding immediately prior to the effective time of the merger and as to which the holders thereof have properly demanded appraisal in accordance with Section 262 of the DGCL and have not effectively withdrawn such demand, which we refer to as dissenting shares, will not be converted into the right to receive the per share merger consideration, unless and until such holder will have effectively withdrawn or lost such holder's right to appraisal under the DGCL, at which time such Rite Aid shares will be treated as if they had been converted into and become exchangeable for the right to receive, as of the effective time of the merger, the per share merger consideration, without interest and after giving effect to any required tax withholdings, and such Rite Aid shares will not be deemed dissenting shares, and such holder thereof will cease to have any other rights with respect to such Rite Aid shares. Each holder of dissenting shares will only be entitled to such consideration as may be due with respect to such dissenting shares pursuant to Section 262 of the DGCL.

Representations and Warranties

        The merger agreement contains a number of representations and warranties made by the parties thereto that are subject in some cases to exceptions and qualifications, including "material adverse effect" qualifications. Please see the definition of "material adverse effect" beginning on page 90 of this proxy statement. The representations and warranties of Rite Aid in the merger agreement relate to, among other things:

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  due organization, valid existence, good standing and qualification to do business;

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  certificate of incorporation and bylaws;

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  capitalization and ownership of subsidiaries;

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  corporate authorization of the merger agreement and the transactions contemplated by the merger agreement and the valid and binding nature of the merger agreement;

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  the approval and recommendation by the Board of Directors of the merger agreement and the transactions contemplated by the merger agreement;

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  the absence of any conflicts with or violations of organizational documents and other agreements or laws;

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  required filings with, and consents from, governmental entities;

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  compliance with applicable laws, possession of required permits necessary for the conduct of Rite Aid's business and absence of governmental investigations;

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  SEC filings and financial statements;

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  absence of undisclosed liabilities;

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  internal controls and disclosure controls and procedures relating to financial reporting;

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  material contracts;

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  conduct of business in the ordinary course and the absence of a material adverse effect;

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  absence of litigation;

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  employee benefit plans;

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  labor and employment matters;

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  insurance policies;

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  real properties;

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  tax matters;

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  intellectual property;

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  environmental matters;

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  opinion of financial advisor;

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  the absence of any undisclosed brokers' fee;

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  health care regulatory matters, including compliance with applicable health care laws;

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  the absence of any related party transactions;

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  inapplicability of anti-takeover statutes; and

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  significant partners and key payors.

        The representations and warranties of WBA and Merger Sub in the merger agreement relate to, among other things:

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  due organization, valid existence, good standing and qualification to do business;

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  corporate authorization of the merger agreement and the transactions contemplated by the merger agreement and the valid and binding nature of the merger agreement;

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  the absence of any conflicts with or violations of organizational documents and other agreements or laws;

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  absence of litigation;

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  operations and ownership of Merger Sub;

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  the absence of any undisclosed brokers' fee;

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  financing and the validity of the debt commitment letter;

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  ownership of Rite Aid stock;

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  agreements with Rite Aid stockholders, directors, officers and employees; and

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  solvency.

        Certain of the representations and warranties made by the parties are qualified as to "knowledge," "materiality" or "material adverse effect." For purposes of the merger agreement, "material adverse effect," means any event, development, circumstance, change, effect, condition, or occurrence that, individually or in the aggregate, with all other events, developments, circumstances, changes, effects, conditions or occurrences, (i) has, or would reasonably be expected to have, a material adverse effect on or with respect to the business, assets, liabilities, results of operations or financial condition of Rite Aid and its subsidiaries, taken as a whole, (ii) without limiting clause (i), results in, at closing, a last twelve (12) months Adjusted EBITDA (as such term is defined in the merger agreement) of less than $1.075 billion determined as of the end of the last fiscal month ended prior to closing for which internal financial statements of Rite Aid are available or (iii) prevents, materially delays or materially impairs the ability of Rite Aid to consummate the merger and the other transactions contemplated by the merger agreement. However, in the case of clause (i) or (ii), any event, development, circumstance, change, effect, condition or occurrence to the extent arising out of or resulting from any of the following after the date of the merger agreement will not be deemed, either alone or in combination, to constitute or be taken into account in determining whether there has been, a material adverse effect:

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  (A) any change or development generally affecting the economy or the financial, debt, capital, credit or securities markets in the United States or elsewhere in the world, including as a result of changes or developments in prevailing interest or exchange rates or the disruption of any securities markets;

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  (B) national or international political or social conditions;

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  (C) the execution and delivery of the merger agreement or the public announcement or pendency of the merger or other transactions contemplated by the merger agreement, including any WBA permitted transaction (as described below), including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, or employees of Rite Aid or its subsidiaries (provided that this exception will not be applied to clause (ii) above);

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  (D) any change in any applicable laws or applicable accounting regulations or principles, including GAAP, or interpretations thereof;

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  (E) any hurricane, tornado, earthquake, flood, tsunami or other natural disaster or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage, terrorism or other international or national emergency, or other force majeure event or natural disaster or act of God or other comparable events;

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  (F) any change in the price or trading volume of Rite Aid common stock or the credit rating of Rite Aid, in and of itself;

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  (G) any failure by Rite Aid to meet (1) any published analyst estimates, expectations, projections or forecasts of Rite Aid's revenue, earnings, cash flow, cash positions or other financial performance or results of operations for any period or (2) its internal or published projections, budgets, plans, forecasts, guidance, estimates, milestones of its revenues, earnings or other financial performance or results of operations, in and of itself;

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  (H) any change or development in the industries in which Rite Aid and its subsidiaries operate;

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  (I) the identity of WBA or its subsidiaries (provided that this exception will not be applied to clause (ii) above);

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  (J) any communication by WBA or its subsidiaries regarding the plans or intentions of WBA with respect to the conduct of the business of the Surviving Corporation or its subsidiaries; or

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  (K) any action taken by Rite Aid, or which Rite Aid causes to be taken by any of its subsidiaries, in each case which is expressly required or permitted by the merger agreement (other than pursuant to clause (a) of Section 5.1 of the merger agreement) or at WBA's express written request (provided that this exception will not be applied to clause (ii) above).

        The events, developments, circumstances, changes, effects, conditions or occurrences described in sub-sections (A), (B), (D), (E) and (H) above will be taken into account in determining whether a material adverse effect has occurred to the extent (but only to such extent) such events, developments, circumstances, changes, effects, conditions or occurrences are disproportionately adverse to the business, assets, liabilities, results of operations or financial condition of Rite Aid and its subsidiaries, taken as a whole, as compared to other participants in the industries in which Rite Aid and its subsidiaries operate. In addition, the changes and failures described in sub-sections (F) and (G) above will not prevent or otherwise affect a determination that any events, developments, circumstances, changes, effects, conditions or occurrences underlying such changes or failures constitute or contribute to a material adverse effect. Furthermore, the exception described in sub-section (C) above does not apply with respect to references to material adverse effect in those portions of the representations and warranties contained in the merger agreement relating to the absence of conflicts to the extent the purpose of such representations and warranties is to address the consequences resulting from the execution, delivery and performance of the merger agreement by Rite Aid or the consummation of the merger and the other transactions contemplated by the merger agreement.

        None of the representations and warranties contained in the merger agreement survive the consummation of the merger.

Conduct of Business Pending the Merger

        From the date of the merger agreement until the earlier of the effective time of the merger and the termination of the merger agreement, except (i) as expressly contemplated or permitted by the merger agreement, (ii) as set forth in Rite Aid's confidential disclosure schedules or the merger agreement, (iii) as required by applicable laws or (iv) as consented to by WBA in writing (such consent not to be unreasonably withheld, conditioned or delayed), Rite Aid will, and will cause its subsidiaries to, (a) conduct its business in all material respects in the ordinary course, (b) use its commercially reasonable efforts to (x) preserve intact, in all material respects, its business organization, and its assets and properties, in each case, that are material to Rite Aid and its subsidiaries, taken as a whole, and (y) maintain in all material respects the benefits of its existing business relationships with its customers, suppliers, distributors, significant partners, and key payors, in each case whose business relationships are material to Rite Aid and its subsidiaries, taken as a whole; and (c) not, subject to certain exceptions:

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  amend its certificate of incorporation, bylaws or equivalent governing instruments;

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  acquire any business or person or make any investment in any person;

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  acquire or license any intellectual property from any third party that would be material to Rite Aid and its subsidiaries, taken as a whole;

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  issue, deliver, sell, pledge, dispose of, grant, award or encumber any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities, of Rite Aid or any of its subsidiaries, or adopt a plan of complete or partial liquidation;

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  reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of Rite Aid, or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of Rite Aid's subsidiaries;

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  create or incur liens;

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  make loans or advances;

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  sell or otherwise dispose of assets or any corporation, partnership or other business organization or division thereof, or sublicense, transfer, allow to lapse or expire, pledge, abandon, discontinue, fail to maintain or otherwise dispose of any right, title or interest of Rite Aid or any of its subsidiaries in any intellectual property;

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  declare, authorize, set aside, make or pay dividends or other distributions, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

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  commit, make or authorize capital expenditures;

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  modify in a manner adverse and material to Rite Aid and its subsidiaries, taken as a whole, or terminate, material contracts;

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  enter into contracts that would have been material contracts had they been entered into prior to the date of the merger agreement;

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  terminate, modify or amend on terms materially adverse to Rite Aid, real property leases;

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  renew, extend, or exercise any option to renew or extend real property leases;

  •
  enter into new contracts with respect to real property leases;

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  incur indebtedness for borrowed money, modify in a manner adverse and material to Rite Aid and its subsidiaries, taken as a whole, the terms of any such indebtedness for borrowed money, or assume or guarantee the indebtedness obligations of any person for borrowed money;

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  terminate, enter into, amend or renew (or communicate any intention to take such action) any material Rite Aid benefit plan or arrangement;

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  adopt compensation or benefit arrangements that would be material Rite Aid benefit plans or arrangements if they were in existence as of the date of the merger agreement;

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  increase the benefits or compensation provided to current or former employees, officers or directors;

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  grant any bonus or cash incentive compensation or any retention, severance or termination benefits;

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  grant any new equity awards, amend the terms of outstanding equity awards, or discretionarily accelerate the vesting or payment of any award;

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  take any action to fund or secure the payment of any amounts under any Rite Aid benefit plan or arrangement;

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  other than as required by GAAP, change any assumptions used to calculate funding or contribution obligations under any Rite Aid benefit plan or arrangement, or increase or accelerate the funding rate in respect of any Rite Aid benefit plan or arrangement;

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  hire or engage the services of executive vice presidents or higher;

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  file amended tax returns;

  •
  make changes to any method of accounting;

  •
  make or change tax elections;

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  surrender claims for a refund of taxes;

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  consent to extensions or waivers of the limitation period applicable to tax claims or assessments relating to Rite Aid or any of its subsidiaries;

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  enter into agreements affecting taxes;

  •
  voluntarily recognize any union or other labor organization as the representative of any of the employees of Rite Aid or enter into any new or amended collective bargaining agreement with any labor organization or other representative of any employees of Rite Aid;

  •
  settle litigation proceedings that are adverse and material to Rite Aid and its subsidiaries, taken as a whole;

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  fail to renew or maintain material existing insurance policies or comparable replacement policies in each case that are material to Rite Aid and its subsidiaries, taken as a whole; or

  •
  agree, authorize or commit to do any of the foregoing actions.

Additional Agreements

No Solicitation

        As of the date of the merger agreement, Rite Aid agreed to immediately cease all activities, discussions or negotiations with any parties that may have been ongoing prior to the date of the merger agreement with respect to an acquisition proposal (as described below), to request that such parties promptly return or destroy all confidential information relating to Rite Aid or its subsidiaries previously furnished to such persons prior to the date of the merger agreement in connection with the consideration of alternative proposals and to immediately terminate access to data rooms previously granted to such parties.

        Under the merger agreement, Rite Aid is generally not permitted to solicit or discuss acquisition proposals with third parties, subject to certain exceptions.

        Except as otherwise provided in the merger agreement, Rite Aid may not, and has agreed to cause its subsidiaries and its and its subsidiaries' directors, officers and employees not to, and has agreed to instruct its and its subsidiaries' representatives not to, directly or indirectly:

  •
  initiate, solicit, knowingly encourage, knowingly induce or knowingly facilitate (including by providing non-public information relating to Rite Aid and its subsidiaries) the making of any acquisition proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an acquisition proposal;

  •
  engage or otherwise participate in any negotiations or discussions (other than, in response to a bona fide acquisition proposal or other inquiry, offer or proposal after the date of the merger agreement that was not initiated, solicited, encouraged or facilitated in, and did not otherwise result from a, material violation of the merger agreement, contacting such person and its advisors for the purpose of clarifying the material terms of any such acquisition proposal or inquiry, offer or proposal and the likelihood and timing of consummation thereof) concerning, or provide access to its properties, books and records or any confidential or nonpublic information or data to, any person in connection with, relating to or for the purpose of encouraging or facilitating an acquisition proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an acquisition proposal;

  •
  approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any acquisition proposal; or

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  execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar written or oral agreement relating to any acquisition proposal or superior proposal, which we refer to as an alternative acquisition agreement.

        Notwithstanding the foregoing, prior to, but not after, obtaining the stockholder approval of the proposal to adopt the merger agreement, Rite Aid is permitted to, in response to the receipt of a bona fide acquisition proposal made after the date of the merger agreement in circumstances not otherwise involving a breach of the merger agreement by Rite Aid and that the Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal constitutes or could reasonably be expected to lead to a superior proposal:

  •
  furnish information with respect to Rite Aid to the party making such acquisition proposal pursuant to a confidentiality agreement, which we refer to as an acceptable confidentiality agreement, that contains confidentiality and standstill provisions no less favorable to Rite Aid than those contained in the confidentiality agreement entered into by Rite Aid and WBA, dated March 3, 2015, which we refer to as the confidentiality agreement, provided that such standstill restrictions need not restrict the person making such acquisition proposal from making an acquisition proposal to Rite Aid in a confidential manner; and

  •
  engage in discussions or negotiations with such party regarding such acquisition proposal.

        In addition, following the receipt of an acquisition proposal made after the date of the merger agreement in circumstances not otherwise involving a breach of the merger agreement by Rite Aid, Rite Aid may contact the person who had made such acquisition proposal solely for the purpose of clarifying the material terms of any such proposal and the likelihood and timing of consummation thereof.

        For purposes of the merger agreement, acquisition proposal means any proposal or offer (including a tender offer or exchange offer) from any person or group of persons (other than WBA or Merger Sub) relating to:

  •
  any merger, consolidation, dissolution, liquidation, recapitalization, reorganization, share exchange, business combination, purchase, or similar transaction with respect to Rite Aid or any of its subsidiaries whose business constitutes twenty percent (20%) or more of the consolidated revenues, net income or assets of Rite Aid and its subsidiaries, taken as a whole; or

  •
  any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of assets (including equity securities of any subsidiary of Rite Aid) or businesses that constitute twenty percent (20%) or more of the consolidated revenues, net income or assets of Rite Aid and its subsidiaries, taken as a whole, or twenty percent (20%) or more of the total voting power of the equity securities of Rite Aid.

        For purposes of the merger agreement, superior proposal means any bona fide written acquisition proposal (with all references to "twenty percent (20%) or more" in the definition of acquisition proposal being deemed to reference "fifty percent (50%) or more") that the Board of Directors in good faith, after consultation with Rite Aid's financial advisors and outside legal counsel, determines would, if consummated, result in a transaction more favorable from a financial point of view to the stockholders of Rite Aid than the merger taking into account all financing (including availability thereof) and regulatory aspects of such acquisition proposal, the likelihood and timing of consummation thereof (as compared to the transactions contemplated hereby), such other matters as the Board of Directors deems relevant and any changes to the terms of the merger agreement proposed by WBA in response to such superior proposal pursuant to, and in accordance with, the merger agreement.

Change of Recommendation

        As described under "The Special Meeting—Board of Directors' Recommendation" beginning on page 28 of this proxy statement, and subject to the provisions described below, the Board of Directors has made the recommendation that the holders of Rite Aid shares vote "FOR" the proposal to approve the merger agreement and the transactions contemplated by the merger agreement, including the merger. The merger agreement provides that the Board of Directors may not effect a change of recommendation except as described below.

        The merger agreement provides that prior to, but not after, obtaining the stockholder approval of the proposal to adopt the merger agreement, the Board of Directors may, in response to a bona fide, unsolicited acquisition proposal that was made after the date of the merger agreement in circumstances not otherwise involving a breach of the merger agreement by Rite Aid, effect a change of recommendation if:

  •
  The Board of Directors determines in good faith, after consultation with its outside legal counsel and financial advisor, that such acquisition proposal constitutes a superior proposal and determines in good faith, after consultation with its outside legal counsel, that the failure to effect the change of recommendation would be reasonably likely to be inconsistent with the Board of Directors' fiduciary duties under applicable law;

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  The Board of Directors provides WBA four (4) business days prior written notice of its intention to make a change of recommendation, which notice must include certain information with respect to the acquisition proposal, including a copy of the acquisition proposal;

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  During the four (4) business days following such written notice, or such shorter period as described below, if required by WBA, Rite Aid and its representatives negotiate in good faith with WBA regarding any revisions to the terms of the merger agreement proposed by WBA in response to the superior proposal; and

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  After the four (4) business day period described above (as extended, if applicable, as described below) the Board of Directors concludes in good faith, after consultation with its outside counsel and financial advisor (and taking into account any adjustment or modification of the terms of the merger agreement to which WBA has proposed), that the acquisition proposal continues to be a superior proposal and that the failure to effect the change of recommendation would be reasonably likely to be inconsistent with the Board of Directors' fiduciary duties under applicable law.

        Under the merger agreement, any amendment to the financial terms or any other material amendment to the terms and conditions of any superior proposal will be deemed to be a new superior proposal, except if the Board of Directors seeks to make a change of recommendation as provided above, the notice period and the period during which Rite Aid and its representatives are required, if requested by WBA, to negotiate with WBA regarding any revisions to the terms of the merger agreement proposed by WBA in response to such new acquisition proposal will expire on the later of (x) two (2) business days after Rite Aid provides notice of the new superior proposal to WBA and (y) the end of the original four (4) business day period described above.

        In addition to the foregoing, the Board of Directors is permitted to effect a change of recommendation based on events, developments, circumstances, changes, effects, conditions or occurrences that were not known by the Board of Directors (or if known, the consequences of which were not known or reasonably foreseeable) as of the date of the merger agreement, in each case other than involving or relating to an acquisition proposal, if:

  •
  The Board of Directors determines in good faith, after consultation with its outside legal counsel, that the failure to effect the change of recommendation would be reasonably likely to be inconsistent with the Board of Directors' fiduciary duties under applicable law;

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  The Board of Directors provides WBA four (4) business days prior written notice of its intention to take such action, which notice must include the basis of the proposed action; and

  •
  During the four (4) business days following such written notice, Rite Aid and its representatives negotiate in good faith with WBA regarding any revisions to the terms of the merger agreement proposed by WBA so that such event, development, circumstance, change, effect, condition or occurrence would cease to warrant a change of recommendation.

        Notwithstanding the right of the Board of Directors to effect a change of recommendation under the merger agreement, Rite Aid is not entitled to terminate the merger agreement in connection therewith based on a change of recommendation alone. If the Board of Directors effects a change of recommendation under the merger agreement, WBA may either (i) terminate the merger agreement and receive the termination fee as more fully described under "Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—Termination Fees" beginning on page 106 or (ii) continue to require the Rite Aid stockholders be afforded the opportunity to vote on the proposal to adopt the merger agreement.

        For the purpose of the merger agreement, the term change of recommendation is defined as the Board of Directors' (i) failure to include in the proxy statement its recommendation that Rite Aid stockholders adopt the merger agreement, (ii) approval, endorsement or recommendation, or public proposal to approve, endorse or recommend, or otherwise declare advisable to the stockholder of Rite Aid, an acquisition proposal, (iii) following the commencement of a tender offer or exchange offer that constitutes an acquisition proposal, failure to publish, send or give to its stockholders, pursuant to the Exchange Act, within ten (10) business days after such tender offer or exchange offer is first published, sent or given, or subsequently amended in any material respect, a statement recommending that stockholders reject such tender offer or exchange offer and affirming its recommendation that Rite Aid stockholders adopt the merger agreement or (iv) formally resolve to effect or publicly announce an intention to effect any of the foregoing, in each case prior to obtaining the approval of the stockholders.

Further Action; Efforts

        WBA and Rite Aid have each agreed to use their reasonable best efforts to take, or cause to be taken, and to assist and cooperate with the other parties to the merger agreement in taking or causing to be taken, all actions and to use their reasonable best efforts to do, or cause to be done, all things reasonably necessary, proper or advisable under the merger agreement and applicable law to consummate and make effective the merger and the other transactions contemplated by the merger agreement in the most expeditious manner practicable.

        To the extent necessary in order to obtain the requisite consents of governmental entities and subject to the limitations described below, WBA has agreed to, and has agreed to cause its subsidiaries to:

  •
  (A) sell, lease, license, transfer, dispose of, divest or otherwise encumber, or hold separate pending any such action, or (B) proffer, propose, negotiate, offer to effect or consent, commit or agree to any sale, lease, licensing, transfer, disposal, divestiture, or other encumbrance of, or hold separate, in each case before or after the effective time of the merger, the assets, licenses, properties, businesses and interests of WBA, Rite Aid and any of their respective subsidiaries; and

  •
  take or agree to take any other action, and agree or consent to any limitations or restrictions on freedom of actions with respect to, or its ability to own, control, retain or make changes in, the assets, licenses, properties, businesses and interests of WBA, Rite Aid and any of their respective subsidiaries or WBA's ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the Surviving Corporation.

        Notwithstanding WBA's obligations summarized in the immediately foregoing paragraph:

  •
  (i) with respect to any sale, transfer, disposition, divestiture or hold separate of any retail stores of WBA, Rite Aid or any of their respective subsidiaries, neither WBA nor any of its subsidiaries will be required to (x) sell, transfer, dispose of, divest or hold separate, or (y) proffer, propose, negotiate, offer to effect or consent, commit or agree to any sale, transfer, disposal, divestiture or hold separate, in each case before or after the effective time of the merger, more than an aggregate of 1,000 retail stores of WBA and its subsidiaries and Rite Aid and its subsidiaries; and

  •
  (ii) with respect to any divestiture action not described in the preceding paragraph, WBA will not be required to take such other divestiture action other than (A) certain actions set forth in WBA's confidential disclosure schedules and (B) such divestiture actions as would not, individually or in the aggregate, result in an impact exceeding $100 million in the aggregate (without taking into account any impact arising from or relating to any action set forth on WBA's confidential disclosure schedules pursuant to the foregoing clause (A)) as a result of (x) the divestiture of non-earnings generating assets, properties or businesses, in each case with such impact calculated as the fair market value of such assets, properties or businesses so divested or (y) the divestiture of earnings-generating assets, properties or businesses, or any other adverse impact on the assets, businesses, liabilities or financial condition of WBA, Rite Aid or their respective subsidiaries, in each case with such impact calculated by multiplying any reduction of Adjusted EBITDA (as such term is defined in the merger agreement) on an annual basis resulting therefrom by twelve (12).

        As between WBA and Rite Aid, WBA may determine in its sole discretion the retail stores of WBA, Rite Aid or any of their respective subsidiaries to be so sold, transferred, disposed of, divested, held separate or subject to any restriction or limitation. WBA is not obligated to agree to any divestiture action not conditioned upon the closing or the satisfaction or (to the extent permitted by applicable law) waiver of all of the conditions to closing (other than those conditions that by their nature are to be satisfied at the closing) in a case where the closing will occur immediately following consummation of such divestiture action.

        Upon WBA's reasonable request, Rite Aid will, and will cause its subsidiaries to, (i) reasonably assist WBA in any sales process with potential purchasers of any of Rite Aid's or its subsidiaries' businesses or other assets proposed by WBA to be subject to any divestiture action and (ii) enter into one or more agreements to be entered into by any of them prior to the closing with respect to any divestiture action. Rite Aid will not, and will not permit any of its representatives to, agree to any divestiture action without the prior written consent of WBA.

        In addition, the parties to the merger agreement are required to not, and to not permit any of their respective subsidiaries to, engage in, publicly propose or enter into any transaction that would reasonably be expected to (i) result in any material delay in the obtaining or materially increase the risk of not obtaining any required consent from any governmental entity with respect to the transactions contemplated by the merger agreement or (ii) materially increase the risk of any governmental entity entering a legal restraint prohibiting or materially delaying the consummation of the merger or the other transactions contemplated by the merger agreement, subject to the following exceptions. The parties agreed that nothing in the merger agreement would limit the ability of:

  •
  (i) the parties to acquire prescription and customer records in connection with "file buy" acquisitions in the ordinary course of business consistent with past practice; and

  •
  (ii) WBA or its subsidiaries to (A) take certain actions specified in WBA's confidential disclosure schedules, (B) engage in or enter into any transaction involving assets or equity interests of any person that does not engage in commerce or affect commerce in the United States or (C) following the seven (7) month anniversary of the date of the merger agreement, engage in or enter into any transaction involving the assets or equity interests of any person, other than an acquisition of retail pharmacies, except that WBA is not permitted to enter into such a transaction if such transaction would materially and adversely impact the ability of WBA or Merger Sub to obtain the debt financing for the merger (or alternative financing in lieu thereof).

        We refer to any such transaction as a WBA permitted transaction. Please see "Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—Termination Fees" beginning on page 106 for additional information about the increased termination fee that may become payable under certain circumstances if the merger agreement is terminated and WBA had entered into a WBA permitted transaction.

        The parties agreed that Rite Aid will not be deemed to have breached any of its representations or warranties, its conduct of business covenants or the related closing conditions to the extent such breach or failure is the result of, or attributable to, the entry by WBA into a WBA permitted transaction, or any public announcement by WBA of definitive plans to enter into a specific WBA permitted transaction, provided that no such breach or failure will be deemed to have result from such a transaction solely on the basis that, but for the occurrence of that transaction, the closing of the merger agreement would have occurred prior to the date of such breach.

        Subject to certain exceptions, in the event that any proceeding is commenced or threatened by a governmental entity or other person challenging the merger or the other transactions contemplated by the merger agreement under antitrust law, each of WBA and Rite Aid agreed to cooperate in all material respects with each other and will use their respective reasonable best efforts to contest, resist, oppose and resolve any such proceeding and avoid the entry of or have vacated, lifted, reversed or overturned any legal restraint that would reasonably be expected to prevent, make illegal, prohibit, restrain, enjoin, materially delay or materially impair consummation of the merger or the other transactions contemplated by the merger agreement. To the extent necessary to obtain the requisite consents of governmental entities or to take the other actions contemplated by the merger agreement sufficiently in advance of October 27, 2016 to permit the consummation of the merger by October 27, 2016 (taking into account any extension to January 27, 2017), WBA and Rite Aid will commence to take the actions described in this paragraph no later than ten (10) months after the date of the merger agreement.

        In addition, WBA and Rite each agreed to:

  •
  no later than November 10, 2015, make appropriate filings pursuant to the HSR Act, which the parties filed on November 10, 2015;

  •
  as promptly as practicable (unless a later time is mutually agreed between the parties), make appropriate filings with appropriate insurance governmental entities;

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  as promptly as practicable and advisable, make appropriate filings under any healthcare law that are necessary or advisable in connection with the merger or any of the other transactions contemplated by the merger agreement; and

  •
  as promptly as practicable and advisable, prepare and submit all other filings, notifications, information updates and other presentations required by or in connection with seeking, and obtain, all consents from any governmental entity or other third party, in each case that are necessary or advisable in connection with the merger or any of the other transactions contemplated by the merger agreement, and assist and cooperate with the other party in connection with the foregoing, except that Rite Aid will have no obligation to amend or modify any contract or pay any fee to any third party for the purpose of obtaining any such consent, or pay any costs and expenses of any third party resulting from the process of obtaining such consent.

        In connection with the reasonable best efforts referenced above, the parties are obligated to, as applicable:

  •
  cooperate in all respects with each other and their respective representatives in connection with any filing or submission and in connection with any proceeding by or before a governmental entity;

  •
  promptly inform the other party and/or its counsel, and provide copies, of any substantive communication received by such party from, or given by such party to, the FTC, the DOJ or any other governmental entity or private party, in each case regarding any such filing, submission, proceeding or the transactions contemplated by the merger agreement;

  •
  comply, as early as practicable and advisable, with any request for additional information, documents or other materials received by such party or any of its subsidiaries from the FTC, the DOJ or any such other governmental entity;

  •
  not directly or indirectly extend any waiting period under the HSR Act except with the prior written consent of the other party (such consent not to be unreasonably withheld, conditioned or delayed);

  •
  permit the other party and/or its counsel to review and discuss reasonably in advance, and consider in good faith the views of the other party and/or its counsel in connection with, any proposed substantive communication to be given by it to the DOJ, the FTC or any such other governmental entity or, in connection with any proceeding by such private party, any other person; and

  •
  to the extent not prohibited by the DOJ, the FTC or such other governmental entity, give the other party and/or its counsel reasonable advance notice of any in-person meeting, and any conference call that is initiated by such party or scheduled in advance, with such governmental entity or such private party and not participate independently therein without first giving the other party and/or its counsel reasonable opportunity to attend and participate therein or, in the event such other party and/or its counsel does not attend or participate therein, consulting with such other party and/or its counsel reasonably in advance and considering in good faith the views of such other party and/or its counsel in connection therewith.

        WBA may make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought by or from, any governmental entity, including determining the strategy for contesting, litigating or otherwise responding to objections to, or proceedings challenging, the consummation of the merger and the other transactions contemplated by the merger agreement, in each case subject to good faith consultations with Rite Aid reasonably in advance and consideration of Rite Aid's views and subject to the provisions of the merger agreement. Rite Aid will not, and will not permit any of its representatives to, make any offer, acceptance or counter-offer to or otherwise engage in negotiations or discussions with any governmental entity with respect to any proposed settlement, consent decree, commitment or remedy or, in the event of litigation, discovery, admissibility of evidence, timing or scheduling, except as specifically requested by or agreed with WBA.

Employees and Employee Benefits

        For the twelve (12) month period following completion of the merger, WBA has agreed to provide, or cause the Surviving Corporation to provide, to the employees of Rite Aid and its subsidiaries who are not represented by a labor organization and who continue to be so employed following the completion of the merger, which we refer to as the continuing non-union employees:

  •
  the same annual base salary and wage rate as the base salary and wage rate provided to such employees prior to the completion of the merger;

  •
  employee incentive compensation opportunities which are no less favorable in the aggregate than the incentive compensation opportunities provided to such employees immediately prior to the completion of the merger; and

  •
  employee benefits which are substantially comparable in the aggregate to the employee benefits provided to such employees immediately prior to the completion of the merger.

        Following the completion of the merger, WBA has agreed to observe, or cause the Surviving Corporation to observe, the terms of all existing collective bargaining agreements that govern the wages, hours and other terms and conditions of employment of employees of Rite Aid or its subsidiaries who are covered by such collective bargaining agreements and who continue to be employed by Rite Aid or the Surviving Corporation or any subsidiary or affiliate thereof, which we refer to as the continuing union employees.

        For the twelve (12) month period following the completion of the merger, WBA has agreed to provide severance benefits which are no less favorable than the severance benefits provided to continuing non-union employees under existing Rite Aid plans or any such severance plan that may be adopted by Rite Aid following the date of the merger agreement and in consultation with WBA. Following the completion of the merger, WBA has agreed to cause the Surviving Corporation and its subsidiaries to honor certain of Rite Aid's employee benefit plans and arrangements in accordance with their terms, including the employment agreements with the named executive officers, the Supplemental Executive Retirement Plan, the Special Executive Retirement Plan, the retention plan that may be adopted by Rite Aid following the completion of the merger, the severance plan that may be adopted following the completion of the merger and Rite Aid's stock plans. WBA and Rite Aid agree that the occurrence of the merger will constitute a change in control for the purposes of all Rite Aid stock plans, employee benefit plans and arrangements and related trusts.

        Except to the extent necessary to avoid duplication of benefits, service with Rite Aid and its subsidiaries will be treated as service with WBA and its subsidiaries for the purposes of determining eligibility to participate, vesting, accrual of and entitlement to benefits (except for pension benefits, post-employment or retiree welfare benefits, special or early retirement programs or window separation programs) for continuing non-union employees and continuing union employees, which we refer to collectively as the continuing employees, under benefit plans maintained by WBA and its subsidiaries. If any covered employee becomes eligible to participate in any benefit plan, program, practice, policy, or arrangement of WBA or the Surviving Corporation, which we refer to as a WBA plan, following the effective time of the merger, WBA will or will cause the Surviving Corporation to (i) waive any pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements applicable to any covered employee under any WBA plan to the same extent such limitation would have been waived or satisfied under the corresponding Rite Aid plan; and (ii) use commercially reasonable efforts to provide each covered employee with credit for any deductibles, copayments and out-of-pocket maximums paid prior to the covered employee's coverage under any

WBA plan during the calendar year in which such amount was paid, to the same extent such credit was given under a corresponding Rite Aid plan, in satisfying any applicable deductible, copayment or out-of-pocket requirements under the WBA plan.

Directors' and Officers' Indemnification and Insurance

        For six (6) years from and after the effective time of the merger, the Surviving Corporation will indemnify and hold harmless each present and former director, officer and employee of Rite Aid or any of its subsidiaries (in each case, when acting or having acted in such capacity), determined as of the effective time of the merger, against any costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any proceeding arising out of matters existing or occurring at or prior to the effective time of the merger, to the fullest extent that Rite Aid would have been permitted under applicable law, the organizational documents of Rite Aid or its subsidiaries, as applicable, and any indemnification agreements with any directors, officers and employees of Rite Aid or any of its subsidiaries in effect on the date of the merger agreement to indemnify such person (and the Surviving Corporation will also advance expenses (including reasonable attorneys' fees and expenses) as incurred to the fullest extent permitted under applicable law; provided that the person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to indemnification).

        Prior to the effective time of the merger, Rite Aid will be permitted and, if Rite Aid fails to do so, WBA will cause the Surviving Corporation as of the effective time of the merger to, obtain and fully pay for "tail" insurance policies for the extension of the directors' and officers' liability coverage of Rite Aid's existing directors' and officers' insurance policies for a claims reporting or discovery period of at least six (6) years from and after the effective time of the merger, that will be from an insurance carrier with the same or better credit rating as Rite Aid's insurance carrier as of the date of the merger agreement with respect to directors' and officers' liability insurance with benefits and levels of coverage (including terms relating thereto) that are at least as favorable as Rite Aid's existing policies with respect to matters existing or occurring prior to the effective time of the merger (including in connection with the merger agreement, the merger or the transactions contemplated thereby). In no event will Rite Aid expend, or will WBA or the Surviving Corporation be required to expend, for such policies an aggregate premium amount in excess of three hundred percent (300%) of the annual premiums currently paid by Rite Aid for such insurance. If Rite Aid and the Surviving Corporation for any reason fail to obtain such "tail" insurance policies as of the effective time of the merger, (i) the Surviving Corporation will, and WBA will cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the effective time of the merger the directors and officers insurance in place as of the date of the merger agreement with benefits and levels of coverage (including terms relating thereto) that are at least as favorable as provided in Rite Aid's existing policies as of the date of the merger agreement, or (ii) the Surviving Corporation will, and WBA will cause the Surviving Corporation to, obtain directors and officers insurance for such six (6) year period with benefits and levels of coverage (including terms relating thereto) that are at least as favorable as Rite Aid's existing policies as of the date of the merger agreement. In no event will WBA or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of three hundred percent (300%) of the annual premiums currently paid by Rite Aid for such insurance. If the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation will obtain a policy with the best available coverage for a cost not exceeding such amount. The Surviving Corporation will maintain such policies in full force and effect, and continue to honor the obligations thereunder for a period of not less than six (6) years from and after the effective time of the merger.

        Please see "The Merger—Interests of the Directors and Executive Officers of Rite Aid in the Merger—Insurance and Indemnification of Directors and Executive Officers" beginning on page 64 for additional information.

Transaction Litigation

        Subject to entry into a customary joint defense agreement, Rite Aid will give WBA the opportunity to consult with Rite Aid regarding, and participate in the defense of, any litigation related to the merger agreement, the merger or the other transactions contemplated by the merger agreement brought by a stockholder of Rite Aid against Rite Aid or any member of the Board of Directors after the date of the merger agreement and prior to the effective time of the merger and Rite Aid will not settle or agree to settle any such transaction litigation without WBA's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), subject to certain exceptions not requiring consent.

SEC Reports and Financial Cooperation

        The merger agreement contains certain other covenants and agreements, including:

  •
  Rite Aid and WBA will use all reasonable efforts to take such steps as may be reasonably necessary or advisable to cause any dispositions of Rite Aid equity securities or acquisitions of WBA equity securities pursuant to, or resulting from, the transactions contemplated by the merger agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Rite Aid (or will become subject to the reporting requirements with respect to WBA) to be exempt under Rule 16b-3 promulgated under the Exchange Act;

  •
  Rite Aid will, and will cause its subsidiaries and its and their respective representatives to, use its and their respective commercially reasonable efforts to provide such cooperation as may be reasonably requested by WBA or Merger Sub in connection with a financing transaction (debt and/or equity) made by WBA or any of its subsidiaries and any SEC filings related to such financing transaction to be made by WBA, subject to certain specified limitations under the merger agreement;

  •
  WBA will, promptly upon written request by Rite Aid, reimburse Rite Aid for all reasonable and documented out-of-pocket costs, fees and expenses (including attorneys' fees and expenses) to the extent such costs, fees and expenses are incurred by Rite Aid, its subsidiaries or their respective representatives in connection with any such party complying with the obligations under the financing cooperation covenant, and WBA will indemnify and hold harmless Rite Aid, its subsidiaries and their respective representatives from and against any and all losses, damages, claims, interest, awards, judgments, penalties, costs or expenses suffered or incurred by them to the extent such losses, damages, claims, interest, awards, judgments, penalties, costs or expenses arose out of the actions taken by Rite Aid, its subsidiaries or their respective representatives pursuant to the financing cooperation covenant (other than information provided by Rite Aid, its subsidiaries or representatives in writing for express use therein), except in the event such losses, damages, claims, interest, awards, judgments, penalties, costs or expenses are determined by a final non-appealable judgment of a court of competent jurisdiction to have arisen out of or resulted from the gross negligence or willful misconduct of Rite Aid, any of its subsidiaries or any of their respective representatives; and

  •
  on or prior to the second (2nd) business day prior to the closing date, Rite Aid will use its reasonable best efforts to cause the agent under each Rite Aid credit agreement to deliver to WBA a copy of a draft payoff letter (subject to delivery of funds as arranged by WBA) with respect to each Rite Aid credit agreement, in customary form.

Conditions to the Closing of the Merger

        The respective obligations of WBA, Merger Sub and Rite Aid to effect the merger are subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Rite Aid and WBA) at or prior to the closing of the following conditions:

  •
  receipt of Rite Aid stockholder approval of the merger agreement and the transactions contemplated thereby;

  •
  no law or injunction (whether temporary, preliminary or permanent) has been enacted, entered, promulgated or enforced by any governmental entity of competent jurisdiction which prevents, makes illegal, prohibits, restrains or enjoins the consummation of the merger, which we refer to as the Legal Restraints Condition; and

  •
  the waiting period (and any extension thereof) applicable to the consummation of the merger under the HSR Act has expired or been earlier terminated.

        The obligations of WBA and Merger Sub to effect the merger will be further subject to the satisfaction (or, to the extent permitted by applicable law, waiver by WBA) at or prior to the closing of the following conditions:

  •
  the representations and warranties of Rite Aid relating to certain organization and qualification matters, authority, absence of certain changes and events and brokers are true and correct as of the date of the merger agreement and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty will be true and correct as of such earlier date);

  •
  the representations and warranties of Rite Aid relating to certain capitalization matters are true and correct (except for de minimis inaccuracies) as of the date of the merger agreement and as of the closing date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct in all but de minimis respects as of such earlier date);

  •
  each of the representations and warranties of Rite Aid, other than those specifically identified in the two immediately preceding bullets, is true and correct as of the date of the merger agreement and as of the closing date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date), provided, however, that the condition described in this bullet will be deemed to have been satisfied unless the failure of such representations and warranties of Rite Aid to be so true and correct (without giving effect to any "Material Adverse Effect," "materiality" or similar qualifications contained therein) has had or would, individually or in the aggregate, reasonably be expected to have a material adverse effect;

  •
  Rite Aid has performed in all material respects (or, with respect to prong (A) of the conduct of business covenant relating to incurring indebtedness, in all respects) each of the obligations, and complied in all material respects with each of the agreements and covenants, required to be performed by, or complied with by, it under the merger agreement at or prior to the closing;

  •
  since the date of the merger agreement, there has not occurred a material adverse effect; provided that clause (C) of the definition of material adverse effect will be excluded from such definition for the purpose of determining the satisfaction of this closing condition; and

  •
  WBA has received a certificate of the Chief Executive Officer or the Chief Financial Officer of Rite Aid, certifying that the conditions set forth in the five preceding bullet points have been satisfied.

        The obligation of Rite Aid to effect the merger will be further subject to the satisfaction (or, to the extent permitted by applicable law, waiver by Rite Aid) at or prior to the closing date of the following conditions:

  •
  the representations and warranties of WBA and Merger Sub relating to certain organization matters, authority and operation and ownership of Merger Sub are true and correct as of the date of the merger agreement and as of the closing date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date);

  •
  the representations and warranties of WBA and Merger Sub set forth in the merger agreement (other than those identified in the preceding bullet) are true and correct, in each case as of the date of the merger agreement and as of the closing date as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty is true and correct as of such earlier date); provided, however, that the condition described in this bullet will be deemed to have been satisfied unless the failure of any such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to prevent, materially impair or have a material adverse effect on the ability of WBA or Merger Sub to consummate the merger and other transactions contemplated by the merger agreement;

  •
  each of WBA and Merger Sub has performed in all material respects each of the obligations, and complied in all material respects with each of the agreements and covenants, required to be performed by, or complied with by, it under the merger agreement at or prior to the closing; and

  •
  Rite Aid has received a certificate of the Chief Executive Officer or the Chief Financial Officer of WBA, certifying that the conditions set forth in the three preceding bullet points have been satisfied.

Termination of the Merger Agreement

Termination

        The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:

  •
  by the mutual written consent of WBA and Rite Aid;

  •
  by either WBA or Rite Aid:

  •
  if any court of competent jurisdiction or other governmental entity has issued a legal restraint which prevents, makes illegal, prohibits, restrains or enjoins the consummation of the merger and such legal restraint is or will become final and nonappealable, except this termination right will not be available to a party whose breach of the merger agreement was the primary cause of, or primarily resulted in, the issuance of such legal restraint, which we refer to as the Legal Restraint Termination Right;

  •
  if the effective time of the merger has not occurred on or before October 27, 2016, which we refer to as the end date, except that this termination right will not be available to a party whose breach of the merger agreement was the primary cause of, or primarily resulted in, the failure of the effective time of the merger to occur on or before the end date; provided that either party may extend the end date to January 27, 2017 if on October 27, 2016 all of the conditions set forth in the merger agreement have been satisfied (or, with respect to the conditions that by their terms must be satisfied at the closing, would have been so satisfied if the closing would have occurred) or remain capable of being satisfied except for certain closing conditions relating to the absence of legal restraints imposed by governmental entities and antitrust consents, which we refer to as the End Date Termination Right; or

    •
    if Rite Aid's stockholders do not adopt the merger agreement and the transactions contemplated thereby at the stockholders meeting or at any adjournment or postponement of the stockholders meeting at which a vote on the adoption of the merger agreement was taken, which we refer to as the Stockholder Vote Termination Right.

  •
  by Rite Aid:

  •
  if there has been a breach of any representation, warranty, covenant or agreement by WBA or Merger Sub, or if any such representation or warranty has become inaccurate, such that the closing conditions relating to the accuracy of the representations and warranties of WBA and Merger Sub and performance of the obligations of WBA and Merger Sub would not be satisfied, and such breach or inaccuracy has not been cured within thirty (30) days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being cured within such period, which we refer to as the Obligations of WBA Termination Right; or

  •
  prior to obtaining the Rite Aid stockholder approval, if (i) the Board of Directors has, after complying with its non-solicitation obligations, entered into a definitive agreement in connection with a superior proposal concurrently with such termination and (ii) Rite Aid pays to WBA the termination fee under the merger agreement of $325 million; which we refer to as the Rite Aid Alternative Acquisition Termination Right;

  •
  by WBA:

  •
  if there has been a breach of any representation, warranty, covenant or agreement by Rite Aid, or if any such representation or warranty has become inaccurate, such that the closing conditions relating to the accuracy of the representations and warranties of Rite Aid and performance of the obligations of Rite Aid would not be satisfied, and such breach or inaccuracy has not been cured within thirty (30) days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being cured within such period, which we refer to as the Obligations of Rite Aid Termination Right; or

  •
  if prior to obtaining stockholder approval of the merger agreement and the transactions contemplated thereby, the Board of Directors effects a change of recommendation, which we refer to as the WBA Change of Recommendation Termination Right.

Effect of Termination

        If the merger agreement is terminated as described above under "Proposal 1: Adoption of the Merger Agreement—Termination of the Merger Agreement—Termination" section beginning on page 104, the merger agreement will be void and have no effect, and there will not be any liability or obligation on the part of any party, except that:

  •
  no termination will affect the obligations of the parties contained in the confidentiality agreement and the clean room agreement;

  •
  no termination will relieve any party from liability for damages resulting from fraud or willful breach (as described below) prior to such termination, in which case the aggrieved party will be entitled to all rights and remedies available at law or in equity; and

  •
  certain other provisions of the merger agreement, including (i) covenants with respect to publicity concerning the transaction and (ii) provisions with respect to the allocation of fees and expenses, including, if applicable, the termination fees described below, will survive such termination.

        For the purpose of the merger agreement, the term willful breach means a material breach of, or a failure to perform any of the covenants or other agreements contained in, the merger agreement, that is a consequence of an act or failure to act by the breaching or non-performing party with actual knowledge, or knowledge that a person acting reasonably under the circumstances should have, that such party's act or failure to act would, or would be reasonably expected to, result in or constitute a breach of a failure of performance under the merger agreement. In addition, the failure, for any reason, of WBA or Merger Sub to consummate the merger and the other transactions contemplated by this merger agreement on that date that the closing is required to occur constitutes a willful breach of the merger agreement.

Termination Fees

        Under the merger agreement, Rite Aid will be required to pay a termination fee of $325 million (less WBA expenses of up to $45 million, to the extent previously paid by Rite Aid) in connection with a termination of the merger agreement under the following circumstances:

  •
  in the event the merger agreement is terminated by Rite Aid pursuant to the Rite Aid Alternative Acquisition Termination Right;

  •
  in the event the merger agreement is terminated by WBA pursuant to the WBA Change of Recommendation Termination Right;

  •
  in the event the merger agreement is terminated by Rite Aid or WBA pursuant to the Stockholder Vote Termination Right or End Date Termination Right or by WBA pursuant to the Rite Aid Obligations Termination Right, and in either such case:

  •
  prior to such termination, any person has publicly announced an intention to make an acquisition proposal, or an acquisition proposal has otherwise become publicly known, and within twelve (12) months after such termination, (i) Rite Aid or any of its subsidiaries enter into a definitive agreement with respect to such acquisition proposal or (ii) an acquisition proposal is consummated involving Rite Aid or any of its subsidiaries, provided that for the purposes of this bullet, references to twenty percent (20%) in the definition of acquisition proposal are deemed to be references to fifty percent (50%).

        Under the merger agreement, WBA will be required to pay a termination fee of $325 million in the event the merger agreement is terminated by WBA or Rite Aid pursuant to (i) the Legal Restraint Termination Right if the applicable legal restraint giving rise to such termination right is issued under or pursuant to any antitrust law or (ii) the End Date Termination Right, in each case of (i) and (ii), if on the termination date the only conditions to closing that have not been satisfied (other than those conditions that by their nature are to be satisfied at the closing which conditions would be capable of being satisfied at the closing if the closing date were on the termination date) are the Legal Restraints Condition (and the applicable legal restraint causing the Legal Restraints Condition not to be satisfied is issued under or pursuant to any antitrust law) and the condition that the applicable waiting periods under the HSR Act have expired or been earlier terminated.

        The WBA termination fee will be increased to $650 million if the termination fee is otherwise payable and, between May 28, 2016 and October 27, 2016, a WBA permitted transaction has been consummated or entered into or WBA has announced any plans to enter into any specific WBA permitted transaction.

        In no event will Rite Aid or WBA be required to pay the termination fees described above on more than one occasion.

Expense Reimbursement

        If the merger agreement is terminated pursuant to the Stockholder Vote Termination Right, Rite Aid would be required to reimburse WBA for up to $45 million in documented out-of-pocket expenses incurred by WBA and Merger Sub in connection with or related to the merger agreement and the transactions contemplated thereby. The amount of any termination fee payable by Rite Aid to WBA would be reduced by any such expense reimbursement amount paid.

Expenses

        Except for the provisions described above under "Proposal 1: Adoption of the Merger Agreement—Expense Reimbursement" beginning on page 107 and as specifically provided in the merger agreement, each party will bear its own expenses in connection with the merger agreement and the transactions contemplated thereby.

Amendment and Waiver

Amendment

        The parties may modify, amend or supplement the merger agreement only by written agreement, executed and delivered by duly authorized officers of the respective parties; provided, however, unless otherwise agreed by the parties, that after the Rite Aid stockholder approval has been obtained there will be no amendment of the merger agreement that would require further approval of the stockholders of Rite Aid under applicable law without such approval having first been obtained.

Waiver

        At any time prior to the effective time of the merger, the parties to the merger agreement may:

  •
  extend the time for the performance of any of the obligations or other acts of the other parties to the merger agreement;

  •
  waive any inaccuracies in the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement; and

  •
  subject to the requirements of applicable law, waive compliance with any of the agreements or conditions contained in the merger agreement.

Governing Law

        The merger agreement is governed by the laws of the state of Delaware (without giving effect to choice of law principles thereof).

Specific Performance

        The parties are entitled to injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of the merger agreement and to enforce specifically the terms of the merger agreement in addition to any other remedy to which they are entitled at law or equity.

PROPOSAL 2: ADVISORY VOTE ON MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

The Non-Binding Advisory Proposal

        Section 14A of the Exchange Act, which was enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, requires that we provide our stockholders with the opportunity to vote to approve, on an advisory non-binding basis, the payment of certain compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger, as disclosed in the section of this proxy statement entitled "The Merger—Interests of the Directors and Executive Officers of Rite Aid in the Merger—Payments to Executives upon Termination Following Change-in-Control" beginning on page 66.

        We are asking our stockholders to indicate their approval of the compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger. These payments are set forth in the section entitled "The Merger—Interests of the Directors and Executive Officers of Rite Aid in the Merger—Golden Parachutes" beginning on page 70 of this proxy statement and the accompanying footnotes. In general, the various plans and arrangements pursuant to which these compensation payments may be made formed part of Rite Aid's overall compensation program for its named executive officers, and have previously been disclosed to our stockholders as part of the Compensation Discussion and Analysis and related sections of our annual proxy statements. The Compensation Committee of the Board of Directors, which is composed solely of non-management directors, believes such compensatory arrangements to be reasonable.

        The Board of Directors encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. The Board of Directors unanimously among those directors that were present (with one director absent due to medical reasons) recommends that you vote "FOR" the following resolution:

        "RESOLVED, that the stockholders of Rite Aid, Inc. approve, on a nonbinding, advisory basis, the compensation that will or may become payable to Rite Aid's named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the section entitled "The Merger—Interests of the Directors and Executive Officers of Rite Aid in the Merger—Golden Parachutes" in Rite Aid's proxy statement for the special meeting."

        Stockholders should note that this proposal is not a condition to completion of the merger, and as an advisory vote, the result will not be binding on Rite Aid, the Board of Directors or WBA. Further, the underlying plans and arrangements are contractual in nature and not, by their terms, subject to stockholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is consummated our named executive officers will be entitled to receive the compensation that is based on or otherwise relates to the merger in accordance with the terms and conditions applicable to those payments.

Vote Required and Board of Directors Recommendation

        Approval of the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger requires the affirmative vote of a majority of the shares of Rite Aid common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon.

        The Board of Directors unanimously among those directors that were present (with one director absent due to medical reasons) recommends that you vote "FOR" the proposal to approve, by a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger.

 PROPOSAL 3: ADJOURNMENT OF THE SPECIAL MEETING

The Adjournment Proposal

        We are asking you to approve a proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the special meeting. If our stockholders approve the adjournment proposal, we could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against adoption of the merger agreement. Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against adoption of the merger agreement such that the proposal to adopt the merger agreement would be defeated, we could adjourn the special meeting without a vote on the adoption of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of adoption of the merger agreement. Additionally, we may seek to adjourn the special meeting if a quorum is not present at the special meeting.

Vote Required and Board of Directors Recommendation

        Approval of the proposal to approve one or more adjournments of the special meeting requires the affirmative vote of a majority of the shares of Rite Aid common stock represented at the special meeting, either in person or by proxy, and entitled to vote thereon.

        The Board of Directors believes that it is in the best interests of Rite Aid and its stockholders to be able to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies in respect of the proposal to adopt the merger agreement if there are insufficient votes to adopt the merger agreement at the time of the special meeting.

        The Board of Directors unanimously among those directors that were present (with one director absent due to medical reasons) recommends that you vote "FOR" the proposal to approve one or more adjournments or postponements of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of approval of the merger agreement.

 MARKET PRICES AND DIVIDEND DATA

        Rite Aid's common stock is listed on the NYSE under the symbol "RAD." As of [    •    ], 201[    •    ], there were [    •    ] shares of our common stock outstanding, held by approximately [    •    ] stockholders of record.

        The following table sets forth, for the indicated periods, the high and low sales prices of Rite Aid's common stock for the periods shown as reported by the NYSE:

	Common Stock Prices
	High	Low
FY 2016—Quarter Ended
November 28 (through November 19, 2015)	$8.74	$5.88
August 29	$9.47	$6.97
May 30	$9.07	$7.22
FY 2015—Quarter Ended
February 28	$8.48	$5.31
November 29	$6.69	$4.42
August 30	$8.615	$5.87
May 31	$8.45	$5.83
FY 2014—Quarter Ended
March 1	$6.87	$4.73
November 30	$5.95	$3.46
August 31	$3.62	$2.62
June 1	$3.04	$1.63

        Under Rite Aid's current dividend policy, we have never declared or paid any cash dividends on our capital stock and have retained any future earnings to support operations and to finance the growth and development of our business. Under the terms of the merger agreement, from the date of the merger agreement until the earlier of the effective time of the merger or the termination of the merger agreement, we may not declare or pay quarterly cash dividends on our common stock without WBA's written consent.

        The closing price of Rite Aid's common stock on the NYSE on October 26, 2015, the last trading day prior to the date on which public announcement of the merger agreement was made, was $6.08 per share. On [    •    ], 2015, the latest practicable trading day before the printing of this proxy statement, the closing price of our common stock on the NYSE was $[    •    ] per share. You are encouraged to obtain current market quotations for our common stock.

        Following the merger, there will be no further market for Rite Aid's common stock and we anticipate that our stock will be delisted from the NYSE and deregistered under the Exchange Act. As a result, following the merger and such deregistration, we would no longer file periodic reports with the SEC.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of November 19, 2015 (except as otherwise noted), certain information concerning the beneficial ownership of (i) each of our directors, (ii) each of our "Named Executive Officers" (as such term is defined in Item 402(a)(3) of Regulation S-K under the Exchange Act), (iii) each holder known to us to beneficially own more than 5% of our common stock and (iv) all directors and executive officers as a group (based on 1,046,467,182 shares of common stock outstanding as of November 19, 2015). Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.

Beneficial Owners	Number of Common Shares Beneficially Owned(1)		Percentage of Class
Named Executive Officers and Directors
Joseph B. Anderson, Jr	369,454	(2)	*
Bruce G. Bodaken	44,838	(3)	*
David R. Jessick	299,476	(4)	*
Darren W. Karst	430,239	(5)	*
Kevin E. Lofton	40,482	(6)	*
Kenneth A. Martindale	4,745,520	(7)	*
Myrtle S. Potter	38,596	(8)	*
Michael N. Regan	419,454	(9)	*
Frank A. Savage	0		*
John T. Standley	12,616,168	(10)	1.21%
Marc A. Strassler	659,280	(11)	*
Marcy Syms	369,454	(12)	*
Robert K. Thompson	1,366,197	(13)	*
Frank G. Vitrano	2,123,923	(14)	*
All directors and executive officers as a group (20 persons)	26,128,599	(15)	2.50%
5% Stockholders
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	63,562,151	(16)	6.07%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	110,158,352	(17)	10.53%

*
Percentage less than 1% of class.

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act, thereby including options exercisable within sixty (60) days of November 19, 2015.

(2)
This amount includes 50,000 shares which may be acquired within 60 days by exercising stock options and 295,266 restricted stock units that have vested and at which time said units will be payable in shares of common stock when Mr. Anderson leaves the Board.

(3)
This amount includes 28,125 restricted stock units that have vested and at which time said units will be payable in shares of common stock when Mr. Bodaken leaves the Board.

(4)
This amount includes 299,746 restricted stock units that have vested and at which time said units will be payable in shares of common stock when Mr. Jessick leaves the Board.

(5)
This amount includes 51,950 shares which may be acquired within 60 days by exercising stock options.

(6)
This amount includes 9,944 restricted stock units that have vested and at which time said units will be payable in shares of common stock when Mr. Lofton leaves the Board.

(7)
This amount includes 3,551,861 shares which may be acquired within 60 days by exercising stock options.

(8)
This amount includes 8,058 restricted stock units that have vested and at which time said units will be payable in shares of common stock when Ms. Potter leaves the Board.

(9)
This amount includes 100,000 shares which may be acquired within 60 days by exercising stock options and 279,454 restricted stock units that have vested and at which time said units will be payable in shares of common stock when Mr. Regan leaves the Board.

(10)
This amount includes 10,170,335 shares which may be acquired within 60 days by exercising stock options.

(11)
This amount includes 214,100 shares which may be acquired within 60 days by exercising stock options.

(12)
This amount includes 50,000 shares which may be acquired within 60 days by exercising stock options and 279,454 restricted stock units that have vested and at which time said units will be payable in shares of common stock when Ms. Syms leaves the Board.

(13)
This amount includes 1,152,061 shares which may be acquired within 60 days by exercising stock options.

(14)
This amount includes 1,166,605 shares which may be acquired within 60 days by exercising stock options.

(15)
This amount includes 18,370,330 shares which may be acquired within 60 days by exercising stock options by all directors and executive officers and 1,184,235 restricted stock units that have vested and will be payable in shares of common stock when the directors leave the Board.

(16)
This information is as of December 31, 2014 and based solely on a Schedule 13G filed by The Vanguard Group with the SEC on February 10, 2015.

(17)
This information is as of December 31, 2014 and based solely on a Schedule 13G filed by T. Rowe Price Associates, Inc. with the SEC on February 11, 2015.

 FUTURE STOCKHOLDER PROPOSALS

        If the merger is completed, we will have no public stockholders and there will be no public participation in any of our future stockholder meetings. We intend to hold the 2016 Annual Meeting of stockholders only if the merger is not completed by that time. Any stockholder who intends to present a proposal at the 2016 Annual Meeting must have sent the proposal to the Secretary of Rite Aid at 30 Hunter Lane, Camp Hill, PA 17011, by the following dates:

  •
  Proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for inclusion in our proxy materials for the 2016 Annual Meeting are due on or prior to January 16, 2016, unless the date of the 2016 Annual Meeting is changed by more than thirty (30) days from the date of the last annual meeting, in which case the proposal must be received no later than a reasonable time before Rite Aid begins to print and send its annual proxy materials. In addition, all such proposals will need to comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which lists the requirements for the inclusion of stockholder proposals in company-sponsored annual proxy materials.

  •
  Proposals submitted pursuant to our bylaws, including with respect to stockholder nominations of directors, which we are not required to include in our proxy materials, are due no earlier than February 26, 2016 and no later than March 27, 2016. However, if we change the date of the 2016 Annual Meeting by more than twenty-five (25) days from the anniversary date of last year's annual meeting, then notice must be received not later than the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public announcement in a press release or in a filing with the Securities and Exchange Commission of the date of the annual meeting was made, whichever occurs first. Notice of any proposal also must include the information specified in our bylaws.

 WHERE YOU CAN FIND MORE INFORMATION

        The SEC allows us to "incorporate by reference" information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

        The following Rite Aid filings with the SEC are incorporated by reference:

  •
  Rite Aid's Annual Report on Form 10-K for the fiscal year ended February 25, 2015, filed with the SEC on April 23, 2015;

  •
  Rite Aid's Quarterly Reports on Form 10-Q for the fiscal quarter ended May 30, 2015, filed with the SEC on June 22, 2015 and for the fiscal quarter ended August 29, 2015, filed with the SEC on October 6, 2015;

  •
  Rite Aid's Definitive Proxy Statement on Schedule 14A, as supplemented, filed with the SEC on May 15, 2015; and

  •
  Rite Aid's Current Reports on Form 8-K filed with the SEC on October 29, 2015; October 29, 2015; October 28, 2015; October 28, 2015; October 27, 2015; September 3, 2015; July 1, 2015; June 24, 2015;, April 27, 2015; April 21, 2015; April 2, 2015; March 20, 2015 and March 19, 2015 (other than the portions of such documents not deemed to be filed).

        We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the special meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy solicitation materials. The information provided on our website is not part of this proxy statement, and therefore is not incorporated by reference herein.

        You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room at the following location: Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may also obtain copies of those documents at prescribed rates by writing to the Public Reference Section of the SEC at that address. Please call the SEC at (800) SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Rite Aid through the Investor Relations section of our website.

        You may obtain any of the documents we file with the SEC, without charge, by requesting them in writing or by telephone from us at the following address:

Rite Aid Corporation
Attn: James J. Comitale
30 Hunter Lane
Camp Hill, PA 17011
(717) 760-7867

        If you would like to request documents from us, please do so by [    •    ], 201[    •    ], to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt method, within one (1) business day after we receive your request. Please note that all of our documents that we file with the SEC are also promptly available through the Investor Relations section of our website. The information included on our website is not incorporated by reference into this proxy statement.

        If you have any questions about this proxy statement, the special meeting or the merger or need assistance with voting procedures, you should contact:

Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Toll Free: (877) 717-3929
Banks & Brokers may call collect: (212) 750-5833

 MISCELLANEOUS

        Rite Aid has supplied all information relating to Rite Aid, and WBA has supplied, and Rite Aid has not independently verified, all of the information relating to WBA and Merger Sub contained under "Summary—Parties Involved in the Merger" beginning on page 1, "Summary—Financing of the Merger" beginning on page 5, "The Merger—Parties Involved in the Merger" beginning on page 30 and "The Merger—Financing of the Merger" beginning on page 74.

        You should not send in your Rite Aid stock certificates until you receive transmittal materials after the merger is completed.

        You should rely only on the information contained in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement to vote on the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [    •    ], 2015. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement) and the mailing of this proxy statement to stockholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

 Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

Among

WALGREENS BOOTS ALLIANCE, INC.,

RITE AID CORPORATION

and

VICTORIA MERGER SUB, INC.

Dated as of October 27, 2015

A-i

A-ii

A-iii

INDEX OF DEFINED TERMS

Acceptable Confidentiality Agreement	A-61
Acquisition Proposal	A-36
Adjusted EBITDA	A-61
Adjusted Option	A-3
Adjusted Stock Award	A-4
Affiliate	A-62
Agreement	Preamble
Alternative Acquisition Agreement	A-34
Antitrust Law	A-62
Applicable Date	A-13
Bankruptcy and Equity Exception	A-11
Book-Entry Share	A-3
Business Day	A-62
Bylaws	A-2
Cancelled Shares	A-3
Capitalization Date	A-9
Cash-Out Option	A-3
Certificate	A-3
Certificate of Incorporation	A-9
Certificate of Merger	A-2
Change in Control	A-43
Change of Recommendation	A-38
Charter	A-2
Clean Room Agreement	A-62
Closing	A-1
Closing Date	A-2
Code	A-17
Collective Bargaining Agreements	A-18
Company	Preamble
Company 401(k) Plans	A-44
Company Agreement	A-43
Company Board	A-1
Company Bylaws	A-9
Company Common Stock	A-2
Company Credit Agreements	A-62
Company Disclosure Schedule	A-9
Company Divestiture Action	A-41
Company Material Owned Real Property	A-19
Company Material Real Property Leases	A-19
Company Notes	A-49
Company Notice	A-35
Company Owned Real Property	A-62
Company Payment Programs	A-24
Company Plan	A-62
Company Real Property Lease	A-62
Company Regulatory Agreements	A-23
Company Requisite Vote	A-11
Company Securities	A-10
Company Share	A-2

A-iv

Company Stock Plans	A-63
Company Termination Fee	A-58
Confidentiality Agreement	A-42
Consents	A-38
Continuing Employees	A-44
Continuing Non-Union Employees	A-43
Continuing Union-Represented Employees	A-43
Contract	A-14
control	A-63
Conversion Ratio	A-63
D&O Insurance	A-45
Data Room	A-63
Debt Commitment Letter	A-28
Debt Financing	A-28
Debt Offer	A-49
DGCL	A-1
Discharge	A-63
Dissenting Shares	A-8
Divestiture Action	A-41
DOJ	A-39
Effective Time	A-2
End Date	A-56
Environmental Laws	A-22
Envision Acquisition	A-63
Equity Financing	A-63
ERISA	A-63
ERISA Affiliate	A-63
Exchange Act	A-12
Exchange Fund	A-5
Existing Facilities	A-31
Financial Advisor	A-22
Financing	A-54
Financing Sources	A-63
Fixed Portion	A-4
FTC	A-39
GAAP	A-63
Governmental Entity	A-63
Governmental Filings	A-64
Hazardous Materials	A-22
Healthcare and Insurance Regulatory Approvals	A-12
Healthcare Laws	A-64
HIPAA	A-64
HSR Act	A-12
Indemnified Parties	A-45
Indentures	A-64
Intellectual Property	A-65
IRS	A-17
Key Payors	A-16
knowledge	A-65
Law	A-65
Legal Restraints	A-54

A-v

Liens	A-19
Material Adverse Effect	A-65
Material Contract	A-16
Merger	A-1
Merger Sub	Preamble
NASDAQ	A-27
Notice Period	A-35
NYSE	A-11
Option	A-66
Parent	Preamble
Parent Disclosure Schedule	A-26
Parent Permitted Transaction	A-39
Parent Plans	A-44
Parent Price	A-66
Parent Shares	A-66
Parent Termination Fee	A-58
Parties	Preamble
Party	Preamble
Paying Agent	A-5
Payoff Amount	A-49
Payoff Letter	A-49
Per Share Merger Consideration	A-3
Performance Unit	A-66
Permanent Financing	A-54
Permits	A-12
Permitted Liens	A-19
Person	A-66
Preferred Stock	A-9
Proceeding	A-45
Proxy Statement	A-36
Recommendation	A-11
Representatives	A-33
Required Antitrust Action	A-41
Restricted Share	A-66
Retail Pharmacy	A-66
Rollover Option	A-3
Rollover Stock Award	A-4
RSU	A-66
SEC	A-12
SEC Reports	A-13
Securities Act	A-13
Senior Employee	A-67
Service Provider	A-67
Significant Partner	A-67
Software	A-67
Solvent	A-29
Stockholders Meeting	A-37
subsidiary	A-67
Subsidiary Shares	A-3
Superior Proposal	A-36
Surviving Corporation	A-1

A-vi

Tax Return	A-21
Taxes	A-21
Transaction Litigation	A-46
UBS	A-28
UBS Bank	A-28
UBS Securities	A-28
Willful Breach	A-67

A-vii

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER, dated as of October 27, 2015 (this "Agreement"), is entered into by and among Rite Aid Corporation, a Delaware corporation (the "Company"), Walgreens Boots Alliance, Inc., a Delaware corporation ("Parent"), and Victoria Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent ("Merger Sub" and, together with the Company and Parent, the "Parties" and each, a "Party").

RECITALS

        WHEREAS, the Parties intend that, upon the terms and subject to the conditions set forth in this Agreement, Merger Sub will merge with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned direct subsidiary of Parent;

        WHEREAS, each of the boards of directors of the Company (the "Company Board"), Parent and Merger Sub has (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair to, advisable and in the best interests of the Company, Parent and Merger Sub, respectively, and their respective stockholders and (b) approved this Agreement and the transactions contemplated hereby, including the Merger, in each case on the terms and subject to the conditions set forth in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

        WHEREAS, the Company Board has, subject to the terms and conditions of this Agreement, unanimously resolved to recommend that the Company's stockholders approve the adoption of this Agreement; and

        WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and the other transactions contemplated herein.

        NOW, THEREFORE, in consideration of the premises, and of the mutual representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE I

THE MERGER

        SECTION 1.1    The Merger.     Upon the terms and subject to the conditions set forth in this Agreement, in accordance with the DGCL, at the Effective Time, (i) Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease, (ii) the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and a wholly owned direct subsidiary of Parent and (iii) the separate corporate existence of the Company, with all of its properties, rights, privileges, immunities, powers and franchises, shall continue unaffected by the Merger, except as set forth in Article II. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the properties, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Company as the Surviving Corporation and all claims, obligations, debts, liabilities and duties of the Company and Merger Sub shall become the claims, obligations, debts, liabilities and duties of the Company as the Surviving Corporation. The Merger shall have the effects set forth in this Agreement and specified in the DGCL.

        SECTION 1.2    Closing.     The closing for the Merger (the "Closing") shall take place at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York, at 9:00 a.m., New York City time, on the third (3rd) Business Day following the day on which the conditions set forth in

Article VII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or (to the extent permitted by applicable Law) waiver of those conditions at the Closing) have been satisfied or waived in accordance with this Agreement or at such other time, place and date as the Company and Parent may agree in writing. The date on which the Closing occurs is referred to herein as the "Closing Date."

        SECTION 1.3    Effective Time.     As soon as practicable following the Closing, the Company and Parent will cause to be filed with the Secretary of State of the State of Delaware an executed certificate of merger with respect to the Merger (the "Certificate of Merger") as provided in the DGCL. The Merger shall become effective at the time when the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Parties in writing and specified in the Certificate of Merger (the "Effective Time").

        SECTION 1.4    Certificate of Incorporation; Bylaws.

          (a)    Certificate of Incorporation.    At the Effective Time, the certificate of incorporation of the Company shall be amended and restated in its entirety to be in the form of Exhibit A and, as so amended and restated, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation (the "Charter") until thereafter amended as provided therein or by applicable Law.

          (b)    Bylaws.    At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation (the "Bylaws") until thereafter amended as provided therein or by applicable Law, except that such bylaws shall be amended by Parent as of the Effective Time to change the name of the Surviving Corporation as used therein to "Rite Aid Corporation" and to contain such provisions as are necessary to give full effect to Section 1.4(a) and Section 6.10.

        SECTION 1.5    Directors and Officers.

          (a)   The Parties shall take all actions necessary so that the directors of Merger Sub immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors have been duly elected and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws of the Surviving Corporation.

          (b)   The officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and Bylaws of the Surviving Corporation.

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK
OF THE CONSTITUENT CORPORATIONS

        SECTION 2.1    Effect on Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub, their respective stockholders or any other Person:

          (a)    Conversion of Shares of Company Common Stock.    Each share of common stock, par value $1.00 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (each, a "Company Share") (other than (i) Cancelled Shares, (ii) subject to the provisions of Section 2.4, the Dissenting Shares and (iii) Company Shares owned by any direct or indirect wholly owned subsidiary of the Company or Parent (which shares shall be converted into shares of common stock, par value $1.00 per share, of the Surviving Corporation, except that the number of such Company Shares owned by such subsidiaries may be adjusted following the Merger to maintain relative ownership percentages) (collectively, the "Subsidiary Shares")) shall be converted into the right to receive $9.00 per share in cash, without interest (the "Per Share Merger Consideration"). From and after the Effective Time, each of the Company Shares that has been converted into the right to receive the Per Share Merger Consideration pursuant to this Section 2.1(a) shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and each (1) certificate (a "Certificate") that immediately prior to the Effective Time represented any such Company Shares (other than Cancelled Shares, Subsidiary Shares and Dissenting Shares) or (2) non-certificated Company Share held in book-entry form representing any such Company Shares (other than Cancelled Shares, Subsidiary Shares and Dissenting Shares) (a "Book-Entry Share") shall thereafter represent only the right to receive the Per Share Merger Consideration upon surrender in accordance with Section 2.3.

          (b)    Cancellation of Cancelled Shares.    All Company Shares that are owned, directly or indirectly, by Parent, Merger Sub or the Company (including Company Shares held as treasury stock by the Company), and in each case not held on behalf of third parties, immediately prior to the Effective Time (collectively, the "Cancelled Shares"), shall automatically cease to be outstanding and be cancelled and shall cease to exist, and no consideration shall be delivered in exchanged therefor.

          (c)    Conversion of Shares of Merger Sub Common Stock.    Each share of common stock, par value $1.00 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time, shall be converted into one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation except for those shares which shall remain outstanding pursuant to clause (iii) of Section 2.1(a) , if any.

        SECTION 2.2    Treatment of Options, Restricted Shares, Performance Units and RSUs.

          (a)    Treatment of Options.

              (i)  At the Effective Time, each vested Option (including, for the avoidance of doubt, any Option subject to accelerated vesting upon the consummation of the transactions contemplated by this Agreement) with a per share exercise price less than the Per Share Merger Consideration that is outstanding immediately prior to the Effective Time (each, a "Cash-Out Option") shall automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such Cash-Out Option to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to the Cash-Out Option multiplied by (y) the excess, if any, of the Per Share Merger Consideration over the per-share exercise price of such Cash-Out Option, less applicable Taxes required to be withheld with respect to such payment pursuant to Section 2.3(e). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of Cash-Out Options the cash payments described in this Section 2.2(a)(i) on or as soon as reasonably practicable after the Closing Date, but in any event within two (2) Business Days following the Closing Date.

             (ii)  At the Effective Time, each (A) unvested Option that is outstanding immediately prior to the Effective Time and (B) vested Option with a per share exercise price equal to or greater than the Per Share Merger Consideration that is outstanding immediately prior to the Effective Time (each option described in clauses (A) and (B), a "Rollover Option") shall be converted into an option (each, an "Adjusted Option") to acquire, on the same terms and conditions as were applicable to such Rollover Option immediately prior to the Effective Time, the number of Parent Shares equal to the product of (i) the number of shares of

    Company Common Stock subject to such Rollover Option immediately prior to the Effective Time multiplied by (ii) the Conversion Ratio, with any fractional shares rounded down to the next lower whole number of shares after aggregating each individual holder's Option with the same exercise price. The exercise price per Parent Share subject to any such Adjusted Option will be an amount (rounded up to the nearest whole cent) equal to the quotient of (A) the exercise price per share of Company Common Stock subject to such Rollover Option immediately prior to the Effective Time divided by (B) the Conversion Ratio. Notwithstanding the foregoing, in all cases, (1) the exercise price of, and number of Parent Shares subject to, each Adjusted Option shall be determined as necessary to comply with Section 409A of the Code and (2) with respect to any Rollover Option to which Section 421 of the Code applies, the exercise price, the number of Parent Shares purchasable pursuant to each Adjusted Option and the terms and conditions of exercise of each Adjusted Option shall be determined in order to comply with Section 424 of the Code.

          (b)    Treatment of Restricted Shares and Performance Units.    At the Effective Time, each Restricted Share and Performance Unit outstanding immediately prior to the Effective Time (each, a "Rollover Stock Award") shall be converted into a restricted share award or performance share unit, as applicable, relating to the number of Parent Shares (each, an "Adjusted Stock Award") equal to the product of (x) the number of shares of Company Common Stock relating to such Rollover Stock Award immediately prior to the Effective Time (in the case of the Performance Units for which the applicable performance period has not completed, the target number of shares of Company Common Stock) multiplied by (y) the Conversion Ratio, with any fractional shares rounded down to the next lower whole number of shares; provided, however, such rounding shall be applied on an aggregate basis to each individual holder and not on an award-by-award basis. Each Adjusted Stock Award shall be subject to the same terms, conditions and restrictions as were applicable to the converted Rollover Stock Award immediately prior to the Effective Time; provided that with respect to the Rollover Stock Awards that immediately prior to the Effective Time are Performance Units, at the Effective Time, (i) with respect to a pro rata portion of each Performance Unit award, determined on the Closing Date based on the number of days elapsed in the applicable performance period and applied to the target number of shares as contemplated by clause (x) of this Section 2.2(b) (such portion of any Performance Unit award, the "Fixed Portion"), the performance goals shall no longer apply and following the Effective Time the related Adjusted Stock Award shall be subject to service-based vesting only on the same schedule as was applicable to the related Performance Units immediately prior to the Effective Time, and (ii) the performance goals or conditions with respect to the remainder of each Performance Unit award (i.e., the portion of a Performance Unit award that is not the Fixed Portion) shall be adjusted in accordance with the methodology set forth in Section 2.2(b) of the Company Disclosure Schedule, and the related Adjusted Stock Awards, as a result, shall be subject to performance-based vesting and service-based vesting on the same schedule as was applicable to the related Performance Units immediately prior to the Effective Time.

          (c)    Treatment of RSUs.    At the Effective Time, each RSU outstanding immediately prior to the Effective Time shall, whether vested or unvested, automatically and without any required action on the part of the holder thereof, be cancelled and shall only entitle the holder of such RSU to receive (without interest) an amount in cash equal to the product of (x) the total number of shares of Company Common Stock subject to the RSU multiplied by (y) the Per Share Merger Consideration, less applicable Taxes required to be withheld with respect to such payment pursuant to Section 2.3(e). The Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, pay to the holders of RSUs the cash payments described in this Section 2.2(c) in accordance with the time and form of payment provisions applicable to each RSU.

          (d)    Corporate Actions.

              (i)  At or prior to the Effective Time, the Company, the Company Board and the compensation committee of the Company Board, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the provisions of Section 2.2(a), Section 2.2(b) and Section 2.2(c) . As of the Effective Time, each holder of a Cash-Out Option or RSU shall cease to have any rights with respect thereto, except the right to receive the cash payments described in Section 2.2(a)(i) and Section 2.2(c), respectively. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver shares of Company Common Stock or other capital stock of the Company to any Person pursuant to or in settlement of Cash-Out Options or RSUs.

             (ii)  Parent shall take all corporate action necessary to reserve for issuance a sufficient number of Parent Shares for delivery upon exercise of the Adjusted Options and the vesting of the Adjusted Stock Awards assumed in accordance with this Section 2.2. As soon as reasonably practicable after the Effective Time, Parent shall file a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the Securities Act, with respect to the Parent Shares subject to such Adjusted Options and Adjusted Stock Awards, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Adjusted Options or Adjusted Stock Awards remain outstanding.

        SECTION 2.3    Surrender of Company Shares and Payment.

          (a)    Paying Agent.    Prior to the Effective Time, Parent shall enter into an agreement with a paying agent selected by Parent and reasonably acceptable to the Company to act as agent for the holders of Company Common Stock in connection with the Merger (the "Paying Agent") and to receive payment of the aggregate Per Share Merger Consideration to which the holders of Company Common Stock shall become entitled pursuant to this Article II. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited, with the Paying Agent a cash amount in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments in respect of Company Shares converted into the right to receive the Per Share Merger Consideration under Section 2.1(a) (such cash being hereinafter referred to as the "Exchange Fund") in trust for the benefit of the holders of the Company Shares. The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that (i) no such investment shall relieve Parent from making the payments required by this Article II, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be in short-term obligations of the United States of America or short-term obligations guaranteed by the United States of America. Subject to Section 2.3(c), to the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for other reasons below the level required to make prompt cash payment of the aggregate Per Share Merger Consideration as contemplated hereby, Parent shall or shall cause the Surviving Corporation to, promptly replace or restore the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all applicable times maintained at a level sufficient to make such cash payments, and Parent (and, following the Effective Time, the Surviving Corporation) shall in any event be liable for payment thereof. Any interest and other income resulting from such investment shall become a part of the Exchange Fund, and any amounts in excess of the amounts payable in respect of Company Shares under Section 2.1(a) shall be promptly returned to Parent or the Surviving Corporation, as requested by Parent. The funds deposited with the Paying Agent pursuant to this Section 2.3(a) shall not be used for any purpose other than as contemplated by this Section 2.3(a).

          (b)    Exchange Procedures.

            (i)    Transmittal Materials.    As soon as reasonably practicable after the Effective Time (and in no event more than four (4) Business Days following the Effective Time), Parent shall cause the Paying Agent to mail, or otherwise provide in the case of Book-Entry Shares, to each holder of record of Company Shares (other than Cancelled Shares, Subsidiary Shares and Dissenting Shares): (A) transmittal materials, including a letter of transmittal in customary form as agreed by the Parties, specifying that delivery shall be effected, and risk of loss and title shall pass (1) with respect to Book-Entry Shares, only upon delivery of an "agent's message" regarding the book-entry transfer of Book-Entry Shares (or such other evidence, if any, of the transfer as the Paying Agent may reasonably request) and (2) with respect to Certificates, only upon delivery of the Certificates to the Paying Agent (or affidavits of loss in lieu of the Certificates as provided in Section 2.3(f) to the Paying Agent), such transmittal materials to be in such form and have such other provisions as Parent and the Company may reasonably agree, and (B) instructions for effecting the surrender of the Book-Entry Shares or Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 2.3(f)) to the Paying Agent in exchange for payment of the Per Share Merger Consideration.

            (ii)    Certificates.    Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.3(f)) to the Paying Agent in accordance with the terms of such transmittal materials and instructions, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall instruct the Paying Agent to pay and deliver in exchange therefor as promptly as reasonably practicable, a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product of (A) the number of Company Shares previously represented by such Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 2.3(f)) multiplied by (B) the Per Share Merger Consideration, and the Certificate of such holder so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates.

            (iii)    Book-Entry Shares.    Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the aggregate Per Share Merger Consideration that such holder is entitled to receive as a result of the Merger pursuant to Section 2.1(a). In lieu thereof, each holder of record of one or more Book-Entry Shares (other than Cancelled Shares, Subsidiary Shares and Dissenting Shares) shall be entitled to receive, and Parent shall cause the Paying Agent to pay and deliver as promptly as reasonably practicable after the Effective Time upon receipt by the Paying Agent of an "agent's message" in customary form (it being understood that the holders of Book-Entry Shares shall be deemed to have surrendered such Company Shares upon receipt by the Paying Agent of such "agent's message" or such other evidence, if any, as the Paying Agent may reasonably request), a cash amount in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product of (A) the number of Company Shares previously represented by such Book-Entry Shares multiplied by (B) the Per Share Merger Consideration, and the Book-Entry Shares of such holder so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Book-Entry Shares.

            (iv)    Unrecorded Transfers; Other Payments.    In the event of a transfer of ownership of Company Shares that is not registered in the transfer records of the Company or if payment of the applicable Per Share Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate or Book-Entry Share is registered, a check for any cash to be exchanged upon due surrender of the Certificate or Book-Entry Share may be issued to such transferee or other Person if the Certificate or Book-Entry Share formerly representing such Company Shares is presented to the Paying Agent accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable transfer or other similar Taxes have been paid or are not applicable.

             (v)  Until surrendered as contemplated by this Section 2.3(b), each Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender (together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required pursuant to such instructions (as applicable)) the applicable Per Share Merger Consideration as contemplated by this Article II. The Parent shall, or shall cause the Surviving Corporation to, pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Company Shares for the Per Share Merger Consideration.

          (c)    Termination of Exchange Fund.    Any portion of the Exchange Fund (including any interest received with respect thereto and the proceeds of any investments thereof) that remains unclaimed by the holders of Company Shares for nine (9) months after the Effective Time shall be delivered to the Surviving Corporation or its designees. Any holder of Company Shares (other than Cancelled Shares, or Dissenting Shares) who has not theretofore exchanged Company Shares for the Per Share Merger Consideration in accordance with this Article II shall thereafter be entitled to look to the Surviving Corporation for payment of the Per Share Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) upon due surrender of its Certificates (or affidavits of loss in lieu of the Certificates) or acceptable evidence of Book-Entry Shares, without any interest thereon in accordance with the provisions set forth in Section 2.3(b), and Parent shall remain liable for (subject to applicable abandoned property, escheat or other similar Laws) payment of their claim for the Per Share Merger Consideration payable upon due surrender of their Certificates or Book-Entry Share. Notwithstanding the foregoing, none of the Surviving Corporation, Parent, the Company, the Paying Agent or any other Person shall be liable to any former holder of Company Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

          (d)    Transfers.    From and after the close of business on the day on which the Effective Time occurs, there shall be no transfers on the stock transfer books of the Company of the Company Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate or acceptable evidence of a Book-Entry Share is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article II. The Per Share Merger Consideration paid upon the surrender of Certificates (or upon receipt by the Paying Agent of an "agent's message," in the case of Book-Entry Shares) in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Company Shares formerly represented by such Certificates or such Book-Entry Shares.

          (e)    Withholding Rights.    Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Shares, Cash-Out Options or RSUs such amounts as it is required to deduct and withhold with respect to the making of such payment (and, with respect to the RSUs, the vesting of such RSUs) under U.S. federal tax Law or any other applicable state, local or foreign tax Law. To the extent that amounts are so withheld by the Surviving Corporation, the Paying Agent or Parent, as the case may be, such withheld amounts (i) shall be promptly remitted by Parent, the Surviving Corporation or the Paying Agent, as applicable, to the applicable Governmental Entity and (ii) in accordance with applicable Law, shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Shares, Cash-Out Options or RSUs in respect of which such deduction and withholding was made by the Surviving Corporation, the Paying Agent or Parent, as the case may be.

          (f)    Lost Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will issue a check in the amount (after giving effect to any required Tax withholdings as provided in Section 2.3(e)) equal to the product of (i) the number of Company Shares represented by such lost, stolen or destroyed Certificate multiplied by (ii) the Per Share Merger Consideration.

        SECTION 2.4    Appraisal Rights.     Notwithstanding anything in this Agreement to the contrary, any Company Shares that are issued and outstanding immediately prior to the Effective Time and as to which the holders thereof have properly demanded appraisal in accordance with Section 262 of the DGCL and have not effectively withdrawn such demand (collectively, "Dissenting Shares") shall not be converted into the right to receive the Per Share Merger Consideration as provided in Section 2.1(a), unless and until such Person shall have effectively withdrawn or lost such Person's right to appraisal under the DGCL, at which time such Company Shares shall be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Per Share Merger Consideration as provided in Section 2.1(a), without interest and after giving effect to any required Tax withholdings pursuant to Section 2.3(e) and such Company Shares shall not be deemed Dissenting Shares, and such holder thereof shall cease to have any other rights with respect to such Company Shares. Each holder of Dissenting Shares shall only be entitled to such consideration as may be due with respect to such Dissenting Shares pursuant to Section 262 of the DGCL. The Company shall give Parent prompt notice of any demands for appraisal, attempted withdrawals of such demands, and any other instruments served pursuant to applicable Law that are received by the Company or any of its Representatives relating to stockholders' rights of appraisal and Parent shall be entitled to direct all negotiations and proceedings with respect to any demand for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal, offer to settle or settle any such demands or approve any withdrawal of any such demands, except as required by applicable Law.

        SECTION 2.5    Adjustments.     In the event that the number of Company Shares or securities convertible or exchangeable into or exercisable for Company Shares issued and outstanding after the date hereof and prior to the Effective Time shall have been changed into a different number of Company Shares or securities or a different class as a result of a reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, or other similar transaction, the Per Share Merger Consideration shall be appropriately adjusted to provide the holders of Company Shares the same economic effect as contemplated by this Agreement prior to such action; provided, however, that nothing in this Section 2.5 shall be construed to permit the Company, any subsidiary of the Company or any other Person to take any action that is otherwise prohibited by the terms of this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company hereby represents and warrants to Parent and Merger Sub that, except (i) other than with respect to Section 3.3(a) and the first sentence and clause (i) of the second sentence of Section 3.3(b), as disclosed in the SEC Reports filed with, or furnished to, the SEC on or after

March 1, 2014 and publicly available no less than one (1) Business Day prior to the date of this Agreement (excluding any disclosures set forth therein under the heading "Risk Factors" (other than factual information contained therein) or in any "forward-looking statements" disclaimer or other section to the extent they are similarly predictive or forward-looking in nature) or (ii) as set forth in the corresponding sections or subsections of the disclosure schedules delivered to Parent by the Company concurrently with entering into this Agreement (the "Company Disclosure Schedule"), it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on its face:

        SECTION 3.1    Organization and Qualification; Subsidiaries.     Each of the Company and its subsidiaries (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (ii) is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except in each case of clauses (i) and (ii), in the case of subsidiaries of the Company, where the failure to be so qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Section 3.1 of the Company Disclosure Schedule sets forth the Company's or its subsidiaries' direct or indirect ownership interest, as of the date of this Agreement, in any Person not directly or indirectly wholly owned by the Company, other than securities in a publicly traded company held for investment by the Company or any of its subsidiaries and consisting of less than one percent (1%) of the outstanding capital stock of such Person. All "significant subsidiaries" (as such term is defined under Regulation S-X) and their respective jurisdictions of organization are identified as such in the SEC Reports.

        SECTION 3.2    Certificate of Incorporation and Bylaws.     The Company has heretofore made available to Parent in the Data Room a correct and complete copy of the amended and restated certificate of incorporation, as amended as of the date hereof (the "Certificate of Incorporation"), and the amended and restated bylaws, as amended as of the date hereof (the "Company Bylaws"), of the Company. The Certificate of Incorporation and the Company Bylaws are in full force and effect as of the date hereof. The Company has made available to Parent in the Data Room prior to the date of this Agreement complete and correct copies of the certificates of incorporation and bylaws or comparable governing documents, each as amended as of the date hereof, of each of its "significant subsidiaries" (as such term is defined under Regulation S-X), and each as so delivered is in full force and effect as of the date hereof. The Company is not in violation of any provision of its Certificate of Incorporation or Company Bylaws in any respect material to the Company and its subsidiaries, taken as a whole.

        SECTION 3.3    Capitalization.

          (a)   The authorized capital stock of the Company consists of (i) 1,500,000,000 shares of Company Common Stock, and (ii) 20,000,000 shares of preferred stock, par value $1.00 per share (the "Preferred Stock"). As of the close of business on October 23, 2015 (the "Capitalization Date"):

              (i)  1,046,237,000 shares of Company Common Stock were issued and outstanding, other than Restricted Shares;

             (ii)  no shares of Preferred Stock were issued or outstanding;

            (iii)  no shares of Company Common Stock were held by the Company in its treasury;

            (iv)  there were (A) Options outstanding with a weighted average exercise price of $2.703, entitling the holders thereof, upon exercise, to receive an aggregate of up to 39,813,000 shares of Company Common Stock, (B) 5,195,000 Restricted Shares outstanding, (C) 4,647,000 Performance Units (assuming the target number of Performance Units) outstanding and (D) 100,000 RSUs outstanding, in each such case as granted or provided for under the Company Stock Plans.

          (b)   From the close of business on the Capitalization Date through the date of this Agreement, no Company Shares, Options, Restricted Shares, Performance Units, RSUs or other rights to purchase or receive (or that are valued by reference to) Company Shares have been granted or issued, except for Company Shares issued pursuant to the exercise of Options, the vesting of Restricted Shares, the vesting of Performance Units or the vesting of RSUs, in each case that were outstanding on the Capitalization Date and in accordance with their terms. Except as set forth in Section 3.3(a) , as of the date of this Agreement, (i) there are not outstanding, authorized or reserved for issuance any (A) shares of capital stock or other voting securities of the Company, (B) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (C) options, warrants, calls, phantom stock or other rights to acquire from the Company, or obligations of the Company to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock or voting securities of the Company or (D) rights issued by the Company or any subsidiary of the Company that are linked to, or based upon, the value of shares of capital stock or voting securities of the Company (collectively, "Company Securities"), and (ii) there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any Company Securities. All outstanding Company Shares, and all Company Shares reserved for issuance as noted in Section 3.3(a), when issued in accordance with the respective terms thereof, are or will be duly authorized, validly issued, fully paid and non-assessable and free of pre-emptive or similar rights. Each of the outstanding shares of capital stock or other voting securities of each of the Company's subsidiaries is (i) duly authorized, validly issued, fully paid and nonassessable, to the extent such concept is applicable, (ii) owned by the Company or another subsidiary of the Company and (iii) owned free and clear of all Liens and limitations in voting rights (other than (x) Permitted Liens described in clause (F) of the definition thereof and (y) transfer and other restrictions under applicable federal and state securities Laws). There are not outstanding or authorized any (A) securities of any of the Company's subsidiaries convertible into or exchangeable for shares of capital stock or voting securities of any such subsidiary, (B) preemptive rights, options, warrants, calls, phantom stock, conversion rights, redemption rights, repurchase rights or other rights to acquire from the Company or any of the Company's subsidiaries, or obligations of the Company or any of the Company's subsidiaries to issue or sell, any capital stock, voting securities or securities convertible into, exercisable for, or exchangeable for, or giving any Person a right to subscribe for or acquire, any capital stock or voting securities of any such subsidiary or (C) rights issued by the Company or a Company subsidiary that are linked to, or based upon, the value of shares of capital stock or other voting securities of the Company's subsidiaries. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter pursuant to the terms thereof. No subsidiary of the Company owns any shares of Company Common Stock.

          (c)   Section 3.3(c) of the Company Disclosure Schedule contains a correct and complete list of Cash-Out Options, Rollover Options, Restricted Shares, Performance Units and RSUs, including the holder, date of grant, vesting schedule, number of shares of Company Common Stock covered by or subject to the award (including, with respect to Performance Units, the target and maximum number of shares of Company Common Stock subject to the award), the Company Stock Plan under which the award was granted and, where applicable, exercise price and term. All grants of Options, Restricted Shares and Performance Units and RSUs were validly issued and properly approved by the Company Board (or a committee thereof) in accordance with the applicable Company Stock Plan and applicable Law, including the applicable requirements of the New York Stock Exchange (the "NYSE").

        SECTION 3.4    Authority.     The Company has all requisite corporate power and authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger, subject only to the affirmative vote (in person or by proxy) of the holders of a majority of all of the outstanding shares of Company Common Stock entitled to vote thereon at the Stockholders Meeting, or any adjournment or postponement thereof, to adopt this Agreement (the "Company Requisite Vote") and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery hereof by Parent and Merger Sub, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws, now or hereafter in effect, relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law) (the "Bankruptcy and Equity Exception"). The Company Board, at a duly called and held meeting, has unanimously (a) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company's stockholders, approved this Agreement and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the Merger (the "Recommendation") and (b) directed that this Agreement be submitted to the stockholders of the Company for their adoption. The only vote of the stockholders of the Company required to adopt and approve this Agreement and the transactions contemplated hereby is the Company Requisite Vote.

        SECTION 3.5    No Conflict; Required Filings and Consents.

          (a)   The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Merger and the other transactions contemplated hereby will not, (i) subject to obtaining the Company Requisite Vote, conflict with or violate the Certificate of Incorporation or Company Bylaws, (ii) conflict with or violate the certificates of incorporation, bylaws or the comparable governing documents of any subsidiary of the Company, (iii) assuming that all consents, approvals, authorizations and Permits contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings and notifications described in such clauses of subsection (b) below have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to the Company or any of its subsidiaries or any of their respective assets or properties or (iv) result in any breach or violation of or constitute a default (or an event, which, with notice or lapse of time or both, would become a default) or result in the loss of a benefit to which the Company or its subsidiaries are entitled under, give rise to any right of termination, cancellation, adverse amendment or acceleration of, require notice or consent under, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets or properties of the Company or any of its subsidiaries pursuant to, any Contract to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or their respective assets or properties are bound, except, in the case of clauses (ii), (iii) and (iv), for any such conflict, violation, Lien, breach, default, loss, right, requirement of notice or consent or other occurrence which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b)   The execution, delivery and performance of this Agreement by the Company and the consummation of the Merger and the other transactions contemplated hereby by the Company do not require any Governmental Filings, except for (i) filings required under, and compliance with other applicable requirements of, the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations promulgated thereunder (including the filing of the Proxy Statement), and state securities, takeover and "blue sky" laws, (ii) filings or notifications required under, and compliance with other applicable requirements of, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (including the filing of a premerger "Notification and Report Form" by the Company under the HSR Act), (iii) filings required under, and compliance with other applicable requirements of, the NYSE, (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (v) the Governmental Filings described in Section 3.5(b) of the Company Disclosure Schedule (collectively, the "Healthcare and Insurance Regulatory Approvals") and (vi) any such Governmental Filings the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        SECTION 3.6    Compliance with Laws; Permits; Investigations.

          (a)   Since the Applicable Date, the business of the Company and its subsidiaries has been, and is being, conducted in compliance with all Laws applicable to the Company or any of its subsidiaries, except for such failures in compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and the Company and its subsidiaries have not received any written notice or, to the Company's knowledge, any other communication of any non-compliance with any such Laws, except for any such non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (b)   Each of the Company and its subsidiaries has all required governmental licenses, permits, certificates, approvals, and authorizations ("Permits") necessary for it to conduct its business and to own and operate its properties and assets, as conducted, owned and operated as of the date hereof, except where the failure to have such Permit would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, all such Permits are in full force and effect, except where the failure to be in full force and effect would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date of this Agreement, there are no actions pending or, to the knowledge of the Company, threatened in writing, that seek the revocation, cancellation or adverse modification of any Permit, except where such revocation, cancellation or adverse modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c)   As of the date hereof, no investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, except for such investigations or reviews the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither the Company nor any of its subsidiaries has since the Applicable Date been charged by any Governmental Entity with, or to the knowledge of the Company, investigated for, a violation of any Antitrust Law applicable to the Company or any of its subsidiaries or entered any settlement, memorandum of understanding or similar agreement with a Governmental Entity in respect of a violation or alleged violation of any such Antitrust Law, except, in each case, for any such violation that would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, taken as a whole.

        SECTION 3.7    SEC Filings; Financial Statements; Undisclosed Liabilities.

          (a)   The Company has timely filed or otherwise furnished all material forms, reports, statements, certifications and other documents (including all exhibits and other information incorporated therein, amendments and supplements thereto) in each case required to be filed or furnished by it with the U.S. Securities and Exchange Commission (the "SEC") since March 3,

  2012 (the "Applicable Date") (all such forms, reports, statements, certificates and other documents filed or furnished since the Applicable Date, including all exhibits and other information incorporated therein, amendments and supplements thereto, collectively, the "SEC Reports"). As of their respective filing dates, or, if amended or superseded by a subsequent filing made prior to the date of this Agreement, as of the date of the last such amendment or superseding filing prior to the date of this Agreement, the SEC Reports complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the Sarbanes-Oxley Act of 2002, as the case may be, and the applicable rules and regulations promulgated thereunder, each as in effect on the date of any such filing. As of the time of filing with the SEC (or, if amended prior to the date of this Agreement, as of the date of such amendment), none of the SEC Reports so filed contained, when filed, any untrue statement of a material fact or omitted to state any material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that the information in such SEC Reports has been amended or superseded by a later SEC Report filed prior to the date of this Agreement. Since the Applicable Date, the Company has been in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NYSE. None of the Company's subsidiaries is as of the date hereof, or has been since the Applicable Date, subject to the reporting requirements of Section 13 or 15(b) of the Exchange Act.

          (b)   The audited consolidated financial statements of the Company (including all notes thereto) and its subsidiaries included in the SEC Reports have been prepared in accordance with GAAP in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated therein or in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries at the respective dates thereof (taking into account the notes thereto) and their consolidated results of operations, comprehensive income (loss), cash flows and stockholders' equity (deficit) for the periods indicated. The unaudited consolidated financial statements of the Company (including any related notes thereto) for all interim periods included in the SEC Reports have been prepared in accordance with GAAP in all material respects applied on a consistent basis throughout the periods involved (except as may be indicated therein in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its subsidiaries as of the respective dates thereof (taking into account the notes thereto) and their consolidated results of operations, comprehensive income (loss), cash flows and stockholders' equity (deficit) for the periods indicated (subject to normal and recurring period-end adjustments and to any other adjustments described therein or in the notes thereto).

          (c)   The Company maintains disclosure controls and procedures required by Rules 13a-15 and 15d-15 of the Exchange Act. Such internal controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents. Such internal controls are sufficient to provide reasonable assurance in all material respects regarding the reliability of the Company's financial reporting and the preparation of the Company's financial statements for external purposes, in each case, in accordance with GAAP. The Company has disclosed based on its most recent evaluation of internal controls prior to the date of this Agreement to the Company's auditors and the audit committee of the Company Board (A) any "significant deficiencies" and "material weaknesses" in the design or operation of its internal controls over financial reporting that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting. The terms "significant deficiencies" and "material weaknesses" have the meanings assigned to such terms in Rule 13a-15(f) of the Exchange Act.

          (d)   Except (i) as reflected, accrued or reserved against in the Company's unaudited consolidated balance sheet as of August 29, 2015 or the notes thereto included in the Company's SEC Reports, (ii) for liabilities or obligations incurred in the ordinary course of business since August 29, 2015 and (iii) for liabilities or obligations incurred pursuant to the transactions contemplated by this Agreement, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries (or in the notes thereto), other than those which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

        SECTION 3.8    Contracts.

          (a)   Except (i) for this Agreement, (ii) for the Contracts filed as exhibits to the SEC Reports filed prior to the date of this Agreement, (iii) for the Company Plans and Company Stock Plans, (iv) for any contracts (other than, with respect to clauses (xii) and (xv) of this Section 3.8, any contracts with Key Payors or Significant Partners) that are terminable (and will continue to be terminable after the Effective Time) by the Company or any of its subsidiaries party thereto on no more than sixty (60) days' notice without material penalty or other liability and (v) as set forth in Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries, as of the date hereof, is party to or bound by any legally binding note, bond, mortgage, indenture, contract, agreement, lease, license, Permit or other instrument, obligation or arrangement (each, a "Contract") that:

              (i)  is required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act;

             (ii)  contains covenants binding upon the Company or any of its subsidiaries, in each case that are material to the Company and its subsidiaries, taken as a whole, that (A) restrict the ability (other than to the extent described in clause (C)(1) below) of the Company (or, following the Effective Time, the Surviving Corporation) or any of its subsidiaries or Affiliates to engage or compete in any business or sell, supply, acquire, license or distribute any product or service, in each case, in any market or geographic area, with any Person or during any period of time, or that would require the disposition of any material assets or line of business of the Company or its subsidiaries, or, in each case, after the Effective Time, Parent or its subsidiaries, (B) (1) grant "most favored nation" status to another Person and (2) pursuant to such Contract the Company or any of its subsidiaries collectively received, during the twelve (12) month period ended September 26, 2015, more than $50,000,000 or (C) (1) include exclusive or preferred purchasing arrangements or similar provisions expressly obligating the Company or any of its subsidiaries to obtain all of its requirements for, or a minimum quantity of, certain merchandise exclusively from any vendor for merchandise resold by the Company or any of its subsidiaries, except, in each case, any purchase orders entered into in the ordinary course of business and (2) pursuant to such Contract the Company or any of its subsidiaries collectively paid, during the twelve (12) month period ended September 26, 2015, more than $50,000,000;

            (iii)  is a services agreement, equipment lease, logistics agreement, information technology agreement or agreement related to software (other than any architectural or construction-related Contract) in connection with which or pursuant to which the Company or any of its subsidiaries collectively paid, during the twelve (12) month period ended September 26, 2015, more than $50,000,000 to any Person;

            (iv)  other than with respect to any partnership or limited liability company that is wholly owned by the Company or any of its wholly owned subsidiaries, is a joint venture, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any joint venture, partnership, limited liability company or other similar Person, in each case, that is material to the Company and its subsidiaries, taken as a whole;

             (v)  is an indenture, credit agreement, loan agreement, security agreement, guarantee, bond or any other Contract relating to indebtedness for borrowed money or the deferred purchase price for property, in each case having an outstanding amount in excess of $5,000,000 individually, other than any such Contract between or among any of the Company and any of its subsidiaries;

            (vi)  prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its subsidiaries, prohibits the pledging of the capital stock of the Company or any subsidiary of the Company, prohibits the issuance of guarantees by the Company or any subsidiary of the Company or grants any rights of first refusal or rights of first offer or similar rights or that limits or proposes to limit the ability of the Company or any of its subsidiaries or Affiliates to sell, transfer, pledge or otherwise dispose of any assets or businesses, in each case, that is material to the Company and its subsidiaries, taken as a whole;

           (vii)  is an agreement under which the Company or any of its subsidiaries has any obligations to make a capital contribution to, or other investment in the securities of, any Person (other than (x) to the Company or any of its wholly owned subsidiaries, (y) extensions of credit in the ordinary course of business consistent with past practice and (z) investments in marketable securities in the ordinary course of business), in each case, that is material to the Company and its subsidiaries, taken as a whole;

          (viii)  is an agreement with respect to any acquisition or divestiture (other than, for the avoidance of doubt, for acquisitions or dispositions of inventory, merchandise, products, services, properties and assets in the ordinary course of business) pursuant to which the Company or any of its subsidiaries has continuing indemnification, "earn-out" or other contingent payment obligations, in each case, that would reasonably be expected to result in payments in excess of $10,000,000;

            (ix)  is between the Company or any of its subsidiaries, on the one hand, and any director or officer of the Company or any Person beneficially owning five percent (5%) or more of the outstanding Company Shares or any of their respective Affiliates, on the other hand, except for any Company Plan;

             (x)  contains a standstill or similar agreement that will be in effect as of the Closing pursuant to which the Company or any of its subsidiaries has agreed not to acquire assets or securities of another Person;

            (xi)  contains a put, call or similar right pursuant to which the Company or any of its subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets, in each case with a value in excess of $10,000,000;

           (xii)  is with a Significant Partner;

          (xiii)  is a Company Material Real Property Lease;

          (xiv)  is a Contract (including purchasing agreements, group purchasing agreements and excluding work orders, statements of work, purchase orders and similar contracts) pursuant to which the Company or any of its subsidiaries collectively paid, during the twelve (12) month period ended September 26, 2015, more than $50,000,000 to any Person; or

           (xv)  is with any of the Company's top twenty (20) commercial payors (measured by prescription revenue of the Company during the twelve (12) month period ended on September 26, 2015) (the "Key Payors").

          (b)   Each Contract set forth or required to be set forth in Section 3.8 of the Company Disclosure Schedule or filed as an exhibit (or incorporated by reference) to the SEC Reports filed prior to the date of this Agreement as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act (and to the extent so disclosed as a "material contract" under Regulation S-K in force as of the date hereof) is referred to herein as a "Material Contract". Each of the Material Contracts is valid and binding on the Company or its subsidiaries party thereto, as applicable, and, to the knowledge of the Company, each other party thereto, and is in full force and effect, subject to the Bankruptcy and Equity Exception, except (i) to the extent that any Material Contract expires in accordance with its terms and (ii) for such failures to be valid and binding or to be in full force and effect that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the date hereof (x) the Company and its subsidiaries have in all material respects performed all obligations required to be performed by them under each Material Contract and, to the knowledge of the Company, each other party to each Material Contract has in all material respects performed all obligations required to be performed by it under such Material Contract, (y) neither the Company nor any of its subsidiaries have received written notice from any other party to a Material Contract that such other party intends to terminate any such Material Contract (except in accordance with the terms thereof) and (z) there is no default under any Material Contract by the Company or any of its subsidiaries and, to the knowledge of the Company, no event has occurred that, with the lapse of time or the giving of notice or both, would constitute a default thereunder by the Company or any of its subsidiaries.

        SECTION 3.9    Absence of Certain Changes and Events.     Since August 29, 2015 through the date of this Agreement, (a) the Company and its subsidiaries have conducted their business in all material respects in the ordinary course and have not taken any action that, if such action occurred between the date hereof and the Effective Time, without the consent of Parent, would constitute a breach of clauses (ii), (v), (vi), (vii), (viii), (xiii), (xv) or (xviii) of Section 5.1 and (b) there has not occurred a Material Adverse Effect.

        SECTION 3.10    Absence of Litigation.     As of the date hereof, there are no Proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, other than any such Proceeding that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, neither the Company nor any of its subsidiaries nor any of their respective assets or properties is or are subject to any order, writ, judgment, injunction, decree or regulatory restriction (other than those of general application that apply to similarly situated companies or their subsidiaries and are not disproportionately adverse to the Company and its subsidiaries) except for those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, as of the date of this Agreement, there are no SEC inquiries or investigations pending or threatened regarding any accounting practices of the Company or any of its subsidiaries.

        SECTION 3.11    Employee Benefit Plans.

          (a)   Section 3.11(a) of the Company Disclosure Schedule contains a true and complete list, as of the date of this Agreement, of each material Company Plan.

          (b)   With respect to each material Company Plan, prior to the date hereof, the Company has made available to Parent a current, accurate and complete copy thereof (or, if a plan is not written, a written description thereof) and, to the extent applicable, (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter, if any, received from the Internal Revenue Service (the "IRS"), (iii) the most recent summary plan description for each Company Plan for which such summary plan description is required, and (iv) for the most recent year (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports, if any, and (v) all pending applications for rulings, determination letters, opinions, no action letters and similar documents filed with any governmental agency (including the United States Department of Labor and the IRS).

          (c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) each Company Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA, the Internal Revenue Code of 1986, as amended (the "Code"), and other applicable Laws, (ii) with respect to each Company Plan, as of the date of this Agreement, no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened and (iii) neither the Company nor any of its subsidiaries has engaged in a transaction in connection with which the Company or any of its subsidiaries reasonably could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a Tax imposed pursuant to Section 4975 or 4976 of the Code. Each Company Plan which is intended to be qualified under Section 401(a) of the Code has received a determination letter to that effect from the IRS and, to the knowledge of the Company, no circumstances exist which would reasonably be expected to adversely affect such qualification.

          (d)   No Company Plan is and neither the Company nor any of its current or former subsidiaries or ERISA Affiliates sponsors, maintains or contributes to, or has ever sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), (i) a multiemployer plan, as defined in Section 3(37) or 4001(a)(3) of ERISA, (ii) a multiple employer plan within the meaning of Section 4063 or 4064 of ERISA or Section 413 of the Code, (iii) an employee benefit plan that is subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code or (iv) a "multiple employer welfare arrangement" (as defined in Section 3(40) of ERISA).

          (e)   There are no Company Plans maintained for the benefit of employees outside of the United States.

          (f)    Neither the Company nor any Company subsidiary sponsors, maintains or contributes to any plan, program or arrangement that provides for post-retirement or other post-employment welfare benefits, including life insurance and health coverage (other than health care continuation coverage as required by applicable Law).

          (g)   Neither the Company nor any Company subsidiary has any obligation to gross-up, indemnify or otherwise reimburse any Service Provider for any Taxes incurred by such Service Provider, including under Section 409A or 4999 of the Code, or any interest or penalty related thereto.

          (h)   Except as contemplated by this Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (either alone or in combination with another event) (i) result in any material payment from the Company or any of its subsidiaries becoming due, or material increase in the amount of any compensation due, to any Service Provider, (ii) materially increase any benefits otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment (including the funding of a trust or transfer of any assets to fund any benefits under any Company Plan) or vesting of any compensation or benefits payable to or in respect of any Service Provider or (iv) limit or restrict the right of the Company to merge, amend or terminate any Company Plan. Without limiting the generality of the foregoing, no amount payable to any Service Provider (whether in cash or property or as a result of accelerated vesting) as a result of the execution of this Agreement or the consummation of the transactions contemplated by this Agreement (either alone or together with any other event) under any Company Plan or other compensation arrangement would be nondeductible under Section 280G or 162(m) of the Code.

          (i)    A correct and complete list of cash-settled performance units granted pursuant to any Company Stock Plan and outstanding as of the date hereof has been made available to Parent prior to the date hereof.

        SECTION 3.12    Labor and Employment Matters.

          (a)   As of the date hereof, no union or other labor organization has been recognized or certified as the representative of any employees of the Company or any subsidiary of the Company for purposes of collective bargaining, and neither the Company nor any subsidiary of the Company is a party to any collective bargaining agreement or any other agreement currently in effect with any labor organization or other representative of any employees of the Company or any subsidiary of the Company (the "Collective Bargaining Agreements"), nor is any such agreement being negotiated by the Company or any subsidiary of the Company as of the date hereof.

          (b)   To the Company's knowledge, as of the date hereof, there is no union organizing activity ongoing among the employees of the Company or any subsidiary of the Company, nor has any union or labor organization made any demand for recognition. As of the date hereof and since the Applicable Date, there are and have been no strikes, work stoppages, slowdowns, lockouts or similar labor disputes pending or, to the knowledge of the Company, threatened in writing against the Company or any of its subsidiaries as of the date hereof, in each case, that would be material to the Company and its subsidiaries, taken as a whole.

          (c)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (a) there are no actions, charges, complaints, government investigations or other proceedings pending against the Company or any of its subsidiaries by or before any judicial, administrative or arbitral tribunal, board, authority, agency, body or court which arise out of labor and employment, as of the date hereof, and (b) the Company and each of its subsidiaries is in material compliance with all applicable Laws relating to employment matters, including the payment of wages for all time worked, the payment of overtime, the engagement of individuals as contractors, plant closing and mass layoff notice requirements under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law, and the provision of meal, rest and other breaks. As of the date hereof, there are no grievances pending against the Company or any of its subsidiaries by or before any judicial, administrative or arbitral tribunal, board, authority, agency, body or court arising out of labor and employment or relating to union recognition, accretion, or card check/neutrality agreements between the Company and any union except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its subsidiaries, taken as a whole.

        SECTION 3.13    Insurance.     Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all insurance policies of the Company and its subsidiaries (a) are in full force and effect and provide insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its subsidiaries operate, and as is sufficient to comply with applicable Law, (b) neither the Company nor any of its subsidiaries is in breach or default, and neither the Company nor any of its subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies, (c) to the knowledge of the Company, as of the date hereof, no insurer of any such policy has been declared insolvent or placed in receivership, conservatorship or liquidation and (d) no notice of cancellation or termination, other than pursuant to the expiration of a term, has been received with respect to any such policy.

        SECTION 3.14    Properties.

          (a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company or a subsidiary of the Company (i) has good, marketable and fee simple title to the Company Owned Real Property and (ii) holds a valid leasehold interest in all properties subject to a Company Real Property Lease, in each case free and clear of all liens, encumbrances, pledges, security interests, adverse claims, mortgages, deeds of trust, hypothecations, charges or conditional sale or similar restrictions ("Liens"), except in all cases for (A) statutory liens securing payments not yet due or delinquent or which are being contested in good faith, (B) (i) such minor title defects or irregularities of title, non-monetary Liens, charges, easements, rights of way, covenants and other restrictions or encumbrances and (ii) such matters which would be shown by a current title report or other similar report and any condition or other matter, if any, that may be shown or disclosed by a current and accurate survey or physical inspection, as do not, in each case, materially affect the use, occupancy or marketability of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (C) encumbrances for current Taxes or other governmental charges not yet due or delinquent, or for Taxes that are being contested in good faith by appropriate proceedings, (D) pledges or deposits made in the ordinary course of business to secure obligations under workers' compensation, unemployment insurance, social security, retirement and similar Laws or similar legislation or to secure public or statutory obligations, (E) mechanics', carriers', workmen's, repairmen's or other like encumbrances arising or incurred in the ordinary course of business for amounts not yet past due or that are being contested in good faith by appropriate proceedings and (F) liens, mortgages, or deeds of trust, security interests or other encumbrances on title related to indebtedness reflected on the consolidated financial statements of the Company (items in clauses (A) through (F) referred to herein as "Permitted Liens"). Section 3.14(a)(i) of the Company Disclosure Schedule contains a true and complete list of all real properties (by name and location) owned by the Company or any of its subsidiaries as of the date hereof, in each case that are material to the Company and its subsidiaries, taken as a whole, (the "Company Material Owned Real Property"). The leases for real properties set forth on Section 3.14(a)(ii) of the Company Disclosure Schedule shall be referred to herein as the "Company Material Real Property Leases".

          (b)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) as of the date hereof, neither the Company nor any subsidiary has received any written notice of any condemnation, requisition or taking by a Governmental Entity with respect to Company Owned Real Property nor, to the knowledge of the Company, has any such condemnation been threatened in writing or contemplated, (ii) there are no unexpired option agreements, rights of first refusal or similar rights with respect to the Company Owned Real Property, and (iii) none of the Company nor any of its subsidiaries is in default or breach of any Company Real Property Lease, and, to the knowledge of the Company, no event has occurred which, with notice, lapse of time or both, would constitute a default or breach of any Company Real Property Lease by any of the Company or its subsidiaries.

        SECTION 3.15    Tax Matters.

          (a)   The Company and each of its subsidiaries (A) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all income and other Tax Returns (as defined below) that are material to the Company and its subsidiaries, taken as a whole, required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects, (B) have duly and timely paid all Taxes (as defined below) that are material to the Company and its subsidiaries, taken as a whole, and that are required to be paid (whether or not shown as due on such Tax Returns), except with respect to matters contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP and (C) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case with respect to any such Taxes or Tax assessment or deficiency that are material to the Company and its subsidiaries, taken as a whole, which such waiver or extension is currently in effect.

          (b)   The financial statements contained in the SEC Reports reflect an adequate reserve (excluding any reserve for deferred Taxes established to reflect timing differences between book and Tax income) for all Taxes that are material to the Company and its subsidiaries, taken as a whole, payable by the Company and its subsidiaries for all taxable periods and portions thereof through the date of such financial statements in accordance with GAAP. To the knowledge of the Company, the Taxes payable by the Company and the subsidiaries of the Company since the date of the financial statements contained in the last SEC Reports through the Closing Date with respect to all taxable periods and portions thereof through the Closing Date will not exceed such reserve as adjusted through the Closing Date for the passage of time and ordinary course business operations of the Company and its subsidiaries that is material to the Company and its subsidiaries, taken as a whole.

          (c)   As of the date hereof, there are no pending Tax audits, examinations, investigations or other proceedings with respect to the Company or any of its subsidiaries that are material to the Company and its subsidiaries taken as a whole. As of the date hereof, to the knowledge of the Company, no such audits, investigations or proceedings have been threatened in writing, in each case, that are material to the Company and its subsidiaries, taken as a whole.

          (d)   There are no Liens on any of the assets of the Company or any of its subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax, other than for Taxes that are not yet due and payable or for Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP.

          (e)   Neither the Company nor any of its subsidiaries has participated in any "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

          (f)    Neither the Company nor any of its subsidiaries (A) has any liability for the Taxes of any Person (other than the Company or its subsidiaries) under Treasury Regulations Section 1.1502-6 or any similar provision of state, local or foreign Law or (B) is a party to, is bound by or has an obligation under any Tax sharing, indemnity or allocation agreement (other than those contained in commercial agreements or contracts not primarily related to Tax and entered into in the ordinary course of business or any agreement among or between only the Company and/or any of its subsidiaries).

          (g)   Neither the Company nor any of its subsidiaries has been either a "distributing corporation" or a "controlled corporation" in a transaction intended to be governed by Section 355 of the Code in the two (2) year period ending on the date of this Agreement.

          (h)   As of the date hereof, no claim has been made in writing by a Governmental Entity in a jurisdiction where the Company or any of its subsidiaries does not as of the date hereof file a Tax Return that the Company or any subsidiary is or may be subject to amounts of taxation by, or is required to file any Tax Return in, that jurisdiction, in each case, with respect to any such amounts or Tax Return that is material to the Company and its subsidiaries, taken as a whole.

          (i)    As of the date hereof, no closing agreements, private letter rulings, technical advance memoranda or similar agreements or rulings have been entered into or issued by any Tax authority with respect to the Company or any subsidiary that will have any effect after Closing with respect to any amounts or items that are material to the Company and its subsidiaries, taken as a whole.

          (j)    All Taxes required to be withheld, collected or deposited by or with respect to the Company and each subsidiary of the Company have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant Tax authority, in each case, with respect to any such Taxes that are material to the Company and its subsidiaries, taken as a whole.

          (k)   Neither the Company nor any subsidiary of the Company will be required to include amounts in income, or exclude items of deduction, in a taxable period ending after the Closing Date as a result of (i) a change in method of accounting occurring prior to the Closing Date, (ii) an installment sale or open transaction arising in a taxable period (or portion thereof) ending on or before the Closing Date, (iii) any intercompany transactions or any excess loss account described in Treasury Regulations under Section 1502 of the Code, (iv) a "closing agreement" as described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing Date or (v) an election under Section 108(i) of the Code, in each case, with respect to any such amounts or items that are material to the Company and its subsidiaries, taken as a whole.

          (l)    For purposes of this Agreement:

              (i)  "Taxes" means all federal, state, local and foreign income, profits, franchise, gross receipts, customs duty, capital stock, severance, stamp, payroll, sales, ad valorem, employment, unemployment, disability, use, property, withholding, transfer, excise, license, production, value added, alternative or add on minimum, occupancy and other taxes, customs, duties, governmental fees, escheats, or assessments or charges of a similar nature imposed by any Governmental Entity, including as a result of being or having been a member of an affiliated, consolidated, combined or unitary group, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions; and

             (ii)  "Tax Return" means all returns and reports or similar statements (including elections, declarations, disclosures, schedules, claim for refund, amended returns, estimates and information returns and any attached schedules) filed or required to be filed with respect to any Tax.

        SECTION 3.16    Intellectual Property.

          (a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries exclusively own all of their Intellectual Property registrations and applications and all of their material unregistered proprietary Intellectual Property, free and clear of all Liens except Permitted Liens, (ii) the Company's use and exploitation of such Intellectual Property and the Company's and its subsidiaries' conduct of their businesses has not, since the Applicable Date, and does not, infringe, dilute or misappropriate the Intellectual Property of any third party, and to the knowledge of the Company, the Company's and its subsidiaries' Intellectual Property that is material to the Company and its subsidiaries, taken as a whole, is not being infringed, diluted or misappropriated by any third party, (iii) the Company and its subsidiaries take commercially reasonable actions to protect and maintain their trade secrets and confidential information that is material to the Company and its subsidiaries, taken as a whole, (iv) all Intellectual Property registrations and applications owned by the Company and its subsidiaries and that are material to the Company and its subsidiaries, taken as a whole, are subsisting and unexpired and are valid and enforceable, (v) as of the date hereof, neither the Company nor any of its subsidiaries is a party to any Proceeding and no Proceeding is pending or threatened in writing (including "cease and desist" letters and invitations to take a patent license) against any of them, in each case, that challenges the validity, enforceability or ownership of, or the right to use, sell or license their Intellectual Property or alleges that the Company or its subsidiaries have infringed, diluted or misappropriated the Intellectual Property of any third party and (vi) to the knowledge of the Company, no Person other than authorized employees possesses any material proprietary source code of the Company or its subsidiaries or the current or contingent right to access or possess same other than in the ordinary course of business and pursuant to binding obligations of confidentiality.

          (b)   Section 3.16(b) of the Company Disclosure Schedule identifies as of the date of this Agreement, a complete list of all Intellectual Property registrations and applications owned by the Company or its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, indicating for each applicable item the registration or application number, the record owner, the date filed or issued and the applicable filing jurisdiction.

        SECTION 3.17    Environmental Matters.

          (a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of or, to the knowledge of the Company, has incurred any liability under any Environmental Law, (ii) the Company and its subsidiaries have all Permits required under any applicable Environmental Laws and are in compliance with the requirements of such Permits, (iii) as of the date hereof, there are no pending or, to the knowledge of the Company, threatened Proceedings relating to any Environmental Law against the Company or any of its subsidiaries, (iv) to the knowledge of the Company, there are no events or circumstances, including contamination, at any of the Company Owned Real Property or the real property subject to the Company Real Property Leases or any other property for which the Company is or is reasonably expected to be liable or has been alleged to be liable, that would reasonably be expected to result in liability of, or form the basis of an order for cleanup or remediation, or of a Proceeding by any private party or Governmental Entity, against or affecting, the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws and (v) the Company has made available all environmental assessments, reports and studies (or accurate and complete summaries thereof) on all matters, in each case that is material to the Company and its subsidiaries, taken as a whole.

          (b)   For purposes of this Agreement, the following terms shall have the meanings assigned below:

            "Environmental Laws" means Laws relating to the protection of the environment or natural resources, or to human exposure to Hazardous Materials, the release or threatened release of Hazardous Materials, or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, Hazardous Materials.

            "Hazardous Materials" means any substance regulated as a hazardous substance, hazardous waste, toxic substance, pollutant, contaminant or words of similar import under any Law relating to the protection of the environment, including petroleum or petroleum products.

        SECTION 3.18    Opinion of Financial Advisor.     Citigroup Global Markets Inc. (the "Financial Advisor") has delivered to the Company Board its written opinion (or oral opinion to be confirmed in writing), dated the date of this Agreement, to the effect that, as of the date of such opinion, and based on, and subject to, the assumptions, limitations, qualifications and other matters set forth in the Financial Advisor's written opinion, the Per Share Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock (other than Parent, Merger Sub and their respective Affiliates), a copy of which opinion will be delivered to Parent solely for informational purposes promptly following receipt thereof by the Company.

        SECTION 3.19    Brokers.     No broker, finder or investment banker (other than the Financial Advisor) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of the Company, any of its subsidiaries or any of their respective officers, directors or employees. Prior to the date of this Agreement, the Company has made available to Parent a copy of all Contracts pursuant to which the Financial Advisor is entitled to any fees and expenses from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement (which Contracts may be redacted with respect to terms that do not relate to the transactions contemplated by this Agreement).

        SECTION 3.20    Compliance with Healthcare Laws and Regulations.

          (a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and each of its subsidiaries is conducting and has conducted its business and operations in compliance with, and neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any of their respective officers, directors or employees, has engaged in any activities that would constitute a violation of any Healthcare Laws.

          (b)   The Company and each of its subsidiaries has complied with all applicable Healthcare Laws relating to the operation of its businesses, and are not subject to any sanction or other adverse action by any Governmental Entity with respect to such matters, except for such failures to comply or such sanctions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (c)   Other than as would not, individually and in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) as of the date hereof, neither the Company nor any of its subsidiaries has received any written notice, citation, suspension, revocation or communication from any Governmental Entity, including any subpoena or investigative demand, alleging noncompliance with any Healthcare Laws; (ii) as of the date hereof, the Company is not in receipt of any civil, criminal or administrative subpoena, request for information, action, suit, complaint, notice, letter, hearing, or investigation related to noncompliance with any Healthcare Laws pending against the Company or any of its subsidiaries; (iii) as of the date hereof, there has not been any violation of any Healthcare Laws by the Company or any of its subsidiaries in its submissions or reports to any Governmental Entity that would reasonably be expected to require investigation, corrective action, self-reporting, or enforcement action; (iv) neither the Company nor any of its subsidiaries, nor, as of the date hereof, to the knowledge of the Company any of their respective directors, officers, employees or contractors has been (A) suspended, debarred or excluded from participation in Medicare, Medicaid or any other federal or state healthcare program or is subject to an action or investigation that is reasonably likely to result in such a suspension, debarment or exclusion nor is any such suspension, debarment or exclusion threatened or pending, (B) assessed a civil money penalty under Section 1128A of the Social Security Act or any regulations promulgated thereunder, (C) convicted of any criminal offense relating to the delivery of any item or service under a federal health care program relating to the unlawful manufacture, distribution, prescription, or dispensing of a prescription drug or a controlled substance or (D) listed on the General Services Administration Excluded Parties List System; (v) neither the Company nor any of its subsidiaries (A) is party to or subject to any corporate integrity agreement, deferred prosecution agreement, consent order, consent decree or other settlement agreement with any Governmental Entity relating to any alleged violation of Healthcare Laws, (B) since the Applicable Date, has adopted any board resolutions at the request of any Governmental Entity, in each case relating to Healthcare Laws or restricting the conduct of its business or that impacts upon the management or operation of its business in any material adverse manner (collectively, "Company Regulatory

  Agreements") or (C) since the Applicable Date, has received written notice from any Governmental Entity that such Governmental Entity is considering issuing or requesting or investigating the possible issuance or request for any Company Regulatory Agreement; (vi) neither the Company nor any of its subsidiaries is subject to any order, judgment, injunction, award, or decree adopted or imposed by any Governmental Entity relating to any alleged violation of Healthcare Laws; and (vii) all reports, documents, applications, and notices required to be filed, maintained or furnished to any Governmental Entity or any private or government payment program, in each case that are material to the Company and its subsidiaries, taken as a whole, have been so filed, maintained or furnished and all such reports, documents, applications and notices were true, complete and correct in all material respects on the date filed (or were corrected or supplemented by a subsequent filing).

          (d)   The Company and each of its subsidiaries meets all of the applicable requirements of participation, coverage, and enrollment for, in each case that are material to the Company and its subsidiaries, taken as a whole, and where applicable, is a party to valid supplier or participation agreements related to all government and private payment programs in which the Company and of its subsidiaries participates ("Company Payment Programs"), except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, to the knowledge of the Company, there is no pending or threatened investigation or civil or administrative proceeding relating to the participation by the Company or any of its subsidiaries in any Company Payment Program, except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole. Neither the Company nor any of its subsidiaries has received any written notices of any action pending by any Company Payment Program, to revoke, limit or terminate the participation for cause of the Company or any of its subsidiaries in any Company Payment Program, except as would not reasonably be expected to be material to the Company and its subsidiaries, taken as a whole. To the knowledge of the Company, no event has occurred which, with the giving of notice, the passage of time, or both, would constitute grounds for termination or reduction for cause in the participation of the Company or any of its subsidiaries in (i) any government Company Payment Program or (ii) any other Company Payment Program, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, all supplier or participation agreements necessary for participation in the Company Payment Programs to which the Company or any of its subsidiaries is a party constitute valid and binding obligations, enforceable against the Company or such subsidiary in accordance with their respective terms and, to the knowledge of the Company, are in full force and effect, neither the Company nor any of its subsidiaries has received written notice of default of any material provision under any Company Payment Program and the Company and its subsidiaries and, to the knowledge of the Company, the other parties thereto are not in default of any material provision thereunder.

          (e)   To the knowledge of the Company, each employee of the Company and any of its subsidiaries providing services to patients is duly licensed, certified, registered and qualified as required by applicable Law, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, no (i) suspension, cancellation, revocation, withdrawal, modification, restriction, probation or non-renewal of any such employee license or qualification is pending or threatened as of the date hereof, (ii) event has occurred and no circumstance exists that would reasonably be expected to result in the suspension, cancellation, revocation, withdrawal, modification, restriction, probation or non-renewal of any such employee license, certification, registration or qualification, and (iii) employee of Company and any of its subsidiaries is not in compliance with the terms of any such employee license or qualification, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the date hereof, to the knowledge of the

  Company, there are no inquiries, investigations or monitoring of activities, in each case for cause, pending relating to any employee license or qualification, except for routine audits or reviews and except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

          (f)    To the knowledge of the Company, no Person (terminated employee, contractor or otherwise) has raised allegations relative to the Company or any of its subsidiaries that could reasonably be expected to give rise to a claim under the Federal False Claims Act (31 U.S.C. §§ 3729-3733), including allegations of non-compliance with any state or federal anti-kickback, beneficiary inducement, physician self-referral or billing or coding requirements.

          (g)   Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, as of the date hereof, there are no pending or, to the knowledge of the Company, threatened, appeals, adjustments, challenges, investigations, litigation, audits, or written notices of intent to audit with respect to reports or billings, or claims for refunds, recoupments, overpayments, discounts or adjustments, in each case relating to the Company or any of its subsidiaries and any alleged violation of Healthcare Laws, other than such routine audits or reviews as would be expected in the ordinary course of the Company's business. The Company and each of its subsidiaries has implemented a corporate compliance program in compliance with the guidelines for healthcare organizations published by the Office of Inspector General of the U.S. Department of Health and Human Services.

          (h)   As of the date hereof, the Company has received no formal notification directly from a Governmental Entity that it or any of its subsidiaries is (A) the subject or target of a criminal investigation related to Healthcare Laws or (B) indicted in any criminal proceeding related to Healthcare Laws.

        SECTION 3.21    Related Party Transactions.     As of the date of this Agreement, except as set forth in the SEC Reports filed prior to the date of this Agreement, there are no outstanding amounts payable to or receivable from, or advances by the Company or any of its subsidiaries to, and neither the Company nor any of its subsidiaries is otherwise a creditor or debtor to, or party to any Contract or transaction with, any holder of five percent (5%) or more of the Company Shares or any director or officer or Affiliate of the Company or any of its subsidiaries, or to any relative of any of the foregoing, except for Company Plans.

        SECTION 3.22    Takeover Statutes.     The Company Board has taken appropriate action so that the restrictions on business combinations contained in Section 203 of the DGCL will not apply with respect to, or as a result of, the execution of this Agreement or the consummation of the transactions contemplated hereby. No other "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under any Laws applicable to the Company or any of its subsidiaries is applicable to this Agreement or the transactions contemplated hereby, including the Merger.

        SECTION 3.23    Significant Partners; Key Payors.     Between February 28, 2015 and the date hereof, to the knowledge of the Company, no Significant Partner or Key Payor has provided written notice to the Company that it intends to (i) terminate any Contracts or arrangements which, when taken together, would result in a reduction of the aggregate annual revenue to be received by the Company and its subsidiaries in the twelve (12) month period ended February 28, 2016 in an amount material to the Company and its subsidiaries, taken as a whole, as compared to the twelve (12) month period ended on February 28, 2015, or (ii) take any action that would result in an increase of the aggregate annual gross spend by the Company and its subsidiaries in the twelve (12) month period ended February 28, 2016 in an amount material to the Company and its subsidiaries, taken as a whole, with respect to procuring the products or services supplied by such Significant Partner pursuant to such Contracts or arrangements as compared to the twelve (12) month period ended on February 28, 2015.

To the extent permitted by applicable Law, the Company has promptly provided Parent with any known written notice of the type described in clause (i) of the foregoing sentence received by the Company or its subsidiaries after the date of this Agreement.

        SECTION 3.24    No Other Representations or Warranties.     Except for the representations and warranties expressly set forth in this Article III, each of Parent and Merger Sub acknowledges that neither the Company nor any other Person on behalf of the Company makes any other express or implied representation or warranty with respect to the Company or its subsidiaries or with respect to any other information provided to Parent or Merger Sub, including any information, documents, projections, forecasts or other material made available to Parent or Merger Sub or their Representatives in the Data Room or management presentations in expectation of the transactions contemplated by this Agreement, including with respect to the completeness, accuracy or currency of any such information.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF
PARENT AND MERGER SUB

        Parent and Merger Sub each hereby represents and warrants to the Company that, except as set forth in the corresponding sections or subsections of the disclosure schedules delivered to the Company by Parent and Merger Sub concurrently with entering into this Agreement (the "Parent Disclosure Schedule"), it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedule shall also be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent on its face:

        SECTION 4.1    Organization.     Each of Parent and Merger Sub (i) is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and (ii) is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or present conduct of its business requires such qualification, except, in each case of clauses (i) and (ii), in the case of subsidiaries of the Parent or Merger Sub, where the failure to be so qualified or, to the extent such concept is applicable, in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform its obligations under this Agreement or consummate the Merger or the other transactions contemplated by this Agreement. Parent has made available to the Company prior to the date of this Agreement a complete and correct copy of the certificate of incorporation and bylaws of Parent and Merger Sub, each as amended to the date of this Agreement, and each as so delivered is in full force and effect.

        SECTION 4.2    Authority.     Each of Parent and Merger Sub has all requisite corporate power and authority, and has taken all corporate or other action necessary, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or similar action by the boards of directors of Parent and Merger Sub and immediately following execution and delivery of this Agreement, Parent will approve and adopt this Agreement and the transactions contemplated hereby in its capacity as sole stockholder of Merger Sub in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub, and no other corporate proceedings or stockholder or similar action on the part of Parent or Merger Sub or any of their Affiliates are necessary to authorize this Agreement, to perform their respective obligations hereunder, or to consummate the transactions contemplated hereby (other than the filing of the Certificate of Merger with the Secretary of State of the State of Delaware). This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of Parent and Merger Sub enforceable against each of Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        SECTION 4.3    No Conflict; Required Filings and Consents.

          (a)   The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation of the Merger and the other transactions contemplated hereby will not (i) conflict with or violate the certificate of incorporation or bylaws of Parent or Merger Sub, (ii) assuming that all consents, approvals, authorizations and Permits contemplated by clauses (i) through (v) of subsection (b) below have been obtained, and all filings and notifications described in such clauses of subsection (b) below have been made and any waiting periods thereunder have terminated or expired, conflict with or violate any Law applicable to Parent, Merger Sub or any of their or their respective subsidiaries' assets or properties or (iii) result in any breach or violation of or constitute a default (or an event, which with notice or lapse of time or both, would become a default) or result in the loss of a benefit to which Parent, Merger Sub or any of their respective subsidiaries are entitled under, give rise to any right of termination, cancellation, adverse amendment or acceleration of, require notice or consent under, or result in the creation of a Lien (except a Permitted Lien) on any of the material assets or properties of Parent, Merger Sub or any of their respective subsidiaries pursuant to, any Contract to which Parent or Merger Sub, or any of their subsidiaries is a party or by which Parent or Merger Sub or any of their subsidiaries or its or their respective assets or properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, violation, Lien, breach, default, loss, right, requirement of notice or consent or other occurrence which would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform its obligations under this Agreement or consummate the Merger or the other transactions contemplated by this Agreement.

          (b)   The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby by each of Parent and Merger Sub do not require any Governmental Filings by Parent or Merger Sub, except for (i) filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules and regulations promulgated thereunder, and state securities, takeover and "blue sky" laws, (ii) filings or notifications required under, and compliance with other applicable requirements of, the HSR Act (including the filing of a premerger "Notification and Report Form" by Parent and Merger Sub under the HSR Act), (iii) filings required under, and compliance with other applicable requirements of, NASDAQ Stock Market ("NASDAQ"), (iv) the filing with the Secretary of State of the State of Delaware of the Certificate of Merger as required by the DGCL, (v) the Healthcare and Insurance Regulatory Approvals and (vi) any such Governmental Filings the failure of which to make or obtain would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform its obligations under this Agreement or consummate the Merger or the other transactions contemplated by this Agreement.

        SECTION 4.4    Absence of Litigation.     As of the date hereof, there are no Proceedings pending or, to the knowledge of Parent, threatened against Parent or Merger Sub or any of their respective subsidiaries, other than any such Proceeding that would not reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform its obligations under this Agreement or consummate the Merger or the other transactions contemplated by this Agreement. As of the date hereof, neither Parent nor any of its subsidiaries nor any of their respective assets or properties is or are subject to any order, writ, judgment, injunction, decree or regulatory restriction (other than those of general application that apply to similarly situated companies or their subsidiaries and are not disproportionately adverse to Parent and its subsidiaries) except for those that would not, reasonably be expected to prevent, materially delay or materially impair the ability of Parent or Merger Sub to perform its obligations under this Agreement or consummate the Merger or the other transactions contemplated by this Agreement.

        SECTION 4.5    Operations and Ownership of Merger Sub.     All of the issued and outstanding capital stock of Merger Sub is, and at and immediately prior to the Effective Time will be, owned by Parent or a direct or indirect subsidiary of Parent. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have no assets, liabilities or obligations of any nature other than those incidental to its formation pursuant to this Agreement and the Merger and the other transactions contemplated by this Agreement.

        SECTION 4.6    Brokers.     No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or Merger Sub for which the Company could have any liability in a circumstance where the Merger is not consummated.

        SECTION 4.7    Funding.     As of the date of this Agreement, Parent has delivered to the Company a true and complete copy of an executed commitment letter, including all exhibits, schedules and annexes thereto, in each case, as amended, supplemented or otherwise modified from time to time (the "Debt Commitment Letter") and a copy of an executed fee letter (which fee letter may be redacted with respect to the fee amounts and economic terms contained therein, which redacted information does not relate to the amount or conditionality of the debt financing contemplated by such Debt Commitment Letter) from UBS AG, Stamford Branch ("UBS Bank") and UBS Securities LLC ("UBS Securities" and, together with UBS Bank, "UBS"), dated as of the date hereof, pursuant to which, among other things, UBS has committed to provide debt financing to Parent in an aggregate amount set forth therein and subject to the terms and conditions set forth therein (the "Debt Financing"). Assuming the Debt Financing is funded in accordance with the conditions set forth in the Debt Commitment Letter and assuming that each of the conditions set forth in Section 7.1 and Section 7.2 of this Agreement is satisfied at Closing, as of the date hereof, the funds provided by the Debt Financing, together with any cash on hand, available lines of credit and other sources of immediately available funds will be sufficient for Parent and Merger Sub to pay (i) the aggregate Per Share Merger Consideration, (ii) all amounts owing under each Payoff Letter, (iii) all other required payments payable in connection with the transactions contemplated hereby, including the transactions contemplated by Section 6.15, and (iv) all fees and expenses associated therewith for which any of them is responsible. As of the date of this Agreement, the Debt Commitment Letter constitutes a legal, valid and binding obligation of Parent in accordance with its terms and, to its knowledge, each of the other parties thereto, enforceable against Parent and, to its knowledge, each of the other parties thereto in accordance with its terms subject to the Bankruptcy and Equity Exception. As of the date of this Agreement, the Debt Commitment Letter has not been withdrawn or terminated or amended or modified in any respect. There are no conditions precedent related to the funding of the Debt Financing, other than as set forth in the Debt Commitment Letter. There are no agreements, side letters or arrangements relating to the Debt Financing that could impair the availability of any of the Debt Financing other than as expressly set forth in or contemplated by the Debt Commitment Letter. As of the date of this Agreement and assuming that each of the conditions set forth in Section 7.1 and Section 7.2 of this Agreement are satisfied at Closing, Parent does not have any reason to believe that (i) any of the conditions to the Debt Financing will not be satisfied or (ii) except to the extent reduced prior to the Closing Date in accordance with the terms thereof, the Debt Financing will not be available to Parent on the Closing Date. Parent has fully paid (or caused to be fully paid) any and all commitment fees or other fees required by the Debt Commitment Letter to be paid on or before the date of this Agreement.

        SECTION 4.8    Ownership of Company Common Stock.     Neither Parent nor Merger Sub is, nor at any time during the last three (3) years has it been, an "interested stockholder" of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

        SECTION 4.9    Agreements with Company Stockholders, Directors, Officers and Employees.     As of the date of this Agreement, neither Parent, Merger Sub nor any of their Affiliates is a party to any Contract, or has made or entered into any formal or informal arrangements or other understandings (whether or not binding), with any beneficial owner of more than five percent (5%) of the outstanding Company Common Stock, pursuant to which such holder would be entitled to receive consideration of a different amount or nature than the Per Share Merger Consideration or pursuant to which any such holder agrees to vote to adopt this Agreement or approve the Merger or with any director or officer of the Company or any of its subsidiaries that in any way relates to this Agreement, the transactions contemplated by this Agreement or the post-Closing operation of the Surviving Corporation.

        SECTION 4.10    Solvency.     Assuming (i) satisfaction of the conditions to Parent and Merger Sub's obligation to consummate the Merger as set forth herein, (ii) the accuracy of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered pursuant to the terms of this Agreement, (iii) the Company's financial statements fairly present the consolidated financial condition of the Company and its subsidiaries as of the end of the periods covered thereby and the consolidated results of operations of the Company and its subsidiaries for the periods covered thereby and (iv) any estimates, projections or forecasts of the Company and its subsidiaries have been prepared in good faith based upon assumptions that were and continue to be reasonable, immediately following the Effective Time, and after giving effect to any change in the assets and liabilities of the Surviving Corporation as a result of the Merger and the other transactions contemplated by this Agreement, including the Debt Financing, the Surviving Corporation will be Solvent. For the purpose of the preceding sentence, "Solvent" when used with respect to any Person, means that, as of any date of determination, such Person will (a) be able to pay its debts as they become due and will own property having a fair saleable value greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all its contingent liabilities) and (b) have adequate capital to carry on its businesses. No transfer of property is being made and no obligation is being incurred in connection with the Merger and the other transactions contemplated by this Agreement, including the Debt Financing, with the intent to hinder, delay or defraud any present or future creditors of the Surviving Corporation.

        SECTION 4.11    No Other Representations or Warranties.     Except for the representations and warranties expressly set forth in this Article IV, the Company acknowledges that neither Parent nor Merger Sub, nor any other Person on behalf of Parent or Merger Sub, makes any other express or implied representation or warranty with respect to Parent or Merger Sub or with respect to any other information provided to the Company.

ARTICLE V

CONDUCT OF BUSINESS PENDING THE MERGER

        SECTION 5.1    Conduct of Business of the Company Pending the Merger.     From the date of this Agreement until the earlier of the Effective Time and the termination of this Agreement in accordance with Article VIII, except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Section 5.1 of the Company Disclosure Schedule, (iii) as required by applicable Laws, or (iv) as consented to by Parent in writing (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause its subsidiaries to (a) conduct its business in all material respects in the ordinary course, (b) use its commercially reasonable efforts to (x) preserve intact, in all material respects, its business organization, and its assets and properties, in each case, that are material to the Company and its subsidiaries, taken as a whole, and (y) maintain in all material respects the benefits of its existing business relationships with its customers, suppliers, distributors, Significant Partners and Key Payors, in each case whose business relationships are material to the Company and its subsidiaries, taken as a whole, and (c) not:

            (i)  amend its certificate of incorporation, bylaws or equivalent governing instruments;

           (ii)  (A) acquire any business or Person (whether by merger, consolidation, acquisition of stock or assets or otherwise), or make any investment in any Person, in each case, except for (w) investments in wholly owned subsidiaries of the Company and, to the extent necessary to comply with any Indenture or Company Credit Agreement, non-wholly owned Restricted Subsidiaries (as such term is defined in the applicable Indenture or Company Credit Agreement) of the Company existing on the date hereof or hereinafter formed in accordance with the terms of this Agreement, (x) investments or purchases of inventory, supplies and other assets in the ordinary course of business consistent with past practice, (y) capital expenditures permitted pursuant to Section 5.1(c)(ix) or (z) acquisitions or investments for consideration that does not exceed $25,000,000 in the aggregate or (B) acquire or license any Intellectual Property from any third party that would be material to the Company and its subsidiaries, taken as a whole, except (x) in the ordinary course of business consistent with past practice or (y) capital expenditures permitted pursuant to Section 5.1(c)(ix);

          (iii)  issue, deliver, sell, pledge, dispose of, grant, award or encumber (or authorize the issuance, delivery, sale, pledge, disposition of, grant, award or encumbrance), any shares of capital stock, ownership interests or voting securities, or any options, warrants, convertible securities or other rights of any kind to acquire or receive any shares of capital stock, any other ownership interests or any voting securities (including restricted stock, stock appreciation rights, phantom stock or similar instruments), of the Company or any of its subsidiaries (except for (a) the issuance of shares of Company Common Stock upon the exercise of Options outstanding as of the date hereof in accordance with the terms of the applicable Company Stock Plan and award agreement, (b) the issuance of shares of Company Common Stock in connection with the vesting or settlement of Restricted Shares, Performance Units or RSUs, as applicable, outstanding as of the date hereof, in each case, in accordance with the terms of the applicable Company Stock Plan and award agreement, (c) the grant of equity awards to new hires in the ordinary course of business consistent with past practice and in accordance with Section 5.1(c)(iii) of the Company Disclosure Schedule or (d) for any issuance, sale or disposition to the Company or a wholly owned subsidiary of the Company by any subsidiary of the Company), or adopt a plan of complete or partial liquidation;

          (iv)  reclassify, combine, split, subdivide, redeem, purchase or otherwise acquire any shares of capital stock of the Company (except (a) for the acquisition of shares of Company Common Stock tendered by directors or employees in connection with a cashless exercise of Options outstanding as of the date hereof or in order to pay Taxes in connection with the exercise of Options outstanding as of the date hereof pursuant to the terms of the applicable Company Stock Plan and award agreement or (b) shares of Company Common Stock withheld in order to pay Taxes in connection with the vesting or settlement of any Restricted Shares or Performance Units outstanding as of the date hereof pursuant to the terms of the applicable Company Stock Plan and award agreement), or reclassify, combine, split or subdivide any capital stock or other ownership interests of any of the Company's subsidiaries;

           (v)  create or incur any Lien, other than (x) Permitted Liens, (y) Liens securing indebtedness permitted pursuant to Section 5.1(c)(xiii) or (z) other Liens on any assets of the Company or its subsidiaries which other Liens, in the aggregate, would be immaterial in scope and amount to the Company and its subsidiaries, taken as a whole;

          (vi)  make any loans or advances to any Person (other than the Company, any of its wholly owned subsidiaries or, to the extent necessary to comply with any Indenture or Company Credit Agreement, any of its non-wholly owned Restricted Subsidiaries (as such term is defined in the applicable Indenture or Company Credit Agreement) existing on the date hereof or hereinafter formed in accordance with the terms of this Agreement) other than (x) to vendors or suppliers in the ordinary course of business not in excess of $5,000,000 in the case of any individual vendor or supplier or (y) customary relocation or travel advances to employees in the ordinary course;

         (vii)  (A) sell or otherwise dispose of (whether by merger, consolidation or disposition of stock or assets or otherwise) any assets or any corporation, partnership or other business organization or division thereof, or (B) sublicense, transfer, allow to lapse or expire, pledge, abandon, discontinue, fail to maintain or otherwise dispose of any right, title or interest of the Company or any of its subsidiaries in any Intellectual Property, in each case of (A) and (B) other than (x) in the ordinary course of business consistent with past practice or (y) for consideration not in excess of $25,000,000 in the aggregate or (z) to the Company or any of its wholly owned subsidiaries;

        (viii)  declare, authorize, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for any dividend or distribution by a subsidiary of the Company to the Company or another subsidiary of the Company; provided, however, that any dividend or other distribution with respect to the capital stock of a non-wholly owned subsidiary of the Company must be made at least pro rata to the Company or any of its subsidiaries entitled to such dividend or other distribution);

          (ix)  commit, make or authorize any capital expenditures, except (x) to the extent consistent in the aggregate with the Company's budget relating to capital expenditures, as disclosed on Section 5.1(c)(ix) of the Company Disclosure Schedule, (y) in the ordinary course of business or (z) not in excess of $25,000,000 in the aggregate during any twelve (12) month period;

           (x)  other than in the ordinary course of business or as required by Law, modify in a manner adverse and material to the Company and its subsidiaries, taken as a whole, or terminate (other than in accordance with Section 6.15) any Material Contract;

          (xi)  enter into any Contract that would have been a Material Contract had it been entered into prior to the date of this Agreement, other than (i) in the ordinary course of business consistent with past practice or (ii) to renew or replace any Material Contract that has expired or terminated in accordance with its terms;

         (xii)  other than in the ordinary course of business of the Company and its subsidiaries, taken as a whole, consistent with past practice (determined in relation to the business of the Company and its subsidiaries, taken as a whole), (i) terminate (prior to the expiration of such Company Real Property Lease), or modify or amend on terms materially adverse to the Company, any of the Company Real Property Leases, (ii) renew, extend, or exercise any option to renew or extend any of the Company Real Property Leases or (iii) enter into any new contract that, if in effect on the date of this Agreement, would be a Company Real Property Lease, except for the purpose of relocating from a current lease location in the ordinary course of business consistent with past practice;

        (xiii)  incur indebtedness for borrowed money, modify in a manner adverse and material to the Company and its subsidiaries, taken as a whole, the terms of any such indebtedness for borrowed money, or assume or guarantee the indebtedness obligations of any Person for borrowed money, other than (A) borrowings (including letters of credit) under the Company's and its subsidiaries' credit facilities listed on Section 5.1(c)(xiii) of the Company Disclosure Schedule (the "Existing Facilities") that do not result in aggregate borrowings immediately prior to the Closing in excess of the amounts set forth on Section 5.1(c)(xiii) of the Company Disclosure Schedule with respect to such Existing Facilities, (B) pursuant to intercompany arrangements among or between the Company and any of its wholly owned subsidiaries or, to the extent necessary to comply with any Indenture or Company Credit Agreement, non-wholly owned Restricted Subsidiaries (as such term is defined in the applicable Indenture or Company Credit Agreement) existing on the date hereof (or hereinafter formed in accordance with the terms of this Agreement) or among or between any wholly owned subsidiaries of the Company or, to the extent necessary to comply with any Indenture or Company Credit Agreement, non-wholly owned Restricted Subsidiaries of the Company existing on the date hereof (or hereinafter formed in accordance with the terms of this Agreement), (C) assumptions, guarantees or endorsements by the Company or a subsidiary of the Company of indebtedness of the Company or subsidiaries of the Company incurred in compliance with this Section 5.1 or outstanding as of the date hereof, or (D) any commodity, currency, sale or hedging agreements which can be terminated on or sold with ninety (90) days' or less notice, without penalty (which, for the avoidance of doubt, shall not include customary settlement costs), entered into in the ordinary course of business for bona fide risk mitigation purposes and not for speculative purposes;

        (xiv)  other than as required pursuant to the terms of any Company Plan in effect on the date hereof: (A) terminate, enter into, amend or renew (or communicate any intention to take such action) any material Company Plan, other than routine amendments to health and welfare plans (other than severance plans) that do not materially increase benefits or result in a material increase in administrative costs, (B) other than as permitted by Section 5.1(c)(xiv) of the Company Disclosure Schedule, adopt any compensation or benefit arrangement that would be a material Company Plan if it were in existence as of the date of this Agreement, (C) increase the benefits or compensation provided to any Service Provider, other than increases (x) in the ordinary course of business consistent with past practice to any Service Provider below the level of a Senior Employee or (y) to any Senior Employee not in excess of three percent (3%) in the aggregate of such Senior Employee's base salary as of the date hereof, (D) grant (x) any bonus or cash incentive compensation other than in the ordinary course of business consistent with past practice or (y) any retention, severance or termination benefits, other than as permitted by Section 5.1(c)(xiv) of the Company Disclosure Schedule, (E) other than as permitted by Section 5.1(c)(iii) or Section 5.1(c)(xiv) of the Company Disclosure Schedule, grant any new equity awards, amend the terms of outstanding equity awards, or discretionarily accelerate the vesting or payment of any award, (F) take any action to fund or secure the payment of any amounts under any Company Plan, (G) other than as required by GAAP, change any assumptions used to calculate funding or contribution obligations under any Company Plan, or increase or accelerate the funding rate in respect of any Company Plan or (H) hire or engage the services of any individual who would be a Senior Employee other than any individual replacing a former employee who was a Senior Employee in the ordinary course of business and on terms consistent with past practice;

         (xv)  other than as required by applicable Law or GAAP (or as required to conform to any changes in statutory or regulatory accounting rules (including GAAP or regulatory requirements with respect thereto)), (A) file any amended Tax Return, (B) make any change to any method of accounting (or accounting principles in connection therewith), (C) make or change any Tax election, (D) surrender any claim for a refund of Taxes, (E) consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company or any of its subsidiaries or (F) enter into any agreement affecting Taxes, in each case in clauses (A) through (F), which would be material to the Company and its subsidiaries, taken as a whole;

        (xvi)  voluntarily recognize any union or other labor organization as the representative of any of the employees of the Company or enter into any new or amended Collective Bargaining Agreement with any labor organization or other representative of any employees of the Company;

       (xvii)  settle any Proceeding that is adverse and material to the Company and its subsidiaries, taken as a whole, other than (A) Proceedings (other than with a Governmental Entity in connection with violations of any Healthcare Law not relating to druggist liability) in the ordinary course of business, (B) Proceedings (other than Proceedings set forth on Section 5.1(c)(xvii)(B) or Section 5.1(c)(xvii)(C) of the Company Disclosure Schedule) involving no remedies other than monetary remedies not exceeding $10,000,000 individually (in each case, net of any insurance proceeds or indemnity, contribution or similar payments received by the Company or any of its subsidiaries in respect thereof), (C) Proceedings set forth on Section 5.1(c)(xvii)(C) of the Company Disclosure Schedule involving no remedies other than monetary remedies not exceeding $45,000,000 in the aggregate (in each case, net of any insurance proceeds or indemnity, contribution or similar payments received by the Company or any of its subsidiaries in respect thereof), (D) Proceedings set forth on Section 5.1(c)(xvii)(B) of the Company Disclosure Schedule involving no remedies other than such remedies described on Section 5.1(c)(xvii)(B) of the Company Disclosure Schedule or (E) Proceedings with respect to Transaction Litigation, which are addressed in Section 6.11;

      (xviii)  fail to renew or maintain material existing insurance policies or comparable replacement policies in each case that are material to the Company and its subsidiaries, taken as a whole, other than in the ordinary course of business consistent with past practice; or

        (xix)  agree, authorize or commit to do any of the foregoing actions described in Section 5.1(c)(i) through Section 5.1(c)(xviii).

        SECTION 5.2    No Control of Company's Business.     Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company's or its subsidiaries' operations prior to the Effective Time. Prior to the Effective Time, the Company shall have the right to exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its and its subsidiaries' business and operations.

ARTICLE VI

ADDITIONAL AGREEMENTS

        SECTION 6.1    Acquisition Proposals.

          (a)   The Company shall not, shall cause its subsidiaries and its and its subsidiaries' directors, officers and employees not to, and shall instruct its and its subsidiaries' attorneys, investment bankers and other advisors or representatives (collectively with its subsidiaries and its and its subsidiaries' directors, officers and employees, "Representatives") not to, directly or indirectly, (i) initiate, solicit, knowingly encourage, knowingly induce or knowingly facilitate (including by providing non-public information relating to the Company and its subsidiaries) the making of any Acquisition Proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, (ii) engage or otherwise participate in any negotiations or discussions (other than, in response to a bona fide Acquisition Proposal or other inquiry, offer or proposal after the date hereof that was not initiated, solicited, encouraged or facilitated in, and did not otherwise result from a, material violation of this Section 6.1, contacting such Person and its advisors for the purpose of clarifying the material terms of any such Acquisition Proposal or inquiry, offer or proposal and the likelihood and timing of consummation thereof) concerning, or provide access to its properties, books and records or any confidential or nonpublic information or data to, any Person in connection with, relating to or for the purpose of encouraging or facilitating an Acquisition Proposal or any inquiry, offer or proposal that would reasonably be expected to lead to an Acquisition Proposal, (iii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, or (iv) execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar written or oral agreement relating to any Acquisition Proposal or Superior Proposal (each, an "Alternative Acquisition Agreement"), and the Company shall not resolve or agree to do any of the foregoing. Without limiting the foregoing, it is agreed that any violation of any of the restrictions set forth in the preceding sentence by any Representatives of the Company or any of its subsidiaries shall be a breach of this Section 6.1(a) by the Company. The Company shall, shall cause its subsidiaries and its and its subsidiaries' directors, officers and employees to, and shall instruct its and its subsidiaries' other Representatives to, immediately cease and cause to be terminated any solicitations of, discussions or negotiations with, or provision of access to non-public information relating to the Company and its subsidiaries to, any Person (other than the Parties and their respective Representatives) in connection with an Acquisition Proposal. The Company also agrees that it will promptly request each Person (other than the Parties and their respective Representatives) that has prior to the date hereof executed a confidentiality agreement in connection with its consideration of an Acquisition Proposal to promptly return or destroy all confidential information furnished to such Person by or on behalf of it or any of its subsidiaries prior to the date hereof and shall terminate access to data rooms furnished in connection therewith. The Company shall promptly (and in any event within twenty-four (24) hours) notify Parent orally and in writing of the receipt of any inquiries, proposals or offers, any requests for non-public information, or any requests for discussions or negotiations with the Company or any of its Representatives, in each case with respect to an Acquisition Proposal or any offer, inquiry or proposal that would reasonably be expected to lead to an Acquisition Proposal, which notice shall include a summary of the material terms and conditions of, and the identity of the Person making, such Acquisition Proposal, inquiry, proposal or offer, and, if applicable, copies of any such written requests, proposals or offers, including proposed agreements, and thereafter shall keep Parent reasonably informed, on a prompt basis (and in any event within twenty-four (24) hours), of any material developments regarding any Acquisition Proposals or any material change to the terms and status of any such Acquisition Proposal or the material aspects of any bid process established by the Company to review such proposals or offers. The Company agrees that neither it nor any of its subsidiaries shall terminate, waive, or amend to similar effect any existing standstill or similar agreement to which it or one of its subsidiaries is a party, except to the extent that prior to, but not after, obtaining the Company Requisite Vote, after consultation with outside legal counsel, the Company Board determines that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law.

          (b)   Notwithstanding anything to the contrary in this Agreement, nothing contained herein shall prevent the Company or the Company Board from:

              (i)  taking and disclosing to its stockholders a position contemplated by Rule 14d-9 and Rule 14e-2(a) promulgated under the Exchange Act (or any similar communication to stockholders in connection with the making or amendment of a tender offer or exchange offer, in each case, to the extent legally required) or from making any other disclosure to stockholders if the Company Board determines in good faith that the failure to make such disclosure would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law (provided that neither the Company nor the Company Board may effect a Change of Recommendation unless expressly permitted by Section 6.1(c) or Section 6.3, and provided, further, that any such disclosure that has the substantive effect of withdrawing or adversely modifying the Recommendation shall be deemed to be a Change of Recommendation); provided, further, that the issuance by the Company or the Company Board of a "stop, look and listen" communication as contemplated by Rule 14d-9(f) promulgated under the Exchange Act (or any similar communication to its stockholders) in which the Company has not indicated that the Company Board has changed the Recommendation shall not constitute a Change of Recommendation;

             (ii)  prior to, but not after, obtaining the Company Requisite Vote, providing access to its properties, books and records and providing any confidential or non-public information or data in response to a request therefor by a Person or group who has made a bona fide Acquisition Proposal after the date hereof and was not initiated, solicited, encouraged or facilitated in, and did not otherwise result from a, material violation of this Section 6.1, if the Company Board (A) shall have determined in good faith, after consultation with its outside legal counsel and financial advisor, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal and (B) has received from the Person so requesting such information an executed Acceptable Confidentiality Agreement; provided that any such access, information or data has previously been provided to Parent or its Representatives or is provided to Parent prior to or substantially concurrently with the time such access, information or data is provided to such Person or group;

            (iii)  prior to, but not after, obtaining the Company Requisite Vote, engaging in any negotiations or discussions with any Person and its Representatives who has made a bona fide Acquisition Proposal after the date hereof and was not initiated, solicited, encouraged or facilitated in, and did not otherwise result from a, material violation of this Section 6.1, if the Company Board shall have determined in good faith, after consultation with its outside legal counsel and financial advisor, that such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal; or

            (iv)  prior to, but not after, obtaining the Company Requisite Vote, making a Change of Recommendation (but only if permitted by Section 6.1(c) or Section 6.3).

          (c)   Notwithstanding anything in this Agreement to the contrary, if, at any time prior to, but not after, obtaining the Company Requisite Vote, the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel, in response to a bona fide Acquisition Proposal that was made after the date hereof and was not initiated, solicited, encouraged or facilitated in, and did not otherwise result from a, material violation of this Section 6.1, that (A) such Acquisition Proposal constitutes a Superior Proposal taking into account any adjustment to the terms and conditions of this Agreement proposed by Parent and Merger Sub in response to such Acquisition Proposal and (B) the failure to take the action in (i) and/or (ii) below would be reasonably likely to be inconsistent with the Company Board's fiduciary duties under applicable Law, the Company or the Company Board may (and may resolve or agree to) (i) terminate this Agreement under Section 8.1(d)(ii) and enter into a definitive merger agreement, acquisition agreement or similar written agreement with respect to such Superior Proposal and/or (ii) effect a Change of Recommendation in accordance with clause (x)(A) of Section 6.3; provided, however, that, if the Company terminates the Agreement pursuant to Section 8.1(d)(ii), the Company pays to Parent the Company Termination Fee required to be paid under Section 8.2(b)(i) concurrently with or prior to such termination; provided, further, that the Company will not be entitled to enter into such Alternative Acquisition Agreement and terminate this Agreement or effect a Change of Recommendation pursuant to clause (x)(A) of Section 6.3 unless (x) the Company delivers to Parent a written notice (a "Company Notice"), advising Parent that the Company Board proposes to take such action and containing the material terms and conditions of the Superior Proposal that is the basis of the proposed action by the Company Board (including the identity of the party making such Superior Proposal and copies of any written proposals or offers, including proposed agreements) and (y) at or after 11:59 p.m., New York City time, on the fourth (4th) Business Day immediately following the day on which the Company delivered the Company Notice (such period from the time the Company Notice is provided until 11:59 p.m., New York City time, on the fourth (4th) Business Day immediately following the day on which the Company delivered the Company Notice, the "Notice Period"), the Company Board reaffirms in good faith (after consultation with its outside legal counsel and financial advisor and taking into account any adjustment to the terms and conditions of this Agreement proposed by Parent during the Notice Period) that such Acquisition Proposal continues to constitute a Superior Proposal and that the failure to take such action would be reasonably likely to be inconsistent with the Company Board's fiduciary duties under applicable Law. If requested by Parent, the Company will, and will cause its Representatives to, during the Notice Period, engage in good faith negotiations with Parent and its Representatives regarding any adjustments in the terms and conditions of this Agreement proposed by Parent so that such Acquisition Proposal would cease to constitute a Superior Proposal. The Company agrees to notify Parent promptly if it determines during such Notice Period not to terminate this Agreement and enter into the Alternative Acquisition Agreement referred to in the Company Notice. Any amendment to the financial terms or any other material amendment to the terms and conditions of a proposed Alternative Acquisition Agreement relating to a Superior Proposal will be deemed to be a new proposal or proposed Alternative Acquisition Agreement relating to a Superior Proposal for purposes of this Section 6.1(c) requiring a new Company Notice and an additional Notice Period; provided, however, that such additional Notice Period shall expire at 11:59 p.m., New York City time, on the second (2nd) Business Day immediately following the day on which the Company delivers such new Company Notice (it being understood and agreed that in no event shall any such additional two (2) Business Day Notice Period be deemed to shorten the initial four (4) Business Day Notice Period).

          (d)   For purposes of this Agreement, the following terms shall have the meanings assigned below:

              (i)  "Acquisition Proposal" means any proposal or offer (including a tender offer or exchange offer) from any Person or group of Persons (other than Parent or Merger Sub) relating to (A) any merger, consolidation, dissolution, liquidation, recapitalization, reorganization, share exchange, business combination, purchase, or similar transaction with respect to the Company or any of its subsidiaries whose business constitutes twenty percent (20%) or more of the consolidated revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or (B) any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of assets (including equity securities of any subsidiary of the Company) or businesses that constitute twenty percent (20%) or more of the consolidated revenues, net income or assets of the Company and its subsidiaries, taken as a whole, or twenty percent (20%) or more of the total voting power of the equity securities of the Company.

             (ii)  "Superior Proposal" means a bona fide written Acquisition Proposal (with all references to "twenty percent (20%) or more" in the definition of Acquisition Proposal being deemed to reference "fifty percent (50%) or more") that the Company Board in good faith, after consultation with the Company's financial advisors and outside legal counsel, determines would, if consummated, result in a transaction more favorable from a financial point of view to the stockholders of the Company than the Merger taking into account all financing (including availability thereof) and regulatory aspects of such Acquisition Proposal, the likelihood and timing of consummation thereof (as compared to the transactions contemplated hereby), such other matters as the Company Board deems relevant and any changes to the terms of this Agreement proposed by Parent in response to such Superior Proposal pursuant to, and in accordance with, Section 6.1(c).

        SECTION 6.2    Proxy Statement.     The Company shall prepare and file with the SEC, as promptly as practicable after the date of this Agreement, a preliminary proxy statement to be sent to the stockholders of the Company in connection with the Stockholders Meeting (such proxy statement, as amended or supplemented, the "Proxy Statement"). Parent, Merger Sub and the Company will cooperate and consult with each other in the preparation of the Proxy Statement and any amendments or supplements thereto. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it as required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement and provide such other assistance as may be reasonably requested by the Company. The Company shall use its reasonable best efforts to resolve all SEC comments, if any, with respect to the Proxy Statement as promptly as practicable after receipt thereof. The Company shall use its reasonable best efforts to cause the Proxy Statement at the date that it (and any amendment or supplement thereto) is first published, sent or given to the stockholders of the Company and at the time of the Stockholders Meeting, to comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and shall promptly notify Parent and Merger Sub of the receipt of any comments from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information. If at any time prior to the Stockholders Meeting any information relating to Parent or the Company, or any of their respective Affiliates, officers or directors, should be discovered by Parent or the Company, which should be set forth in an amendment or supplement to the Proxy Statement so that the Proxy Statement would not include any misstatement of a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Party which discovers such information shall promptly notify the other Party and, to the extent required by applicable Law, the Company shall promptly file with the SEC and disseminate to the stockholders of the Company an appropriate amendment or supplement describing such information. Prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto, other than in connection with a Change of Recommendation made in compliance with this Agreement), or responding to any comments of the SEC or its staff with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response and consider in good faith such comments proposed by Parent for inclusion therein.

        SECTION 6.3    Stockholders Meeting.     The Company, acting through the Company Board (or a committee thereof), shall as promptly as practicable following confirmation by the SEC that the SEC has no further comments on the Proxy Statement, take all action necessary, including under the DGCL, to duly call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving and adopting this Agreement (including any adjournment or postponement thereof, the "Stockholders Meeting") and shall not, without the prior written consent of Parent, postpone, recess or adjourn such meeting; provided that the Company may postpone, recess or adjourn such meeting (i) if on the date on which the Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement), the Company has not received proxies representing a sufficient number of Company Shares to obtain the Company Requisite Vote or there are insufficient Company Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Stockholders Meeting; or (ii) if the failure to postpone, recess or adjourn the Stockholders Meeting would reasonably be expected to be a violation of applicable Law for the distribution of any required amendment or supplement to the Proxy Statement to be timely provided to the holders of Company Shares; provided that the Stockholders Meeting shall not be postponed, recessed or adjourned pursuant to this proviso to a date that is more than thirty (30) days after the date on which the Stockholders Meeting was originally scheduled without the prior written consent of Parent. The Company shall (a) subject to Section 6.1(c), include in the Proxy Statement the Recommendation and (b) subject to Section 6.1(c), use its reasonable best efforts to obtain the Company Requisite Vote, including to actively solicit (or cause to be solicited) proxies necessary to obtain the Company Requisite Vote; provided that the Company Board may (i) fail to include the Recommendation in the Proxy Statement distributed to stockholders; (ii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, or otherwise declare advisable to the stockholders of the Company, an Acquisition Proposal; (iii) following the commencement of a tender offer or exchange offer that constitutes an Acquisition Proposal, fail to publish, send or give to its stockholders, pursuant to Rule 14e-2 under the Exchange Act, within the ten

(10) Business Day period (as specified in Rule 14e-2 under the Exchange Act) after such tender offer or exchange offer is first published, sent or given, or subsequently amended in any material respect, a statement recommending that stockholders reject such tender offer or exchange offer and affirming the Recommendation; or (iv) formally resolve to effect or publicly announce an intention to effect any of the foregoing, in each case prior to obtaining the Company Requisite Vote (a "Change of Recommendation"), if (x) (A) a bona fide Acquisition Proposal that was made after the date hereof and was not initiated, solicited, encouraged or facilitated in, and did not otherwise result from a, material violation of Section 6.1 is made to the Company and is not withdrawn and the Company Board determines in good faith, after consultation with its financial advisor and outside legal counsel that such Acquisition Proposal constitutes a Superior Proposal or (B) there exists any event, development, circumstance, change, effect, condition or occurrence (other than an Acquisition Proposal) that was not known by the Company Board or, if known, the consequences of which were not known or reasonably foreseeable, as of the date of this Agreement, (y) the Company Board shall have determined in good faith, after consultation with its outside legal counsel, that the failure of the Company Board to effect a Change of Recommendation would be reasonably likely to be inconsistent with its fiduciary duties under applicable Law and (z) (A) if such Change of Recommendation is made in response to an Acquisition Proposal, the Company complies with the provisions of Section 6.1(c) or (B) if such Change of Recommendation is not made in response to an Acquisition Proposal, the Company (x) delivers to Parent a written notice informing Parent that the Company Board proposes to take such action and the basis of the proposed action no less than four (4) Business Days before taking such action and (y) during such four (4) Business Day period, if requested by Parent, engages in good faith negotiations with Parent and its Representatives regarding any adjustments in the terms and conditions of this Agreement proposed by Parent so that such event, development, circumstance, change, effect, condition or occurrence would cease to warrant a Change of Recommendation. The Company shall keep Parent updated with respect to proxy solicitation results as reasonably requested by Parent. Notwithstanding anything to the contrary contained in this Agreement, if subsequent to the date of this Agreement the Company Board makes a Change of Recommendation, the Company nevertheless shall submit this Agreement to the holders of Company Shares for approval and adoption at the Stockholders Meeting unless and until this Agreement is terminated in accordance with its terms.

        SECTION 6.4    Further Action; Efforts.

          (a)   Subject to the terms and conditions of this Agreement, including Section 6.4(d) and Section 6.4(e), each party shall use its reasonable best efforts to take, or cause to be taken, and to assist and cooperate with the other parties in taking or causing to be taken, all actions and to use its reasonable best efforts to do, or cause to be done, all things reasonably necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger and the other transactions contemplated by this Agreement in the most expeditious manner practicable. Without limiting the foregoing sentence, each party agrees to (i) (A) within ten (10) Business Days after the date of this Agreement (unless a later time is mutually agreed between the Parties), make appropriate filings of "Notification and Report Forms" pursuant to the HSR Act, (B) as promptly as practicable after the date of this Agreement (unless a later time is mutually agreed between the Parties), make appropriate filings with appropriate insurance Governmental Entities and (C) as promptly as practicable and advisable, after the date of this Agreement, make appropriate filings under any Healthcare Law that are necessary or advisable in connection with the Merger or any of the other transactions contemplated by this Agreement; and (ii) as promptly as practicable and advisable, after the date of this Agreement, prepare and submit all other filings, notifications, information updates and other presentations required by or in connection with seeking, and obtain, all consents, approvals, clearances, expirations or terminations of waiting periods, non-actions, waivers, exemptions, Permits, orders, change of ownership approvals or other authorizations ("Consents") from any Governmental Entity or other third party, in each case that are necessary or advisable in connection with the Merger or any of the other transactions contemplated by this Agreement, and to assist and cooperate with the other party in connection with the foregoing; provided that the Company shall have no obligation to amend or modify any Contract or pay any fee to any third party for the purpose of obtaining any such Consent, or pay any costs and expenses of any third party resulting from the process of obtaining such Consent. The Parties shall not, and shall not permit any of their respective subsidiaries to, engage in, publicly propose or enter into any transaction that would reasonably be expected to (x) result in any material delay in the obtaining or materially increase the risk of not obtaining any required Consent from any Governmental Entity with respect to the transactions contemplated by this Agreement or (y) materially increase the risk of any Governmental Entity entering a Legal Restraint prohibiting or materially delaying the consummation of the Merger or the other transactions contemplated by this Agreement; provided that nothing in this Agreement shall limit the ability of (I) the parties to acquire prescription and customer records in connection with "file buy" acquisitions in the ordinary course of business consistent with past practice and (II) Parent or its subsidiaries to (i) take the actions set forth on Section 6.4(a)(i) of the Parent Disclosure Schedule, (ii) take the actions with respect to commercial Contracts described on Section 6.4(a)(ii) of the Parent Disclosure Schedule, (iii) engage in or enter into any agreement providing for any acquisition (whether by merger, consolidation, business combination or otherwise) of the assets or equity interests of any Person that does not engage in commerce or affect commerce in the U.S. or (iv) following the seven (7) month anniversary of the date of this Agreement, engage in or enter into any agreement providing for any acquisition (whether by merger, consolidation, business combination or otherwise) of the assets or equity interests of any Person, other than an acquisition of Retail Pharmacies (any such transaction described in this clause (iv), a "Parent Permitted Transaction") (it being understood that a transaction described in clause (I) or (II) (i) through (iii) above that also would fall within the description in this clause (iv) shall not be considered a Parent Permitted Transaction); and, notwithstanding anything set forth in the foregoing, nothing in this Section 6.4(a) shall permit Parent to enter into a Parent Permitted Transaction that would materially and adversely impact the ability of Parent or Merger Sub to obtain the Debt Financing (or alternative financing in lieu thereof). Nothing in the foregoing sentence limits, modifies, waives, amends or otherwise adversely affects the Company's rights under Section 6.4(d). Notwithstanding anything in this Agreement to the contrary, the Company shall not be deemed to be in breach of any of its representations and warranties in Article III or its obligations under Section 5.1, or to have failed to satisfy the closing conditions set forth in Section 7.2(a) or Section 7.2(b), to the extent such breach or failure is the result of, or attributable to, the entry by Parent into or the consummation by Parent of any, or any plans announced by Parent to enter into any specific, Parent Permitted Transaction, provided that, for the avoidance of doubt, no such breach or failure shall be deemed to have resulted from, or be attributable to, a Parent Permitted Transaction solely on the basis that, but for the occurrence of such Parent Permitted Transaction, the Closing would have occurred prior to the date of such breach or failure.

          (b)   Subject to Section 6.4(d) and Section 6.4(e), each of Parent, on the one hand, and the Company, on the other hand, shall in connection with the reasonable best efforts referenced in Section 6.4(a) and Section 6.4(c), as applicable, (i) cooperate in all respects with each other and their respective Representatives in connection with any filing or submission and in connection with any Proceeding by or before a Governmental Entity, including any Proceeding initiated by a private party; (ii) promptly inform the other party and/or its counsel, and provide copies, of any substantive communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Entity or such private party, in each case regarding any such filing, submission, Proceeding or the transactions contemplated hereby; (iii) comply, as early as practicable and advisable, with any request for additional information, documents or other materials received by such Party or any of its subsidiaries from the FTC, the DOJ or any such other Governmental Entity; (iv) not directly or indirectly extend any waiting period under the HSR Act except with the prior written consent of the other Party (such consent not to be unreasonably withheld, conditioned or delayed); (v) permit the other party and/or its counsel to review and discuss reasonably in advance, and consider in good faith the views of the other party and/or its counsel in connection with, any proposed substantive communication to be given by it to the DOJ, the FTC or any such other Governmental Entity or, in connection with any Proceeding by such private party, any other person; and (vi) to the extent not prohibited by the DOJ, the FTC or such other Governmental Entity, give the other party and/or its counsel reasonable advance notice of any in-person meeting, and any conference call that is initiated by such Party or scheduled in advance, with such Governmental Entity or such private party and not participate independently therein without first giving the other party and/or its counsel reasonable opportunity to attend and participate therein or, in the event such other party and/or its counsel does not attend or participate therein, consulting with such other party and/or its counsel reasonably in advance and considering in good faith the views of such other party and/or its counsel in connection therewith. Parent and the Company may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 6.4(b) as "Antitrust Counsel Only Material." Such materials and the information contained therein shall be given only to the outside antitrust counsel (or previously agreed outside consultant, as applicable) of the recipient and shall not be disclosed by such outside counsel (or previously agreed outside consultant, as applicable) to employees, officers or directors of the recipient unless express permission is obtained in advance from the source of the materials (Parent or the Company, as the case may be) or its legal counsel. Materials provided by a Party to the other Party pursuant to this Section 6.4(b) may be redacted (x) to remove references concerning the valuation of Parent, the Company or any of their respective subsidiaries, (y) as necessary to comply with contractual arrangements, and (z) as necessary to address privilege or confidentiality concerns.

          (c)   Subject to Section 6.4(d) and Section 6.4(e), in the event that any Proceeding is commenced or threatened by a Governmental Entity or other Person challenging the Merger or the other transactions contemplated by this Agreement under Antitrust Law, each of Parent and the Company shall cooperate in all material respects with each other in connection therewith and use its respective reasonable best efforts to (i) contest, resist, oppose and resolve any such Proceeding; and (ii) avoid the entry of or have vacated, lifted, reversed or overturned any Legal Restraint that would reasonably be expected to prevent, make illegal, prohibit, restrain, enjoin, materially delay or materially impair consummation of the Merger or the other transactions contemplated by this Agreement. To the extent necessary to obtain the requisite Consents of Governmental Entities under Section 6.4(a) or take the other actions contemplated under this Section 6.4(c) sufficiently in advance of the End Date to permit the consummation of the Merger by the End Date (taking into account any extension), Parent and the Company shall commence to take the actions contemplated under this Section 6.4(c) no later than ten (10) months after the date of this Agreement.

          (d)   Notwithstanding anything in this Agreement to the contrary, in each case to the extent necessary in order to obtain the requisite Consents of Governmental Entities, Parent shall, and shall cause its subsidiaries to, (A) (1) sell, lease, license, transfer, dispose of, divest or otherwise encumber, or hold separate pending any such action, or (2) proffer, propose, negotiate, offer to effect or consent, commit or agree to any sale, lease, licensing, transfer, disposal, divestiture, or other encumbrance of, or hold separate, in each case before or after the Effective Time, the assets, licenses, properties, businesses and interests of Parent, the Company and any of their respective subsidiaries and (B) take or agree to take any other action, and agree or consent to any limitations or restrictions on freedom of actions with respect to, or its ability to own, control, retain or make changes in, the assets, licenses, properties, businesses and interests of Parent, the Company and any of their respective subsidiaries or Parent's ability to vote, transfer, receive dividends or otherwise exercise full ownership rights with respect to the stock of the Surviving Corporation (each action under clause (A) (1) or (2) or clause (B), a "Divestiture Action"); provided that (i), with respect to any sale, transfer, disposition, divestiture or hold separate of any retail stores of Parent, the Company or any of their respective subsidiaries, neither Parent nor any of its subsidiaries shall be required to (x) sell, transfer, dispose of, divest or hold separate, or (y) proffer, propose, negotiate, offer to effect or consent, commit or agree to any sale, transfer, disposal, divestiture or hold separate, in each case before or after the Effective Time, more than an aggregate of 1,000 retail stores of Parent and its subsidiaries and the Company and its subsidiaries and (ii) with respect to any Divestiture Action not described in the preceding clause (i), Parent will not be required to take such other Divestiture Action other than (a) the actions set forth on Section 6.4(d) of the Parent Disclosure Schedule and (b) such Divestiture Actions as would not, individually or in the aggregate, result in an impact exceeding $100 million in the aggregate (without taking into account any impact arising from or relating to any action set forth on Section 6.4(d) of the Parent Disclosure Schedule) as a result of (x) the divestiture of non-earnings generating assets, properties or businesses, in each case with such impact calculated as the fair market value of such assets, properties or businesses so divested or (y) the divestiture of earnings generating assets, properties or businesses, or any other adverse impact on the assets, businesses, liabilities or financial condition of Parent, the Company or their respective subsidiaries (including, with respect to Parent, the Surviving Corporation), in each case with such impact calculated by multiplying any reduction of Adjusted EBITDA on an annual basis resulting therefrom by twelve (12) (any or all of the actions set forth in clauses (a) and (b) of this proviso, a "Required Antitrust Action"); provided, further, that, as between Parent and the Company, Parent shall determine in its sole discretion the retail stores of Parent, the Company or any of their respective subsidiaries to be so sold, transferred, disposed of, divested, held separate or subject to any restriction or limitation; provided, further, that nothing in this Section 6.4 or otherwise shall obligate Parent to agree to any Divestiture Action not conditioned upon the Closing or the satisfaction or (to the extent permitted by applicable Law) waiver of all of the conditions to Closing (other than those conditions that by their nature are to be satisfied at the Closing) in a case where the Closing will occur immediately following consummation of such Divestiture Action; provided, further, that in the event that a Parent Permitted Transaction has been entered into or consummated, any remedies requested or required by any Governmental Entity as a result of or that relate to such Parent Permitted Transaction that are taken by Parent shall not be considered in determining whether the Required Antitrust Action threshold has been met. Upon Parent's reasonable request, the Company shall, and shall cause its subsidiaries to, (i) reasonably assist Parent in any sales process (including through facilitation of reasonable due diligence) with potential purchasers of any of the Company's or its subsidiaries' businesses or other assets proposed by Parent to be subject to any Divestiture Action and (ii) enter into one or more agreements to be entered into by any of them prior to the Closing with respect to any Divestiture Action (each, a "Company Divestiture Action"); provided, however, that no such agreement with respect to a Company Divestiture Action shall become effective until the Effective Time. The Company shall not, and shall not permit any of its Representatives to, agree to any Divestiture Action without the prior written consent of Parent.

          (e)   Notwithstanding anything in this Agreement to the contrary, with respect to the matters covered in this Section 6.4, it is agreed that Parent shall make all strategic decisions and lead all discussions, negotiations and other proceedings, and coordinate all activities with respect to any requests that may be made by, or any actions, consents, undertakings, approvals, or waivers that may be sought by or from, any Governmental Entity, including determining the strategy for contesting, litigating or otherwise responding to objections to, or Proceedings challenging, the consummation of the Merger and the other transactions contemplated by this Agreement, in each case subject to good faith consultations with the Company reasonably in advance and consideration of the Company's views and subject to the provisions of Section 6.4(b). The Company shall not, and shall not permit any of its Representatives to, make any offer, acceptance or counter-offer to or otherwise engage in negotiations or discussions with any Governmental Entity with respect to any proposed settlement, consent decree, commitment or remedy or, in the event of litigation, discovery, admissibility of evidence, timing or scheduling, except as specifically requested by or agreed with Parent.

        SECTION 6.5    Notification of Certain Matters.     The Company and Parent shall each give prompt notice to the other Party of (a) any written notice or other written communication received from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any other Person, in each case alleging that the consent of such Person is or may be required in connection with the Merger, and (b) any Proceedings commenced or, to the Company's or Parent's knowledge, respectively, threatened, which relate to the Merger or the other transactions contemplated hereby, in each case of clauses (a) and (b) other than with respect to Antitrust Laws, which are the subject of Section 6.4; provided, however, that the delivery of any notice pursuant to this Section 6.5 shall not (i) affect the representations, warranties, covenants or agreements of the Parties or the conditions to the obligations of the Parties under this Agreement or (ii) limit the remedies available to the Party receiving such notification.

        SECTION 6.6    Access to Information and Cooperation; Confidentiality.

          (a)   From the date hereof to the Effective Time or the earlier termination of this Agreement, upon reasonable prior written notice from Parent, the Company shall, and shall use its reasonable best efforts to cause its subsidiaries, officers, directors and employees to, afford the officers, employees, auditors and other authorized representatives of Parent reasonable access, to the extent permitted by applicable Law, to its officers, employees, properties, offices, other facilities and books and records (including personnel records). Any such access shall be at reasonable times during normal business hours and under supervision of a designee of the Company, at the Company's discretion. Notwithstanding the foregoing, (i) any such access shall be in such a manner as not to interfere unreasonably with the business or operations of the Company or its subsidiaries; (ii) neither the Company nor any of its subsidiaries shall be required to provide access where the Company determines in its reasonable judgment that such access would be reasonably likely to (A) result in the loss of the protection of any attorney-client or other privilege held by the Company or any of its subsidiaries, (B) violate any applicable Law or (C) breach any binding agreement entered into prior to the date of this Agreement of the Company or any of its subsidiaries with any third party, provided that the Company shall have used commercially reasonable efforts to make appropriate substitute arrangements under circumstances in which the restrictions of this clause would apply.

          (b)   With respect to the access granted pursuant to this Section 6.6, each of Parent and Merger Sub will, and will cause their respective Representatives to, comply with the terms and conditions of (i) that certain letter agreement, dated March 3, 2015, between the Company and Parent (the "Confidentiality Agreement"), which Confidentiality Agreement shall remain in full force and effect in accordance with its terms and (ii) the Clean Room Agreement. Notwithstanding the foregoing, Parent may, following prior notice and consultation with the Company, disclose to potential purchasers of any of the Company's or Parent's or their respective subsidiaries' businesses or other assets in connection with any Divestiture Action or Company Divestiture Action (other than any strategic competitors of the Company) and any representatives of such potential purchasers, such confidential information reasonably related to such businesses or assets to be divested pursuant thereto, subject, to the extent necessary or reasonably advisable, to appropriate "clean room" arrangements on terms comparable to the terms of the Clean Room Agreement.

        SECTION 6.7    Stock Exchange Delisting.     Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the NYSE to enable the delisting of the Company Shares from the NYSE and the deregistration of the Company Shares under the Exchange Act as promptly as practicable after the Effective Time.

        SECTION 6.8    Publicity.     Following the execution of this Agreement, Parent and the Company shall issue an initial joint press release agreed upon by Parent and the Company regarding the Merger and thereafter neither the Company nor Parent shall issue any press releases or otherwise make public announcements with respect to the Merger and the other transactions contemplated by this Agreement without the other Party's prior consent (such consent not to be unreasonably withheld, conditioned or delayed) in each case except as such release or announcement may be required by Law or by the rules or regulations of any United States securities exchange to which the relevant Party is subject, in which case such Party shall use its reasonable best efforts to consult with the other Party in advance of such release or announcement. Notwithstanding anything to the contrary contained in this Agreement, the restrictions in this Section 6.8 shall not apply to any communication made by any Party regarding an Acquisition Proposal or a Change of Recommendation or in connection with any Proceeding in which the Parties are adverse to each other.

        SECTION 6.9    Employees and Employee Benefits.

          (a)   For a period beginning on the Closing Date and ending on the twelve (12) month anniversary of the Closing Date (or, if shorter, during an employee's period of employment following the Closing Date), Parent shall provide, or shall cause the Surviving Corporation to provide, to the employees of the Company or its subsidiaries who are not represented by a labor organization and who continue to be employed by the Company or the Surviving Corporation or any subsidiary or Affiliate thereof (the "Continuing Non-Union Employees"), (i) the same base salary and wage rate as the base salary and wage rate provided to such Continuing Non-Union Employee immediately prior to the Effective Time, (ii) employee incentive compensation opportunities which are no less favorable in the aggregate than the incentive compensation opportunities provided to such Continuing Non-Union Employees immediately prior to the Effective Time and (iii) employee benefits which are substantially comparable in the aggregate (including with respect to the proportion of employee cost) to the employee benefits provided to such Continuing Non-Union Employees immediately prior to the Effective Time. Commencing on the Closing Date, the Surviving Corporation shall observe the terms of all existing Collective Bargaining Agreements that govern the wages, hours and other terms and conditions of employment of employees of the Company or its subsidiaries who are covered by such Collective Bargaining Agreements and who continued to be employed by the Company or the Surviving Corporation or any subsidiary or Affiliate thereof (the "Continuing Union-Represented Employees").

          (b)   (i) For the twelve (12) month period following the Closing Date, Parent shall provide, or shall cause the Surviving Corporation to provide, to the Continuing Non-Union Employees, severance benefits which are no less favorable than those set forth in Section 6.9(b)(i) of the Company Disclosure Schedule and (ii) from and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to honor, in accordance with their terms, all Company Plans set forth in Section 6.9(b)(ii) of the Company Disclosure Schedule (each, a "Company Agreement"); provided that nothing herein shall prevent the Surviving Corporation from amending or terminating any such Company Agreement in accordance with its terms. Parent and the Company hereby agree that the occurrence of the Closing shall constitute a "Change in Control" for purposes of all Company Stock Plans, Company Plans and related trusts set forth in Section 6.9(b)(iii) of the Company Disclosure Schedule.

          (c)   With respect to each benefit plan, program, practice, policy or arrangement maintained by Parent or its subsidiaries (including the Surviving Corporation) following the Effective Time and in which any of the Continuing Non-Union Employees or Continuing Union-Represented Employees (collectively, the "Continuing Employees") participate (the "Parent Plans"), and except to the extent necessary to avoid duplication of benefits, for purposes of determining eligibility to participate, vesting, accrual of and entitlement to benefits (but not for accrual of or entitlement to pension benefits, post-employment or retiree welfare benefits, special or early retirement programs or window separation programs), service with the Company and its subsidiaries (or predecessor employers to the extent the Company provides or has recognized past service credit) shall be treated as service with Parent and its subsidiaries. Each applicable Parent Plan shall waive eligibility waiting periods and pre-existing condition limitations to the extent waived or not included under the corresponding Company Plan. Parent agrees to use commercially reasonable efforts to give or cause its subsidiaries (including the Surviving Corporation) to give the Continuing Employees credit under the applicable Parent Plan for amounts paid prior to the Effective Time during the calendar year in which the Effective Time occurs under a corresponding Company Plan for purposes of applying deductibles, copayments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the Parent Plan.

          (d)   To the extent permitted by applicable Law, no later than thirty (30) days after the date hereof, the Company shall provide to Parent a schedule of all Company employees that sets forth the following information with respect to each individual listed: (i) the base compensation (salary or wage rate), and bonus; (ii) the title, position and/or job classification, date of hire, credited service or seniority, (iii) full time versus part time status, active or leave status; (iv) location of each employee; and (v) a statement of the Company's classification of each such position or job as exempt or non-exempt for purposes of the Federal Fair Labor Standards Act. Such schedule shall be true and complete as of the date or dates set forth on the schedule, each of which shall be no more than ten (10) days prior to the date of delivery. Parent shall, and shall cause its subsidiaries and Affiliates to: (A) not disclose such information to any third parties, (B) limit the distribution of such information within Parent to those with a legitimate need for such information and (C) not use such scheduled information to solicit or hire any employee of the Company or its subsidiaries.

          (e)   The Company shall, and shall cause each of its subsidiaries to, comply in all material respects with each of their respective obligations under applicable Law before the Closing Date to inform and consult (or otherwise), under applicable Law and the terms of any Collective Bargaining Agreements that govern the wages, hours and other terms and conditions of employment of employees of the Company or its subsidiaries, with any labor organizations with respect to any Continuing Union-Represented Employees affected by the transactions contemplated by this Agreement.

          (f)    Parent shall or shall cause the Surviving Corporation and its Affiliates to continue to honor all Collective Bargaining Agreements until their respective expiration, modification or amendment. To the extent required by Law or any applicable Collective Bargaining Agreement, Parent shall assume or become party to any Collective Bargaining Agreements effective upon the Closing.

          (g)   At Parent's request, the Company Board shall adopt resolutions providing that no rights to contributions will accrue after, and that all of the Company Plans sponsored or maintained by the Company or any of its subsidiaries that are defined contribution plans intended to be qualified within the meaning of Section 401(a) of the Code (the "Company 401(k) Plans") shall be terminated, as of immediately prior to the Closing Date (but conditioned upon the occurrence of the Closing). The Company and Parent shall cooperate in good faith prior to the Closing with respect to the preparation and execution of all documentation necessary to effect the foregoing termination, and the Company shall provide Parent a reasonable opportunity to review and comment on all such documentation. To the extent that the Company 401(k) Plans are terminated pursuant to Parent's request, the Continuing Employees shall be eligible to participate in a 401(k) plan maintained by Parent or any of its subsidiaries or Affiliates as soon as practicable following the Closing Date.

          (h)   Nothing in this Agreement shall confer upon any Continuing Employee any right to continue in the employ or service of Parent, the Surviving Corporation or any Affiliate of Parent, or shall interfere with or restrict in any way the rights of Parent, the Surviving Corporation or any Affiliate of Parent, which rights are hereby expressly reserved, to discharge or terminate the services of any Continuing Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between Parent, the Surviving Corporation, the Company or any Affiliate of Parent and the Continuing Employee. Notwithstanding any provision in this Agreement to the contrary, nothing in this Section 6.9 shall (i) be deemed or construed to be an amendment or other modification of any Company Plan, Parent Plan or any other employee benefit plan, (ii) prevent Parent, the Surviving Corporation or any Affiliate of Parent from amending or terminating any Company Plans in accordance with their terms or (iii) create any third-party rights in any current or former service provider of the Company or its Affiliates (or any beneficiaries or dependents thereof).

        SECTION 6.10    Directors' and Officers' Indemnification and Insurance.

          (a)   For six (6) years from and after the Effective Time, the Surviving Corporation shall indemnify and hold harmless each present and former director, officer and employee of the Company or any of its subsidiaries (in each case, when acting or having acted in such capacity), determined as of the Effective Time (the "Indemnified Parties"), against any costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, arbitration, proceeding, investigation, mediation, consent decree, audit or inquiry, whether civil, criminal, administrative or investigative and whether formal or informal (each, a "Proceeding"), arising out of matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under applicable Law, the Certificate of Incorporation, the Company Bylaws and the certificate of incorporation and bylaws, or equivalent governing documents, of any of the Company's subsidiaries, and any indemnification agreements with any directors, officers and employees of the Company or any of its subsidiaries in effect on the date of this Agreement to indemnify such Person (and the Surviving Corporation shall also advance expenses (including reasonable attorneys' fees and expenses) as incurred to the fullest extent permitted under applicable Law; provided that the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification).

          (b)   From and after the Effective Time, the provisions in the Surviving Corporation's certificate of incorporation and bylaws with respect to indemnification, advancement of expenses and exculpation of former or present directors, officers and employees shall be no less favorable to such directors, officers and employees than such provisions contained in the Company's Certificate of Incorporation and Company Bylaws in effect immediately before the Effective Time.

          (c)   Prior to the Effective Time, the Company shall be permitted and, if the Company fails to do so, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay for "tail" insurance policies for the extension of the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies for a claims reporting or discovery period of at least six (6) years from and after the Effective Time, that shall be from an insurance carrier with the same or better credit rating as the Company's insurance carrier as of the date hereof with respect to directors' and officers' liability insurance (collectively, "D&O Insurance")

  with benefits and levels of coverage (including terms relating thereto) that are at least as favorable as the Company's existing policies with respect to matters existing or occurring prior to the Effective Time (including in connection with this Agreement, the Merger or the transactions contemplated thereby); provided, however, that in no event shall the Company expend, or shall Parent or the Surviving Corporation be required to expend, for such policies an aggregate premium amount in excess of three hundred percent (300%) of the annual premiums currently paid by the Company for such insurance. If the Company and the Surviving Corporation for any reason fail to obtain such "tail" insurance policies as of the Effective Time, (1) the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with benefits and levels of coverage (including terms relating thereto) that are at least as favorable as provided in the Company's existing policies as of the date of this Agreement, or (2) the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, obtain D&O Insurance for such six (6) year period with benefits and levels of coverage (including terms relating thereto) that are at least as favorable as the Company's existing policies as of the date of this Agreement; provided, however, that in no event shall Parent or the Surviving Corporation be required to expend for such policies an annual premium amount in excess of three hundred percent (300%) of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Corporation shall obtain a policy with the best available coverage for a cost not exceeding such amount. The Surviving Corporation shall maintain such policies in full force and effect, and continue to honor the obligations thereunder for a period of not less than six (6) years from and after the Effective Time.

          (d)   The provisions of this Section 6.10 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs, successors and representatives.

          (e)   The rights of the Indemnified Parties under this Section 6.10 shall be in addition to any rights such Indemnified Parties may have under the under the Certificate of Incorporation, the Company Bylaws and the certificate of incorporation and bylaws, or equivalent governing documents, of any of the Company's subsidiaries, and any indemnification agreements in effect on the date of this Agreement.

        SECTION 6.11    Transaction Litigation.     Subject to entry into a customary joint defense agreement, the Company shall give Parent the opportunity to consult with the Company regarding, and participate in the defense of, any litigation related to this Agreement, the Merger or the other transactions contemplated by this Agreement brought by a stockholder of the Company against the Company or any member of the Company Board after the date of this Agreement and prior to the Effective Time (the "Transaction Litigation") and the Company shall not settle or agree to settle any such Transaction Litigation without Parent's prior written consent (such consent not to be unreasonably withheld, conditioned or delayed), except as set forth in Section 6.11 of the Company Disclosure Schedule.

        SECTION 6.12    Obligations of Merger Sub.     Parent guarantees the due, prompt and faithful payment, performance and discharge by Merger Sub of, and the compliance by Merger Sub with, all of the covenants, agreements, obligations and undertakings of Merger Sub under this Agreement in accordance with the terms of this Agreement, and covenants and agrees to take all actions necessary or advisable to ensure such payment, performance and discharge by Merger Sub hereunder. Parent shall promptly following execution of this Agreement, deliver to the Company evidence of its vote or action by written consent approving and adopting this Agreement in accordance with applicable Law and the certificate of incorporation and bylaws of Merger Sub.

        SECTION 6.13    Rule 16b-3.     Prior to the Effective Time, the Company and Parent shall use all reasonable efforts to take such steps as may be reasonably necessary or advisable hereto to cause any dispositions of Company equity securities (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) pursuant to, or resulting from, the transactions contemplated by this Agreement by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company (or will become subject to the reporting requirements with respect to Parent) to be exempt under Rule 16b-3 promulgated under the Exchange Act.

        SECTION 6.14    Financing Cooperation.

          (a)   The Company shall, and shall cause its subsidiaries and its and their respective Representatives to, use its and their respective commercially reasonable efforts to provide such cooperation as may be reasonably requested by Parent or Merger Sub in connection with the Financing or the Equity Financing made by Parent or any of its subsidiaries and any SEC filings related to the Financing or the Equity Financing to be made by Parent, including, as applicable, by: (i) using reasonable best efforts to, upon reasonable advance notice, cause the Company's senior management to participate in a reasonable number of due diligence meetings, drafting sessions, rating agency presentations, lender meetings, investor road shows and meetings with parties acting as arrangers, bookrunners, underwriters, initial purchasers, placement agents and/or other lenders and investors for the Financing or the Equity Financing; (ii) providing such customary historical financial and other customary pertinent information with respect to the Company and its subsidiaries as may be reasonably requested by Parent for use in connection with the Financing or the Equity Financing and designating, upon request, whether any such information is suitable to be made available to lenders and other investors who do not wish to receive material non-public information with respect to the Company and its subsidiaries; (iii) providing information regarding the Company and its subsidiaries reasonably necessary to assist Parent in preparing pro forma financial statements if Parent determines such pro forma financial statements are legally required or customary in connection with the Financing or the Equity Financing or any other SEC filing required to be made by the Parent, it being understood that the Company need only assist in the preparation thereof, but shall not be required to independently prepare any separate pro forma financial statements and shall not be required to change its fiscal year; (iv) providing reasonable assistance to the Parent and its subsidiaries in connection with the preparation by the Parent of SEC filings to be made by the Parent, offering memoranda, private placement memoranda, prospectuses, prospectus supplements, registration statements, bank confidential information memoranda, lender and investor presentations, road show materials, rating agency presentations and similar documents and materials, in each case, under this subsection (iv), in connection with the Financing or the Equity Financing and reasonably assisting with the preparation of the definitive documentation for the Financing or the Equity Financing, including by providing information reasonably necessary for the completion of any schedules thereto, in each case to the extent, and solely to the extent, such materials relate to information concerning the Company and its subsidiaries; (v) using commercially reasonable efforts to cause Deloitte & Touche LLP to cooperate with Parent, including by participating in accounting due diligence sessions upon reasonable advance notice, using reasonable best efforts to obtain the consent of, and facilitate the delivery of, customary comfort letters (including as to customary negative assurance) from, Deloitte & Touche LLP (including by providing customary management letters and requesting legal letters to obtain such consent) if reasonably necessary or customary for Parent's use of the financial statements of the Company and its subsidiaries in any marketing or offering materials to be used in connection with the Financing or the Equity Financing; (vi) cooperating reasonably with any customary due diligence requests by Parent, its Financing Sources and their respective legal counsel; (vii) reasonably assisting Parent in obtaining corporate, corporate family, credit, facility and securities ratings from rating agencies; (viii) furnishing promptly (and in any event at least three (3) days prior to the Closing Date) all documentation and other information reasonably requested in writing at least ten (10) Business Days prior to the Closing Date by parties acting as lead arrangers, agents or underwriters, as applicable, required by any Governmental Entity in connection with the Financing or the Equity Financing under applicable "know your customer" and anti-money laundering rules and regulations, including the U.S. Patriot Act and (ix) delivering notices of prepayment within the time periods required by the Company Credit Agreements and using reasonable best efforts to obtain customary payoff letters, lien terminations and instructions of discharge to the extent, and in the manner contemplated by, this Section 6.14 and Section 6.15 hereof, and give any other necessary notices to allow for the payoff, discharge and termination of all indebtedness required by this Agreement to be repaid and terminated (subject to the provisions of this Section 6.14 and Section 6.15). The Company hereby consents to the use of the trademarks, service marks and logos of the Company and its subsidiaries in connection with the arrangement of the Financing or the Equity Financing in connection with the Merger if such trademarks, service marks and logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage the Company or any of its subsidiaries or the reputation or goodwill of the Company or any of its subsidiaries or any of their logos and on such other customary terms and conditions as the Company shall reasonably impose. Notwithstanding the foregoing, nothing herein shall require such cooperation to the extent it would (i) unreasonably disrupt the ordinary conduct of the business or operations of the Company or its subsidiaries, (ii) require the Company or its subsidiaries to agree to pay any fees, reimburse any expenses or otherwise incur any actual or potential liability or give any indemnities prior to the Effective Time unless Parent reimburses or is required to reimburse or indemnify the Company or its subsidiaries pursuant to this Agreement or otherwise agrees to do so, provided, however, that, with respect to any series of Company Notes or the Company Credit Agreements, neither the Company nor any of its subsidiaries shall be required to make any payments of outstanding principal, accrued and unpaid interest and/or applicable premiums or consent payments (other than with respect to scheduled payments of principal and interest) unless the Parent has irrevocably deposited funds sufficient to cover such amounts with the applicable trustee or agent, (iii) require the Company or its subsidiaries to take any action that would reasonably be expected, in the reasonable judgment of the Company after consultation with its legal counsel, to conflict with, or result in any violation or breach of, any applicable (A) laws or orders or (B) obligations of confidentiality (not created in contemplation hereof) binding on the Company or its subsidiaries (provided that in the event that the Company or its subsidiaries do not provide information in reliance on the exclusion in this clause (B), the Company and its subsidiaries shall provide notice to Parent promptly that such information is being withheld (but solely if providing such notice would not violate such obligation of confidentiality)), (iv) require the Company or its subsidiaries to (A) subject to the requirements of Section 6.14(a)(v) and Section 6.15, pass resolutions or consents, approve or authorize the execution of, or execute any document, agreement, certificate or instrument or take any other corporate action with respect to the Financing or the Equity Financing that is not contingent on the Closing or that would be effective prior to the Effective Time or (B) provide or cause its legal counsel to provide any legal opinions that are not required in connection with the transactions contemplated by Section 6.15, (v) require the Company to prepare separate financial statements for any of its subsidiaries, financial statements pursuant to Rules 3-10 (other than assisting with the preparation of a footnote in Parent's financial statements) or 3-16 of Regulation S-X or any new compensation information. Parent acknowledges and agrees that any access or information contemplated to be provided by the Company or any of its subsidiaries pursuant to this Section 6.14 shall, to the extent such information constitutes material non-public information of the Company, only be provided to other Persons, including any Financing Sources, if such other Person affirmatively agrees to maintain the confidentiality of such information pursuant to a customary confidentiality agreement and to comply with all federal and state securities laws and regulations applicable to such information or (vi) require the Company or any subsidiary thereof to incur additional indebtedness (including guarantees), such that the Company is unable to satisfy any applicable debt incurrence requirement at Closing in the merger covenant in the Indentures.

          (b)   On or prior to the second (2nd) Business Day prior to the Closing Date, the Company shall use its reasonable best efforts to cause the agent under each Company Credit Agreement to deliver to Parent a copy of a draft payoff letter (subject to delivery of funds as arranged by Parent) with respect to each Company Credit Agreement (each, a "Payoff Letter" and collectively, the "Payoff Letters"), in customary form, which Payoff Letters shall (i) indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations then due and payable under the relevant Company Credit Agreement as of the anticipated Closing Date (and the daily accrual thereafter) (such amount payable with respect to any Payoff Letter and Company Credit Agreement, the "Payoff Amount"), (ii) state that upon receipt of the Payoff Amount under each such Payoff Letter, the related Company Credit Agreement and all related loan documents shall be terminated (but excluding any contingent obligations, including, without limitation, indemnification obligations, that in any such case are not then due and payable and that by their terms are to survive the termination of any Company Credit Agreement and the related loan documents), and (iii) provide that all Liens and all guarantees in connection therewith relating to the assets and properties of the Company or any of its subsidiaries securing such obligations shall be, released and terminated upon the payment of each Payoff Amount on the Closing Date (subject to delivery of funds as arranged by Parent and the filing of appropriate UCC-3 termination statements and other termination filings). In furtherance of, and not in limitation of the covenants set forth in Section 6.18, Parent shall be unconditionally obligated to provide to the Company, or to cause the payment of, the Payoff Amount required under each Payoff Letter substantially simultaneously with the Closing.

          (c)   Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses (including attorneys' fees and expenses) to the extent such costs, fees and expenses are incurred by the Company, its subsidiaries or their respective Representatives in connection with any such party complying with the obligations under this Section 6.14, and Parent shall indemnify and hold harmless the Company, its subsidiaries and their respective Representatives from and against any and all losses, damages, claims, interest, awards, judgments, penalties, costs or expenses suffered or incurred by them to the extent such losses, damages, claims, interest, awards, judgments, penalties, costs or expenses arose out of the actions taken by the Company, its subsidiaries or their respective Representatives pursuant to this Section 6.14 (other than information provided by the Company, its subsidiaries or Representatives in writing for express use therein), except in the event such losses, damages, claims, interest, awards, judgments, penalties, costs or expenses are determined by a final non-appealable judgment of a court of competent jurisdiction to have arisen out of or resulted from the gross negligence or willful misconduct of the Company, any of its subsidiaries or any of their respective Representatives.

        SECTION 6.15    Debt Offers.

          (a)   As soon as reasonably practicable after the receipt of any written request by Parent to do so, the Company shall use its reasonable best efforts to (i) commence offers to purchase, including any "Change of Control Offer" (as such term is defined in the applicable Indenture), redeem or exchange, and to conduct consent solicitations with respect to, any or all of the outstanding aggregate principal amount and all other amounts due of any or all series of the notes of the Company set forth in Section 6.15 of the Company Disclosure Schedule (the "Company Notes"), on such terms and conditions, including pricing terms and amendments to the terms and provisions of the applicable Indenture, that are specified, from time to time, by Parent following consultation with the Company and its legal counsel (each, a "Debt Offer" and collectively, the "Debt Offers"),

  (ii) use its reasonable best efforts to cause the applicable trustee to agree to proceed with the redemption of each series of Company Notes specified by Parent pursuant to their terms at least forty-five (45) days (or such shorter period as such trustee may agree to) before the expected redemption date, which notices to holders may be issued before the Effective Time solely to the extent such redemption is conditioned on the occurrence of the Effective Time and such condition is permitted under the applicable Indenture governing the series of Company Notes that are the subject of such redemption, as reasonably determined by the Company after consultation with its legal counsel, and use reasonable best efforts to cause the applicable trustee to provide such notice to holders of such Company Notes as soon as practicable following the Effective Time (if not issued earlier as contemplated by this Section 6.15(a)); (iii) provide Parent the reasonable opportunity to review and comment on each of the notices and other documents contemplated by this Section 6.15(a) reasonably in advance of their delivery (other than Exchange Act reports filed in the ordinary course of business of the Company and incorporated therein by reference therein and not filed or furnished in connection with such Debt Offer) and, after review and consultation, to accept such comments, in all material respects, except to the extent they are not reasonable; provided that the Company will provide Parent all such documents without the Parent being required to request such documents; (iv) take all reasonably necessary actions to deregister the Company and its securities in accordance with the applicable rules and regulations under the Exchange Act, on such terms and conditions that are specified, from time to time, by Parent following consultation with the Company and its legal counsel; and (v) take all other actions and prepare and deliver all other documents (including any officers certificates and legal opinions) as may be reasonably required under the applicable Indenture (A) to issue a notice of redemption of the outstanding aggregate principal amount of the applicable series of Company Notes (together with all accrued and unpaid interest and applicable premiums or consent payments related to such series of Company Notes) pursuant to the applicable provisions of the applicable Indentures; provided, however, that such notice shall not be required to be issued by the Company prior to the Effective Time unless the redemption provided for in such notice is conditioned on the occurrence of the Effective Time and such condition is permitted under the applicable Indenture governing the series of Company Notes that are the subject of such redemption as determined by the Company after consultation with its legal counsel, and (B) to take such actions as are necessary to cause the satisfaction and discharge of the applicable Indentures and such series of Company Notes substantially concurrently with the Closing (subject to the irrevocable deposit by Parent with the applicable trustee on the Closing Date of funds sufficient to pay in full the outstanding aggregate principal amount of, accrued and unpaid interest through the redemption date on, and applicable premiums or consent payments related to, such series of Company Notes, as arranged by Parent). Parent shall assist the Company in connection with the foregoing; provided that, to the extent requested by Parent, the Company or the Company's counsel shall provide all legal opinions required in connection with the transactions contemplated by this Section 6.15 but, in the case of a redemption or satisfaction and discharge, only to the extent such notice of redemption is issued or such satisfaction and discharge is consummated, as applicable, on or prior to the Closing Date, it being understood that Parent's counsel shall provide all legal opinions required in connection therewith to the extent required after the Closing Date. Subject to the preceding sentence, the Company shall provide, and shall cause its subsidiaries to, and shall use its reasonable best efforts to cause their respective Representatives to, provide all cooperation reasonably requested by Parent in connection with the Debt Offers and any redemption or satisfaction and discharge. Notwithstanding the foregoing, in no event shall the Company or its legal counsel be required to give an opinion or negative assurance letter with respect to a Debt Offer or otherwise that in the opinion of the Company or its legal counsel does not comply with applicable Laws or court decisions, an opinion with respect to financing by the Parent or the discharge or defeasance of any Company Notes. The Company shall waive any of the conditions to the Debt Offers as may be reasonably requested by Parent in writing that after consultation with its legal counsel the

  Company determines can be legally waived (other than that the Merger shall have been consummated and there shall be no restriction in effect that prevents the consummation of the Merger) and shall not, without the written consent of Parent, which consent shall not be unreasonably withheld, waive any condition to the Debt Offers or make any material changes to the Debt Offers. Notwithstanding anything to the contrary contained in this Section 6.15, (i) Parent may, by written notice to the Company, require the Company to extend the offer period and consent period applicable to a Debt Offer to a date selected by Parent, provided that Parent delivers such written notice reasonably in advance of the time at which the Company is required to provide notice of such extension to holders of the applicable Company Notes and (ii) in no event shall the Company be required to commence or settle any Debt Offer, make any related consent payment or effect any Discharge prior to the Effective Time unless the Company is satisfied that Parent has sufficient cash or cash equivalents, including pursuant to the Debt Commitment Letter, to satisfy any obligations of the Company to the Company's debt holders that may arise as a result of such Debt Offer or Discharge, including any principal, interest, applicable premiums or consent payments.

          (b)   The Company covenants and agrees that, promptly following the consent solicitation expiration date, if any, assuming the requisite consents are received in any consent solicitation constituting part of the Debt Offer, each of the Company and its applicable subsidiaries as is necessary shall (and shall use their reasonable best efforts to cause the applicable trustee to), execute supplemental indentures to the applicable Indenture, which supplemental indentures shall, subject to the consummation of the Merger and the other transactions contemplated hereby, implement the amendments described in the offer to purchase or exchange, consent solicitation statement, related letter of transmittal, and other related documents; provided, however, that in no event shall the Company, any of its subsidiaries or any of their respective officers, directors or other representatives, have any obligation to authorize, adopt or execute any amendments or other agreement that would become effective prior to the Effective Time. The Company makes no representation or covenant with respect to the applicable trustee's interpretation of Marblegate Asset Management v. Education Management Corp., 14 Civ. 8584 (KPF) (S.D.N.Y. Dec. 30, 2014).

          (c)   The dealer manager, solicitation agent, information agent, depositary or other agent retained in connection with the Debt Offers shall be selected by Parent after consultation with the Company. Notwithstanding the provisions of Section 6.15(b), the Company shall enter into customary agreements (including indemnities, which shall be subject to Section 6.15(d)) with such parties and on terms and conditions reasonably acceptable to both the Parent and the Company.

          (d)   Parent shall make available to the Company on or prior to the Effective Time all funds necessary to satisfy any obligations of the Company to the Company's debt holders that may arise as a result of the transactions contemplated by this Section 6.15, including (i) any funds necessary to complete the Discharge of any Company Notes and (ii) principal, interest, any applicable premiums or consent payments, in connection with any Debt Offer that is commenced or settled on or prior to the Effective Time in accordance with this Section 6.15. Parent shall, promptly upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs, fees and expenses (including attorneys' fees and expenses) to the extent such costs, fees and expenses are incurred by the Company, its subsidiaries or their respective Representatives in connection with it complying with its obligations under this Section 6.15, and Parent shall indemnify and hold harmless the Company and its subsidiaries and Representatives from and against any and all losses, damages, claims, interest, awards, judgments, penalties, costs or expenses suffered or incurred by them to the extent such losses, damages, claims, interest, awards, judgments, penalties, costs or expenses arose out of the actions taken by the Company, its subsidiaries or its Representatives pursuant to this Section 6.15 (other than information provided in writing by the Company or its subsidiaries or Representatives), except in the event such losses, damages, claims, interest, awards, judgments, penalties, costs or expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have arisen out of or resulted from the gross negligence or willful misconduct of the Company, any of its subsidiaries or any of their respective Representatives.

          (e)   Notwithstanding the foregoing, nothing in this Section 6.15 shall require the Company's cooperation to the extent it would (i) unreasonably disrupt the ordinary conduct of the business or operations of the Company or its subsidiaries, (ii) require the Company or its subsidiaries to agree to pay any fees, reimburse any expenses or otherwise incur any liability or give any indemnities prior to the Effective Time unless Parent reimburses or is required to reimburse or indemnify the Company or its subsidiaries pursuant to this Agreement or otherwise agrees to do so, provided, however, that, with respect to any series of Company Notes or the Company Credit Agreements, neither the Company nor any of its subsidiaries shall be required to make any payments of outstanding principal, accrued and unpaid interest and/or applicable premiums or consent payments (other than with respect to scheduled payments of principal and interest) unless the Parent has irrevocably deposited funds sufficient to cover such amounts with the applicable trustee or agent, (iii) require the Company or its subsidiaries to take any action that would reasonably be expected, in the reasonable judgment of the Company, after consultation with its legal counsel, to conflict with, or result in any violation or breach of, any applicable Laws, order or any Contract of the Company, (iv) cause any representation or warranty in this Agreement to be breached or become inaccurate, cause any condition to the Closing to fail to be satisfied or otherwise cause any breach of this Agreement or (v) cause the Discharge of any Company Notes in the event the Merger is not consummated.

          (f)    None of the information supplied by the Company and its subsidiaries for inclusion in the information provided to holders in connection with a Debt Offer will contain at the time delivered, any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (g)   The Company covenants and agrees that it will not, without the prior written consent of Parent, cause or permit any Registration Statement on Form S-4 or Form S-3 with the SEC in respect of any series of Company Notes to be declared effective by the SEC or conduct an exchange offer with respect thereto. Parent shall, upon written request of the Company (and no earlier than two (2) Business Days prior to the due date for any such payment), reimburse the Company for any additional interest on any series of Company Notes resulting from the Company's compliance with the terms of this Section 6.15(g).

        SECTION 6.16    Anti-Takeover Statute.     If any "fair price", "moratorium", "control share acquisition", "business combination" or other similar antitakeover statute or regulation enacted under any federal, state, local or foreign Laws applicable to the Company is, or will be, applicable to this Agreement, the Merger or the other transactions contemplated hereby, the Company and the Company Board shall grant all such approvals and take all such actions within their control as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions contemplated hereby.

        SECTION 6.17    Resignation of Directors.     At the Closing, the Company shall use reasonable best efforts to cause all directors of the Company and, as specified by Parent reasonably in advance of the Closing, all directors of each subsidiary of the Company, in each case, to execute and deliver a letter effecting his or her resignation as a director (but not as an employee and without prejudice to such person's rights as an employee) of such entity effective at the Effective Time.

        SECTION 6.18    Parent and Merger Sub Financing Cooperation.

          (a)   Subject to Section 6.18(c), each of Parent and Merger Sub shall use reasonable best efforts to take, or cause to be taken, such actions and do, or cause to be done, such things necessary, proper or advisable to arrange and obtain the Debt Financing contemplated by the Debt Commitment Letter, including using reasonable best efforts to enforce in all material respects its rights under the Debt Commitment Letter. Parent shall keep the Company reasonably informed with respect to any material developments concerning the status of the Debt Financing and shall promptly respond to any written requests from the Company concerning such status. Parent agrees to notify the Company promptly, and in any event within two (2) Business Days, after Parent has knowledge thereof, if at any time prior to the Closing Date (i) the Debt Commitment Letter or any of the commitments with respect to the Debt Financing thereunder or any definitive financing agreement entered into in replacement of all or a portion of the Debt Financing contemplated by the Debt Commitment Letter, as applicable, shall expire or be terminated (except, in either case, in accordance with its terms or unless concurrently replaced by commitments from other financing sources or from proceeds of other sources of financing or cash or otherwise in accordance with the terms of Section 6.18(c)), (ii) for any reason, all or a portion of the Debt Financing under the Debt Commitment Letter becomes unavailable (except in accordance with its terms or unless concurrently replaced by commitments from other financing sources or from proceeds of other sources of financing or cash or otherwise in accordance with the terms of Section 6.18(c)) or (iii) any Financing Source or any other Person that is a party to the Debt Commitment Letter breaches, defaults or repudiates the Debt Commitment Letter or, to the knowledge of Parent, threatens in writing to do any of the foregoing and which breach, default or repudiation would reasonably be expected to adversely affect the conditionality, timing, availability or amount of the Debt Financing. If Parent becomes aware that any portion of the Debt Financing becomes unavailable under the Debt Commitment Letter, except in accordance with the terms of the Debt Commitment Letter or unless concurrently replaced by commitments from other financing sources or from proceeds of other sources of financing or cash or otherwise in accordance with the terms of Section 6.18(c), Parent shall use its reasonable best efforts to arrange and obtain in replacement thereof alternative financing from alternative sources in an amount sufficient to consummate the Merger and the other transactions contemplated by this Agreement as promptly as practicable following the occurrence of such event (and Parent shall not agree or consent to such Debt Financing becoming unavailable except as permitted under Section 6.18(c)).

          (b)   In the event (x) the Debt Financing (or any Permanent Financing or Equity Financing) or any portion thereof is funded in advance of the Closing Date or (y) net cash proceeds are received by Parent or any subsidiary thereof in connection with any Divestiture Action, then Parent, Merger Sub or any other applicable subsidiary thereof shall keep and maintain at all times prior to the Closing Date the proceeds of the Debt Financing (or any Permanent Financing or Equity Financing) or any such net cash proceeds from such Divestiture Action, as well as the amount of cash set forth on Section 6.18(c) of the Parent Disclosure Schedule, available for the purpose of funding the transactions contemplated by this Agreement; provided that if the terms of the Debt Financing (or any Permanent Financing or Equity Financing) require the proceeds of the Debt Financing (or any Permanent Financing or Equity Financing) to be held in escrow (or similar arrangement) pending the consummation of the transactions contemplated under this Agreement, then such proceeds may be held in escrow, so long as the conditions to the release of such funds are no more onerous to the Parent than the conditions to borrowing of the Debt Financing contemplated by the Debt Commitment Letter.

          (c)   Except as otherwise provided in this Section 6.18(c), neither Parent nor Merger Sub shall agree to or permit any amendment, supplement, modification, termination or reduction of, or grant any waiver of, any condition, remedy or other provision under the Debt Commitment Letter without the prior written consent of the Company if such amendment, supplement, modification, termination, reduction or waiver would or would reasonably be expected to (i) delay or prevent the Closing, (ii) impose new or additional conditions or otherwise expand any of the conditions to the funding of the Debt Financing, (iii) adversely impact the ability of Parent or Merger Sub to obtain the Debt Financing or (iv) materially adversely impact the ability of Parent or Merger Sub to enforce its rights against the other parties to the Debt Commitment Letter; provided that, notwithstanding anything in this Section 6.18(c) or in Section 6.18(a) to the contrary, Parent or Merger Sub may (w) amend, supplement or modify the Debt Commitment Letter to add lenders, lead arrangers, bookrunners, syndication agents or similar entities who had not executed the Debt Commitment Letter as of the date of this Agreement, (x) enter into other debt financing arrangements and thereby reduce all or a portion of the aggregate amount of the Debt Financing by the amount of, or the amount of any commitment (including pursuant to working capital facilities) for, any such debt financing so long as the conditions to funding under such debt financing arrangements satisfy clause (ii) above (as determined by the Parent in good faith) (any such debt financing, a "Permanent Financing" and, together with the Debt Financing, the "Financing"), (y) reduce and/or replace the aggregate amount of the Debt Financing by the net proceeds raised by Parent and/or any of its subsidiaries through any Equity Financing and (z) reduce and/or replace the aggregate amount of the Debt Financing by the amount (A) of other available sources of cash in excess of the amount set forth on Section 6.18(c) of the Parent Disclosure Schedule held on the balance sheet and otherwise available to fund the transactions contemplated by this Agreement (as determined by Parent in good faith), including, without limitation, net proceeds from Divestiture Actions received at or prior to such reduction or replacement, drawings under working capital facilities, the issuance of commercial paper or externally generated cash flow or (B) equal to the aggregate principal amount of Company Notes outstanding following the completion or waiver of a change of control offer pursuant to the applicable Indenture, where such remaining Company Notes are intended to remain outstanding following the Closing. Upon any amendment, supplement, modification, termination, reduction or waiver of the Debt Commitment Letter in accordance with this Section 6.18(c) or any replacement of the Debt Commitment Letter in accordance with Section 6.18(a), (i) references herein to "Debt Commitment Letter" shall include such document as amended, supplemented, modified, terminated, reduced or waived in compliance with this Section 6.18(c) or replaced in accordance with Section 6.18(a) and (ii) references to "Debt Financing" shall include the financing contemplated by the Debt Commitment Letter as amended, supplemented, modified or waived in compliance with this Section 6.18(c). To the extent that, after giving effect to any reductions contemplated by clauses (x), (y) and (z) above, no commitments remain outstanding under the Debt Commitment Letter, Parent may terminate the Debt Commitment Letter.

ARTICLE VII

CONDITIONS OF MERGER

        SECTION 7.1    Conditions to Obligations of Each Party to Effect the Merger.     The respective obligations of each Party to effect the Merger shall be subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the Company and Parent) at or prior to the Closing of the following conditions:

          (a)    Stockholder Approval.    The Company shall have obtained the Company Requisite Vote;

          (b)    No Legal Restraints.    No Law or injunction (whether temporary, preliminary or permanent) shall have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction (collectively, the "Legal Restraints") which prevents, makes illegal, prohibits, restrains or enjoins the consummation of the Merger; and

          (c)    Antitrust Consents.    The waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been earlier terminated.

        SECTION 7.2    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger shall be further subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by Parent) at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of the Company set forth in the first sentence of Section 3.1 (Organization and Qualification; Subsidiaries), Section 3.4 (Authority), Section 3.9(b) (Absence of Certain Changes and Events) and Section 3.19 (Brokers) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), (ii) the representations and warranties of the Company set forth in Section 3.3(a) and the first sentence and clause (i) of the second sentence of Section 3.3(b) (Capitalization) shall be true and correct in all but de minimis respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all but de minimis respects as of such earlier date) and (iii) the representations and warranties of the Company set forth in this Agreement (other than those identified in clauses (i) and (ii)) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.2(a)(iii) shall be deemed to have been satisfied unless the failure of such representations and warranties of the Company to be so true and correct (without giving effect to any "Material Adverse Effect," "materiality" or similar qualifications contained therein) has had or would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects each of the obligations, and complied in all material respects with each of the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Closing, provided that the Company shall have performed in all respects the obligations, and complied in all respects with the agreements and covenants, required to be performed by, or complied with by, it under Section 5.1(c)(xiii)(A) of this Agreement at or prior to the Closing;

          (c)    Certificate.    Parent shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of the Company, certifying that the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied; and

          (d)    No Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred a Material Adverse Effect; provided that clause (C) of the definition of Material Adverse Effect shall be excluded from such definition for the purpose of determining the satisfaction of this Section 7.2(d).

        SECTION 7.3    Conditions to Obligations of the Company.     The obligation of the Company to effect the Merger shall be further subject to the satisfaction (or, to the extent permitted by applicable Law, waiver by the Company) at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties.    (i) The representations and warranties of Parent and Merger Sub set forth in the first sentence of Section 4.1 (Organization), Section 4.2 (Authority) and

  Section 4.5 (Operations and Ownership of Merger Sub) shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); and (ii) the representations and warranties of Parent and Merger Sub set forth in this Agreement (other than those identified in clause (i)) shall be true and correct, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of such date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date); provided, however, that notwithstanding anything herein to the contrary, the condition set forth in this Section 7.3(a)(ii) shall be deemed to have been satisfied unless the failure of any such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to prevent, materially impair or have a material adverse effect on the ability of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement;

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects each of the obligations, and complied in all material respects with each of the agreements and covenants, required to be performed by, or complied with by, it under this Agreement at or prior to the Closing; and

          (c)    Certificate.    The Company shall have received a certificate of the Chief Executive Officer or the Chief Financial Officer of Parent, certifying that the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.

ARTICLE VIII

TERMINATION

        SECTION 8.1    Termination.     This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding the adoption of this Agreement by the stockholders of the Company (except in the case of a termination pursuant to Section 8.1(d)(ii) which may only be invoked prior to the receipt of the Company Requisite Vote):

          (a)   by mutual written consent of Parent and the Company;

          (b)   by Parent or the Company if any court of competent jurisdiction or other Governmental Entity shall have issued a Legal Restraint which prevents, makes illegal, prohibits, restrains or enjoins the consummation of the Merger and such Legal Restraint is or shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to a Party whose breach of this Agreement was the primary cause of, or primarily resulted in, the issuance of such Legal Restraint;

          (c)   by either Parent or the Company if the Effective Time shall not have occurred on or before October 27, 2016 (the "End Date"); provided that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party whose breach of this Agreement was the primary cause of, or primarily resulted in, the failure of the Effective Time to occur on or before the End Date; provided, further, that, if on the End Date all of the conditions set forth in Section 7.1, Section 7.2 and Section 7.3 have been satisfied (or, with respect to the conditions that by their terms must be satisfied at the Closing, would have been so satisfied if the Closing would have occurred) or remain capable of being satisfied but any of the conditions set forth in Section 7.1(b) and/or Section 7.1(c) has not been satisfied, then either Parent or the Company may extend the End Date to January 27, 2017 by delivery of written notice of such extension to the other party not less than three (3) Business Days prior to the End Date, in which case the End Date shall be deemed for all purposes to be such later date;

          (d)   by written notice of the Company:

              (i)  if there shall have been a breach of any (A) representation or warranty or (B) covenant or agreement on the part of Parent or Merger Sub contained in this Agreement, or any such representation or warranty shall have become inaccurate, such that the conditions set forth in Section 7.3(a) or Section 7.3(b) would not be satisfied, and such breach or inaccuracy has not been cured within thirty (30) days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being cured within such period; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if the Company is then in material breach of any of its covenants or agreements contained in this Agreement; or

             (ii)  prior to, but not after, obtaining the Company Requisite Vote, in accordance with, and subject to compliance with the terms and conditions of, Section 6.1(c);

          (e)   by written notice of Parent if:

              (i)  there shall have been a breach of any (A) representation or warranty or (B) covenant or agreement on the part of the Company contained in this Agreement, or any such representation or warranty shall have become inaccurate, such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied, and such breach or inaccuracy has not been cured within thirty (30) days after the receipt of notice thereof or such breach or inaccuracy is not reasonably capable of being cured within such period; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(e)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements contained in this Agreement; or

             (ii)  the Company Board shall have made a Change of Recommendation; or

          (f)    by either Parent or the Company if the Company Requisite Vote shall not have been obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof, in each case, at which a vote on the adoption of this Agreement was taken.

        SECTION 8.2    Effect of Termination.

          (a)   In the event of the termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any Party hereto, except as provided in Section 6.6(b), Section 6.8, this Section 8.2, Section 8.3 and Article IX, which shall survive such termination; provided, however, that nothing herein shall relieve any Party hereto of any liability for damages resulting from fraud or Willful Breach prior to such termination by any Party hereto (which the Parties acknowledge and agree shall be determined by a court of competent jurisdiction in accordance with Section 9.13 applying the governing Law in accordance with Section 9.9), in which case the aggrieved Party shall be entitled to all rights and remedies available at law or equity. Notwithstanding anything contained in this Agreement to the contrary, Parent expressly acknowledges and agrees that Parent's and Merger Sub's obligations hereunder are not conditioned in any manner upon Parent or Merger Sub obtaining any financing. The failure, for any reason, of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement on the date that the Closing is required to occur pursuant to Section 1.2 hereof shall constitute a Willful Breach of this Agreement by Parent and Merger Sub. The Parties acknowledge and agree that (i) nothing in this Section 8.2 shall be deemed to affect their right to specific performance under Section 9.12 and (ii) no termination of this Agreement shall affect the obligations of the Parties contained in the Confidentiality Agreement and Clean Room Agreement.

          (b)   In the event that:

              (i)  this Agreement is terminated (x) by the Company pursuant to Section 8.1(d)(ii) or (y) by Parent pursuant to Section 8.1(e)(ii), then the Company shall pay $325 million (the "Company Termination Fee") to Parent (or its designee), at or prior to the time of termination and as a condition to such termination in the case of a termination by the Company or as promptly as reasonably practicable in the case of a termination pursuant by Parent (and, in any event, within two (2) Business Days following such termination), payable by wire transfer of immediately available funds to an account designated by Parent;

             (ii)  this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(f), or by Parent pursuant to Section 8.1(e)(i) or by either Parent or the Company pursuant to Section 8.1(c) and (A) at any time after the date of this Agreement, but prior to the date of the Stockholders Meeting (in the case of Section 8.1(f)), prior to the breach giving rise to such right of termination (in the case of Section 8.1(e)(i)) or prior to such termination (in the case of Section 8.1(c)), any Person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, or an Acquisition Proposal shall have otherwise become publicly known, and (B) within twelve (12) months after such termination, the Company or any of its subsidiaries shall have entered into a definitive agreement with respect to an Acquisition Proposal (regardless of whether consummated), or an Acquisition Proposal shall have been consummated involving the Company or any of its subsidiaries (whether or not involving the same Acquisition Proposal as that which was publicly announced or otherwise became publicly known prior to such termination), then, in any such event, the Company shall pay to Parent (or its designee) the Company Termination Fee, at or prior to the earlier to occur of the Company entering into a definitive agreement with respect to such Acquisition Proposal or the consummation of such Acquisition Proposal, payable by wire transfer of immediately available funds to an account designated by Parent; provided, however, that, for purposes of this Section 8.2(b)(ii), references to "twenty percent (20%)" in the definition of Acquisition Proposal shall be deemed to be references to "fifty percent (50%)";

            (iii)  this Agreement is terminated by either the Company or Parent pursuant to Section 8.1(f), then the Company shall promptly, but in no event later than two (2) days after being notified of such by Parent, pay to Parent (or its designee) all of the documented out-of-pocket expenses incurred by Parent or Merger Sub in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated by this Agreement up to a maximum amount of $45 million, payable by wire transfer of immediately available funds; provided that any amounts paid under this Section 8.2(b)(iii) shall be credited (without interest) against any Company Termination Fee if paid to Parent (or its designee) pursuant to the terms of this Agreement; or

            (iv)  this Agreement is terminated by Parent or the Company pursuant to (x) Section 8.1(b) and the applicable Legal Restraint giving rise to such termination right is issued under or pursuant to any Antitrust Law or (y) Section 8.1(c), and, in either case of clause (x) or (y), on the termination date the only conditions to closing set forth in Section 7.1 or Section 7.2 that have not been satisfied (other than those conditions that by their nature are to be satisfied at the Closing which conditions would be capable of being satisfied at the Closing if the Closing Date were on the termination date) are the conditions set forth in Section 7.1(b) (but only if the applicable Legal Restraint causing such condition not to be satisfied is issued under or pursuant to any Antitrust Law) and Section 7.1(c), then Parent shall pay $325 million (the "Parent Termination Fee") to the Company (or its designee) by wire transfer of immediately available funds to the account designated by the relevant Party, at or prior to the time of termination in the case of a termination by Parent, or as promptly as reasonably practicable (and, in any event, within two (2) Business Days following such termination) in the case of a termination by the Company; provided, however, that the amount of the Parent Termination Fee shall be increased to $650 million if, following a date that is the seven (7) month anniversary of the date of this Agreement but prior to the date that is the twelve (12) month anniversary of the date of this Agreement, a Parent Permitted Transaction has been consummated or entered into or Parent has announced any plans to enter into any specific Parent Permitted Transaction. The Parties agree that, solely for purposes of this Section 8.2(b)(iv), Parent shall not be deemed to have announced any plans to enter into any specific Parent Permitted Transaction solely as a result of, following the seven (7) month anniversary of the date of this Agreement, having engaged or otherwise participated in any negotiations or discussions concerning such a transaction or having made any public acknowledgments with respect to such negotiations or discussions. Notwithstanding anything to the contrary herein, the Parties agree that, for purposes of this Agreement, Parent shall be deemed to have announced plans to enter into any specific Parent Permitted Transaction as a result of having made publicly available a "bear hug" letter, or a tender or exchange, take-over bid or other public offer to acquire all or a controlling interest with respect to a Parent Permitted Transaction.

          (c)   The Parties acknowledge and hereby agree that in no event shall the Company be required to pay the Company Termination Fee or Parent be required to pay the Parent Termination Fee on more than one occasion.

          (d)   Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. Accordingly, if a Party fails to promptly pay any amount due pursuant to this Section 8.2, and the other Party commences a Proceeding that results in a judgment against the failing Party for the amount set forth in this Section 8.2 or a portion thereof, the failing Party shall pay to the other Party all fees, costs and expenses of enforcement (including attorney's fees as well as expenses incurred in connection with any such action), together with interest on such amount or such portion thereof at the prime lending rate as published in the Wall Street Journal, in effect on the date such payment is required to be made.

        SECTION 8.3    Expenses.     Except as otherwise specifically provided herein, each Party shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby.

ARTICLE IX

GENERAL PROVISIONS

        SECTION 9.1    Non-Survival of Representations, Warranties, Covenants and Agreements.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and agreements, shall survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Effective Time or after the termination of this Agreement and (b) those contained in this Article IX.

        SECTION 9.2    Modification or Amendment.     Subject to the provisions of applicable Law, at any time prior to the Effective Time, the Parties (by action of their respective boards of directors) may modify, amend or supplement this Agreement only by written agreement, executed and delivered by duly authorized officers of the respective Parties; provided, however, unless otherwise agreed by the Parties, that after the Company Requisite Vote has been obtained there shall be no amendment of this Agreement that would require the further approval of the stockholders of the Company under applicable Law without such approval having first been obtained; provided, further, that notwithstanding anything to the contrary contained herein, this Section 9.2, Section 9.8, Section 9.13, Section 9.14 and Section 9.15, shall not be amended, modified, supplemented or waived, and no consent shall be given thereunder, in each case in any manner that is materially adverse to the interests of the Financing Sources without their prior written consent.

        SECTION 9.3    Waiver.     At any time prior to the Effective Time, any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby and specifically referencing this Agreement. The failure of any Party to assert any rights or remedies shall not constitute a waiver of such rights or remedies.

        SECTION 9.4    Notices.     All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given by delivery in person, by facsimile or by email (with affirmative confirmation of receipt by the receiving Party), by registered or certified mail (with postage prepaid, return receipt requested) or by a nationally recognized courier service (with signed confirmation of receipt) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

  (a)
  if to the Company:

Rite Aid Corporation 30 Hunter Lane Camp Hill, PA 17011
Attention:	James J. Comitale
Facsimile:	(717) 760-7867
Email:	jcomitale@riteaid.com

    with an additional copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP 4 Times Square New York, NY 10036
Attention:	Paul T. Schnell
Marie L. Gibson
Alexandra J. McCormack
Facsimile:	(212) 735-2000
Email:	paul.schnell@skadden.com
marie.gibson@skadden.com
alexandra.mccormack@skadden.com
  (b)
  if to Parent or Merger Sub:

Walgreens Boots Alliance, Inc. 108 Wilmot Road Deerfield, IL 60015
Attention:	Marco Pagni
Facsimile:	(847) 315-8570
Email:	marco.pagni@wba.com

    with an additional copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, NY 10017
Attention:	Mario A. Ponce
Facsimile:	(212) 455-2502
Email:	mponce@stblaw.com
and
Simpson Thacher & Bartlett LLP 600 Travis Street, Suite 5400 Houston, TX 77002
Attention:	Christopher R. May
Facsimile:	(713) 821-5602
Email:	cmay@stblaw.com

        Any such notification shall be deemed delivered (i) upon receipt, if delivered personally, (ii) on the next Business Day, if sent by nationally recognized courier service for next Business Day delivery or (iii) the Business Day received, if sent by facsimile, email or any other permitted method (provided that any notice received by facsimile transmission, email or otherwise at the addressee's location on any non-Business Day or any Business Day after 5:00 p.m. (addressee's local time) shall be deemed to have been received at 9:00 a.m. (addressee's local time) on the next Business Day).

        SECTION 9.5    Certain Definitions.     For purposes of this Agreement, the term:

          (a)   "Acceptable Confidentiality Agreement" means a confidentiality agreement on terms (including standstill restrictions, provided that such standstill restrictions need not restrict a Person from making an offer or proposal to the Company (including the Company Board) in respect of an Acquisition Proposal) substantially no less restrictive to the Company's counterparty thereto than those contained in the Confidentiality Agreement as in effect immediately prior to the execution of this Agreement (except for such changes necessary in order for the Company to be able to comply with its obligations under this Agreement) and which does not restrict the Company from providing the access, information or data required to be provided to Parent pursuant to Section 6.1;

          (b)   "Adjusted EBITDA" means consolidated net income of the Company and its subsidiaries (determined in accordance with GAAP), excluding the impact of (i) income tax expense or benefit (and any corresponding adjustment to tax indemnification assets), (ii) interest income or expense, including non-cash interest expense, (iii) severance and retention costs permitted by this Agreement, (iv) depreciation and amortization expense, (v) last-in, first-out inventory adjustments, (vi) charges or credits for facility closings and impairment, (vii) inventory write downs for store closings, (viii) payroll and occupancy expense for stores that are in liquidation, (ix) charges for debt retirements and modifications, (x) stock based compensation expenses, (xi) gains and losses associated with sales and write offs of fixed assets and investments, (xii) revenue deferrals related to the Company's customer loyalty programs, (xiii) all transaction related expenses (fees, charges and expenses) related to acquisitions previously completed or contemplated or undertaken in the future in accordance with this Agreement, in each case, whether or not successful (including, without limitation, the Envision Acquisition and the Merger), (xiv) integration costs related to the Envision Acquisition and the Merger, (xv) judgments, settlements, and related costs related to Transaction Litigation and litigation scheduled in Section 3.6 or Section 3.10 of the Company Disclosure Schedule or disclosed in the SEC Reports prior to the date of this Agreement, (xvi) goodwill or long lived asset impairment charges and (xvii) other extraordinary, unusual or non-recurring gains or losses, charges or expenses (it being understood that an impact described in clauses (i) through (xvii) shall be excluded only once notwithstanding that the impact is of a type that falls within more than one of the categories specified in such clauses). Adjusted EBITDA for the Company's Pharmacy Services segment (as such term is referenced in the SEC Reports), to the extent the Closing Date is before June 23, 2016, shall be calculated on a pro forma basis by annualizing the actual average weekly Adjusted EBITDA for the Pharmacy Services segment from June 23, 2015 through the date of determination, adjusted to reflect pro-forma results for a full fifty-two (52) week period during the applicable period of determination;

          (c)   "Affiliate" means, with respect to any Person, any other Person directly or indirectly, controlling, controlled by, or under common control with, such Person;

          (d)   "Antitrust Law" means the Sherman Antitrust Act of 1890, the Clayton Antitrust Act of 1914, the HSR Act, the Federal Trade Commission Act of 1914, and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition;

          (e)   "Business Day" means any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in the United States in the City of New York, New York;

          (f)    "Clean Room Agreement" means that Statement of Work, dated June 3, 2015, by and among Ernst & Young LLP, Parent and the Company, as amended from time to time.

          (g)   "Company Credit Agreements" means, collectively, (i) the Amended and Restated Credit Agreement, dated as of June 27, 2001, as amended and restated as of January 13, 2015, among the Company, the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent, (ii) the Credit Agreement, dated as of February 21, 2013, among the Company, the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent and (iii) the Credit Agreement, dated as of June 21, 2013, among the Company, the lenders from time to time party thereto and Citicorp North America, Inc., as administrative agent and collateral agent, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time;

          (h)   "Company Owned Real Property" means all real property and interests in real property owned in fee by the Company or any of its subsidiaries, together with all buildings, improvements and fixtures now or subsequently located thereon and all appurtenances thereto;

          (i)    "Company Plan" means (i) each "employee benefit plan" as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (ii) each employment, consulting, severance, change in control, retention or similar plan, agreement, arrangement or policy and (iii) each other plan, agreement, arrangement or policy (written or oral) providing for compensation, bonuses, perquisites, profit-sharing, equity or equity-related rights, incentive or deferred compensation, paid time off, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits or post employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits), in each case maintained, sponsored or contributed to by the Company or any of its subsidiaries for the benefit of any Service Provider or with respect to which the Company or any of its subsidiaries has any direct or indirect liability;

          (j)    "Company Real Property Lease" means any lease, sublease, license, sublicense or other agreement under which the Company or any of its subsidiaries leases, licenses, uses or occupies, or has the right to use or occupy (whether as landlord or tenant), any real property or interest in real property;

          (k)   "Company Stock Plans" means the 2004 Omnibus Equity Plan, the 2006 Omnibus Equity Plan, the 2010 Omnibus Equity Plan, the 2012 Omnibus Equity Plan and the 2014 Omnibus Equity Plan (and applicable award agreements issued under such plans), as applicable as well as any other plans or agreements pursuant to which the Company has granted equity awards (including equity awards granted or assumed by the Company in connection with any acquisitions prior to the Effective Time);

          (l)    "control" (including the terms "controlling", "controlled", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or otherwise;

          (m)  "Conversion Ratio" means the quotient of the Per Share Merger Consideration divided by the Parent Price, rounded to the nearest one ten thousandth;

          (n)   "Data Room" means the virtual data room supported by Merrill Communications LLC, and any "clean room", in each case with respect to the transactions contemplated by this Agreement;

          (o)   "Discharge" means the completion of any one or more of repayment, redemption, tender offer, defeasance and/or satisfaction and discharge of any Company Notes;

          (p)   "Envision Acquisition" means the acquisition of TPG VI Envision BL, LLC and Envision Topco Holdings, LLC pursuant to the Agreement and Plan of Merger, dated as of February 10, 2015, as amended by Amendment No. 1, dated as of April 17, 2015, by and among the Company, Eagle Merger Sub 1 LLC, Eagle Merger Sub 2 LLC, TPG VI Envision BL, LLC, Envision Topco Holdings, LLC and Shareholder Representative Services LLC, solely in its capacity as the sellers' representative;

          (q)   "Equity Financing" means the issuance and sale by Parent of Parent Shares in an underwritten offering or a private placement, excluding the issuance of equity interests upon the exercise of employee and director stock options, to the extent the net cash proceeds thereof reduce, or are intended to reduce, the amount of the Debt Financing;

          (r)   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

          (s)   "ERISA Affiliate" means any trade or business, whether or not incorporated, that together with the Company would be deemed to be a single employer for purposes of Section 4001 of ERISA or Sections 414(b), (c), (m), (n) or (o) of the Code;

          (t)    "Financing Sources" means any entities that have committed to provide or otherwise entered into agreements to provide the Debt Financing, including the banks party to the Debt Commitment Letter and any joinder agreements or credit agreements (including the definitive agreements executed in connection with the Debt Commitment Letter) relating thereto,and the Affiliates and controlling persons of the foregoing, and their respective successors and assigns;

          (u)   "GAAP" means the U.S. generally accepted accounting principles set forth in the authoritative literature codified in the Financial Accounting Standards Board Accounting Standards Codification, in each case, as of the time of the relevant financial statements referred to herein;

          (v)   "Governmental Entity" means any governmental, administrative, judicial or regulatory (including any stock exchange or other self-regulatory organization) authority, agency, commission, court, body, entity or authority, whether supranational, foreign or domestic, of one or more countries, nations, republics, federations or similar entities or any states, counties, parishes or municipalities, jurisdictions or other political subdivisions thereof;

          (w)  "Governmental Filings" mean any consents, approvals, authorizations or Permits of, actions by, filings with or notifications to, any Governmental Entity;

          (x)   "Healthcare Laws" means any Law relating to the provision, administration, advertising, promotion, and/or payment for healthcare products or services, including, to the extent applicable: (i) any state licensure, credentialing, or certification requirement, including those limiting the scope of activities of persons acting without such license, credential, or certification, (ii) any billing, coding, coverage, compliance, documentation, reporting, or reimbursement Law applicable to the services provided by the Company or any of its subsidiaries, (iii) state and federal Laws governing the operation and administration of Medicare Parts A, B, C and D, Medicaid, Managed Medicaid, TRICARE, the Federal Employee Health Benefit Program and any other government-funded health care programs, (iv) any Law imposed on the claims made or promotional or marketing efforts undertaken by Company or any of its subsidiaries with respect to prescription drugs or controlled substances, (v) 42 U.S.C. § 1320a-7(b), 42 C.F.R. § 1001.952, commonly referred to as the "Federal Anti-Kickback Statute," or any state anti-kickback prohibition, (vi) 42 U.S.C. § 1320a-7a(a)(5), 42 C.F.R. § 1003.101, commonly referred to as the "Beneficiary Inducement Law," (vii) the HIPAA all-plan health care fraud prohibition, (viii) any Law governing the use, disclosure, privacy or security of personal or health information, including the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act, and the regulations promulgated pursuant thereto and any state privacy laws ("HIPAA"), (ix) 42 U.S.C. § 1395nn, 42 C.F.R. § 411.351 et seq., commonly referred to as the "Stark Law," or any state law affecting self-referrals, (x) 31 U.S.C. §§ 3729 et seq., commonly referred to as the "False Claims Act", or any state law false claims prohibition, (xi) 42 U.S.C. §§ 1320a-7, 7a and 7b, commonly referred to as the "Federal Fraud Statutes," (xii) 31 U.S.C. § 3801 et seq., commonly referred to as the "Federal Program Fraud Civil Remedies Act," and 18 U.S.C. § 1347, commonly referred to as the "Federal Health Care Fraud Law," (xiii) any state law provisions prohibiting insurance fraud, (xiv) any other federal or state Law relating to health care fraud and abuse, (xv) any Laws of the U.S. Food and Drug Administration, (xvi) all Laws administered by the Drug Enforcement Administration including 21 U.S.C. § 801 et. seq., commonly referred to as the "Controlled Substances Act" and any similar state Laws governing the prescribing or dispensing of controlled substances, (xvii) all Laws restricting the corporate practice of medicine or fee splitting by licensed healthcare professionals, (xviii) the Affordable Care Act, (xix) Laws relating to the practice of pharmacy, the operation of pharmacies, the wholesale distribution, dispensing, labeling, packaging, repackaging, advertising, adulteration or compounding of drug products or controlled substances and (xx) Laws relating to the provision of pharmacy benefit management, utilization review and healthcare discount card programs and services and (xxi) any and all binding rules, regulations or guidance implementing or issued pursuant to any of the above;

          (y)   "Indentures" means, collectively, (i) the Indenture dated as of August 1, 1993, between the Company and Morgan Guaranty Trust Company of New York, as trustee, as supplemented by the Supplemental Indenture dated as of February 3, 2000, related to the Company's 7.70% Notes due 2027; (ii) the Indenture dated as of December 21, 1998, between the Company and Harris Trust and Savings Bank, as trustee, as supplemented by the Supplemental Indenture dated as of February 3, 2000, related to the Company's 6.875% Notes due 2028; (iii) the Indenture dated as of February 27, 2012, among the Company, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture dated as of May 15, 2012, related to the Company's 9.25% Senior Notes due 2020; (iv) the Indenture dated as of July 2, 2013, among the Company, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, related to the Company's 6.75% Senior Notes due 2021 and (v) the Indenture dated as of April 2, 2015, among the Company, the subsidiary guarantors named therein and The Bank of New York Mellon Trust Company, N.A., as trustee, related to the Company's 6.125% Senior Notes due 2023;

          (z)   "Intellectual Property" means all worldwide intellectual and industrial property and proprietary rights of any kind, including all rights in (i) patents, (ii) copyrights and copyrighted works (including Software), (iii) trademarks, service marks, corporate, business and d/b/a names, logos, trade dress, domain names, social media identifiers and other indicators of source or origin and all associated goodwill, (iv) trade secrets, know-how, methods, processes and confidential information in any form or media and (v) registrations, applications, renewals, provisionals, continuations, continuations-in-part, divisionals, re-issues, re-examinations and foreign counterparts of any of the foregoing;

          (aa) "knowledge" or any similar phrase (i) with respect to the Company means the actual knowledge, after reasonable inquiry, of any of the individuals listed in Section 9.5(aa) of the Company Disclosure Schedule and (ii) with respect to Parent or Merger Sub means the actual knowledge, after reasonable inquiry, of any of the individuals listed in Section 9.5(aa) of the Parent Disclosure Schedule;

          (bb) "Law" means any federal, state, local, municipal, foreign, multi-national or other law, statute, constitution, principle of common law, ordinance, code, decree, order, directive, judgment, rule, regulation, ruling or requirement of any Governmental Entity and any order or decision of an applicable arbitrator or arbitration panel, including any Antitrust Law and any Healthcare Law;

          (cc) "Material Adverse Effect" means any event, development, circumstance, change, effect, condition, or occurrence that, individually or in the aggregate, with all other events, developments, circumstances, changes, effects, conditions or occurrences, (A) has, or would reasonably be expected to have, a material adverse effect on or with respect to the business, assets, liabilities, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, (B) without limiting clause (A), results in, at Closing, a last twelve (12)-month Adjusted EBITDA of less than $1,075,000,000 determined as of the end of the last fiscal month ended prior to Closing for which internal financial statements of the Company are available, which financial statements shall be available no later than fifteen (15) days following the end of each fiscal month (it being understood that such monthly financial statements are not full financial statements and do not contain all required footnotes and other disclosures and are prepared in the Company's ordinary course of business) or (C) prevents, materially delays or materially impairs the ability of the Company to consummate the Merger and the other transactions contemplated by this Agreement; provided, however, in the case of clause (A) or (B), any event, development, circumstance, change, effect, condition or occurrence to the extent arising out of or resulting from any of the following after the date hereof shall not be deemed, either alone or in combination, to constitute or be taken into account in determining whether there has been, a Material Adverse Effect: (i) any change or development generally affecting the economy or the financial, debt, capital, credit or securities markets in the United States or elsewhere in the world, including as a result of changes or developments in prevailing interest or exchange rates or the disruption of any securities markets, (ii) national or international political or social conditions, (iii) the execution and delivery of this Agreement or the public announcement or pendency of the Merger or other transactions contemplated hereby, including any Parent Permitted Transaction, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, distributors, or employees of the Company or its subsidiaries (provided that this exception shall not be applied to clause (B) above), (iv) any change in any applicable Laws or applicable accounting regulations or principles, including GAAP, or interpretations thereof, (v) any hurricane, tornado, earthquake, flood, tsunami or other natural disaster or outbreak or escalation of hostilities or war (whether or not declared), military actions or any act of sabotage, terrorism or other international or national emergency, or other force majeure event or natural disaster or act of God or other comparable events, (vi) any change in the price or trading volume of Company Common Stock or the credit rating of the Company, in and of itself, (vii) any failure by the Company to meet (x) any published analyst estimates, expectations, projections or forecasts of the Company's revenue, earnings, cash flow, cash positions or other financial performance or results of operations for any period or (y) its internal or published projections, budgets, plans, forecasts, guidance, estimates, milestones of its revenues, earnings or other financial performance or results of operations, in and of itself, (viii) any change or development in the industries in which the Company and its subsidiaries operate, (ix) the identity of Parent or its subsidiaries (provided that this exception shall not be applied to clause (B) above), (x) any communication by Parent or its subsidiaries regarding the plans or intentions of Parent with respect to the conduct of the business of the Surviving Corporation or its subsidiaries or (xi) any action taken by the Company, or which the Company causes to be taken by any of its subsidiaries, in each case which is expressly required or permitted by this Agreement (other than pursuant to clause (a) of Section 5.1) or at Parent's express written request (provided that this exception shall not be applied to clause (B) above); except (A) to the extent (and only to the extent) any such event, development, circumstance, change, effect, condition or occurrence described in clauses (i), (ii), (iv), (v) or (viii) is disproportionately adverse to the business, assets, liabilities, results of operations or financial condition of the Company and its subsidiaries, taken as a whole, as compared to other participants in the industries in which the Company and its subsidiaries operate and (B) that clauses (vi) and (vii) shall not prevent or otherwise affect a determination that any events, developments, circumstances, changes, effects, conditions or occurrences underlying such changes or failures constitute or contribute to a Material Adverse Effect; provided, further, that the exceptions in clause (iii) above shall not apply with respect to references to Material Adverse Effect in those portions of the representations and warranties contained in Section 3.5(a) (and in Section 7.2(a) and Section 8.1(e)(i) to the extent related to such portions of such representation) to the extent the purposes of such representations and warranties is to address the consequences resulting from the execution, delivery and performance of this Agreement by the Company or the consummation of the Merger and the other transactions contemplated by this Agreement;

          (dd) "Option" means an option to purchase Company Common Stock granted pursuant to any Company Stock Plan;

          (ee) "Parent Price" means the volume weighted average trading price of Parent common stock on NASDAQ for the five (5) consecutive trading days ending on the trading day immediately preceding the Closing Date;

          (ff)  "Parent Shares" means each share of Parent common stock, par value $1.00 per share, issued and outstanding immediately prior to the Effective Time;

          (gg) "Performance Unit" means a stock-settled performance-vesting restricted share unit granted pursuant to any Company Stock Plan;

          (hh) "Person" means an individual, corporation (including not-for-profit), Governmental Entity, general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, unincorporated organization or other entity of any kind or nature including any "group" (as such term is defined in Section 13(d)(3) of the Exchange Act);

          (ii)   "Restricted Share" means a restricted Company Share subject to vesting conditions granted pursuant to any Company Stock Plan;

          (jj)   "Retail Pharmacy" means with respect to any Person or business, any Person who will, any Person who will manage or operate any business that will, or any business that will, dispense prescriptions, other than by mail order or through a centrally fulfilled specialty pharmacy and other than any Person or business that does not engage in commerce or affect commerce in the U.S.;

          (kk) "RSU" means a time-vesting restricted share unit granted pursuant to any Company Stock Plan;

          (ll)   "Senior Employee" means an employee of the Company or its subsidiaries at the level of Executive Vice President or above;

          (mm)  "Service Provider" means any current or former director, officer, employee or individual independent contractor of the company or any of its subsidiaries;

          (nn) "Significant Partner" means each Person set forth on Section 9.5(nn) of the Company Disclosure Schedule and their respective Affiliates;

          (oo) "Software" means any computer program, operating system, applications system, firmware or code, including all object code, source code, data files, rules, data collections, diagrams, protocols, specifications, interfaces, definitions or methodology related to same in any form or media;

          (pp) "subsidiary" or "subsidiaries" means, with respect to any Person, any other Person of which such first Person (either alone or through or together with any of its other subsidiaries), owns, directly or indirectly, (A) an amount of the voting interests sufficient to appoint or elect a majority of the board of directors or other persons performing similar functions or (B) if there are no such voting interests, a majority of the equity interests therein; and

          (qq) "Willful Breach" means a material breach of, or failure to perform any of the covenants or other agreements contained in, this Agreement, that is a consequence of an act or failure to act by the breaching or non-performing Party with actual knowledge, or knowledge that a Person acting reasonably under the circumstances should have, that such Party's act or failure to act would, or would be reasonably expected to, result in or constitute a breach of or failure of performance under this Agreement.

        SECTION 9.6    Severability.     If any term or other provision of this Agreement is found by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner to the end that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

        SECTION 9.7    Entire Agreement; Assignment.     This Agreement (including the Exhibits hereto and the Company Disclosure Schedule and the Parent Disclosure Schedule), the Confidentiality Agreement and the Clean Room Agreement constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and thereof. This Agreement shall not be assigned by operation of law or otherwise without the prior written consent of each of the other Parties, and any assignment without such consent shall be null and void.

        SECTION 9.8    Parties in Interest.     This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, other than with respect to (i) after the Effective Time, the provisions of Article II (which shall inure to the benefit of, and be enforceable by, holders of Company Common Stock, Options, Restricted Shares, Performance Units and RSUs, to the extent necessary to receive the consideration due to such persons thereunder); (ii) after the Effective Time, the provisions of Section 6.10 (which shall inure to the benefit of, and be enforceable by, the Indemnified Parties); and (iii) prior to the Closing, the right of the Company, on behalf of holders of Company Common Stock,

Options, Restricted Shares, Performance Units and RSUs, to pursue claims for damages to such holders in the event of Parent's or Merger Sub's fraud or Willful Breach. The representations and warranties in this Agreement are the product of negotiations among the Parties and are for the sole benefit of the Parties. Any inaccuracies in such representations and warranties are subject to waiver by the Parties in accordance with Section 9.3 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the Parties of risks associated with particular matters regardless of the knowledge of any of the Parties. Consequently, Persons other than the Parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Notwithstanding the foregoing, the Financing Sources are express third party beneficiaries of, and shall be entitled to rely on and enforce, Section 9.2, this Section 9.8, Section 9.13, Section 9.14 and Section 9.15.

        SECTION 9.9    Governing Law.     This Agreement, and any Proceeding in any way arising out of or relating to this Agreement, the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or thereby or the legal relationship of the Parties hereto or thereto (whether at law or in equity, and whether in contract or in tort or otherwise), shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to choice of law principles thereof).

        SECTION 9.10    Headings.     The descriptive headings contained in this Agreement and the table of contents hereof are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

        SECTION 9.11    Counterparts.     This Agreement may be executed and delivered (including by facsimile transmission, email in "portable documentation format" (".pdf") form, or other electronic transmission) in one or more counterparts, and by the different Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

        SECTION 9.12    Specific Performance.     The Parties agree that irreparable damage for which monetary damages, even if available, may not be an adequate remedy, would occur in the event that the Parties do not perform the provisions of this Agreement (including failing to take such actions as are required of it hereunder in order to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that the Parties shall be entitled to an injunction, specific performance and other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that prior to the valid termination of this Agreement in accordance with Article VIII, it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Any Party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide, furnish or post any bond or other security in connection with any such order or injunction and each Party hereby irrevocably waives any right it may have to require the provision, furnishing or posting of any such bond or other security.

        SECTION 9.13    Jurisdiction.     Each of the Parties irrevocably (a) consents to submit itself to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), in connection with any matter based upon or arising out of this Agreement or any of the transactions contemplated by this Agreement or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement hereof and thereof, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the courts of the State of Delaware, as described above, and (d) consents to service being made through the notice procedures set forth in Section 9.4. Each of the Company, Parent and Merger Sub hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby. Each Party hereto hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Proceeding with respect to this Agreement, any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason other than the failure to serve process in accordance with this Section 9.13, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the Proceeding in any such court is brought in an inconvenient forum, that the venue of such Proceeding is improper, or that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the Party is entitled pursuant to the final judgment of any court having jurisdiction. Each Party agrees that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment. Without in any way limiting other provision relating to the Financing Sources and notwithstanding anything herein to the contrary, the Company agrees that it will not bring or support or permit any of its controlled Affiliates to bring or support any action, cause of action, claim or third party claim of any kind or description, whether in Law or in equity, whether in contract or in tort or otherwise, against the Financing Sources in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof, in any forum other than the Supreme Court of the State of New York, County of New York, or, if under applicable Law jurisdiction is vested in the federal courts, the U.S. District Court for the Southern District of New York (and the appellate courts thereof) and each party hereto further agrees that the adjudication of any such action, claim or third-party claim shall be governed by and in accordance with the laws of the State of New York.

        SECTION 9.14    WAIVER OF JURY TRIAL.     EACH OF PARENT, MERGER SUB AND THE COMPANY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING THOSE CONTEMPLATED BY THE LAST SENTENCE OF SECTION 9.13) OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF PARENT OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF OR THEREOF.

        SECTION 9.15    No Recourse.     This Agreement may only be enforced by a Party against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made by a Party, against another Party and no past, present or future director, officer or employee of any Party shall have any liability to any Party for any obligations or liabilities of a Party or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby. No Financing Source shall have any liability or obligation to the Company with respect to this Agreement or with respect to any claim or cause of action that may arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement. Without limiting the rights of any Party against another Party hereunder, in no event shall any Party or any of its Affiliates, and each Party agrees not to and to cause its Affiliates not to, seek to enforce this Agreement against, make any claims for breach against, or seek to recover monetary damages from, any Affiliate or stockholder of another Party, or any director, officer or employee of another Party or of any Affiliates of another Party.

        SECTION 9.16    Interpretation.     When reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof," "herein," "hereby," "hereunder" and "hereinafter" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, unless the context otherwise requires. The word "or" shall not be exclusive. References to "dollars" or "$" are to United States of America dollars. Any capitalized terms used in any schedule or exhibit but not otherwise defined therein shall have the meaning given to them as set forth in this Agreement. Any reference in this Agreement to gender shall include all genders and the neuter. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted. Any agreement, instrument, statute, rule or regulation defined or referred to herein means such agreement, instrument, statute, rule or regulation as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver of consent and (in the case of statutes, rules or regulations) by succession or comparable successor statutes and references to all attachments thereto and instruments incorporated therein; provided that, for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute, rule or regulation shall be deemed to refer to such statute, rule or regulation, as amended (and, in the case of statutes, any rules and regulations promulgated under such statutes), in each case, as of such date. Neither the specification of any dollar amount in any representation or warranty contained in this Agreement nor the inclusion of any specific item in any schedule is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Party shall use the fact of setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in any schedule is or is not material for purposes of this Agreement. Neither the specification of any item or matter in any representation or warranty contained in this Agreement nor the inclusion of any specific item in schedule is intended to imply that such item or matter, or other items or matters, are or are not in the ordinary course of business, and no Party shall use the fact of the setting forth or the inclusion of any specific item or matter in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in any schedule is or is not in the ordinary course of business for purposes of this Agreement. The specification of any dollar amount in clause (B) of the definition of "Material Adverse Effect" is not intended to imply that such amount is the appropriate amount for purposes of determining whether any event, development, circumstance, change, effect, condition, or occurrence has the effect described in clause (A) thereof, and no Party shall use the fact of setting forth of any such amount in any dispute or controversy between the Parties as to whether the effect described in clause (A) thereof has occurred.

[Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:
RITE AID CORPORATION
By:	/s/ DARREN W. KARST
	Name:	Darren W. Karst
	Title:	Senior Executive Vice President, Chief Executive Officer and Chief Administrative Officer
PARENT:
WALGREENS BOOTS ALLIANCE, INC.
By:	/s/ STEFANO PESSINA
	Name:	Stefano Pessina
	Title:	Chief Executive Officer
MERGER SUB:
VICTORIA MERGER SUB, INC.
By:	/s/ STEFANO PESSINA
	Name:	Stefano Pessina
	Title:	President

[Signature Page—Agreement and Plan of Merger]

EXHIBIT A

CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

CERTIFICATE OF INCORPORATION
of
RITE AID CORPORATION

The undersigned, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), hereby certifies that:

        FIRST.  The name of the Corporation is Rite Aid Corporation.

        SECOND.  The registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801 and the name of its registered agent at that address is The Corporation Trust Company.

        THIRD.  The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL or any successor statute.

        FOURTH.  The total number of shares of capital stock which the Corporation shall have authority to issue is 1,000 shares of common stock, par value $0.001 per share (the "Common Stock").

        FIFTH.  The name and address of the incorporator is Andrew Edelen, 425 Lexington Avenue, New York, New York, 10017-3954.

        SIXTH.  In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors, acting by majority vote, is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

        SEVENTH.  Unless and except to the extent that the Bylaws of the Corporation shall so require, election of directors of the Corporation need not be by written ballot.

        EIGHTH.

        A.    Modification of Certain Liability of Directors.

        A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this Section A or B by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

        B.    Indemnification and Insurance.

        (1)    Right to Indemnification.     Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section B with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to any employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section B or otherwise.

        (2)    Right of Claimant to Bring Suit.     If a claim under paragraph (1) of this Section B is not paid in full by the Corporation within the thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

        (3)    Non Exclusivity of Rights.     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section B shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of this Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

        (4)    Insurance.     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        NINTH.  The Corporation hereby expressly elects not to be governed by Section 203 of the DGCL, and the restrictions contained in Section 203 of the DCGL shall not apply to the Corporation.

        TENTH.  Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (A) any "internal corporate claim" within the meaning of the DGCL and (B) (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director, officer, employee or agent of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Corporation's Certificate of Incorporation or Bylaws (as either may be amended and/or restated from time to time), (iv) any action to interpret, apply, enforce or determine the validity of the Corporation's Certificate of Incorporation or Bylaws (as either may be amended and/or restated from time to time), or (v) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said court having personal jurisdiction over the indispensable parties named as defendants therein; provided, that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state court sitting in the State of Delaware. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article TENTH.

        ELEVENTH.  If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

 Annex B

[LETTERHEAD OF CITIGROUP GLOBAL MARKETS INC.]

October 27, 2015
The Board of Directors
Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011

The Board of Directors:

        You have requested our opinion as to the fairness, from a financial point of view, to the holders of the common stock of Rite Aid Corporation ("Rite Aid") of the Merger Consideration (defined below) to be received by such holders pursuant to the terms and subject to the conditions set forth in an Agreement and Plan of Merger (the "Agreement") to be entered into among Rite Aid, Walgreens Boots Alliance, Inc. ("Walgreens") and Victoria Merger Sub, Inc., a wholly owned subsidiary of Walgreens. As more fully described in the Agreement, (i) Merger Sub will be merged with and into Rite Aid (the "Merger"), with Rite Aid as the surviving corporation, and (ii) each outstanding share of the common stock, par value $1.00 per share, of Rite Aid ("Rite Aid Common Stock") will be converted into the right to receive $9.00 in cash (the "Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        In arriving at our opinion, we reviewed an execution version of the Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Rite Aid and certain senior officers and other representatives and advisors of Walgreens concerning the business, operations and prospects of Rite Aid. We reviewed certain publicly available and other business and financial information relating to Rite Aid, including certain internal financial forecasts and other information and data relating to Rite Aid provided to or discussed with us by the management of Rite Aid. We reviewed the financial terms of the Merger as set forth in the Agreement in relation to, among other things: current and historical market prices of Rite Aid Common Stock; the historical and projected earnings and other operating data of Rite Aid; and the capitalization and financial condition of Rite Aid. We analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose operations we considered relevant in evaluating those of Rite Aid and we considered, to the extent publicly available, the financial terms of certain other transactions which we considered relevant in evaluating the Merger. In addition to the foregoing, we conducted such other analyses and examinations and considered such other information and financial, economic and market criteria as we deemed appropriate in arriving at our opinion. The issuance of our opinion has been authorized by our fairness opinion committee.

        In rendering our opinion, we have assumed and relied, without independent verification, upon the accuracy and completeness of all financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and upon the assurances of the management of Rite Aid that it is not aware of any relevant information that has been omitted or that remains undisclosed to us. With respect to the financial forecasts and other information and data relating to Rite Aid (including, without limitation, information relating to net operating loss carryforwards expected by the management of Rite Aid to be utilized by Rite Aid on a standalone basis) that we have been directed to utilize in our analyses, we have been advised by the management of Rite Aid and we have assumed, with your consent, that such forecasts and other information and data were reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of Rite Aid as to the future financial performance of Rite Aid and the other matters covered thereby. We have relied, at your direction, upon the assessments of the management of Rite Aid as to, among other things, (i) the potential impact on Rite Aid of certain market, competitive and

The Board of Directors
Rite Aid Corporation
October 27, 2015

other trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or otherwise affecting, the retail drugstore and pharmacy services industries and (ii) Rite Aid's existing and future contractual and other commercial arrangements and relationships with third-party payors and partners. We have assumed, with your consent, that there will be no developments with respect to any such matters that would have an adverse effect on Rite Aid or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion.

        We have not made or been provided with an independent evaluation or appraisal of the assets or liabilities (contingent, off-balance sheet or otherwise) of Rite Aid or any other entity nor have we made any physical inspection of the properties or assets of Rite Aid or any other entity. We have assumed, with your consent, that the Merger will be consummated in accordance with the terms of the Agreement and in compliance with all applicable laws, relevant documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory or third party approvals, consents, releases, waivers and agreements for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements, amendments or modifications, will be imposed or exist that would have an adverse effect on Rite Aid or the Merger or that otherwise would be meaningful in any respect to our analyses or opinion. We are not expressing any view or opinion as to the prices at which Rite Aid Common Stock (or any other securities of or relating to Rite Aid) may trade or otherwise be transferable at any time. We also are not expressing any opinion with respect to tax, accounting, regulatory, legal or similar matters and we have relied, with your consent, upon the assessments of representatives of Rite Aid as to such matters. In connection with our engagement, we were not requested to, and we did not, undertake a formal third-party solicitation process on behalf of Rite Aid; however, at your direction, we held preliminary discussions with selected third parties regarding their potential interest in a possible acquisition or other strategic transaction involving Rite Aid. Representatives of Rite-Aid have advised us, and we also have assumed, that the final terms of the Agreement will not vary materially from those set forth in the execution version of the Agreement reviewed by us.

        Our opinion addresses only the fairness, from a financial point of view and as of the date hereof, of the Merger Consideration (to the extent expressly specified herein) to the holders of Rite Aid Common Stock and does not address any other terms, aspects or implications of the Merger, including, without limitation, the form or structure of the Merger, any offer to purchase, redeem or exchange, or consent solicitation undertaken with respect to, outstanding debt securities of Rite Aid or any other agreement, arrangement or understanding to be entered into in connection with or contemplated by the Merger or otherwise. We express no view as to, and our opinion does not address, the underlying business decision of Rite Aid to effect the Merger, the relative merits of the Merger as compared to any alternative business strategies that might exist for Rite Aid or the effect of any other transaction in which Rite Aid might engage or consider. We also express no view as to, and our opinion does not address, the fairness (financial or otherwise) of the amount or nature or any other aspect of any compensation or other payments to any officers, directors or employees of any parties to the Merger, or any class of such persons, relative to the Merger Consideration or otherwise. Our opinion is necessarily based upon information available to us, and financial, stock market and other conditions and circumstances existing and disclosed to us, as of the date hereof. Although subsequent developments may affect our opinion, we have no obligation to update, revise or reaffirm our opinion.

The Board of Directors
Rite Aid Corporation
October 27, 2015

        Citigroup Global Markets Inc. has acted as financial advisor to Rite Aid in connection with the proposed Merger and will receive a fee for such services, the principal portion of which is contingent upon consummation of the Merger. We also will receive a fee in connection with the delivery of this opinion. In addition, Rite Aid has agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. We and our affiliates in the past have provided, currently are providing and in the future may provide investment banking, commercial banking and other financial services to Rite Aid and its affiliates unrelated to the proposed Merger, for which services we and our affiliates have received and expect to receive compensation, including, during the past two years, having acted or acting as (i) a financial advisor to Rite Aid in connection with certain acquisition transactions, (ii) an administrative agent and/or co-lead or joint bookrunner for certain notes offerings and refinancings of Rite Aid and (iii) an administrative agent and/or co-lead arranger or joint bookrunner for, and as a lender under, certain credit facilities of Rite Aid. Although we and our affiliates have not provided investment banking, commercial banking and other financial services in the past two years to Walgreens for which we or our affiliates have received or expect to receive compensation, we and our affiliates may provide such services to Walgreens and its affiliates in the future, for which services we and our affiliates would expect to receive compensation. In the ordinary course of business, we and our affiliates may actively trade or hold the securities of Rite Aid, Walgreens and their respective affiliates for our own account or for the account of our customers and, accordingly, may at any time hold a long or short position in such securities. In addition, we and our affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Rite Aid, Walgreens and their respective affiliates.

        Our advisory services and the opinion expressed herein are provided for the information of the Board of Directors of Rite Aid (in its capacity as such) in its evaluation of the proposed Merger. Our opinion is not intended to be and does not constitute a recommendation to any stockholder as to how such stockholder should vote or act on any matters relating to the proposed Merger or otherwise.

        Based upon and subject to the foregoing, our experience as investment bankers, our work as described above and other factors we deemed relevant, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by holders of Rite Aid Common Stock pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ Citigroup Global Markets Inc.

CITIGROUP GLOBAL MARKETS INC.

Annex C

TITLE 8

CORPORATIONS

Chapter 1. GENERAL CORPORATE LAW

Subchapter IX. Merger, Consolidation or Conversion

§ 262 Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b)(3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the tender or exchange offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, [.] Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RITE AID CORPORATION ATTN: BYRON PURCELL 30 HUNTER LANE CAMP HILL, PA 17011 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time, [.] Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. The Board of Directors recommends you vote FOR proposals 1, 2 and 3. For 0 Against 0 Abstain 0 1 The proposal to adopt the Agreement and Plan of Merger, dated as of October 27, 2015 (the "Merger Agreement"), among Walgreens Boots Alliance, Inc., Victoria Merger Sub, Inc. and Rite Aid Corporation ("Rite Aid"), as it may be amended from time to time. 0 0 0 0 0 0 2 The proposal to approve, by means of a non-binding, advisory vote, compensation that will or may become payable by Rite Aid to its named executive officers in connection with the merger contemplated by the Merger Agreement. The proposal to approve one or more adjournments of the special meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the Merger Agreement at the time of the special meeting. 3 NOTE: In their discretion, the proxies are also authorized to vote on any other business that may properly come before the Special Meeting or any adjournment or postponement of the Special Meeting. 0 For address change/comments, mark here. (see reverse for instructions) Please indicate if you plan to attend this meeting Yes 0 No 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date 0000259190_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com . RITE AID CORPORATION Special Meeting of Stockholders [.] at [.] This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint John T. Standley and James J. Comitale, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of RITE AID CORPORATION that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [.], on [.] at [.] and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED, OR, IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. IF ANY OTHER MATTER IS PROPERLY PRESENTED AT THE SPECIAL MEETING OF STOCKHOLDERS, THIS PROXY WILL BE VOTED IN THE NAMED PROXIES DISCRECTION ON SUCH MATTER. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000259190_2 R1.0.0.51160